Exhibit 10.1
Execution Version

AMENDMENT NO. 4 TO TERM LOAN CREDIT AGREEMENT
This AMENDMENT NO. 4 (this “Amendment”) dated as of June 17, 2025, to the Term Loan Credit Agreement dated as of July 2, 2021 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the date hereof, the “Credit Agreement”), among IMOLA ACQUISITION CORPORATION, a Delaware corporation (“Holdings”), INGRAM MICRO INC., a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A. as administrative agent (in such capacity, the “Administrative Agent”) and the Lenders from time to time party thereto, is entered into among Holdings, the Borrower, the Administrative Agent, the Rollover Term B-1 Lenders (as defined below) and the Additional Term B-2 Loan Lender (as defined below).
WHEREAS, the Borrower has requested to (x) refinance in full the Term B-1 Loans outstanding immediately prior to the Amendment No. 4 Effective Date (as defined below) with the proceeds of a new term loan facility, which facility shall consist of term loans in an aggregate principal amount equal to $801,900,000 (the “Term B-2 Loans”), having the terms, rights and obligations under the Credit Documents as set forth in the Amended Credit Agreement (as defined below) and Credit Documents and which Term B-2 Loans shall constitute “Refinancing Term Loans” pursuant to Section 2.18 of the Credit Agreement and (y) make certain other changes with respect to the Term B-2 Loans, as contemplated by Section 2.18 of the Credit Agreement, in each case as further set forth in the Amended Credit Agreement;
WHEREAS, each Lender under the Credit Agreement immediately prior to the effectiveness of this Amendment (each, a “Term B-1 Lender”) that executes and delivers a consent substantially in the form of Exhibit A hereto (a “Consent”) shall be deemed to have consented to this Amendment and shall have elected to exchange all (or such lesser amount allocated to it by the Amendment No. 4 Lead Arrangers, as determined by the Borrower and the Amendment No. 4 Lead Arrangers in their sole direction, with any remaining Existing Term Loans (as defined below) being repaid) of its Term B-1 Loans outstanding under the Credit Agreement immediately prior to the Amendment No. 4 Effective Date (such Term B-1 Loans, “Existing Term Loans”) for Term B-2 Loans upon effectiveness of this Amendment, and to thereafter become a Term B-2 Loan Lender (as defined in the Amended Credit Agreement) (each, a “Rollover Term B-1 Lender”);
WHEREAS, the Person that executes and delivers a counterpart to this Amendment as the Additional Term B-2 Loan Lender (the “Additional Term B-2 Loan Lender”) will make additional Term B-2 Loans (the “Additional Term B-2 Loans”) in the amount set forth opposite the Additional Term B-2 Loan Lender’s name on Schedule I hereto to the Borrower, the proceeds of which will be used by the Borrower to repay in full the outstanding principal amount of Non-Exchanged Term B-1 Loans (as defined in the Amended Credit Agreement) and as otherwise set forth in the Amended Credit Agreement;
WHEREAS, each of JPMorgan Chase Bank, N.A. (or any of its affiliates as so designated by it to act in such capacity), BofA Securities, Inc., PNC Capital Markets LLC, Wells Fargo Securities, LLC, BNP Paribas Securities Corp., ING Capital LLC, BMO Capital Markets Corp., TD Securities (USA) LLC, MUFG Bank, Ltd., Fifth Third Bank, National Association, U.S. Bank National Association, HSBC Securities (USA), Inc., Mizuho Bank Ltd., RBC Capital Markets, LLC, The Bank of Nova Scotia, Morgan Stanley Senior Funding, Inc., Goldman Sachs Bank USA, Citigroup Global Markets Inc., Barclays Bank PLC, Comerica Bank, Deutsche Bank Securities Inc., Société Générale, Stifel Nicolaus & Company, Incorporated and Credit Agricole Corporate and Investment Bank (the “Amendment No. 4 Lead Arrangers”) shall act as joint lead arrangers in connection with this Amendment and the Term B-2 Loans; and

WHEREAS, this Amendment will become effective on the Amendment No. 4 Effective Date on the terms and subject to the conditions set forth herein.
Accordingly, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
ARTICLE I DEFINITIONS
Section 1.01 Definitions. Capitalized terms used and not otherwise defined herein have the meanings assigned to them in the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”).
ARTICLE II
AMENDMENTS TO THE CREDIT AGREEMENT
Each of the parties hereto agrees that, effective on the Amendment No. 4 Effective Date, the Credit Agreement shall be amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit B hereto.
ARTICLE III REPRESENTATIONS AND WARRANTIES
Section 3.01 Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower, on behalf of itself and each other Credit Party, represents and warrants to each other party hereto, on and as of the Amendment No. 4 Effective Date, that the following statements are true and correct on and as of the Amendment No. 4 Effective Date:
(a)    all representations and warranties contained in the Amended Credit Agreement (provided that Section 8.05(b) shall be deemed to refer to the “Amendment No. 4 Effective Date” instead of the “Closing Date” and to the “transactions contemplated by Amendment No. 4” instead of the “Transactions”) and in the other Credit Documents shall be true and correct in all material respects on the Amendment No. 4 Effective Date (in each case, any representation or warranty that (i) specifically refers to an earlier date, shall be true and correct in all material respects as of such earlier date and (ii) is qualified as to “materiality or similar language” shall be true and correct (after giving effect to any qualification therein) in all respects on the Amendment No. 4 Effective Date);
(b)    no Default or Event of Default has occurred and is continuing; and
(c)    as of the Amendment No. 4 Effective Date, the information included in the certification regarding beneficial ownership required by 31 C.F.R. § 1010.230 (the “Beneficial Ownership Certification”) is true and correct in all respects.

ARTICLE IV CONDITIONS TO EFFECTIVENESS
Section 4.01 Amendment No. 4 Effective Date. This Amendment shall become effective as of the first date (the “Amendment No. 4 Effective Date”) on which each of the following conditions shall have been satisfied:

(a)    Execution and Delivery of this Amendment. On or prior to the Amendment No. 4 Effective Date, (i) each of Holdings, the Borrower, the Administrative Agent and the Additional Term B-2 Loan Lender shall have signed a counterpart of this Amendment (whether the same or different counterparts) and (ii) each Rollover Term B-1 Lender shall have signed a Consent, and, in each case shall have delivered (by electronic transmission or otherwise) the same to the Administrative Agent.
(b)    Notes. If requested by the Additional Term B-2 Loan Lender at least three (3) Business Days prior to the Amendment No. 4 Effective Date, the Administrative Agent shall have received a Term Note executed by the Borrower in favor of the Additional Term B-2 Loan Lender.
(c)    Opinion of Counsel. The Administrative Agent shall have received the executed opinion of Willkie Farr & Gallagher LLP, special New York counsel to the Credit Parties, dated as of the Amendment No. 4 Effective Date and in form and substance reasonably satisfactory to the Administrative Agent.
(d)    Organization Documents, Resolutions, Etc. Receipt by the Administrative Agent of the following:
(i)    a certificate of each of Holdings and the Borrower, dated the Amendment No. 4 Effective Date, signed by a Responsible Officer of such Credit Party, and attested to by the Secretary or any Assistant Secretary of such Credit Party, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of such Credit Party referred to in such certificate (or, to the extent applicable, a certificate of a Responsible Officer certifying that there have been no changes to such documents and certificates since the Closing Date), and each of the foregoing shall be in form and substance reasonably satisfactory to the Administrative Agent; and
(ii)    good standing certificates and bring-down telegrams or facsimiles, if any, for Holdings and the Borrower which the Administrative Agent reasonably may have requested, certified by proper Governmental Authorities.
(e)    Notice of Borrowing. Receipt by the Administrative Agent of a Notice of Borrowing with respect to the Term B-2 Loans in accordance with the requirements of Section 2.03 of the Credit Agreement.
(f)    Notice of Loan Prepayment. Receipt by the Administrative Agent of a Notice of Loan Prepayment with respect to the Term B-1 Loans as required by Section 5.01(a) of the Credit Agreement.
(g)    KYC Information. The Additional Term B-2 Loan Lender shall have received (i) all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and (ii) if the Borrower qualifies as a “legal entity customer” under 31 C.F.R. § 1010.230, a Beneficial Ownership Certification in relation to the Borrower, in each case, to the extent reasonably requested by such Person in writing at least ten (10) days prior to the Amendment No. 4 Effective Date.
(h)    Representations and Warranties. The representations and warranties contained in Article III hereof shall be true and correct on and as of the Amendment No. 4 Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date, in each case subject to the qualifications set forth therein.

(i)    Fees and Expenses. On the Amendment No. 4 Effective Date, the Borrower shall have paid to the Administrative Agent, the Amendment No. 4 Lead Arrangers and the Additional Term B- 2 Loan Lender all costs, fees and expenses (including, without limitation, legal fees and expenses) to the extent invoiced at least two (2) Business Days prior to the Amendment No. 4 Effective Date and any other compensation payable to the Administrative Agent, the Amendment No. 4 Lead Arrangers and the Additional Term B-2 Loan Lender or otherwise payable in respect of the transactions contemplated hereby to the extent then due.
(j)    Refinancing. The Borrower shall have (i) repaid in full all of the Existing Term Loans (giving effect to any exchange thereof for Term B-2 Loans pursuant to the terms hereof) and (ii) paid to the Administrative Agent, for the ratable account of the Term B-1 Loan Lenders immediately prior to the Amendment No. 4 Effective Date, all accrued and unpaid interest on the Term B-1 Loans to, but not including, the Amendment No. 4 Effective Date on the Amendment No. 4 Effective Date.
Section 4.02 Effects of this Amendment.
(a)    Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the existing Credit Agreement or any other Credit Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the existing Credit Agreement or any other provision of the existing Credit Agreement or of any other Credit Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. This Amendment shall not constitute a novation of the Credit Agreement as in effect immediately prior to giving effect hereto or any of the Credit Documents. Except as expressly set forth herein, nothing herein shall be deemed to be a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Credit Document in similar or different circumstances.
(b)    From and after the Amendment No. 4 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import, and each reference to the “Credit Agreement” in any other Credit Document shall in each case be deemed a reference to the Amended Credit Agreement as amended hereby. This Amendment shall constitute a “Credit Document” for all purposes of the Credit Agreement and the other Credit Documents.

ARTICLE V
ACKNOWLEDGMENTS OF ADDITIONAL TERM B-2 LOAN LENDER
Section 5.01 Acknowledgement of Additional Term B-2 Loan Lender. The Additional Term B-2 Loan Lender expressly acknowledges that neither any of the Agents nor any of their respective Affiliates nor any of their respective officers, directors, employees, agents or attorneys in fact have made any representations or warranties to it and that no act by any Agent or such other Person hereafter taken, including any review of the affairs of a Credit Party or any affiliate of a Credit Party, shall be deemed to constitute any representation or warranty by any Agent or any such other Person to the Additional Term B-2 Loan Lender. The Additional Term B-2 Loan Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their Affiliates and made its own decision to provide its Additional Term B-2 Loans hereunder and enter into this Amendment, the Amended Credit Agreement and to any other Credit Document to which the Additional Term B-2 Loan Lender shall become a party. The Additional Term B-2 Loan Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under the Amended Credit Agreement and the other Credit Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Credit Parties and their affiliates. The Additional Term B-2 Loan Lender hereby (a) confirms that it has received a copy of the Amended Credit Agreement and each other Credit Document and such other documents (including financial statements) and information as it deems appropriate to make its decision to enter into this Amendment and the other Credit Documents to which the Additional Term B-2 Loan Lender shall be a party, (b) agrees that it shall be bound by the terms of the Amended Credit Agreement and the other Credit Documents as a Lender thereunder and that it will perform in accordance with their terms all of the obligations which by the terms of such Credit Documents are required to be performed by it as a Lender and (c) irrevocably designates and appoints the Agents as the agents of the Additional Term B-2 Loan Lender under the Amended Credit Agreement and the other Credit Documents, and the Additional Term B-2 Loan Lender irrevocably authorizes each Agent, in such capacity, to take such action on its behalf under the provisions of the Amended Credit Agreement and the other Credit Documents and to exercise such powers and perform such duties as are delegated to such Agent by the terms of the Amended Credit Agreement and the other Credit Documents, together with such other powers as are reasonably incidental thereto.

ARTICLE VI REAFFIRMATION
Section 6.01 Reaffirmation. By signing this Amendment, each of Holdings and the Borrower, on behalf of itself and each other Credit Party, hereby (a) confirms that notwithstanding the effectiveness of this Amendment and the transactions contemplated hereby, the obligations of the Credit Parties under the Amended Credit Agreement (including with respect to the Term B-2 Loans and Additional Term B-2 Loans contemplated by this Amendment) and the other Credit Documents (i) are entitled to the benefits of the guarantees and the security interests set forth or created in the Amended Credit Agreement, the Security Agreement, the other Security Documents and the other Credit Documents, (ii) constitute “Guaranteed Obligations” and “Obligations” for purposes of the Amended Credit Agreement, the Security Agreement, the other Security Documents and all other Credit Documents, (b) confirms and ratifies each Guarantor’s continuing unconditional obligations as Guarantor under the Credit Agreement as amended hereby with respect to all of the Guaranteed Obligations, (c) confirms that each Credit Document to which any Credit Party is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and shall remain in full force and effect according to its terms (in the case of the Credit Agreement, as amended hereby) and (d) confirms that each of the Term B-2 Loan Lenders and the Additional Term B-2 Loan Lender shall be a “Secured Creditor” and a “Lender” for all purposes of the Amended Credit Agreement and the other Credit Documents. The Borrower, on behalf of itself and each other Credit Party, ratifies and confirms that all Liens granted, conveyed, or assigned to any Agent by such Person pursuant to any Credit Document to which it is a party remain in full force and effect, are not released or reduced, and continue to secure full payment and performance of the Obligations.

ARTICLE VII MISCELLANEOUS
Section 7.01 Entire Agreement. This Amendment, the Credit Agreement and the other Credit Documents represent the final agreement among the parties and may not be contradicted by evidence or prior, contemporaneous or subsequent oral agreements of the parties. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of any party under, the Credit Agreement, nor alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. It is understood and agreed that each reference in each Credit Document to the Credit Agreement, whether direct or indirect, shall hereafter be deemed to be a reference to the Credit Agreement as amended hereby and that this Amendment is a Credit Document.
Section 7.02 Refinancing Term Loan Amendment. The Administrative Agent and the Borrower acknowledge and agree that (i) the amendments set forth herein are necessary or appropriate to affect the provisions of Section 2.18 of the Credit Agreement and (ii) this Amendment constitutes a Refinancing Term Loan Amendment under the Credit Agreement.
Section 7.03 Waiver of Breakage. Each Lender party hereto (including any Lender that executes and delivers a Consent) waives any right to compensation for losses, expenses or liabilities incurred by such Lender to which it may otherwise be entitled pursuant to Section 2.11 of the Credit Agreement in respect of the transactions contemplated hereby.
Section 7.04 Miscellaneous Provisions. The provisions of Sections 13.13 and 13.21 of the Amended Credit Agreement are hereby incorporated by reference and apply mutatis mutandis hereto.

Section 7.05 Severability. If any provision of this Amendment is held to be illegal, invalid or unenforceable, the legality, validity and enforceability of the remaining provisions of this Amendment shall not be affected or impaired thereby. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
Section 7.06 Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery by facsimile or other electronic means of an executed counterpart of a signature page to this Amendment shall be effective as delivery of an original executed counterpart of this Amendment. The words “executed,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. For purposes of this paragraph, “Electronic Signature” means an electronic symbol or process attached to a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.
Section 7.07 Headings. The headings of the several Sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.

Section 7.08 Governing Law. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. SECTION
13.08 OF THE CREDIT AGREEMENT IS HEREBY INCORPORATED MUTATIS MUTANDIS AND SHALL APPLY HERETO.
Section 7.09 Amendment No. 4 Lead Arrangers. The Borrower hereby appoints each Amendment No. 4 Lead Arranger to act as a joint lead arranger in connection with this Amendment and the Term B-2 Loans, and each such Amendment No. 4 Lead Arranger hereby accepts such appointment. With respect to the activities of the Amendment No. 4 Lead Arrangers in connection with this Amendment and the transactions contemplated hereby, the provisions of Sections 12.05 and 13.01 of the Amended Credit Agreement are hereby incorporated by reference and shall apply mutatis mutandis.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.
IMOLA ACQUISITION CORPORATION
By: /s/ Michael Zilis
Name: Michael Zilis
Title: President
INGRAM MICRO INC.

By: /s/ Michael Zilis
Name: Michael Zilis
Title: Chief Financial Officer

[Signature page to Amendment No. 4 to Term Loan Credit Agreement Amendment]

JPMORGAN CHASE BANK, N.A.,
as Administrative Agent
By: /s/ Vidita Shah
Name: Vidita Shah
Title:    Vice President

[Signature page to Amendment No. 4 to Term Loan Credit Agreement Amendment]

JPMORGAN CHASE BANK, N.A.,
as the Additional Term B-2 Loan Lender
By: /s/ Vidita Shah
Name: Vidita Shah
Title:    Vice President

[Signature page to Amendment No. 4 to Term Loan Credit Agreement Amendment]

Schedule I
Additional Term B-2 Loan Commitments

Additional Term B-2 Loan Lender		Additional Term B-2 Loan Commitment
JPMORGAN CHASE BANK, N.A.		$43,062,880.74
	TOTAL:	$43,062,880.74

EXHIBIT A
Form of Consent
CONSENT (this “Consent”) in connection with AMENDMENT NO. 4 (the “Amendment”) to the Term Loan Credit Agreement dated as of July 2, 2021 (as amended, modified, extended, restated, replaced, or supplemented from time to time prior to the Amendment No. 4 Effective Date, the “Credit Agreement”), among IMOLA ACQUISITION CORPORATION (“Holdings”), INGRAM MICRO INC. (the “Borrower”), the Lenders party thereto from time to time and JPMORGAN CHASE BANK, N.A., as the Administrative Agent (the “Administrative Agent”). Capitalized terms used but not defined herein shall have the meaning assigned to such term in the Amendment.
IN WITNESS WHEREOF, the undersigned has caused this Consent to be executed and delivered by a duly authorized officer as of the date first written above.
Existing Term Lenders:
Consent and Convert (Cashless Settlement). The undersigned hereby irrevocably and unconditionally consents to the terms of the Amendment and the Amended Credit Agreement and agrees to the conversion of the full principal amount of its Existing Term Loans (or such lesser amount allocated to the undersigned by the Amendment No. 4 Lead Arrangers, as determined by the Borrower and the Amendment No. 4 Lead Arrangers in their sole direction, with any remaining Existing Term Loans being repaid) effective as of the Amendment No. 4 Effective Date into Term B-2 Loans via a cashless roll. The undersigned hereby (i) represents and warrants to the Administrative Agent that it has the organizational power and authority to execute, deliver and perform its obligations under this Consent and the Amendment (including, without limitation, with respect to any exchange contemplated hereby) and has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Consent and the Amendment and (ii) authorizes the Administrative Agent to mark the Register to reflect (a) the Existing Term Loans of such Lender in the amount equal to such Lender’s allocation of Term B-2 Loans as no longer outstanding and (b) that such Lender is a Lender under the Amended Credit Agreement upon the occurrence of the Amendment No. 4 Effective Date in respect of its allocation of Term B-2 Loans.

        , (Name of Institution)
By:
Name:
Title:

[If a second signature is necessary:]
By:
Name: Title:

EXHIBIT B
Amended Credit Agreement attached.

EXHIBIT B

TERM LOAN CREDIT AGREEMENT

among

IMOLA ACQUISITION CORPORATION, as HOLDINGS,
IMOLA MERGER CORPORATION, as INITIAL BORROWER
(prior to the consummation of the Closing Date Mergers),
INGRAM MICRO INC., as ULTIMATE BORROWER
(following the consummation of the Closing Date Mergers), VARIOUS LENDERS
and

JPMORGAN CHASE BANK, N.A.,
as ADMINISTRATIVE AGENT and COLLATERAL AGENT
_______________________________________________
Dated as of July 2, 2021,
as amended by Amendment No. 1, dated as of June 23, 2023,
as amended by Amendment No. 2, dated as of September 27, 2023,
~~and~~ as ~~further~~ amended by Amendment No. 3, dated as of September 20, 2024 and as further amended by Amendment No. 4, dated as of June 17, 2025
_____________________________________

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
MORGAN STANLEY SENIOR FUNDING, INC.,
BNP SECURITIES CORP.,
CITIBANK, N.A.,
WELLS FARGO BANK, NATIONAL ASSOCIATION,
BMO CAPITAL MARKETS CORP.,
MUFG UNION BANK,
N.A., PNC CAPITAL MARKETS LLC,
DEUTSCHE BANK SECURITIES INC.,
BARCLAYS BANK PLC,
CREDIT SUISSE LOAN FUNDING LLC,
HSBC SECURITIES (USA), INC., MIZUHO BANK, LTD.,
RBC CAPITAL MARKETS, LLC,
THE BANK OF NOVA SCOTIA, ING CAPITAL LLC,
SOCIETE GENERALE and
STIFEL NICOLAUS AND COMPANY,
as JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS
_____________________________________

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
MORGAN STANLEY SENIOR FUNDING, INC.,
PNC CAPITAL MARKETS LLC,
BNP SECURITIES CORP.,
CITIBANK, N.A.,
ING CAPITAL LLC,
BMO CAPITAL MARKETS CORP.,
DEUTSCHE BANK SECURITIES INC.,
BARCLAYS BANK PLC,
HSBC SECURITIES (USA), INC.,
RBC CAPITAL MARKETS, LLC,
CREDIT SUISSE LOAN FUNDING LLC,
MIZUHO BANK, LTD.,
THE BANK OF NOVA SCOTIA,
SOCIETE GENERALE,
STIFEL NICOLAUS AND COMPANY,
TD BANK, N.A.,
FIFTH THIRD BANK,
U.S. BANK NATIONAL ASSOCIATION,
COMERICA BANK,
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, and
WELLS FARGO BANK, NATIONAL ASSOCIATION
as AMENDMENT NO. 2 LEAD ARRANGERS
_______________________________________

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
PNC CAPITAL MARKETS LLC,
WELLS FARGO SECURITIES, LLC,
BNP PARIBAS SECURITIES CORP.,
ING CAPITAL LLC,
BMO CAPITAL MARKETS CORP.,
TD SECURITIES (USA), LLC,
MUFG BANK, LTD.,
FIFTH THIRD BANK, NATIONAL ASSOCIATION,
U.S. BANK NATIONAL ASSOCIATION,
THE BANK OF NOVA SCOTIA,
HSBC SECURITIES (USA) INC.,
MIZUHO SECURITIES USA LLC,
RBC CAPITAL MARKETS, LLC,
MORGAN STANLEY SENIOR FUNDING, INC.,
GOLDMAN SACHS BANK USA,
CITIGROUP GLOBAL MARKETS INC.,
BARCLAYS BANK PLC,
DEUTSCHE BANK SECURITIES INC.,
SOCIÉTÉ GÉNÉRALE and
STIFEL, NICOLAUS & COMPANY, INCORPORATED
as AMENDMENT NO. 3 LEAD ARRANGERS
_______________________________________

_____________________________________

JPMORGAN CHASE BANK, N.A.,
BOFA SECURITIES, INC.,
PNC CAPITAL MARKETS LLC,
WELLS FARGO SECURITIES, LLC,
BNP PARIBAS SECURITIES CORP.,
ING CAPITAL LLC,
BMO CAPITAL MARKETS CORP.,
TD SECURITIES (USA), LLC,
MUFG BANK, LTD.,
FIFTH THIRD BANK,
NATIONAL ASSOCIATION,
U.S. BANK NATIONAL ASSOCIATION,
HSBC SECURITIES (USA) INC.,
MIZUHO BANK LTD.,
RBC CAPITAL MARKETS, LLC,
THE BANK OF NOVA SCOTIA,
MORGAN STANLEY SENIOR FUNDING, INC.,
GOLDMAN SACHS BANK USA,
CITIGROUP GLOBAL MARKETS INC.,
BARCLAYS BANK PLC,
COMERICA BANK,
DEUTSCHE BANK SECURITIES INC.,
SOCIÉTÉ GÉNÉRALE,
STIFEL, NICOLAUS & COMPANY, INCORPORATED and
CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK as
AMENDMENT NO. 4 LEAD ARRANGERS

_____________________________________

TABLE OF CONTENTS

Page
SECTION 1.	DEFINITIONS AND ACCOUNTING TERMS
1.01	Defined Terms
1.02	Terms Generally and Certain Interpretive Provisions	~~59~~60
1.03	Limited Condition Transactions	~~59~~60
1.04	Classification and Reclassification	~~60~~61
1.05	Currency Equivalents Generally	~~61~~62
1.06	Divisions	~~61~~62
1.07	Treatment of Subsidiaries Prior to Joinder	~~61~~62
1.08	Interest Rates; Benchmark Notification	~~61~~62

SECTION 2.	AMOUNT AND TERMS OF CREDIT	~~62~~63

2.01	The Commitments	~~62~~63
2.02	Minimum Amount of Each Borrowing	~~63~~64
2.03	Notice of Borrowing	~~63~~64
2.04	Disbursement of Funds	~~63~~65
2.05	Notes	~~64~~65
2.06	Interest Rate Conversions	~~65~~66
2.07	Pro Rata Borrowings	~~65~~66
2.08	Interest	~~65~~66
2.09	Interest Periods	~~66~~67
2.10	Increased Costs	~~67~~68
2.11	Compensation	~~68~~69
2.12	Change of Lending Office	~~68~~69
2.13	Replacement of Lenders	~~68~~69
2.14	Extended Term Loans	~~69~~70
2.15	Incremental Term Loan Commitments	~~70~~71
2.16	Alternate Rate of Interest	~~73~~74
2.17	[Reserved]	~~74~~75
2.18	Refinancing Term Loans	~~74~~75
2.19	Reverse Dutch Auction Repurchases	~~76~~77
2.20	Open Market Purchases	~~77~~78
2.21	Sponsor and Affiliate Term Loan Purchases	~~77~~78

SECTION 3.	[RESERVED]	~~78~~79

SECTION 4.	FEES; REDUCTIONS OF COMMITMENT	~~79~~80

4.01	Fees	~~79~~80
4.02	Mandatory Reduction of Commitments	~~79~~80

SECTION 5.	PREPAYMENTS; PAYMENTS; TAXES	~~79~~80

5.01	Voluntary Prepayments	~~79~~80

-i-

5.02	Mandatory Repayments	~~79~~80
5.03	Method and Place of Payment	~~83~~84
5.04	Net Payments	~~84~~85

SECTION 6.	CONDITIONS PRECEDENT TO CREDIT EVENTS ON THE CLOSING DATE	~~86~~87

6.01	Term Loan Credit Agreement	~~86~~87
6.02	ABL Credit Agreement and Indenture	~~86~~87
6.03	Opinions of Counsel	~~86~~87
6.04	Corporate Documents; Proceedings, etc	~~86~~87
6.05	Acquisition	~~87~~88
6.06	Equity Contribution	~~87~~88
6.07	Intercreditor Agreements	~~87~~88
6.08	Refinancing	~~87~~88
6.09	Security Agreement	~~87~~88
6.10	Guaranty Agreement	~~88~~89
6.11	Financial Statements; Pro Forma Balance Sheets; Projections	~~88~~89
6.12	Solvency Certificate	~~88~~89
6.13	Fees, etc	~~88~~89
6.14	Representations and Warranties	~~89~~90
6.15	Patriot Act	~~89~~90
6.16	Notice of Borrowing	~~89~~90
6.17	Officer’s Certificate	~~89~~90
6.18	Material Adverse Effect	~~89~~90

SECTION 7.	CONDITIONS PRECEDENT TO ALL CREDIT EVENTS AFTER THE CLOSING DATE

SECTION 8.	REPRESENTATIONS, WARRANTIES AND AGREEMENTS	~~89~~90

8.01	Organizational Status	~~89~~90
8.02	Power and Authority; Enforceability	~~90~~91
8.03	No Violation	~~90~~91
8.04	Approvals	~~90~~91
8.05	Financial Statements; Financial Condition; Projections	~~90~~91
8.06	Litigation	~~91~~92
8.07	True and Complete Disclosure	~~91~~92
8.08	Use of Proceeds; Margin Regulations	~~91~~92
8.09	Tax Returns and Payments	~~92~~93
8.10	ERISA	~~92~~93
8.11	The Security Documents	~~92~~94
8.12	Properties	~~93~~94
8.13	Capitalization	~~93~~94
8.14	Subsidiaries	~~93~~94
8.15	Compliance with Statutes, Sanctions; Patriot Act; Anti-Corruption Laws	~~94~~95

-ii-

8.16	Investment Company Act	~~94~~95
8.17	[Reserved]	~~94~~95
8.18	Environmental Matters	~~94~~95
8.19	Labor Relations	~~94~~95
8.20	Intellectual Property	~~94~~95
8.21	Affected Financial Institutions	~~95~~96

SECTION 9.	AFFIRMATIVE COVENANTS	~~95~~96

9.01	Information Covenants	~~95~~96
9.02	Books, Records and Inspections; Conference Calls	~~98~~99
9.03	Maintenance of Property; Insurance	~~99~~100
9.04	Existence; Franchises	~~100~~101
9.05	Compliance with Statutes, etc	~~100~~101
9.06	Compliance with Environmental Laws	~~100~~101
9.07	ERISA	~~101~~102
9.08	End of Fiscal Years; Fiscal Quarters	~~101~~102
9.09	[Reserved]	~~101~~102
9.10	Payment of Taxes	~~101~~102
9.11	Use of Proceeds	~~101~~102
9.12	Additional Security; Further Assurances; etc	~~101~~102
9.13	Post-Closing Actions	~~103~~104
9.14	Permitted Acquisitions	~~103~~104
9.15	Credit Ratings	~~103~~104
9.16	Designation of Subsidiaries	~~104~~105

SECTION 10.	NEGATIVE COVENANTS	~~104~~105

10.01	Liens	~~104~~105
10.02	Consolidation, Merger, or Sale of Assets, etc	~~109~~110
10.03	Dividends	~~112~~113
10.04	Indebtedness	~~116~~117
10.05	Advances, Investments and Loans	~~120~~121
10.06	Transactions with Affiliates	~~124~~125
10.07	Limitations on Payments, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc	~~126~~127
10.08	Limitation on Certain Restrictions on Subsidiaries	~~127~~128
10.09	Business	~~129~~130
10.10	Negative Pledges	~~129~~130

SECTION 11.	EVENTS OF DEFAULT	~~130~~131

11.01	Payments	~~130~~131
11.02	Representations, etc	~~131~~132
11.03	Covenants	~~131~~132
11.04	Default Under Other Agreements	~~131~~132

-iii-

11.05	Bankruptcy, etc	~~131~~132
11.06	ERISA	~~132~~133
11.07	Security Documents	~~132~~133
11.08	Guarantees	~~132~~133
11.09	Judgments	~~132~~133
11.1	Change of Control	~~132~~133

SECTION 12.	THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT	~~132~~133

12.01	Appointment and Authorization	~~132~~133
12.02	Delegation of Duties	~~133~~134
12.03	Exculpatory Provisions	~~133~~134
12.04	Reliance by Administrative Agent and Collateral Agent	~~134~~135
12.05	No Other Duties, Etc	~~134~~135
12.06	Non-reliance on Administrative Agent, Collateral Agent and Other Lenders	~~134~~135
12.07	Indemnification by the Lenders	~~135~~136
12.08	Rights as a Lender	~~135~~136
12.09	Administrative Agent May File Proofs of Claim; Credit Bidding	~~135~~136
12.1	Resignation of the Agents	~~136~~137
12.11	Collateral Matters and Guaranty Matters	~~137~~138
12.12	Designated Interest Rate Protection Agreements and Designated Treasury Services Agreements	~~138~~139
12.13	Withholding Taxes	~~138~~139
12.14	Certain ERISA Matters
12.15	Acknowledgments of Lenders	~~139~~140
~~140~~141
SECTION 13.	MISCELLANEOUS	~~140~~141

13.01	Payment of Expenses, etc	~~140~~141
13.02	Right of Setoff	~~142~~143
13.03	Notices	~~142~~143
13.04	Benefit of Agreement; Assignments; Participations, etc	~~143~~144
13.05	No Waiver; Remedies Cumulative	~~148~~149
13.06	Payments Pro Rata	~~148~~149
13.07	Calculations; Computations	~~149~~150
13.08	GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL	~~149~~150
13.09	Counterparts; Integration; Effectiveness	~~150~~151
13.10	[Reserved]	~~150~~151
13.11	Headings Descriptive	~~150~~151
13.12	Amendment or Waiver; etc	~~151~~152
13.13	Survival	~~154~~155
13.14	[Reserved]	~~154~~155
13.15	Confidentiality	~~154~~155
13.16	Patriot Act Notice	~~155~~156
13.17	Waiver of Sovereign Immunity	~~155~~156
13.18	[Reserved]	~~156~~157

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13.19	INTERCREDITOR AGREEMENTS	~~156~~157
13.20	Absence of Fiduciary Relationship	~~157~~158
13.21	Electronic Execution of Documents	~~157~~158
13.22	Entire Agreement	~~158~~159
13.23	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~158~~159
13.24	Acknowledgement Regarding Any Supported QFCs	~~158~~159

-v-

SCHEDULE 1.01	Unrestricted Subsidiaries
SCHEDULE 2.01	Commitments
SCHEDULE 2.19(a)	Reverse Dutch Auction Procedures
SCHEDULE 6.03	Jurisdictions of Local Counsel Opinions
SCHEDULE 8.12	Real Property
SCHEDULE 8.14	Subsidiaries
SCHEDULE 8.19	Labor Matters
SCHEDULE 9.13	Post-Closing Actions
SCHEDULE 10.01(iii)	Existing Liens
SCHEDULE 10.04	Existing Indebtedness
SCHEDULE 10.05(iii)	Existing Investments
SCHEDULE 10.06(viii)	Affiliate Transactions SCHEDULE 13.03
SCHEDULE 13.03	Notice Information

EXHIBIT A-1	Form of Notice of Borrowing
EXHIBIT A-2	Form of Notice of Conversion/Continuation
EXHIBIT B	Form of Term Note
EXHIBIT C-1	Form of U.S. Tax Compliance Certificate for Foreign Lenders that Are Not Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT C-2	Form of U.S. Tax Compliance Certificate for Foreign Participants that Are Not Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT C-3	Form of U.S. Tax Compliance Certificate for Foreign Participants that Are Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT C-4	Form of U.S. Compliance Certificate for Foreign Lenders that Are Partnerships for U.S. Federal Income Tax Purposes
EXHIBIT D	Form of Notice of Loan Prepayment
EXHIBIT E	Form of Officers’ Certificate
EXHIBIT F	[Reserved]
EXHIBIT G	Form of Security Agreement
EXHIBIT H	Form of Guaranty Agreement
EXHIBIT I	Form of Solvency Certificate
EXHIBIT J	Form of Compliance Certificate
EXHIBIT K	Form of Assignment and Assumption
EXHIBIT L	Form of ABL Intercreditor Agreement
EXHIBIT M	Form of Pari Passu Intercreditor Agreement
EXHIBIT N	Form of Intercompany Subordination Agreement

-vi-

THIS TERM LOAN CREDIT AGREEMENT, dated as of July 2, 2021, as amended by Amendment No. 1, dated as of June 23, 2023, as amended by Amendment No. 2, dated as of September 27, 2023, ~~and as further~~as amended by Amendment No. 3, dated as of September 20, 2024 and as further amended by Amendment No. 4, dated as of June 17, 2025, among IMOLA ACQUISITION CORPORATION, a Delaware corporation (“Holdings”), IMOLA MERGER CORPORATION, a Delaware corporation (the “Initial Borrower”), following the consummation of the Closing Date Mergers, INGRAM MICRO INC., a Delaware corporation (the “Ultimate Borrower” or “Imola” and, together with the Initial Borrower, the “Borrower”), the Lenders party hereto from time to time and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as the Administrative Agent and the Collateral Agent. All capitalized terms used herein and defined in Section 1 are used herein as therein defined.

W I T N E S S E T H:

WHEREAS, pursuant to the Acquisition Agreement, Holdings will acquire (the “Acquisition”), directly or indirectly, all of the outstanding equity interests of GCL Investment Management Inc., a Delaware corporation (the “Target”), through the merger of the Initial Borrower with and into the Target (the “Target Merger”), with the Target continuing as the surviving corporation as a direct, wholly-owned subsidiary of Holdings.

WHEREAS, (a) immediately following the Target Merger, Holdings will cause the merger of the Target with and into GCL Investment Holdings Inc., a Delaware corporation (“GCL Holdings”) (“Merger 2”), with GCL Holdings continuing as the surviving corporation as a direct, wholly-owned subsidiary of Holdings and (b) immediately following Merger 2, Holdings will cause the merger of GCL Holdings with and into the Ultimate Borrower (“Merger 3” and, together with the Target Merger and Merger 2, the “Closing Date Mergers”), with the Ultimate Borrower as the surviving corporation as a direct, wholly-owned subsidiary of Holdings.

WHEREAS, Borrower has requested that the Lenders make Initial Term Loans under this Agreement, substantially simultaneously with the Acquisition, in an aggregate principal amount of $2,000,000,000, and Borrower will use the proceeds of such borrowing to, among other things, fund a portion of the consideration for the Acquisition.

WHEREAS, the Lenders have indicated their willingness to lend such Initial Term Loans on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

Section 1.    Definitions and Accounting Terms.

1.01    Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ABL Collateral” shall have the meaning provided in the ABL Intercreditor Agreement.

“ABL Collateral Agent” shall mean JPMorgan, as collateral agent under the ABL Credit Agreement or any successor thereto acting in such capacity.

“ABL Credit Agreement” shall mean (i) that certain asset-based revolving and term loan credit agreement as in effect on the Closing Date and as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof (including by reference to the ABL Intercreditor Agreement) and thereof, among Holdings, Borrower, the other borrowers party thereto, certain lenders party thereto and JPMorgan, as the administrative agent and collateral agent, and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to refinance (subject to the limitations set forth herein (including by reference to the ABL Intercreditor Agreement)) in whole or in part the Indebtedness and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (y) any subsequent ABL Credit Agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not an ABL Credit Agreement hereunder. Any reference to the ABL Credit Agreement hereunder shall be deemed a reference to any ABL Credit Agreement then in existence.

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“ABL Credit Documents” shall have the meaning ascribed to the term “Credit Documents” in the ABL Credit Agreement.

“ABL Fixed Incremental Amount” shall mean clause (a)(I)(i) of the definition of “Incremental Amount” in the ABL Credit Agreement.

“ABL Intercreditor Agreement” shall mean that certain ABL Intercreditor Agreement in the form of Exhibit L, dated as of the Closing Date, by and among the Collateral Agent, the ABL Collateral Agent and the Secured Notes Agent, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“ABL Revolving Loans” shall have the meaning ascribed to the term “Revolving Loans” in the ABL Credit Agreement.

“ABL Term Incremental Equivalent Debt” shall mean Indebtedness incurred pursuant to Section 10.04(xxvii) of the ABL Credit Agreement.

“ABL Term Loans” shall have the meaning ascribed to the term “Term Loans” in the ABL Credit Agreement.

“ABL Term Refinancing Debt” shall have the meaning ascribed to the term “Refinancing Term Loans” in the ABL Credit Agreement.

“Accounting Change” shall have the meaning provided in Section 13.07(b).

“Acquired Entity or Business” shall mean either (x) the assets constituting a business, division, product line, manufacturing facility or distribution facility of any Person not already a Subsidiary of Borrower, which assets shall, as a result of the respective acquisition, become assets of Borrower or a Restricted Subsidiary of Borrower (or assets of a Person who shall be merged with and into Borrower or a Restricted Subsidiary of Borrower) or (y) a majority of the Equity Interests of any Person, which Person shall, as a result of the respective acquisition, become a Restricted Subsidiary of Borrower (or shall be merged with and into Borrower or a Restricted Subsidiary of Borrower).

“Acquisition” shall have the meaning provided in the recitals hereto.

“Acquisition Agreement” shall mean that certain Agreement and Plan of Merger (including the schedules, exhibits and disclosure letters thereto), dated as of December 9, 2020, by and among Seller, Seller Parent, the Target, Imola, Holdings and the Initial Borrower.

“Acquisition Agreement Representations” shall mean such of the representations made by the Seller with respect to the Target in the Acquisition Agreement as are material to the interests of the Agents and their Affiliates that are Lenders on the Closing Date, but only to the extent that Borrower or its Affiliates have the right (taking into account any applicable cure periods) to terminate their obligations (or refuse to consummate the Acquisition) under the Acquisition Agreement or not to close thereunder as a result of the failure of such representations and warranties to be true and correct, in each case, without liability to Borrower or its Affiliates.

“Additional Term B Loan Commitment” shall mean, with respect to the Additional Term B Loan Lender, the commitment of the Additional Term B Loan Lender to make an Additional Term B Loan hereunder on the Amendment No. 2 Effective Date, in the amount set forth opposite the Additional Term B Loan Lender’s name on Schedule I to Amendment No. 2. The aggregate amount of the Additional Term B Loan Commitments of the Additional Term B Loan Lender shall equal the outstanding aggregate principal amount of Non-Exchanged Original Term Loans.

“Additional Term B-1 Loan Commitment” shall mean, with respect to the Additional Term B-1 Loan Lender, the commitment of the Additional Term B-1 Loan Lender to make an Additional Term B-1 Loan hereunder on the Amendment No. 3 Effective Date, in the amount set forth opposite the Additional Term B-1 Loan Lender’s name on Schedule I to Amendment No. 3. The aggregate amount of the Additional Term B-1 Loan Commitments of the Additional Term B-1 Loan Lender shall equal the outstanding aggregate principal amount of Non-Exchanged Term B Loans.

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“Additional Term B-2 Loan Commitment” shall mean, with respect to the Additional Term B-2 Loan Lender, the commitment of the Additional Term B-2 Loan Lender to make an Additional Term B-2 Loan hereunder on the Amendment No. 4 Effective Date, in the amount set forth opposite the Additional Term B-2 Loan Lender’s name on Schedule I to Amendment No. 4. The aggregate amount of the Additional Term B-2 Loan Commitments of the Additional Term B-2 Loan Lender shall equal the outstanding aggregate principal amount of Non-Exchanged Term B-1 Loans.

“Additional Term B Loan Lender” shall have the meaning provided in Amendment No. 2.

“Additional Term B-1 Loan Lender” shall have the meaning provided in Amendment No. 3.

“Additional Term B-2 Loan Lender” shall have the meaning provided in Amendment No. 4.

“Additional Term B Loan” shall mean a Loan that is made pursuant to the second sentence of Section 2.01(c) of this Agreement on the Amendment No. 2 Effective Date.

“Additional Term B-1 Loan” shall mean a Loan that is made pursuant to the second sentence of Section 2.01(d) of this Agreement on the Amendment No. 3 Effective Date.

“Additional Term B-2 Loan” shall mean a Loan that is made pursuant to the second sentence of Section 2.01(e) of this Agreement on the Amendment No. 4 Effective Date.

“Additional Junior Lien Intercreditor Agreement” shall mean an intercreditor agreement among the Collateral Agent and one or more Junior Representatives for holders of Permitted Junior Debt (or Permitted Refinancing Indebtedness in respect thereof) providing that, inter alia, the Liens on the Collateral in favor of the Collateral Agent (for the benefit of the Secured Creditors) shall be senior to such Liens in favor of the Junior Representatives (for the benefit of the holders of Permitted Junior Debt (or Permitted Refinancing Indebtedness in respect thereof)), as such intercreditor agreement may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. Any Additional Junior Lien Intercreditor Agreement shall be in a form customary at such time for transactions of the type contemplated thereby and reasonably satisfactory to the Administrative Agent and Borrower.

“Additional Pari Passu Intercreditor Agreement” shall mean an intercreditor agreement among the Collateral Agent and one or more Pari Passu Representatives for holders of Permitted Pari Passu Notes or Permitted Pari Passu Loans (or, in each case, Permitted Refinancing Indebtedness in respect thereof) providing that, inter alia, the Liens on the Collateral in favor of the Collateral Agent (for the benefit of the Secured Creditors) shall be pari passu with such Liens in favor of the Pari Passu Representatives (for the benefit of the holders of Permitted Pari Passu Notes or Permitted Pari Passu Loans (or, in each case, Permitted Refinancing Indebtedness in respect thereof)), as such intercreditor agreement may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. Any Additional Pari Passu Intercreditor Agreement shall be in a form customary at such time for transactions of the type contemplated thereby and otherwise reasonably satisfactory to the Administrative Agent and Borrower (it being understood that the terms of the Pari Passu Lien Intercreditor Agreement are reasonably satisfactory.

“Additional Security Documents” shall have the meaning provided in Section 9.12(a).

“Adjusted Consolidated Working Capital” shall mean, at any time, Consolidated Current Assets less
Consolidated Current Liabilities at such time.

“Adjusted Daily Simple SOFR” means an interest rate per annum equal to (a) the Daily Simple SOFR plus
(b) 0.11448% (11.448 basis points); provided that if the Adjusted Daily Simple SOFR as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

“Adjusted Term SOFR Rate” shall mean, for any Interest Period, an interest rate per annum equal to the Term SOFR Rate for such Interest Period; provided that if the Adjusted Term SOFR Rate as so determined would be less than the Floor, such rate shall be deemed to be equal to the Floor for the purposes of this Agreement.

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“Administrative Agent” shall mean JPMorgan, in its capacity as Administrative Agent for the Lenders hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 12.10.

“Administrative Questionnaire” shall mean an administrative questionnaire in the form supplied by the Administrative Agent.

“Advisory Agreement” shall mean that certain Corporate Advisory Services Agreement, dated on or about the Closing Date, by and between Imola Holding Corporation and the Sponsor, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time.

“Affected Financial Institution” shall mean (i) any EEA Financial Institution or (ii) any UK Financial Institution.

“Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such other Person, whether through the ownership of voting securities, by contract or otherwise; provided, however, that neither the Administrative Agent nor any Lender (nor any Affiliate thereof) shall be considered an Affiliate of Borrower or any Subsidiary thereof as a result of this Agreement, the extensions of credit hereunder or its actions in connection therewith.

“Agent Parties” shall have the meaning provided in Section 13.03(d).

“Agents” shall mean the Administrative Agent, the Collateral Agent, any sub-agent or co-agent of either of the foregoing pursuant to the Credit Documents and the Lead Arrangers.

“Agreement” shall mean this Term Loan Credit Agreement, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time.

“Amendment No. 1” shall mean that certain Amendment No. 1 to Term Loan Credit Agreement, dated as of June 23, 2023, by the Administrative Agent.

“Amendment No. 1 Effective Date” shall mean June 23, 2023.

“Amendment No. 2” shall mean that certain Amendment No. 2 to Term Loan Credit Agreement, dated as of September 27, 2023, by and among Holdings, the Borrower, the Administrative Agent, the Lenders party thereto and the Additional Term B Loan Lender.

“Amendment No. 2 Effective Date” shall mean September 27, 2023.

“Amendment No. 2 Lead Arrangers” shall have the meaning provided in Amendment No. 2.

“Amendment No. 3” shall mean that certain Amendment No. 3 to Term Loan Credit Agreement, dated as of September 20, 2024, by and among Holdings, the Borrower, the Administrative Agent, the Rollover Term B Lenders and the Additional Term B-1 Loan Lender.

“Amendment No. 3 Effective Date” shall mean September 20, 2024.

“Amendment No. 3 Lead Arrangers” shall have the meaning provided in Amendment No. 3.

“Amendment No. 4” shall mean that certain Amendment No. 4 to Term Loan Credit Agreement, dated as of June 17, 2025, by and among Holdings, the Borrower, the Administrative Agent, the Rollover Term B-1 Lenders and the Additional Term B-2 Loan Lender.

“Amendment No. 4 Effective Date” shall mean June 17, 2025.

“Amendment No. 4 Lead Arrangers” shall have the meaning provided in Amendment No. 4.

4

“Ancillary Document” has the meaning assigned to it in Section 13.21.

“Anti-Corruption Laws” shall mean all laws, rules, and regulations of any jurisdiction applicable to Borrower or any of its Subsidiaries from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977, as amended.

“Applicable Asset Sale/Recovery Event Prepayment Percentage” shall mean, at any time, 100%.

“Applicable ECF Prepayment Percentage” shall mean, at any time, 50%; provided that, if at any time the Consolidated First Lien Net Leverage Ratio as of the last day of the fiscal year for which the Applicable ECF Prepayment Percentage is calculated (as set forth in an officer’s certificate delivered pursuant to Section 9.01(e) for such fiscal year) is (i) less than or equal to 2.60:1.00 but greater than 2.10:1.00 the Applicable ECF Prepayment Percentage shall instead be 25% and (ii) less than or equal to 2.10:1.00, the Applicable ECF Prepayment Percentage shall instead be 0%.

“Applicable Margin” shall mean a percentage per annum equal to, (a) in the case of Term B-~~1~~2 Loans maintained as Base Rate Term Loans, ~~1.75~~1.25% and (b) in the case of Term B-~~1~~2 Loans maintained as Term Benchmark Term Loans, ~~2.75~~2.25%.

The Applicable Margins for any Tranche of Incremental Term Loans shall be (i) in the case of Incremental Term Loans added to an existing Tranche, the same as the Applicable Margins for such existing Tranche, and (ii) otherwise, as specified in the applicable Incremental Term Loan Amendment. The Applicable Margins for any Tranche of Refinancing Term Loans shall be as specified in the applicable Refinancing Term Loan Amendment. The Applicable Margins for any Tranche of Extended Term Loans shall be as specified in the applicable Extension Amendment.

“Approved Commercial Bank” shall mean a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Approved Fund” shall mean any Person (other than a natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person)) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) an existing Lender, (b) an Affiliate of an existing Lender or (c) an entity or an Affiliate of an entity that administers or manages an existing Lender.

“Asset Sale” shall mean any sale, transfer or other disposition of all or any part of the property or assets by Borrower or any of its Restricted Subsidiaries, or entry into any Sale-Leaseback Transaction by Borrower or any of its Restricted Subsidiaries, in each case, pursuant to Sections 10.02(ii), (x) or (xii)(b).

“Assignment and Assumption” shall mean an Assignment and Assumption substantially in the form of Exhibit K (appropriately completed) or such other form as shall be acceptable to the Administrative Agent and Borrower (such approval by Borrower not to be unreasonably withheld, delayed or conditioned).

“Auction” shall have the meaning provided in Section 2.19(a).

“Auction Manager” shall have the meaning provided in Section 2.19(a).

“Audited Target Financial Statements” shall have the meaning provided in Section 6.11.

“Available Amount” shall mean, on any date (the “Determination Date”), an amount equal to:

(a)    the sum of, without duplication:

(i)    the greater of $334,250,000 and 25.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period; plus

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(ii)    an amount (which may not be less than zero) equal to the Retained Excess Cash Flow Amount of Borrower for the period (taken as one accounting period) beginning on January 1, 2022 to the end of Borrower’s most recently ended fiscal quarter for which internal financial statements are available at the time of the Determination Date; plus

(iii)    100% of the aggregate net cash proceeds and the fair market value of property other than cash received by Borrower after the Closing Date (A) as a contribution to its common equity capital (including any contribution to its common equity capital from any direct or indirect Parent Company with the proceeds of any issue or sale by such Parent Company of its Equity Interests) (other than any (x) Disqualified Stock, (y) Equity Interests sold to a Restricted Subsidiary of Borrower or pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of any Parent Company or its Subsidiaries or (z) Contribution Amounts) or (B) from the issue or sale of the Equity Interests of Borrower (other than Disqualified Stock), in each case, to the extent not otherwise applied to any other basket or exception under this Agreement, plus

(iv)    100% of the aggregate net cash proceeds from the issue or sale of Disqualified Stock of Borrower or debt securities of Borrower (other than Disqualified Stock or debt securities issued or sold to a Restricted Subsidiary of Borrower), in each case that have been converted into or exchanged for Equity Interests of Borrower or any direct or indirect Parent Company (other than Disqualified Stock); plus

(v)    100% of the aggregate amount of cash proceeds and the fair market value of property other than cash received by Borrower or a Restricted Subsidiary of Borrower from (A) the sale or disposition (other than to Borrower or a Restricted Subsidiary of Borrower) of Investments made after the Closing Date the permissibility of which was contingent upon the utilization of the Available Amount and from repayments, repurchases and redemptions of such Investments from Borrower and its Restricted Subsidiaries by any Person (other than Borrower or its Restricted Subsidiaries) and not otherwise included in the Consolidated Net Income of Borrower for such period; (B) a return, profit, distribution or similar amounts from an Investment made after the Closing Date the permissibility of which was contingent upon the utilization of the Available Amount, to the extent that such amounts were not otherwise included in the Consolidated Net Income of Borrower for such period, (C) the sale (other than to Borrower or its Restricted Subsidiaries) of the Equity Interests of any Unrestricted Subsidiary; (D) a distribution or dividend from an Unrestricted Subsidiary, to the extent that such amounts were not otherwise included in the Consolidated Net Income of Borrower for such period; and (E) any Investment that was made after the Closing Date in a Person that is not a subsidiary at such time that subsequently becomes a Restricted Subsidiary of Borrower; plus

(vi)    in the event that any Unrestricted Subsidiary of Borrower designated as such in reliance on the Available Amount after the Closing Date is redesignated as a Restricted Subsidiary or has been merged or consolidated with or into or transfers or conveys its assets to, or is liquidated into, Borrower or a Restricted Subsidiary of Borrower, the fair market value of Borrower’s Investment in such Subsidiary as of the date of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), after deducting any Indebtedness associated with the Unrestricted Subsidiary so designated or combined or any Indebtedness associated with the assets so transferred or conveyed (limited, to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary constituted an Investment not made entirely in reliance on the Available Amount, to the percentage of such fair market value that is proportional to the portion of such Investment that was made in reliance on the Available Amount); plus

(vii)    the amount of Specified Retained Declined Proceeds;

(b)    minus the sum of, without duplication:

(i)    the aggregate amount of all Dividends made by Borrower and its Restricted Subsidiaries pursuant to Section 10.03(xiii) on or after the Closing Date and on or prior to the Determination Date; plus

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(ii)    the aggregate amount of all Investments made by Borrower and its Restricted Subsidiaries pursuant to Section 10.05(xviii) on or after the Closing Date and on or prior to the Determination Date; plus

(iii)    the aggregate amount of repayments, repurchases, redemptions or defeasances of Indebtedness pursuant to Section 10.07(i)(B)(i) on or after the Closing Date and on or prior to the Determination Date.

“Available Tenor” shall mean, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of an Interest Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then- removed from the definition of “Interest Period” pursuant to Section 2.16(e).

“Bail-In Action” shall mean the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” shall mean, (i) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bankruptcy Code” shall have the meaning provided in Section 11.05.

“Bankruptcy Proceedings” shall have the meaning provided in Section 13.04(g).

“Base Rate” shall mean, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted Term SOFR Rate for a one month Interest Period as published two U.S. Government Securities Business Days prior to such day (or if such day is not a U.S. Government Securities Business Day, the immediately preceding U.S. Government Securities Business Day) plus 1%; provided that for the purpose of this definition, the Adjusted Term SOFR Rate for any day shall be based on the Term SOFR Reference Rate at approximately 5:00 a.m. Chicago time on such day (or any amended publication time for the Term SOFR Reference Rate, as specified by the CME Term SOFR Administrator in the Term SOFR Reference Rate methodology). Any change in the Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted Term SOFR Rate, respectively. If the Base Rate is being used as an alternate rate of interest pursuant to Section 2.16 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.16(b)), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Base Rate as determined pursuant to the foregoing would be less than 1.50%, such rate shall be deemed to be 1.50% for purposes of this Agreement.

“Base Rate Term Loan” shall mean each Term Loan which is designated or deemed designated as a Term Loan bearing interest at the Base Rate by Borrower at the time of the incurrence thereof or conversion thereto.

“Benchmark” shall mean initially, the Term SOFR Rate; provided that if a Benchmark Transition Event and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.16(b).

“Benchmark Replacement” shall mean, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)    Adjusted Daily Simple SOFR;

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(2)    the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to the above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement Adjustment” shall mean, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date and/or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” shall mean, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Benchmark Replacement Date” shall mean, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” shall mean, with respect to any Benchmark, the occurrence of one or more of the following events with respect to the then-current Benchmark:

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(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, CME Term SOFR Administrator, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” shall mean, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.16 and (y) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.16.

“Beneficial Ownership Certification” shall mean a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” shall mean 31 C.F.R. § 1010.230.

“Benefit Plan” shall mean any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, or (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” shall have the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Borrower” shall have the meaning provided in the preamble hereto. In the event that Borrower consummates any merger, amalgamation or consolidation in accordance with Section 10.02, the surviving Person in such merger, amalgamation or consolidation shall be deemed to be a “Borrower” for all purposes of this Agreement and the other Credit Documents.

“Borrower Materials” shall have the meaning provided in Section 9.01.

“Borrowing” shall mean the borrowing of the same Type of Term Loan pursuant to a single Tranche by Borrower from all the Lenders having Commitments with respect to such Tranche on a given date (or resulting from a conversion or conversions on such date), having, in the case of Term Benchmark Term Loans, the same Interest Period; provided that any Incremental Term Loans incurred pursuant to Section 2.01(b) shall be considered part of the related Borrowing of the then outstanding Tranche of Term Loans (if any) to which such Incremental Term Loans are added pursuant to, and in accordance with the requirements of, Section 2.15(c).

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“Business Day” shall mean (i) for all purposes other than as covered by clause (ii) below, any day except Saturday, Sunday and any day which shall be in New York City or the state where the Administrative Agent’s office is located a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close and (ii) with respect to all notices and determinations in connection with, and payments of principal and interest on, Term Benchmark Term Loans determined by reference to the Adjusted Term SOFR Rate, any such day that is a U.S. Government Securities Business Day.

“Capital Expenditures” shall mean, with respect to any Person, all expenditures by such Person which are required to be capitalized in accordance with U.S. GAAP and, without duplication, the amount of Capitalized Lease Obligations incurred by such Person; provided that Capital Expenditures shall not include (i) the purchase price paid in connection with a Permitted Acquisition, (ii) the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment to the extent that the gross amount of such purchase price is reduced by the credit granted by the seller of such equipment for such existing equipment being traded in at such time, (iii) expenditures made in leasehold improvements, to the extent reimbursed by the landlord, (iv) expenditures to the extent that they are actually paid for by any Person other than a Credit Party or any of its Restricted Subsidiaries and for which no Credit Party or any of its Restricted Subsidiaries has provided or is required to provide or incur, directly or indirectly, any consideration or monetary obligation to such third party or any other Person (whether before, during or after such period), (v) property, plant and equipment taken in settlement of accounts and (vi) expenditures made to restore, replace or rebuild property subject to any damage, loss, destruction or condemnation, to the extent such expenditures are made with insurance proceeds, condemnation awards or damage recovery proceeds relating to any damage, loss destruction or condemnation.

“Capitalized Lease Obligations” shall mean, with respect to any Person, all rental obligations of such Person which, under U.S. GAAP, are required to be capitalized on the books of such Person, in each case taken at the amount thereof accounted for as indebtedness in accordance with U.S. GAAP.
“Cash Equity Financing” shall have the meaning provided in Section 6.06.

“Cash Equivalents” shall mean:

(i)    Dollars, Canadian dollars, pounds sterling, euros, the national currency of any participating member state of the European Union or, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(ii)    readily marketable direct obligations of any member of the European Economic Area, Switzerland, Japan, the United Kingdom or any political subdivision, agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of such country, and, at the time of acquisition thereof, having a credit rating of at least Aa3 (or the equivalent grade) by Moody’s, AA- (or the equivalent grade) by S&P or AA- (or the equivalent grade) by Fitch;

(iii)    marketable general obligations issued by (a) any state of the United States or any political subdivision thereof or any instrumentality thereof that are guaranteed by the full faith and credit of such state or (b) Canada or any political subdivision, agency or instrumentality thereof that are guaranteed by the full faith and credit of Canada, and, in each case, at the time of acquisition thereof, having a credit rating of at least Aa3 (or the equivalent grade) by Moody’s, AA- (or the equivalent grade) by S&P or AA- (or the equivalent grade) by Fitch;

(iv)    securities or any other evidence of Indebtedness or readily marketable direct obligations issued or directly and fully guaranteed or insured by (a) the United States government or any agency or instrumentality of the United States government, the United Kingdom government or any agency or instrumentality thereof, or any member of the European Union or any agency or instrumentality thereof (provided that the full faith and credit of the United States, the United Kingdom or such member, as the case may be, is pledged in support of those securities) or (b) Canada or any agency or instrumentality thereof (provided that the full faith and credit of Canada is pledged in support of those securities), and, in each case, having maturities of not more than 24 months from the date of acquisition;

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(v)    certificates of deposit and eurodollar time deposits with maturities of twenty-four months or less from the date of acquisition, bankers’ acceptances with maturities not exceeding twenty-four months and overnight bank deposits, in each case, with any Lender party to this Agreement or any commercial bank or trust company having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A-2” (or equivalent grade) by Moody’s, “A” (or the equivalent grade) by S&P or “A” (or the equivalent grade) by Fitch;

(vi)    repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (iv) and (v) above entered into with any financial institution meeting the qualifications specified in clause (v) above;

(vii)    commercial paper having one of the two highest ratings obtainable from Moody’s, S&P or Fitch and, in each case, maturing within 24 months after the date of acquisition;

(viii)    money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (i) through (vii) of this definition; and

(ix)    Indebtedness or preferred stock issued by Person having a credit rating of at least A-2 (or the equivalent grade) by Moody’s, A (or the equivalent grade) by S&P or A (or the equivalent grade) by Fitch, maturing within 24 months after the date of acquisition.

“CFC” shall mean a Subsidiary of Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Change in Law” shall mean the occurrence after the Closing Date or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of (a) the adoption of or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the interpretation or application thereof by any Governmental Authority or (c) compliance by any Lender (or, for purposes of Section 2.10(b), by any lending office of such Lender or by such Lender’s holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after such applicable date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall be deemed to occur if:

(a)    any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act, but excluding any employee benefit plan of such person or “group” and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders, shall have acquired beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of Equity Interests of Borrower representing more than 50% of the aggregate ordinary voting power for the election of members of the board of directors of Borrower (determined on a fully diluted basis), unless the Permitted Holders otherwise have the right (pursuant to contract, proxy, ownership of Equity Interests or otherwise), directly or indirectly, to designate, nominate or appoint more than 50% of the members of the board of directors of Borrower;

(b)    a “change of control” (or similar event) shall occur under (i) the ABL Credit Agreement, (ii) the Secured Notes Indenture or (iii) the definitive agreements pursuant to which any Refinancing Notes/Loans or Indebtedness permitted under Section 10.04(xxvii) or (xxix) was issued or incurred, in each case of this subclause (iii) with an aggregate outstanding principal amount in respect of such series of Refinancing Notes/Loans or other Indebtedness in excess of the Threshold Amount; or

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(c)    other than in connection with or after an Initial Public Offering, Holdings shall cease to own, directly or indirectly, 100% of the Equity Interests of Borrower (other than in connection with or after an Initial Public Offering).

Notwithstanding anything to the contrary in this definition or any provision of Section 13d-3 of the Exchange Act, no person or “group” shall be deemed to beneficially own Equity Interests to be acquired by such person or “group” pursuant to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting agreement related thereto) until the consummation of the acquisition of the Equity Interests in connection with the transactions contemplated by such agreement.

“Claim” shall have the meaning provided in Section 13.04(g).

“Closing Date” shall mean July 2, 2021.

“Closing Date Cash Purchase” shall mean the portion of the Closing Date Cash Payment (as defined in the Acquisition Agreement) equal to the GCL Closing Cash (as defined in the Acquisition Agreement) in an amount not to exceed $400,000,000.

“Closing Date Material Adverse Effect” shall have the meaning ascribed to the term “Material Adverse Effect” in the Acquisition Agreement; provided that for the purposes of Section 6.14(b), the reference in such definition of Material Adverse Effect to “Acquired Companies” and to “Operating Companies” shall instead mean a reference to “Borrower and its Subsidiaries”.

“Closing Date Mergers” shall have the meaning provided in the recitals hereto.

“CME Term SOFR Administrator” shall mean CME Group Benchmark Administration Limited as administrator of the forward-looking term Secured Overnight Financing Rate (SOFR) (or a successor administrator).

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all property (whether real, personal or otherwise) with respect to which any security interests have been granted (or purported to be granted) pursuant to any Security Document (including any Additional Security Documents), including, without limitation, all “Collateral” as described in the Security Agreement and all Mortgaged Properties; provided that in no event shall the term “Collateral” include any Excluded Collateral.

“Collateral Agent” shall mean JPMorgan, in its capacity as Collateral Agent for the Secured Creditors pursuant to the Security Documents, and shall include any successor to the Collateral Agent appointed pursuant to Section 12.10.

“Commitment” shall mean any of the commitments of any Lender, whether an Initial Term Loan Commitment, Additional Term B Loan Commitment, Additional Term B-1 Loan Commitment, Additional Term B-2 Loan Commitment, Term B Loan Commitment, Term B-1 Loan Commitment, Term B-2 Loan Commitment, Refinancing Term Loan Commitment or an Incremental Term Loan Commitment of such Lender.

“Commitment Letter” shall mean that certain commitment letter, dated as of December 9, 2020, by and among Borrower, JPMorgan, Bank of America, N.A., BofA Securities, Inc. and Morgan Stanley Senior Funding, Inc., as amended, supplemented or otherwise modified by the joinders thereto entered into among Borrower, JPMorgan, Bank of America, N.A., BofA Securities, Inc., Morgan Stanley Senior Funding, Inc. and the other Commitment Parties.

“Commitment Parties” shall have the meaning provided to such term in the Commitment Letter.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

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“Consolidated Current Assets” shall mean, at any time, the consolidated current assets of Borrower and its Restricted Subsidiaries at such time (other than cash and Cash Equivalents, amounts related to current or deferred Taxes based on income or profits, assets held for sale, loans to third parties that are permitted under this Agreement, pension assets, deferred bank fees and derivative financial instruments).

“Consolidated Current Liabilities” shall mean, at any time, the consolidated current liabilities of Borrower and its Restricted Subsidiaries at such time (other than the current portion of any Indebtedness under this Agreement, the current portion of any other long-term Indebtedness which would otherwise be included therein, accruals of Interest Expense (excluding Interest Expense that is due and unpaid), accruals for current or deferred Taxes based on income or profits, accruals of any costs or expenses related to restructuring reserves to the extent permitted to be included in the calculation of Consolidated EBITDA and the current portion of pension liabilities).

“Consolidated Depreciation and Amortization Expense” shall mean, with respect to any Person, for any period, the total amount of depreciation and amortization expense, including (i) amortization of deferred financing fees and debt issuance costs, commissions, fees and expenses, (ii) amortization of unrecognized prior service costs and actuarial gains and losses related to pensions and other post-employment benefits and (iii) amortization of intangibles (including, without limitation, amortization of turnaround costs, goodwill and organizational costs) (excluding any such adjustment to the extent that it represents an accrual of or reserve for cash expenditures in any future period except to the extent such adjustment is subsequently reversed), in each case of such Person and its Restricted Subsidiaries for such period on a consolidated basis in accordance with U.S. GAAP.

“Consolidated EBITDA” shall mean, with respect to any Person for any period, Consolidated Net Income of such Person for such period; plus (without duplication):

(i)    provision for taxes based on income, profits, revenue or capital (including state, foreign income taxes, franchise taxes, excise, value added and similar taxes), franchise taxes, foreign withholding taxes (in each case, including any future taxes or levies that replace or are intended to be in lieu of taxes and any penalties and interest related to taxes or arising from tax examinations) of such Person and its Restricted Subsidiaries for such period, and including an amount equal to the tax distributions actually made to the holders of the Equity Interests of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 10.03(vi) as though such amounts had been paid as income taxes directly by such Person, in each case, to the extent such provision for taxes was deducted in computing such Consolidated Net Income; plus

(ii)    the Consolidated Depreciation and Amortization Expense of such Person and its Restricted Subsidiaries for such period, to the extent such expenses were deducted in computing such Consolidated Net Income; plus

(iii)    the Consolidated Interest Charges of such Person and its Restricted Subsidiaries for such period, to the extent such Consolidated Interest Charges were deducted in computing such Consolidated Net Income; plus

(iv)    any other non-cash losses, charges and expenses of such Person and its Restricted Subsidiaries (including write-offs and write-downs) for such period, to the extent such non-cash losses, charges or expenses were included in computing such Consolidated Net Income; provided that if any such non-cash charge represents an accrual or reserve for anticipated cash charges in any future period, the cash payment in respect thereof in such future period shall be subtracted from Consolidated EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period; plus

(v)    any losses from foreign currency transactions and foreign translations (including losses related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent such losses were taken into account in computing such Consolidated Net Income; plus

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(vi)    (a) the Specified Permitted Adjustments and (b) any other cost savings, operating expense reductions, operating improvements and synergies permitted to be added back to this definition pursuant to the definition of “Pro Forma Cost Savings” (including, without limitation, expenses attributable to the implementation of such cost savings initiatives and costs and expenses incurred after the Closing Date related to employment of terminated employees incurred by such Person during such period to the extent such costs and expenses were deducted in computing Consolidated Net Income) and in the case of this clause (b), subject to the Cost Savings Cap; plus

(vii)    losses in respect of pension and post-employment benefits of such Person, as a result of the application of ASC 715, Compensation-Retirement Benefits, to the extent that such losses were deducted in computing such Consolidated Net Income; plus

(viii)    the amount of fees, indemnities and expenses incurred or reimbursed by such Person pursuant to (a) the Advisory Agreement as in effect on the Closing Date during such period or pursuant to any amendment, modification or supplement thereto or replacement thereof, so long as the Advisory Agreement, as so amended, modified, supplemented or replaced, taken as a whole, is otherwise permitted hereunder and (b) Section 10.06(xii) hereunder; plus

(ix)    any proceeds from business interruption insurance received by such Person during such period, to the extent the associated losses arising out of the event that resulted in the payment of such business interruption insurance proceeds were included in computing Consolidated Net Income; plus

(x)    any fees and expenses related to a Qualified Securitization Transaction or any Receivables Facility to the extent such fees and expenses are included in computing Consolidated Net Income; plus

(xi)    any contingent or deferred payments (including, without limitation, earn-out payments, noncompete payments and consulting payments) incurred in connection with the Acquisition, Permitted Acquisitions or any other acquisitions or Investments (including those consummated prior to the Closing Date), to the extent paid or accrued during such period; plus

(xii)    the amount of loss or discount on sales of receivables and related assets to a Securitization Entity in connection with a Qualified Securitization Transaction or otherwise in connection with a Receivables Facility to the extent included in computing Consolidated Net Income; plus

(xiii)    the amount of any interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Restricted Subsidiary of such Person that is not a Wholly-Owned Restricted Subsidiary of such Person; plus

(xiv)    with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (i), (ii) and (iii) above relating to such joint venture corresponding to such Person’s and its Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income of such joint venture was reduced thereby; minus

(xv)    the amount of any gain in respect of pension and post-employment benefits as a result of the application of ASC 715, to the extent that such gains were taken into account in computing such Consolidated Net Income; minus

(xvi)    any gains from foreign currency transactions and foreign translations (including gains related to currency remeasurements of Indebtedness) of such Person and its Restricted Subsidiaries for such period, to the extent such gains were taken into account in computing such Consolidated Net Income; minus

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(xvii)    non-cash gains increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business and other than reversals of an accrual or reserve for a potential cash item that reduced Consolidated EBITDA in any prior period, provided, that Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (i) through (xvii) above if any such item individually is less than $6,000,000 in any fiscal quarter.

“Consolidated First Lien Net Leverage Ratio” shall mean, with respect to any Test Period, the ratio of (i) Consolidated First Lien Secured Debt as of the last day of such Test Period to (ii) Consolidated EBITDA of Borrower and its Restricted Subsidiaries for such Test Period, in each case, calculated on a Pro Forma Basis.

“Consolidated First Lien Secured Debt” shall mean, at any time, (i) the sum of all Consolidated Indebtedness at such time that is secured by a Lien on any assets of Borrower or any of its Restricted Subsidiaries, less (ii) the aggregate principal amount of Indebtedness of Borrower and its Restricted Subsidiaries at such time that is secured solely by a Lien on the assets of Borrower and its Restricted Subsidiaries that is junior to the Lien securing the Obligations, less (iii) the aggregate amount of (a) unrestricted cash and Cash Equivalents of Borrower and its Restricted Subsidiaries and (b) Permitted Restricted Cash.

“Consolidated Fixed Charge Coverage Ratio” shall mean, with respect to any Test Period, the ratio of (a) Consolidated EBITDA of Borrower and its Restricted Subsidiaries for such Test Period, minus (x) Capital Expenditures of Borrower and its Restricted Subsidiaries paid in cash (excluding the proceeds of any Indebtedness (other than Indebtedness hereunder)) for such Test Period, (y) the amount of cash payments made during such Test Period (net of cash refunds received during such period up to the amount of such cash payments) by Borrower and its Restricted Subsidiaries in respect of federal, state, local and foreign income taxes during such Test Period and (z) Dividends permitted by Section 10.03(xiii) or (xv) paid in cash for such Test Period to (b) Consolidated Fixed Charges for such Test Period, in each case, calculated on a Pro Forma Basis.

“Consolidated Fixed Charges” shall mean, with respect to any period, for Borrower and its Restricted Subsidiaries on a consolidated basis, (i) the sum, without duplication, of

(a)    Consolidated Interest Charges for such period to the extent paid in cash (or accrued and payable on a current basis in cash) and (b) the aggregate amount of scheduled amortization payments of principal made during such period in respect of long-term Consolidated Indebtedness less (ii) the consolidated interest income of Borrower and its Restricted Subsidiaries for such period, whether received or accrued, to the extent such income was included in determining Consolidated Net Income. Notwithstanding the foregoing, for purposes of calculating Consolidated Fixed Charges for any period that includes a fiscal quarter (or portion thereof) prior to the Closing Date, Consolidated Fixed Charges shall be calculated from the period from the Closing Date to the date of determination divided by the number of days in such period and multiplied by 365. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with U.S. GAAP.

“Consolidated Indebtedness” shall mean, at any time, the sum of (without duplication) (i) all Capitalized Lease Obligations of Borrower and its Restricted Subsidiaries, (ii) all Indebtedness of Borrower and its Restricted Subsidiaries of the type described in clause (i)(A) of the definition of “Indebtedness” and (iii) all Contingent Obligations of Borrower and its Restricted Subsidiaries in respect of Indebtedness of any third Person of the type referred to in the preceding clauses (i) and (ii), in each case, determined on a consolidated basis in accordance with
U.S. GAAP and calculated on a Pro Forma Basis; provided that Consolidated Indebtedness shall not include Indebtedness in respect of any Refinancing Notes/Loans or Permitted Notes that have been defeased or satisfied and discharged in accordance with the applicable indenture or with respect to which the required deposit has been made in connection with a call for repurchase or redemption to occur within the time period set forth in the applicable indenture, in each case to the extent such transactions are permitted by Section 10.07. For the avoidance of doubt, it is understood that obligations under any Receivables Facility and any Qualified Securitization Transaction do not constitute Consolidated Indebtedness.

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“Consolidated Interest Charges” shall mean, with respect to any period, for Borrower and its Restricted Subsidiaries on a consolidated basis, all cash interest, premium payments, debt discount, charges and related fees and expenses, net of interest income, of Borrower and its Restricted Subsidiaries in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with U.S. GAAP (including commissions, discounts, yield and other fees (including related interest expenses) related to any Qualified Securitization Transaction or any Receivables Facility), excluding (a) up-front or financing fees, transaction costs, commissions, expenses, premiums or charges, (b) costs associated with obtaining, or breakage costs in respect of swap or hedging agreements, (c) amortization of deferred financing costs and (d) all cash dividends, whether paid or accrued, on any series of preferred stock or any series of Disqualified Stock of such Person or any of its Restricted Subsidiaries, excluding items eliminated in consolidation, in each case, determined on a consolidated basis in accordance with U.S. GAAP. Notwithstanding the foregoing, for purposes of calculating Consolidated Interest Charges for any period that includes a fiscal quarter (or portion thereof) prior to the Closing Date (other than as a component of Consolidated EBITDA), Consolidated Interest Charges shall be calculated from the period from the Closing Date to the date of determination divided by the number of days in such period and multiplied by 365.

“Consolidated Net Income” shall mean, with respect to any specified Person for any period, the aggregate of the net income (loss) of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with U.S. GAAP; provided that:

(i)    any after-tax effect of all extraordinary (as determined in accordance with U.S. GAAP prior to giving effect to Accounting Standards Update No. 2015-01, Income Statement—Extraordinary and Unusual Items (Subtopic 225-20), Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items), nonrecurring or unusual gains or losses or income or expenses or charges (including related to the Transaction) or any restructuring charges or reserves, including, without limitation, any expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternate uses, retention, severance, system establishment cost, contract termination costs, costs to consolidate facilities and relocate employees, advisor fees and other out of pocket costs and non-cash charges to assess and execute operational improvement plans and restructuring programs, will be excluded;

(ii)    any expenses, costs or charges incurred, or any amortization thereof for such period, in connection with any equity issuance, Investment, acquisition, disposition, recapitalization or incurrence or repayment of, or amendment or waiver of the operative documents with respect to, Indebtedness permitted under this Agreement, including a refinancing thereof (in each case whether or not successful) (including any such costs and charges incurred in connection with the Transaction), and all gains and losses realized in connection with any business disposition or any disposition of assets outside the ordinary course of business or the disposition of securities or the early extinguishment of Indebtedness or derivative instruments, together with any related provision for taxes on any such gain, loss, income or expense will be excluded;

(iii)    the net income (or loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be excluded; provided that the income of such Person will be included to the extent of the amount of dividends or similar distributions paid in cash (or converted to cash) to the specified Person or a Restricted Subsidiary of the Person;

(iv)    the net income (or loss) of any Person and its Restricted Subsidiaries will be calculated without deducting the income attributed to, or adding the losses attributed to, the minority equity interests of third parties in any non-Wholly-Owned Restricted Subsidiary except to the extent of the dividends paid in cash (or convertible into cash) during such period on the shares of Equity Interests of such Restricted Subsidiary held by such third parties;

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(v)    solely for the purpose of determining the amount available under clause (a)(ii) of the definition of “Available Amount”, the net income (but not loss) of any Restricted Subsidiary of Borrower (other than Borrower or any Subsidiary Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that net income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any Requirement of Law, unless such restrictions with respect to the payment of dividends or similar distributions have been legally waived; provided that the Consolidated Net Income of such Person will be increased by the amount of dividends or distributions or other payments actually paid in cash (or converted to cash) by any such Restricted Subsidiary to such Person in respect of such period, to the extent not already included therein;

(vi)    the cumulative effect of any change in accounting principles will be excluded;

(vii)    (a) any non-cash expenses resulting from the grant or periodic remeasurement of stock options, restricted stock grants, other equity incentive programs (including any stock appreciation and similar rights) or other management or employee benefit plan or agreement and (b) any costs or expenses incurred pursuant to any management equity plan or stock option plan or other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent, in the case of clause (b), that such costs or expenses are funded with cash proceeds contributed to the common equity capital of Borrower or a Restricted Subsidiary of Borrower, will be excluded;

(viii)    the effect of any non-cash impairment charges or write-ups, write-downs or write-offs of assets or liabilities resulting from the application of U.S. GAAP and the amortization of intangibles arising from the application of U.S. GAAP, including pursuant to ASC 805, Business Combinations, ASC 350, Intangibles-Goodwill and Other, or ASC 360, Property, Plant and Equipment, as applicable, will be excluded;

(ix)    any net after-tax income or loss from disposed, abandoned or discontinued operations and any net after-tax gains or losses on disposed, abandoned or discontinued, transferred or closed operations will be excluded;

(x)    any increase in amortization or depreciation, or effect of any adjustments to inventory, property, plant or equipment, software, goodwill and other intangibles, debt line items, deferred revenue or rent expense, any one time cash charges (such as purchased in process research and development or capitalized manufacturing profit in inventory) or any other effects, in each case, resulting from purchase accounting in connection with the Transaction or any other acquisition prior to or following the Closing Date will be excluded;

(xi)    an amount equal to the tax distributions actually made to the holders of the Equity Interests of such Person or any direct or indirect parent of such Person in respect of such period in accordance with Section 10.03(vi) will be included as though such amounts had been paid as income taxes directly by such Person for such period;

(xii)    unrealized gains and losses relating to foreign currency transactions or foreign translations, including those relating to mark-to-market of Indebtedness resulting from the application of U.S. GAAP, including pursuant to ASC 830, Foreign Currency Matters, (including any net loss or gain resulting from hedge arrangements for currency exchange risk) will be excluded;

(xiii)    any net gain or loss from obligations under Interest Rate Protection Agreements or Other Hedging Agreements or in connection with the early extinguishment of Indebtedness or obligations under Interest Rate Protection Agreements or Other Hedging Agreements (including of ASC 815, Derivatives and Hedging) will be excluded;

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(xiv)    the amount of any restructuring, business optimization, acquisition and integration costs and charges (including, without limitation, retention, severance, systems establishment costs, excess pension charges, information technology costs, rebranding costs, recruiting and signing bonuses and expenses, contract termination costs, including future lease commitments, costs related to the start-up (including entry into new market/channels and new service offerings), preopening, opening, closure or relocation, reconfiguration or consolidation of facilities and costs to relocate employees, systems, facilities or equipment conversion costs, consulting fees, costs associated with tax projects and audits) or other fees related to any of the foregoing (including any such costs, charges and fees incurred in connection with the Transactions) will be excluded;

(xv)    accruals and reserves that are established or adjusted within 24 months after the Closing Date that are so required to be established as a result of the Transaction in accordance with U.S. GAAP will be excluded;

(xvi)    any Public Company Costs will be excluded;

(xvii)    all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;

(xviii)    all discounts, commissions, fees and other charges (including interest expense) associated with any Qualified Securitization Transaction will be excluded;

(xix)    (A) the non-cash portion of “straight-line” rent expense will be excluded and (B) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;

(xx)    losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(xxi)    non-cash charges or income relating to adjustments to deferred tax asset valuation allowances will be excluded; and

(xxii)    cash dividends or returns of capital from Investments (such return of capital not reducing the ownership interest in the underlying Investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Closing Date will be included.;

provided, that Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (i) through (xxii) above if any such item individually is less than $6,000,000 in any fiscal quarter.

“Consolidated Secured Debt” shall mean, at any time, (i) the sum of all Consolidated Indebtedness at such time that is secured by a Lien on any assets of Borrower or any of its Restricted Subsidiaries, less (ii) the aggregate amount of (a) unrestricted cash and Cash Equivalents of Borrower and its Restricted Subsidiaries and (b) Permitted Restricted Cash.

“Consolidated Secured Net Leverage Ratio” shall mean, with respect to any Test Period, the ratio of (i) Consolidated Secured Debt as of the last day of such Test Period to (ii) Consolidated EBITDA of Borrower and its Restricted Subsidiaries for such Test Period, in each case, calculated on a Pro Forma Basis.

“Consolidated Total Assets” shall mean, as of any date of determination, the amount that would, in conformity with U.S. GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of Borrower and the Restricted Subsidiaries as of the last day of the most recently ended Test Period.

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“Consolidated Total Net Leverage Ratio” shall mean, with respect to any Test Period, the ratio of (i) Consolidated Indebtedness as of the last day of such Test Period, less the aggregate amount of (a) unrestricted cash and Cash Equivalents of Borrower and its Restricted Subsidiaries and (b) Permitted Restricted Cash, to (ii) Consolidated EBITDA of Borrower and its Restricted Subsidiaries for such Test Period, in each case, calculated on a Pro Forma Basis.

“Contingent Obligation” shall mean, as to any Person, any obligation of such Person as a result of such Person being a general partner of any other Person, unless the underlying obligation is expressly made non-recourse as to such general partner, and any obligation of such Person guaranteeing or intended to guarantee any Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any such obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (x) for the purchase or payment of any such primary obligation or (y) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, however, that the term Contingent Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. Except as otherwise provided herein, the amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

“Contract Consideration” shall have the meaning provided to such term in the definition of “Excess Cash
Flow.”

“Contribution Amounts” shall mean the aggregate amount of capital contributions applied by Borrower to permit the incurrence of Contribution Indebtedness pursuant to Section 10.04(ix).

“Corresponding Tenor” with respect to any Available Tenor shall mean, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Contribution Indebtedness” shall mean unsecured Indebtedness of Borrower or any Restricted Subsidiary in an aggregate principal amount at any time outstanding not greater than 100% of the aggregate amount of cash contributions (other than the proceeds from the issuance of Disqualified Stock, contributions by Borrower or any Restricted Subsidiary or any Specified Equity Contribution (as defined in the ABL Credit Agreement) or any similar “cure amounts” with respect to any financial covenant under any subsequent ABL Credit Agreement) made to the capital of Borrower or such Restricted Subsidiary after the Closing Date (whether through the issuance or sale of capital stock or otherwise), in each case, to the extent not otherwise applied to increase the Available Amount or any other basket or exception under this Agreement; provided that (a) the maturity date of such Contribution Indebtedness is no earlier than the Latest Maturity Date as of the date such Contribution Indebtedness was incurred and (b) such Contribution Indebtedness is so designated as Contribution Indebtedness pursuant to a certificate of a Responsible Officer of Borrower promptly following incurrence thereof.

“Cost Savings Cap” shall have the meaning provided to such term in the definition of “Pro Forma Cost Savings”.

“Covered Entity” shall mean any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b) or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” shall have the meaning provided in Section 13.24(b).

“Credit Documents” shall mean this Agreement, Amendment No. 1, Amendment No. 2, Amendment No. 3, Amendment No. 4 and, after the execution and delivery thereof pursuant to the terms of this Agreement, each Note, the Guaranty Agreement, each Security Document, the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement, any Additional Pari Passu Intercreditor Agreement, each Incremental Term Loan Amendment, each Refinancing Term Loan Amendment and each Extension Amendment.

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“Credit Event” shall mean the making of any Term Loan.

“Credit Party” shall mean Holdings, Borrower and each Subsidiary Guarantor.

“Daily Simple SOFR” shall mean, for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “SOFR Determination Date”) that is five (5) U.S. Government Securities Business Days prior to
(i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.

“Debt Fund Affiliate” shall mean any Affiliate of the Sponsor (other than Holdings, Borrower and its Restricted Subsidiaries) that is a bona fide diversified debt fund at the time of the relevant sale or assignment thereto pursuant to Section 2.21 and so long as the individuals who are employees, officers or directors of the Sponsor and who are primarily responsible for the advisement or management of such Affiliate do not include any individual who is primarily responsible for the advisement or management of Holdings or Borrower and its Restricted Subsidiaries, and the individuals who are employees, officers or directors of the Sponsor and who are primarily responsible for the advisement and management of Holdings or Borrower and its Restricted Subsidiaries do not have the right to direct the credit decisions of such Affiliate.

“Debtor Relief Laws” shall mean the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Declined Proceeds” shall have the meaning provided in Section 5.02(k).

“Default” shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

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“Defaulting Lender” shall mean, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by the Administrative Agent or Borrower, to confirm in writing to the Administrative Agent and Borrower that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and Borrower), or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of (A) a proceeding under any Debtor Relief Law or (B) a Bail-In Action, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender of the date established therefor by the Administrative Agent in a written notice of such determination, which shall be delivered by the Administrative Agent to Borrower and each other Lender promptly following such determination.

“Designated Interest Rate Protection Agreement” shall mean each Interest Rate Protection Agreement and Other Hedging Agreements entered into by Borrower or any of its Restricted Subsidiaries with a Guaranteed Creditor that is (i) (x) either the Administrative Agent or an affiliate of the Administrative Agent or (y) designated as a “Designated Interest Rate Protection Agreement” (or similar term) in a writing executed by such Guaranteed Creditor and Borrower and delivered to the Administrative Agent (for purposes of the preceding notice requirement, all Interest Rate Protection Agreements under a specified master agreement, whether previously entered into or to be entered into in the future, may be designated as Designated Interest Rate Protection Agreements pursuant to a single notice); provided that Borrower may not make any such designation during the continuance of an Event of Default and (ii) secured by the Security Documents. It is hereby understood that an Interest Rate Protection Agreement or Other Hedging Agreement may not be a Designated Interest Rate Protection Agreement to the extent it is similarly treated as such under the ABL Credit Agreement and if any such Interest Rate Protection Agreement is permitted to be treated as a “Designated Interest Rate Protection Agreement” (or similar term) under both this Agreement and similarly treated under the ABL Credit Agreement, (x) if the Guaranteed Creditor is the Administrative Agent or an affiliate of the Administrative Agent, such agreement shall be deemed so designated under the ABL Credit Agreement and not under this Agreement unless otherwise elected by Borrower in writing to the Administrative Agent or (y) if the Guaranteed Creditor is not the Administrative Agent or an affiliate of the Administrative Agent, such agreement shall be deemed so designated under the ABL Credit Agreement or this Agreement as elected by Borrower in writing to the Administrative Agent. Notwithstanding the foregoing, in no event shall any agreement evidencing any Excluded Swap Obligation with respect to a Subsidiary Guarantor constitute a Designated Interest Rate Protection Agreement with respect to such Subsidiary Guarantor.

“Designated Non-cash Consideration” shall mean the fair market value of non-cash consideration received by Borrower or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officers’ certificate, setting forth the basis of such valuation, less the amount of cash and Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

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“Designated Treasury Services Agreement” shall mean each Treasury Services Agreement entered into by Borrower or any of its Restricted Subsidiaries with a Guaranteed Creditor that is (i) (x) either the Administrative Agent or an affiliate of the Administrative Agent or (y) designated as a “Designated Treasury Services Agreement” (or similar term) in a writing executed by such Guaranteed Creditor and Borrower and delivered to the Administrative Agent; provided that Borrower may not make any such designation during the continuance of an Event of Default and (ii) secured by the Security Documents. It is hereby understood that a Treasury Services Agreement may not be a Designated Treasury Services Agreement to the extent it is similarly treated as such under the ABL Credit Agreement and if any such Treasury Services Agreement is permitted to be treated as a “Designated Treasury Services Agreement” (or similar term) both under this Agreement and similarly treated under the ABL Credit Agreement, (x) if the Guaranteed Creditor is the Administrative Agent or an affiliate of the Administrative Agent, such agreement shall be deemed so designated under the ABL Credit Agreement and not under this Agreement unless otherwise elected by Borrower in writing to the Administrative Agent or (y) if the Guaranteed Creditor is not the Administrative Agent or an affiliate of the Administrative Agent, such agreement shall be deemed so designated under the ABL Credit Agreement or this Agreement as elected by Borrower in writing to the Administrative Agent.

“Determination Date” shall have the meaning provided in the definition of the term “Available Amount.”

“Disqualified Lender” shall mean (a) competitors of Borrower and its Subsidiaries, and any person controlling or controlled by any such competitor, in each case identified in writing by Borrower (or its counsel) to the Administrative Agent at any time, (b) institutions designated in writing by the Sponsor (or its counsel) to one or more of the Lead Arrangers (or their counsel) on or prior to the launch of general syndication of the Term B-~~1~~2 Loans and © any affiliates of any such competitors, controlling or controlled persons or institutions reasonably identifiable as affiliates solely on the basis of their names (other than bona fide fixed income investors or debt funds that are affiliates of competitors described in clause (a) above but not of institutions described in clause (b) above) or identified by Borrower (or its counsel) in writing and delivered by electronic mail to the Administrative Agent at JPMDQ_Contact@jpmorgan.com at any time (it being understood that any update pursuant to clause (a) or clause (c) above shall not become effective until the third Business Day following the Administrative Agent’s receipt of such notice, and, in any event, shall not apply retroactively (solely with regards to such amount already assigned) or to any entity that is party to a pending trade as of the date of such notice).

“Disqualified Stock” shall mean, with respect to any Person, any capital stock of such Person other than common Equity Interests or Qualified Preferred Stock of such Person.

“Dividend” shall mean, with respect to any Person, that such Person has paid a dividend, distribution or returned any equity capital to its stockholders, partners or members or made or caused to be made in respect of its Equity Interests any other payment or delivery of property (other than common Equity Interests of such Person) to its stockholders, partners or members as such in respect of its Equity Interests, or redeemed, retired, purchased or otherwise acquired, directly or indirectly, for consideration any shares of any class of its Equity Interests outstanding on or after the Closing Date (or any options or warrants issued by such Person with respect to its Equity Interests).

“Dollar” and “$” shall mean lawful money of the United States.

“Domestic Subsidiary” shall mean, as to any Person, any Subsidiary of such Person incorporated or organized under the laws of the United States, any state thereof or the District of Columbia.

“EEA Financial Institution” shall mean (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or
(b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” shall mean any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” shall mean any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

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“Effective Yield” shall mean, as to any Term Loan or other Indebtedness, the effective yield on such Term Loan or other Indebtedness as mutually determined by the Administrative Agent and Borrower in good faith, taking into account the applicable interest rate margins in effect from time to time, any interest rate floors or similar devices in effect from time to time and all fees, including upfront or similar fees or original issue discount (amortized over the shorter of (x) the Weighted Average Life to Maturity of such Term Loan or other Indebtedness and (y) the four years following the date of incurrence thereof) payable generally to lenders providing such Term Loan or other Indebtedness, but excluding any ticking, arrangement, structuring, commitment, underwriting or similar fees (regardless of whether paid in whole or in part to any or all lenders) and other fees payable in connection therewith that are not generally shared with the relevant lenders and customary consent fees paid generally to consenting lenders. Each mutual determination of the “Effective Yield” by the Administrative Agent and Borrower shall be conclusive and binding on all Lenders absent manifest error.

“Electronic Signature” shall mean an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Transferee” shall mean and include any existing Lender, any Approved Fund or any commercial bank, an insurance company, a finance company, a financial institution, any fund that invests in loans or any other “accredited investor” (as defined in Regulation D of the Securities Act) but in any event excluding (i) any natural person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person), (ii) any Disqualified Lender (solely, in the case of a sale of a participation to such Person, to the extent that the list of Disqualified Lenders has been disclosed to all Lenders) and (iii) except to the extent provided in Sections 2.19, 2.20, 2.21 and 13.04(d) and (g), the Sponsor, Holdings, Borrower and their respective Subsidiaries and Affiliates (other than Debt Fund Affiliates).

“Environment” shall mean ambient air, indoor air, surface water, groundwater, drinking water, land surface and sub-surface strata and natural resources such as wetlands, flora and fauna.

“Environmental Claims” shall mean any and all administrative, regulatory or judicial actions, suits, demand letters, directives, claims, liens, notices of noncompliance or violation, and/or proceedings arising under or pursuant to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law, including, without limitation, (a) any and all Environmental Claims by governmental or regulatory authorities for enforcement, investigation, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Environmental Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief arising out of or relating to an alleged injury or threat of injury to human health, safety or the Environment due to the presence of Hazardous Materials, including any Release or threat of Release of any Hazardous Materials.

“Environmental Law” shall mean any federal, state, provincial, foreign or local statute, law, rule, regulation, ordinance, code, and rule of common law, now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the Environment, human health and safety (as it pertains to Hazardous Substances).

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, but excluding, for the avoidance of doubt, any Indebtedness convertible into or exchangeable for the foregoing.

“Equivalent Amount” shall mean, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any currency other than Dollars, the equivalent amount thereof in Dollars as determined by the Administrative Agent, at such time on the basis of the Exchange Rate for the purchase of Dollars with such currency as of the close of business on the immediately preceding Business Day.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and, unless the context indicates otherwise, the regulations promulgated and rulings issued thereunder. Section references to ERISA are to ERISA, as in effect at the Closing Date and any successor Section thereof.

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“ERISA Affiliate” shall mean each person (as defined in Section 3(9) of ERISA) which, together with Borrower or a Restricted Subsidiary of Borrower, is treated as a “single employer” under Section 414(b) or (c) of the Code and, solely with respect to Section 412 of the Code, Section 414(b), (c), (m) or (o) of the Code.

“ERISA Event” shall mean (a) any “reportable event,” as defined in Section 4043 of ERISA or the regulations issued thereunder, but excluding any event for which the 30-day notice period is waived with respect to a Plan, (b) any failure to make a required contribution to any Plan that would result in the imposition of a Lien or other encumbrance or the failure to satisfy the minimum funding standards set forth in Section 412 or 430 of the Code or Section 302 or 303 of ERISA, or the arising of such a Lien or encumbrance, with respect to a Plan, (c) the incurrence by Borrower, a Restricted Subsidiary of Borrower, or an ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan or the withdrawal or partial withdrawal (including under Section 4062(e) of ERISA) of any of Borrower, a Restricted Subsidiary of Borrower, or an ERISA Affiliate from any Plan or Multiemployer Plan, (d) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (e) the receipt by Borrower, a Restricted Subsidiary of Borrower, or an ERISA Affiliate from the PBGC or a plan administrator of any notice of intent to terminate any Plan or Multiemployer Plan or to appoint a trustee to administer any Plan, (f) the adoption of any amendment to a Plan that would require the provision of security pursuant to the Code, ERISA or other applicable law, (g) the receipt by Borrower, a Restricted Subsidiary of Borrower, or an ERISA Affiliate of any written notice concerning statutory liability arising from the withdrawal or partial withdrawal of Borrower, a Restricted Subsidiary of Borrower, or an ERISA Affiliate from a Multiemployer Plan or a written determination that a Multiemployer Plan is, or is reasonably expected to be, “insolvent,” within the meaning of Section 4245 of ERISA, (h) the occurrence of any non-exempt “prohibited transaction” (within the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to which Borrower or any Restricted Subsidiary is a “disqualified person” (within the meaning of Section 4975 of the Code) or with respect to which Borrower or any Restricted Subsidiary would reasonably be expected to have liability, (i) the occurrence of any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of any Plan or the appointment of a trustee to administer any Plan, (j) the filing of any request for or receipt of a minimum funding waiver under Section 412(c) of the Code with respect to any Plan or Multiemployer Plan, (k) a determination that any Plan is in “at-risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (l) the receipt by Borrower, a Restricted Subsidiary of Borrower or any ERISA Affiliate of any notice that a Multiemployer Plan is, or is reasonably expected to be, in “endangered” or “critical” status within the meaning of Section 305 of ERISA, or (m) any other extraordinary event or condition with respect to a Plan or Multiemployer Plan which would reasonably be expected to result in a Lien or any acceleration of any statutory requirement to fund all or a substantial portion of the unfunded accrued benefit liabilities of such plan.

“EU Bail-In Legislation Schedule” shall mean the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” shall have the meaning provided in Section 11.

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“Excess Cash Flow” shall mean, for any period, the remainder of (a) the sum of, without duplication, (i) Consolidated Net Income for such period and (ii) the decrease, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period (but excluding any such decrease in Adjusted Consolidated Working Capital arising from a Permitted Acquisition or dispositions of any Person by Borrower and/or its Restricted Subsidiaries during such period), minus (b) the sum of, without duplication, (i) [reserved], (ii) without duplication of amounts deducted from Excess Cash Flow in prior periods, the aggregate consideration required to be paid in cash by Borrower or any of its Restricted Subsidiaries pursuant to binding contracts (the “Contract Consideration”) entered into prior to or during such period relating to Permitted Acquisitions, Investments or Capital Expenditures to be consummated or made during the period of four consecutive fiscal quarters of Borrower following the end of such period; provided that to the extent the aggregate amount of Internally Generated Cash actually utilized to finance such Permitted Acquisitions, Investments or Capital Expenditures during such period of four consecutive fiscal quarters is less than the Contract Consideration, the amount of such shortfall shall be added to the calculation of Excess Cash Flow at the end of such period of four consecutive fiscal quarters, (iii) [reserved], (iv) (A) the aggregate amount of the Scheduled ~~Repayments~~Repayment, scheduled repayments of ABL Term Loans and other permanent principal payments and redemptions of Indebtedness (including any premium, make-whole or penalty payments relating thereto) of Borrower and its Restricted Subsidiaries during such period (other than any Voluntary Pari Passu Debt Prepayments), in each case, to the extent not financed with the proceeds of long-term Indebtedness (excluding ABL Revolving Loans and borrowings under any similar working capital facility permitted under Section 10.04 or any Qualified Securitization Transaction or Receivables Facility permitted under Section 10.04) and (B) prepayments and repayments of Term Loans pursuant to Sections 5.02(d) or 5.02(f), prepayments and repayments of ABL Term Loans pursuant to Sections 5.02(d) and 5.02(f) of the ABL Credit Agreement (or equivalent provisions of any successor ABL Credit Agreement) and any equivalent prepayments and repayments under any Permitted Pari Passu Loan Documents, Pari Passu Notes Documents, Refinancing Note/Loan Documents, any documentation governing any ABL Term Incremental Equivalent Debt or any documentation governing any ABL Refinancing Debt, in each case, to the extent the Asset Sale or Recovery Event giving rise to such prepayment or repayment resulted in an increase to Consolidated Net Income (but not in excess of the amount of such increase), (v) the portion of Transaction Costs and other transaction costs and expenses related to items (i)-(iv) above paid in cash during such fiscal year not deducted in determining Consolidated Net Income, (vi) the increase, if any, in Adjusted Consolidated Working Capital from the first day to the last day of such period (but excluding any such increase in Adjusted Consolidated Working Capital arising from a Permitted Acquisition or disposition of any Person by Borrower and/or the Restricted Subsidiaries during such period), (vii) cash payments in respect of non-current liabilities (other than Indebtedness) to the extent made with Internally Generated Cash, (viii) the aggregate amount of expenditures actually made by Borrower and its Restricted Subsidiaries with Internally Generated Cash during such period (including expenditures for the payment of financing fees, taxes, rent and pension and other retirement benefits) to the extent such expenditures are not expensed during such period, (ix) [reserved], (x) [reserved] and (xi) all non-cash gains to the extent included in Consolidated Net Income for such period (excluding any non-cash gains to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Net Income in any prior period).

“Excess Cash Flow Payment Amount” shall have the meaning provided in Section 5.02(e).

“Excess Cash Flow Payment Date” shall mean the date occurring 10 Business Days after the date on which Borrower’s annual audited financial statements are required to be delivered pursuant to Section 9.01(b) (commencing with respect to the fiscal year ending December 31, 2022).

“Excess Cash Flow Payment Period” shall mean, with respect to any Excess Cash Flow Payment Date, the immediately preceding fiscal year of Borrower.

“Exchange Rate” shall mean (a) as of the Closing Date, the spot rate of exchange as displayed by ICE Data Services or (b) any other commercially available spot rate of exchange selected by the Administrative Agent, in each case, for the purchase of the relevant currency with Dollars in the London foreign exchange market at or about 11:00
a.m. on a particular day.

“Exchanged Original Term Loans” shall mean each Original Term Loan outstanding on the Amendment No. 2 Effective Date (or portion thereof) and held by a Rollover Original Term Lender on the Amendment No. 2 Effective Date immediately prior to the extension of credit hereunder on the Amendment No. 2 Effective Date and as to which the Rollover Original Term Lender thereof has consented to exchange into a Term B Loan and the Amendment No. 2 Lead Arrangers have allocated into a Term B Loan.

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“Exchanged Term B Loans” shall mean each Term B Loan outstanding on the Amendment No. 3 Effective Date (or portion thereof) and held by a Rollover Term B Lender on the Amendment No. 3 Effective Date immediately prior to the extension of credit hereunder on the Amendment No. 3 Effective Date and as to which the Rollover Term B Lender thereof has consented to exchange into a Term B-1 Loan and the Amendment No. 3 Lead Arrangers have allocated into a Term B-1 Loan.

“Exchanged Term B-1 Loans” shall mean each Term B-1 Loan outstanding on the Amendment No. 4 Effective Date (or portion thereof) and held by a Rollover Term B-1 Lender on the Amendment No. 4 Effective Date immediately prior to the extension of credit hereunder on the Amendment No. 4 Effective Date and as to which the Rollover Term B-1 Lender thereof has consented to exchange into a Term B-2 Loan and the Amendment No. 4 Lead Arrangers have allocated into a Term B-2 Loan.

“Excluded Collateral” shall have the meaning provided in the Security Agreement.

“Excluded Subsidiary” shall mean any Subsidiary of Borrower that is (a) a Foreign Subsidiary, (b) an Unrestricted Subsidiary, (c) a FSHCO, (d) not a Wholly-Owned Subsidiary of Borrower or one or more of its Wholly- Owned Restricted Subsidiaries, (e) an Immaterial Subsidiary, (f) established or created pursuant to Section 10.05(xi) and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period prior to such acquisition, (g) prohibited (but only for so long as such Subsidiary would be prohibited) by Requirements of Law, rule or regulation from guaranteeing the facilities under this Agreement, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee, in each case, unless such consent, approval, license or authorization has been received (but without obligation to seek the same), (h) prohibited (but only for so long as such Subsidiary would be prohibited) from guaranteeing the Obligations by any contractual obligation in existence (x) on the Closing Date or (y) at the time of the acquisition of such Subsidiary after the Closing Date (to the extent such prohibition was not entered into in contemplation of such acquisition), (i) a not-for-profit Subsidiary, a Securitization Entity, a Regulated Subsidiary, a captive insurance company or a special purpose entity, (j) any other Subsidiary with respect to which Borrower and the Administrative Agent reasonably agree in writing that the cost or other consequences of guaranteeing the Obligations (including any adverse tax consequences) shall be excessive in view of the benefits to be obtained by the Lenders therefrom, and (k) any Domestic Subsidiary that is a direct or indirect Subsidiary of a CFC; provided that, notwithstanding the above, (x) Borrower may designate any Restricted Subsidiary that would otherwise constitute an “Excluded Subsidiary” hereunder as a “Subsidiary Guarantor” and cause such Subsidiary to execute the Guaranty Agreement as a “Subsidiary Guarantor” (and from and after the execution of the Guaranty Agreement, such Subsidiary shall no longer constitute an “Excluded Subsidiary” unless released from its obligations under the Guaranty Agreement as a “Subsidiary Guarantor” in accordance with the terms hereof and thereof; provided that such Restricted Subsidiary shall not be released solely on the basis that it was not required to become a Guarantor) so long as the Administrative Agent has consented to such designation, such Subsidiary shall grant a perfected lien on substantially all of its assets to the Collateral Agent for the benefit of the Secured Creditors regardless of whether such Subsidiary is organized in a jurisdiction other than the United States (notwithstanding anything to the contrary in this Agreement), pursuant to arrangements reasonably agreed between the Administrative Agent and Borrower and subject to customary limitations in such jurisdiction to be reasonably agreed to between the Administrative Agent and Borrower and in the case of any Foreign Subsidiary, the jurisdiction of such Subsidiary shall be reasonably acceptable to the Administrative Agent, taking into account the availability and enforceability of guarantees and collateral pledges in such jurisdictions, (y) if a Domestic Subsidiary serves as (i) a borrower or guarantor of the obligations of a Domestic Subsidiary (or Borrower) under the ABL Credit Agreement or (ii) an issuer or guarantor under the Secured Notes Indenture or any refinancing of the Secured Notes Indenture where the applicable issuer is a Domestic Subsidiary, then it shall not constitute an “Excluded Subsidiary” and (z) any Restricted Subsidiary that guarantees capital markets or other syndicated Indebtedness (excluding Indebtedness under the ABL Credit Agreement, any ABL Term Incremental Equivalent Debt or ABL Term Refinancing Debt) of Borrower with an aggregate principal amount in excess of $500,000,000 shall not constitute an “Excluded Subsidiary” and shall be required to become a Guarantor and grant a security interest to the Administrative Agent in accordance with Section 9.12 (provided that no Foreign Subsidiary shall be required to become a Guarantor or grant a security interest to the Administrative Agent pursuant to this clause (z) without the prior written consent of the Administrative Agent); provided, further, that in the case of this clause (z), Borrower shall have given the Administrative Agent notice thereof.

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“Excluded Swap Obligation” shall mean, with respect to any Guarantor, (x) as it relates to all or a portion of the Guaranty of such Guarantor, any Swap Obligation if, and to the extent that, such Swap Obligation (or any Guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the Guaranty of such Guarantor becomes effective with respect to such Swap Obligation or (y) as it relates to all or a portion of the grant by such Guarantor of a security interest, any Swap Obligation if, and to the extent that, such Swap Obligation (or such security interest in respect thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any “keepwell, support or other agreement” for the benefit of such Guarantor and any and all guarantees of such Guarantor’s Swap Obligations by other Credit Parties) at the time the security interest of such Guarantor becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guaranty or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Credit Party under any Credit Document, (a) Taxes imposed on (or measured by) its net income and franchise (and similar) Taxes imposed on it in lieu of income Taxes, in each case, as a result of such recipient being organized or having its principal office or applicable lending office located in such jurisdiction or as a result of any other present or former connection between it and the jurisdiction imposing such Tax (other than a connection arising from such Administrative Agent, Lender or other recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Term Loan or Credit Document), (b) any branch profits Taxes under Section 884(a) of the Code, or any similar Tax, in each case imposed by any jurisdiction described in clause (a) above, (c) in the case of a Lender (other than an assignee pursuant to a request by a Borrower under Section 2.13), any U.S. federal withholding Tax that is imposed on amounts payable to or for the account of such Lender pursuant to a law in effect on the date on which such Lender becomes a party to this Agreement (or designates a new lending office), except to the extent such Lender (or its assignor, if any) was entitled, immediately before the designation of a new lending office (or assignment), to receive additional amounts from the Credit Parties with respect to such withholding tax pursuant to Section 5.04(a), (d) Taxes attributable to such recipient’s failure to comply with Section 5.04(b) or Section 5.04(c), (e) any Taxes imposed under FATCA and (f) U.S. federal backup withholding Taxes pursuant to Section 3406 of the Code.

“Existing Term Loan Tranche” shall have the meaning provided in Section 2.14(a).

“Extendable Bridge Loans” shall mean customary “bridge” loans which by their terms will be converted into loans that have, or extended such that they have, a maturity date later than the Latest Maturity Date of all Tranches of Term Loans then in effect.

“Extended Term Loan Maturity Date” shall mean, with respect to any Tranche of Extended Term Loans, the date specified as such in the applicable Extension Amendment.

“Extended Term Loans” shall have the meaning provided in Section 2.14(a).

“Extending Term Loan Lender” shall have the meaning provided in Section 2.14(c).

“Extension” shall mean any establishment of Extended Term Loans pursuant to Section 2.14 and the applicable Extension Amendment.

“Extension Amendment” shall have the meaning provided in Section 2.14(d).

“Extension Election” shall have the meaning provided in Section 2.14(c).

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“Extension Request” shall have the meaning provided in Section 2.14(a).

“Extension Series” shall have the meaning provided in Section 2.14(a).

“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the Closing Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code on the Closing Date (or any amended or successor version described above) and any intergovernmental agreement, treaty or convention among Governmental Authorities (or related laws, rules or official administrative guidance) implementing such Sections of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the Federal Funds Effective Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement.

“Federal Reserve Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Fee Letter” shall mean that certain base fee letter, dated as of December 9, 2020, by and among Borrower, JPMorgan, Bank of America, N.A., BofA Securities, Inc. and Morgan Stanley Senior Funding, Inc., as amended, supplemented or otherwise modified by the joinders thereto entered into among Borrower, JPMorgan, Bank of America, N.A., BofA Securities, Inc., Morgan Stanley Senior Funding, Inc. and the other Commitment Parties.

“Fees” shall mean all amounts payable pursuant to or referred to in Section 4.01.

“Financial Statements” shall have the meaning provided in Section 6.11.

“Fitch” shall mean Fitch, Inc.

“Fixed Asset Collateral” shall have the meaning provided in the ABL Intercreditor Agreement.

“Fixed Incremental Amount” shall have the meaning provided in the definition of “Incremental Amount”.

“Flood Insurance Laws” shall mean, collectively, (i) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of 1994 as now or hereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (v) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” shall mean the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to the Adjusted Term SOFR Rate. For the avoidance of doubt, the initial Floor for each of the Adjusted Term SOFR Rate and Adjusted Daily Simple SOFR shall be 0.50%.

“Foreign Asset Sale” shall have the meaning provided in Section 5.02(j).

“Foreign Pension Plan” shall mean any pension or benefit plan, fund (including, without limitation, any superannuation fund) or other similar program established or maintained outside the United States by Borrower or any one or more of its Restricted Subsidiaries primarily for the benefit of employees of Borrower or such Restricted Subsidiaries residing outside the United States (other than plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), which plan, fund or other similar program provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

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“Foreign Recovery Event” shall have the meaning provided in Section 5.02(j).

“Foreign Subsidiaries” shall mean each Subsidiary of a Borrower that is not a Domestic Subsidiary.

“FSHCO” shall mean any Domestic Subsidiary that has no material assets other than (i) the Equity Interests (or Equity Interests and Indebtedness) of one or more Foreign Subsidiaries of Borrower that are CFCs or (ii) Equity Interests (or Equity Interests and Indebtedness) of one or more Domestic Subsidiaries of Borrower that hold no material assets other than the assets described in clause (i).

“GCL Holdings” shall have the meaning provided in the recitals hereto.

“Governmental Authority” shall mean the government of the United States of America, any other, supranational authority (such as the European Union or the European Central Bank) or nation or any political subdivision thereof, whether state, provincial, local or otherwise, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Guaranteed Creditors” shall mean and include (x) each of the Lender Creditors, (y) any Person that was the Administrative Agent, the Collateral Agent, any Lender and any Affiliate of the Administrative Agent, the Collateral Agent or any Lender (even if the Administrative Agent, the Collateral Agent or such Lender subsequently ceases to be the Administrative Agent, the Collateral Agent or a Lender under this Agreement for any reason) (i) at the time of entry into a particular Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement or (ii) in the case of a Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement existing on the Closing Date, on the Closing Date or within 30 days after the Closing Date and (z) any other Secured Creditor.

“Guarantor” shall mean and include Holdings, Borrower (other than with respect to its own Obligations) and each Subsidiary Guarantor.

“Guaranty” shall mean, as to any Guarantor, the guarantees granted by such Guarantor pursuant to the terms of the Guaranty Agreement.

“Guaranty Agreement” shall have the meaning provided in Section 6.10.

“Hazardous Materials” shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, perfluoroalkyl and polyfluoroalkyl substances, polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, or “pollutants”, or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance regulated under any Environmental Law.

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“Holdings” shall have the meaning (i) on or after the Closing Date, the entity specified in the preamble hereto or (ii) after the Closing Date, any other Person (“New Holdings”) that is a direct or indirect parent of Holdings (or the previous New Holdings, as the case may be) (“Previous Holdings”); provided that (a) New Holdings shall directly own 100% of the Equity Interests of Borrower, (b) New Holdings shall expressly assume all the obligations of Previous Holdings under this Agreement and the other Credit Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent, (c)(i) all capital stock of Borrower and substantially all of the other assets of Previous Holdings shall be contributed or otherwise transferred, directly or indirectly, to New Holdings and pledged to secure the Obligations, (ii) all capital stock and all other assets of Borrower and the Subsidiary Guarantors that constituted Collateral prior to such substitution shall remain Collateral and shall remain subject to Liens thereon securing the Obligations that are valid and enforceable to the same extent as such Liens were valid and enforceable prior to such substitution, and the priority and the perfection of such Liens shall be maintained at all times, and (iii) New Holdings shall enter into a Guaranty Agreement on substantially the same terms as the Guaranty Agreement of Previous Holdings, (d)(i) no Event of Default shall occur and be continuing at the time of such substitution and such substitution shall not result in any Event of Default and (ii) such substitution shall not result in any material adverse tax consequences in the aggregate, to the Lenders or, individually, to the Administrative Agent, (e) the Administrative Agent shall have received at least five (5) Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of the proposed transaction and Previous Holdings, New Holdings and Borrower shall promptly and in any event at least three (3) Business Days’ prior to the consummation of the transaction provide all information any Lender or the Administrative Agent may reasonably request to satisfy its “know your customer” and other similar requirements necessary for such Person to comply with its internal compliance and regulatory requirements with respect to the proposed successor New Holdings, (f) New Holdings shall be an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia or any other jurisdiction permitted by the Administrative Agent in its reasonable discretion, (g) if reasonably requested by the Administrative Agent, (i) the Credit Parties shall execute and deliver amendments, supplements and other modifications to all Credit Documents, instruments and agreements executed in connection therewith necessary to perfect and protect the liens and security interests in the Collateral of New Holdings and to give effect to the new Guaranty, in each case in form and substance substantially consistent with the instruments and agreements previously delivered in respect thereof or reasonably satisfactory to the Administrative Agent; provided that, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned, delayed or denied), such amendments, supplements, modifications, instruments and/or agreements may be executed and delivered following such substitution and shall not constitute a condition to the effectiveness of New Holdings’ substitution for Previous Holdings and (ii) the Credit Parties shall execute and deliver any documentation reasonably necessary to comply with the local law requirements of the applicable jurisdiction and (h) Borrower shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clauses (a), (c), (d)(i) and (h) of this definition; provided, further, that if each of the foregoing is satisfied, Previous Holdings shall be automatically released of all its obligations as “Holdings” under the Credit Documents and any reference to “Holdings” in the Credit Documents shall refer to New Holdings.

“IFRS” shall mean international accounting standards as promulgated by the International Accounting Standards Board.

“Immaterial Subsidiary” shall mean any Restricted Subsidiary of Borrower that, as of the end of the most recently ended Test Period, does not have, when taken together with all other Immaterial Subsidiaries, (a) assets in excess of 5.00% of Consolidated Total Assets; or (b) revenues for the period of four consecutive fiscal quarters ending on such date in excess of 5.00% of the combined revenues of Borrower and the Restricted Subsidiaries for such period. For the avoidance of doubt, at all times prior to the first delivery of financial statements pursuant to Section 9.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of Borrower and its Subsidiaries delivered to the Administrative Agent prior to the Closing Date.

“Imola” shall have the meaning provided in the recitals hereto.

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“Incremental Amount” shall mean, as of any date of determination, the sum of (a) the greater of $1,002,750,000 and 75% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (calculated on a Pro Forma Basis), plus (b) an amount equal to the sum of all Voluntary Debt Payments (in each case, to the extent not financed with the proceeds of long-term Indebtedness (excluding ABL Revolving Loans and borrowings under any working capital facility permitted under Section 10.04 or any Qualified Securitization Transaction or Receivables Facility permitted under Section 10.04)) in each case prior to such date (the “Prepayment Available Incremental Amount”); provided that no Incremental Term Loan or Indebtedness incurred pursuant to Section 10.04(xxvii)(1) in reliance on the Prepayment Available Incremental Amount shall be secured on a greater priority basis than that by which the Indebtedness so repaid and underlying such portion of the Prepayment Available Incremental Amount so utilized was secured, less (c) the aggregate principal amount of Term Loans incurred pursuant to Section 2.15(a)(v)(x), Indebtedness incurred pursuant to Section 10.04(xxvii)(1), Indebtedness incurred pursuant to Section 10.04(xxvii) of the ABL Credit Agreement in reliance on the ABL Fixed Incremental Amount and ABL Term Incremental Equivalent Debt incurred in reliance on the ABL Fixed Incremental Amount, in each case, prior to such date (clauses (a), (b) and (c), collectively, the “Fixed Incremental Amount”), plus (d) an unlimited amount so long as either (i) in the case of any Indebtedness secured by a Lien on the Collateral that is pari passu with any Lien on the Collateral securing the Obligations, the Consolidated First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of such date, would not exceed 3.10:1.00 or (ii) solely for purposes of Section 10.04(xxvii), in the case of any Permitted Junior Debt consisting of Indebtedness secured by the Collateral on a junior lien basis relative to the Liens on such Collateral securing the Obligations or consisting of unsecured Indebtedness, the Consolidated Fixed Charge Coverage Ratio, determined on a Pro Forma Basis as of such date, would not be less than either (x) 2:00:1.00 or (y) at the election of Borrower if such Indebtedness is incurred in connection with a Permitted Acquisition or another Investment permitted under this Agreement, the Consolidated Fixed Charge Coverage Ratio in effect immediately prior to the consummation of such transaction calculated on a Pro Forma Basis as of the most recently ended Test Period (amounts pursuant to this clause (d), the “Incurrence-Based Incremental Amount” and each of clauses (d)(i) and (d)(ii), an “Incurrence-Based Incremental Facility Test”) (it being understood that (1) Borrower may utilize the Incurrence-Based Incremental Amount prior to the Fixed Incremental Amount (and without taking into account the amount incurred under the Fixed Incremental Amount) and that amounts under each of the Fixed Incremental Amount and the Incurrence-Based Incremental Amount may be used in a single transaction and (2) any amounts utilized under the Fixed Incremental Amount shall be reclassified, as Borrower may elect from time to time, as incurred under the Incurrence-Based Incremental Amount if Borrower meets any applicable Incurrence-Based Incremental Facility Test at such time on a Pro Forma Basis, and if any applicable Incurrence-Based Incremental Facility Test would be satisfied on a Pro Forma Basis as of the end of any subsequent Test Period after the initial utilization under the Fixed Incremental Amount, such reclassification shall be deemed to have automatically occurred whether or not elected by Borrower). For purposes of the proviso set forth in clauses (b) and (d)(i)(A) of this definition, Indebtedness that is secured by a first priority Lien on ABL Collateral and a second priority Lien on Fixed Asset Collateral and Indebtedness that is secured by a second priority Lien on ABL Collateral and a first priority Lien on Fixed Asset Collateral shall also be considered to be secured on an equal priority or pari passu basis.

“Incremental Term Loan” shall have the meaning provided in Section 2.01(b).

“Incremental Term Loan Amendment” shall mean an amendment to this Agreement among Borrower, the Administrative Agent and each Lender or Eligible Transferee providing the Incremental Term Loan Commitments to be established thereby, which amendment shall be not inconsistent with Section 2.15.

“Incremental Term Loan Borrowing Date” shall mean, with respect to each Incremental Term Loan, each date on which Incremental Term Loans are incurred pursuant to Section 2.01(b), which date shall be the date of the effectiveness of the respective Incremental Term Loan Amendment pursuant to which such Incremental Term Loans are to be made.

“Incremental Term Loan Commitment” shall mean, for each Lender, any commitment to make Incremental Term Loans provided by such Lender pursuant to Section 2.15 on a given Incremental Term Loan Borrowing Date, in such amount as agreed to by such Lender in the Incremental Term Loan Amendment delivered pursuant to Section 2.15, as the same may be terminated pursuant to Sections 4.02 and/or 11.

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“Incremental Term Loan Commitment Requirements” shall mean, with respect to any provision of an Incremental Term Loan Commitment on a given Incremental Term Loan Borrowing Date, the satisfaction of each of the following conditions: (a) no Event of Default then exists or would result therefrom (provided, that with respect to any Incremental Term Loan Commitment requested with respect to any Limited Condition Transaction, such requirement shall be limited to the absence of an Event of Default pursuant to Section 11.01 or Section 11.05); (b) the representations and warranties contained herein and in the other Credit Documents shall be true and correct in all material respects (provided, that any representation or warranty that is qualified as to “materiality or similar language” shall be true and correct in all respects as of such date; provided, further, that in the case of any Incremental Term Loan Commitment requested in connection with the financing of a Permitted Acquisition or other Investment permitted hereunder, only the making and accuracy of the Specified Representations shall be required); (c) the delivery by the relevant Credit Parties of such technical amendments, modifications and/or supplements to the respective Security Documents as are reasonably requested by the Collateral Agent to ensure that the additional Obligations to be incurred pursuant to the Incremental Term Loan Commitments are secured by, and entitled to the benefits of, the relevant Security Documents, and each of the Lenders hereby agrees to, and authorizes the Collateral Agent to enter into, any such technical amendments, modifications or supplements and (d) solely to the extent such certifications are not included in the relevant Incremental Term Loan Amendment, the delivery by Borrower to the Administrative Agent of an officer’s certificate executed by a Responsible Officer certifying as to compliance with preceding clauses (a) and (b).

“Incremental Term Loan Lender” shall have the meaning provided in Section 2.15(b).

“Incurrence-Based Incremental Amount” shall have the meaning provided in the definition of “Incremental Amount”.

“Incurrence-Based Incremental Facility Test” shall have the meaning provided in the definition of “Incremental Amount”.

“Indebtedness” shall mean, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person (A) for borrowed money or (B) for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers’ acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the lesser of (x) the aggregate unpaid amount of Indebtedness secured by such Lien and (y) the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all Contingent Obligations of such Person, (vi) all obligations under any Interest Rate Protection Agreement, any Other Hedging Agreement, any Treasury Services Agreement or under any similar type of agreement and (vii) all Off-Balance Sheet Liabilities of such Person. Notwithstanding the foregoing, Indebtedness shall not include (a) trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person, (b) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement or (c) earn-outs and contingent payments in respect of acquisitions except to the extent that the liability on account of any such earn-outs or contingent payment has become fixed, due and payable for more than 10 Business Days without being paid and is required by U.S. GAAP to be reflected as a liability on the consolidated balance sheet of Borrower and its Restricted Subsidiaries. For purposes of this definition, “trade payables” shall include (1) any obligation owed by a Person arising out of arrangements whereby a third party makes payments for the account of such Person directly or indirectly to a trade creditor of such Person in respect of trade payables of such Person and (2) any obligation, contingent or otherwise, of any Person (the “Obligor”) in favor of another Person in respect of obligations set forth in the foregoing clause (1) held by the other Person that arise in connection with sales of goods or services by the Obligor or its Affiliates.

“Indemnified Person” shall have the meaning provided in Section 13.01(a).

“Indemnified Taxes” shall mean all Taxes imposed on or with respect to any payment by or on account of any obligation of any Credit Party under any Credit Document other than (i) Excluded Taxes and (ii) Other Taxes.

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“Independent Assets or Operations” shall mean, with respect to any Parent Company, that such Parent Company’s total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities (excluding in each case amounts related to its investment in Borrower and the Restricted Subsidiaries), determined in accordance with U.S. GAAP and as shown on the most recent balance sheet of such Parent Company, is more than 5.00% of such Parent Company’s corresponding consolidated amount.

“Initial Borrower” shall have the meaning provided in the preamble hereto.

“Initial Commitment Parties” shall mean JPMorgan Chase Bank, N.A., Bank of America, N.A., BofA Securities, Inc. and Morgan Stanley Senior Funding, Inc.

“Initial Incremental Term Loan Maturity Date” shall mean, for any Tranche of Incremental Term Loans, the final maturity date set forth for such Tranche of Incremental Term Loans in the Incremental Term Loan Amendment relating thereto; provided that the initial final maturity date for all Incremental Term Loans of a given Tranche shall be the same date.

“Initial Lenders” shall have the meaning provided to such term in the Commitment Letter.

“Initial Maturity Date for Term B-~~1~~2 Loans” shall mean the date that is seven years after the Amendment No. 3 Effective Date, or if such date is not a Business Day, the next preceding Business Day.

“Initial Public Offering” shall mean (a) the offering of the common Equity Interests of any Parent Company in an underwritten public offering (other than a public offering pursuant to a registration statement on Form S-8 or S- 4) pursuant to an effective registration statement filed with the SEC in accordance with the Securities Act, as amended or (b) any SPAC IPO.

“Initial Term Loan Commitment” shall mean, for each Lender, the amount set forth opposite such Lender’s name in Schedule 2.01 directly below the column entitled “Initial Term Loan Commitment”, as the same may be terminated pursuant to Sections 4.02 and/or 11. As of the Amendment No. 2 Effective Date, the aggregate principal amount of Initial Term Loan Commitments is $0.

“Initial Term Loans” shall mean the Term Loans made on the Closing Date pursuant to Section 2.01(a). As of the Amendment No. 2 Effective Date, the aggregate principal amount of outstanding Initial Term Loans is $0.

“Initial Tranche” shall have the meaning provided in the definition of “Tranche.”

“Inside Maturity Basket” shall mean an amount equal to the greater of (i) $668,500,000 and (ii) 50% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of incurrence), less the amount of the Inside Maturity Basket previously (or, in the case of any simultaneous incurrence, concurrently) used to incur Indebtedness that is outstanding.

“Intellectual Property” shall have the meaning provided in Section 8.20.

“Intercompany Subordination Agreement” shall mean an intercompany subordination agreement, in substantially the form of Exhibit N hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Interest Determination Date” shall mean, with respect to any Term Benchmark Term Loan, the second Business Day prior to the commencement of any Interest Period relating to such Term Benchmark Term Loan.

“Interest Expense” shall mean the aggregate consolidated interest expense (net of interest income) of Borrower and its Restricted Subsidiaries in respect of Indebtedness determined on a consolidated basis in accordance with U.S. GAAP, including amortization or original issue discount on any Indebtedness and amortization of all fees payable in connection with the incurrence of such Indebtedness, including, without limitation, the interest portion of any deferred payment obligation and the interest component of any Capitalized Lease Obligations, and, to the extent not included in such interest expense, any losses on hedging obligations or other derivative instruments entered into for the purpose of hedging interest rate risk, net of interest income and gains on such hedging obligations, and costs of surety bonds in connection with financing activities.

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“Interest Payment Date” shall mean (a) with respect to any Base Rate Term Loan, the last day of each March, June, September and December and the Maturity Date and (b) with respect to any Term Benchmark Term Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” shall have the meaning provided in Section 2.09.

“Interest Rate Protection Agreement” shall mean any interest rate swap agreement, interest rate cap agreement, interest collar agreement, interest rate hedging agreement or other similar agreement or arrangement.

“Internally Generated Cash” shall mean cash generated from Borrower and its Restricted Subsidiaries’ operations or borrowings under the ABL Credit Agreement, any similar working capital facility permitted under Section 10.04 or any Qualified Securitization Transaction or Receivables Facility permitted under Section 10.04 and not representing (i) a reinvestment by Borrower or any Restricted Subsidiaries of the Net Sale Proceeds of any Asset Sale or Net Insurance Proceeds of any Recovery Event, (ii) the proceeds of any issuance of any Equity Interests or any Indebtedness of Borrower or any Restricted Subsidiary (excluding ABL Revolving Loans and any borrowings under any working capital facility permitted under Section 10.04 or any Qualified Securitization Transaction or Receivables Facility permitted under Section 10.04) or (iii) any credit received by Borrower or any Restricted Subsidiary with respect to any trade-in of property for substantially similar property or any “like kind exchange” of assets.

“Investments” shall have the meaning provided in Section 10.05.

“ISDA CDS Definition” shall have the meaning provided in Section 13.12(j).

“ISDA Definitions” shall mean the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“JPMorgan” shall have the meaning provided in the preamble hereto.

“Junior Representative” shall mean, with respect to any series of Permitted Junior Debt (or Permitted Refinancing Indebtedness in respect thereof), the trustee, administrative agent, collateral agent, security agent or similar agent under the indenture or agreement pursuant to which such Permitted Junior Debt (or Permitted Refinancing Indebtedness in respect thereof) is issued, incurred or otherwise obtained and each of their successors in such capacities.

“Latest Maturity Date” shall mean, at any time, the latest Maturity Date applicable to any Term Loan hereunder at such time, including the latest maturity date of any Incremental Term Loan, Refinancing Term Loan or Extended Term Loan, in each case as extended in accordance with this Agreement from time to time.

“LCT Election” shall have the meaning provided in Section 1.03.

“LCT Test Date” shall have the meaning provided in Section 1.03.

“Lead Arrangers” shall mean (i) JPMorgan Chase Bank, N.A, BofA Securities, Inc., Morgan Stanley Senior Funding, Inc., BNP Securities Corp., Citibank, N.A., Wells Fargo Bank, National Association, BMO Capital Markets Corp., MUFG Union Bank, N.A., PNC Bank, National Association, Deutsche Bank Securities Inc., Barclays Bank PLC, Credit Suisse Loan Funding LLC, HSBC Securities (USA), Inc., Mizuho Bank, Ltd., RBC Capital Markets, LLC, The Bank of Nova Scotia, ING Capital LLC, Societe Generale and Stifel Nicolaus and Company, in their capacities as joint lead arrangers and/or joint bookrunners for this Agreement, (ii) solely with respect to Amendment No. 2, the Amendment No. 2 Lead Arrangers ~~and~~, (iii) solely with respect to Amendment No. 3, the Amendment No. 3 Lead Arrangers and (iv) solely with respect to Amendment No. 4, the Amendment No. 4 Lead Arrangers.

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“Lender” shall mean each financial institution listed on Schedule 2.01, as well as any Person that becomes a “Lender” hereunder pursuant to Section 2.13, 2.15, 2.18 or 13.04(b) and which, for the avoidance of doubt, shall include the Term B-~~1~~2 Loan Lenders.

“Lender Creditors” shall mean the Agents, the Lenders and the Indemnified Persons.

“Lender-Related Person” shall have the meaning provided in Section 13.01(c).

“Lien” shall mean any mortgage, pledge, hypothecation, collateral assignment, security deposit arrangement, encumbrance, deemed or statutory trust, security conveyance, lien (statutory or other), preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, and any lease having substantially the same effect as any of the foregoing).

“Limited Condition Transaction” shall mean any transaction in connection with any acquisition (including by way of merger) or similar Investment (including the assumption or incurrence of Indebtedness), the making of any Dividend and/or the making of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 10.07.

“Limited Originator Recourse” shall mean a letter of credit, cash collateral account or other such credit enhancement provided in connection with the incurrence of Indebtedness by a Securitization Entity under a Qualified Securitization Transaction, in each case, solely to the extent required to satisfy Standard Securitization Undertakings.

“Loans” shall mean the loans made by the Lenders to Borrower pursuant to this Agreement.

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Management Investor” shall mean any Person who is an officer or otherwise a member of management of Borrower, any of its Subsidiaries or any of its direct or indirect parent companies on the Closing Date, immediately after giving effect to the Acquisition or at any time thereafter.

“Margin Stock” shall have the meaning provided in Regulation U.

“Market Capitalization” shall mean an amount equal to (i) the total number of issued and outstanding shares of capital stock of Borrower or any Parent Company on the date of declaration of the relevant dividend multiplied by
(ii) the arithmetic mean of the closing prices per share of such capital stock on the New York Stock Exchange (or, if the primary listing of such capital stock is on another exchange, on such other exchange) for the 30 consecutive trading days immediately preceding the date of declaration of such dividend.

“Material Adverse Effect” shall mean (a) on the Closing Date, a Closing Date Material Adverse Effect, and (b)after the Closing Date, (i) a material adverse effect on the business, assets, financial condition or results of operations of Borrower and its Restricted Subsidiaries, taken as a whole, excluding any effect resulting from or arising in connection with the COVID-19 pandemic on or prior to December 31, 2021 to the extent set forth in the confidential information memorandum with respect to the Initial Term Loans, (ii) a material and adverse effect on the rights and remedies of the Administrative Agent and Collateral Agent, on behalf of the Lenders, taken as a whole, under the Credit Documents or (iii) a material and adverse effect on the ability of the Credit Parties, taken as a whole, to perform their payment obligations under the Credit Documents.

“Material Real Property” shall mean each parcel of Real Property that is now or hereafter owned in fee by any Credit Party and located in the United States that (together with any other fee owned parcels constituting a single site or operating property) has a fair market value (as determined by Borrower in good faith) in excess of $20,000,000.

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“Maturity Date” shall mean (a) with respect to any Term B-~~1~~2 Loans that have not been extended pursuant to Section 2.14, the Initial Maturity Date for Term B-~~1~~2 Loans, (b) with respect to any Incremental Term Loans that have not been extended pursuant to Section 2.14, the Initial Incremental Term Loan Maturity Date applicable thereto and (c) with respect to any Tranche of Extended Term Loans, the Extended Term Loan Maturity Date applicable thereto. For the avoidance of doubt, the parties understand that no waiver of any Default, Event of Default or mandatory prepayment shall constitute an extension of the Maturity Date.

“Merger 2” shall have the meaning provided in the recitals hereto.

“Merger 3” shall have the meaning provided in the recitals hereto.

“Minimum Borrowing Amount” shall mean $1,000,000.

“Minimum Equity Amount” shall have the meaning provided in Section 6.06.

“Minimum Purchase Condition” shall have the meaning provided in Section 2.19(b).

“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgage” shall mean a mortgage, debenture, deed of trust, deed to secure debt, or similar security instrument in form and substance reasonably satisfactory to the Administrative Agent, in favor of the Collateral Agent for the benefit of the Secured Creditors, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time.

“Mortgaged Property” shall mean any Material Real Property of Borrower or any of its Restricted Subsidiaries which is required to be encumbered by a Mortgage.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 4001(a)(3) of ERISA and subject to Title IV of ERISA under which Borrower or a Restricted Subsidiary of Borrower has any obligation or liability, including on account of an ERISA Affiliate.

“Net Debt Proceeds” shall mean, with respect to any incurrence of Indebtedness for borrowed money, an amount in cash equal to the gross cash proceeds received by the respective Person from such incurrence, net of underwriting discounts, commissions, fees and other costs of, and expenses associated with, such incurrence.

“Net Insurance Proceeds” shall mean, with respect to any Recovery Event, an amount in cash equal to the gross cash proceeds received by the respective Person in connection with such Recovery Event, net of (i) costs of, and expenses associated with, such Recovery Event (including any costs incurred by Borrower or any of its Restricted Subsidiaries in connection with the adjustment, settlement or collection of any claims of Borrower or such Restricted Subsidiary in respect thereof), (ii) any taxes paid or payable as a result of such Recovery Event (including Borrower’s good faith estimate of any incremental income taxes that will be payable as a result of such Recovery Event, including pursuant to tax sharing arrangements or any tax distributions), (iii) required payments of any Indebtedness or other obligations (other than the Loans and Indebtedness secured on a pari passu or junior basis to the Loans) which are secured by the assets which were the subject of such Recovery Event or would be in default under the terms thereof as a result of such theft, loss, physical destruction, damage, taking or similar event underlying such Recovery Event and (iv) to the extent such Recovery Event involves any theft, loss, physical destruction, damage, taking or similar event with respect to Investments made after the Closing Date, the permissibility of which was contingent upon the utilization of the Available Amount, the portion of the Available Amount so utilized in connection with such initial Investment.

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“Net Sale Proceeds” shall mean, with respect to any Asset Sale (including, without limitation, any cash or Cash Equivalents received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale), an amount in cash equal to the gross cash proceeds (including any cash received by way of deferred payment pursuant to a promissory note, receivable or otherwise, but only as and when received) received from such Asset Sale, net of (i) costs of, and expenses associated with, such Asset Sale (including fees and commissions), (ii) any taxes paid or payable as a result of such Asset Sale (including Borrower’s good faith estimate of any incremental income taxes that will be payable as a result of such Asset Sale, including pursuant to tax sharing arrangements or any tax distributions), (iii) payments of unassumed liabilities relating to the assets sold and required payments of any Indebtedness or other obligations (other than the Loans and Indebtedness secured on a pari passu or junior basis to the Loans) which are secured by the assets which were sold or would be in default under the terms thereof as a result of such Asset Sale, (iv) amounts provided as a reserve in accordance with U.S. GAAP against any liabilities under any indemnification obligation or purchase price adjustment associated with such Asset Sale (provided that to the extent and at the time any such amounts are released from such reserve to Borrower or any of its Restricted Subsidiaries, such amounts shall constitute Net Sale Proceeds), (v) cash escrows from the sale price for such Asset Sale (provided that to the extent and at the time any such amounts are released from escrow to Borrower or any of its Restricted Subsidiaries, such amounts shall constitute Net Sale Proceeds) and (vi) to the extent such Asset Sale involves any disposition of Investments made after the Closing Date, the permissibility of which was contingent upon the utilization of the Available Amount, the portion of the Available Amount so utilized in connection with such initial Investment.

“Net Short Lender” shall have the meaning provided in Section 13.12(j).

“Non-Debt Fund Affiliate” shall mean any Affiliate of the Sponsor other than (a) Holdings, (b) Borrower,
(c)    any Subsidiary of Holdings, (d) any Debt Fund Affiliate or (e) any natural Person.

“Non-Defaulting Lender” shall mean and include each Lender other than a Defaulting Lender.

“Non-Exchanged Original Term Loan” means each Original Term Loan outstanding immediately prior to the Amendment No. 2 Effective Date (or portion thereof) under this Agreement other than an Exchanged Original Term Loan.

“Non-Exchanged Term B Loan” means each Term B Loan outstanding immediately prior to the Amendment No. 3 Effective Date (or portion thereof) under this Agreement other than an Exchanged Term B Loan.

“Non-Exchanged Term B-1 Loan” means each Term B-1 Loan outstanding immediately prior to the Amendment No. 4 Effective Date (or portion thereof) under this Agreement other than an Exchanged Term B-1 Loan.

“Note” shall have the meaning provided in Section 2.05(a).

“Notice of Borrowing” shall have the meaning provided in Section 2.03.

“Notice of Conversion/Continuation” shall have the meaning provided in Section 2.06.

“Notice of Loan Prepayment” shall mean the notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit D or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of Borrower.

“Notice Office” shall mean the office of the Administrative Agent set forth in Schedule 13.03, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

“NYFRB’s Website” shall mean the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“NYFRB Rate” shall mean, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined be less than 0%, such rate shall be deemed to be 0% for purposes of this Agreement.

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“Obligations” shall mean (i) all now existing or hereafter arising debts, obligations, covenants, and duties of payment or performance of every kind, matured or unmatured, direct or contingent, owing, arising, due, or payable to any Lender, Agent or Indemnified Person by any Credit Party arising out of this Agreement or any other Credit Document, including, without limitation, all obligations to repay principal or interest on the Term Loans, and to pay interest, fees, costs, charges, expenses, professional fees, and all sums chargeable to any Credit Party or for which any Credit Party is liable as indemnitor under the Credit Documents, whether or not evidenced by any note or other instrument (in each case, including interest, fees, expenses and other amounts accruing during any case or proceeding under any Debtor Relief Laws, regardless of whether allowed or allowable in such case or proceeding) and (ii) liabilities and indebtedness of Borrower or any of its Restricted Subsidiaries owing under any Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement (with respect to any Subsidiary Guarantor, other than any Excluded Swap Obligation of such Subsidiary Guarantor) entered into by Borrower or any of its Restricted Subsidiaries, whether now in existence or hereafter arising. Notwithstanding anything to the contrary contained above, (x) obligations of any Credit Party or Restricted Subsidiary under any Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement shall be secured and guaranteed pursuant to the Credit Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed and (y) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement.

“Off-Balance Sheet Liabilities” of any Person shall mean (i) any repurchase obligation or similar liability of such Person with respect to accounts or notes receivables sold by such Person, (ii) any liability of such Person under any Sale-Leaseback Transactions that do not create a liability on the balance sheet of such Person, (iii) any obligation under a Synthetic Lease or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Open Market Purchase” shall have the meaning provided in Section 2.20(a).

“Original Term Lender” shall mean each Initial Term Lender in existence immediately prior to giving effect to Amendment No. 2 on the Amendment No. 2 Effective Date.

“Original Term Loan” shall mean each Initial Term Loan outstanding under this Agreement immediately prior to giving effect to Amendment No. 2 on the Amendment No. 2 Effective Date.

“Other Hedging Agreements” shall mean any foreign exchange contracts, currency swap agreements, commodity agreements or other similar arrangements, or arrangements designed to protect against fluctuations in currency values or commodity prices.

“Other Taxes” shall mean all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes arising from any payment made under, from the execution, delivery, registration, performance or enforcement of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document except any such Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.13) that are imposed as a result of any present or former connection between the relevant Lender and the jurisdiction imposing such Tax (other than a connection arising from such Lender having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Term Loan or Credit Document).

“Overnight Bank Funding Rate” shall mean, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Parent Company” shall mean any direct or indirect parent company of Borrower (other than the Sponsor or any other Permitted Holder (excluding any Permitted Holder that is a Permitted Parent)).

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“Pari Passu Intercreditor Agreement” shall mean that certain Pari Passu Intercreditor Agreement in the form of Exhibit M, dated as of the Closing Date, by and among the Collateral Agent and the Secured Notes Agent, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Pari Passu Representative” shall mean, with respect to any series of Permitted Pari Passu Notes or Permitted Pari Passu Loans (or, in each case, Permitted Refinancing Indebtedness in respect thereof), the trustee, collateral agent, security agent or similar agent under the indenture or other agreement pursuant to which such Permitted Pari Passu Notes or Permitted Pari Passu Loans (or, in each case, Permitted Refinancing Indebtedness in respect thereof) are issued and each of their successors in such capacities.

“Participant” shall have the meaning provided in Section 13.04(c).

“Participant Register” shall have the meaning provided in Section 13.04(c).

“Patent Security Agreement” shall have the meaning provided in the Security Agreement.

“Patriot Act” shall have the meaning provided in Section 13.16.

“Payment” has the meaning assigned to it in Section 12.15(a).

“Payment Notice” has the meaning assigned to it in Section 12.15(b).

“PBGC” shall mean the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

“Perfection Certificate” shall have the meaning provided in the Security Agreement.

“Permitted Acquisition” shall mean the acquisition by Borrower or any of its Restricted Subsidiaries of an Acquired Entity or Business; provided that (i) the Acquired Entity or Business acquired is in a business permitted by Section 10.09 and (ii) all applicable requirements of Section 9.14 are satisfied.

“Permitted Asset Swap” shall mean the purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between Borrower or any Restricted Subsidiary and another Person.

“Permitted Encumbrance” shall mean, with respect to any Mortgaged Property, such exceptions to title as are set forth in the mortgage title insurance policy delivered with respect thereto, all of which exceptions must be reasonably acceptable to the Administrative Agent in its reasonable discretion.

“Permitted Holders” shall mean (i) the Sponsor, (ii) any Related Party of the Sponsor, (iii) Management Investors, (iv) any Permitted Parent and (v) any “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that in the case of such “group” and without giving effect to the existence of such “group” or any other “group”, (a) such Persons specified in clauses (i), (ii), (iii) or (iv) above, collectively, have beneficial ownership, directly or indirectly, of more than 50% of the total voting power of the voting Equity Interests of Borrower or any of its direct or indirect parent entities held by such “group” and (b) the Sponsor and Related Parties of the Sponsor, collectively, do not have beneficial ownership, directly or indirectly, of a lesser percentage of the voting Equity Interests of Borrower or any of its direct or indirect parent entities than any other Person that is a member of such “group” (without giving effect to any voting Equity Interests that may be deemed owned by such Person pursuant to Rule 13d-3 or 13d-5 under the Exchange Act as a result of such “group”).

“Permitted Investment” shall have the meaning provided in Section 10.05.

“Permitted Junior Debt” shall mean any Permitted Junior Notes and any Permitted Junior Loans.

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“Permitted Junior Debt Documents” shall mean any Permitted Junior Notes Documents and any Permitted Junior Loan Documents.

“Permitted Junior Loan Documents” shall mean, after the execution and delivery thereof, each agreement, document or instrument relating to the incurrence of Permitted Junior Loans, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Junior Loans” shall mean any Indebtedness of Borrower in the form of unsecured or secured loans; provided that (i) except as provided in clause (v) below, no such Indebtedness shall be secured by any asset of Borrower or any of its Subsidiaries, (ii) no such Indebtedness shall be guaranteed by any Person other than the Credit Parties, (iii) no such Indebtedness shall be subject to scheduled amortization or have a final stated maturity, in either case, prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred, or shall have a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity as then in effect for the Tranche of then outstanding Term Loans with the then longest Weighted Average Life to Maturity except, in each case, in the case of (x) Extendable Bridge Loans and/or (y) Indebtedness in an aggregate principal amount not in excess of the then available amount under the Inside Maturity Basket, (iv) any “asset sale” mandatory prepayment provision included in the agreement governing such Indebtedness shall not prohibit Borrower or the respective Subsidiary from repaying obligations under this Agreement before prepaying or offering to prepay such Indebtedness, (v) in the case of any such Indebtedness that is secured, (a) such Indebtedness is secured only by assets comprising Collateral on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of any Credit Party other than the Collateral, (b) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are necessary to reflect the differing lien priorities or as otherwise reasonably satisfactory to the Collateral Agent) and (c) a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Junior Lien Intercreditor Agreement; provided that if such Indebtedness is the initial incurrence of Permitted Junior Debt that is secured by assets of any Credit Party, then the Administrative Agent, the Collateral Agent and the Junior Representative for such Indebtedness shall have executed and delivered, and each Credit Party shall have acknowledged, the Additional Junior Lien Intercreditor Agreement and (vi) the negative covenants and events of default, taken as a whole, contained in the agreement governing such Indebtedness, shall not be materially more favorable to the lenders providing such Permitted Junior Loans than the related provisions contained in this Agreement; provided that (x) any such terms may be more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred and (y) in the event that any agreement evidencing such Indebtedness contains financial maintenance covenants that are effective prior to the Latest Maturity Date as of the date such Indebtedness was incurred, Borrower shall have offered in good faith to enter into an amendment to this Agreement to add any such financial covenants as are not then contained in this Agreement (provided that a certificate of a Responsible Officer of Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (vi), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

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“Permitted Junior Notes” shall mean any Indebtedness of Borrower in the form of unsecured or secured notes and incurred pursuant to one or more issuances of such notes; provided that (i) except as provided in clause (vii) below, no such Indebtedness shall be secured by any asset of Borrower or any of its Subsidiaries, (ii) no such Indebtedness shall be guaranteed by any Person other than the Credit Parties, (iii) no such Indebtedness shall be subject to scheduled amortization or have a final stated maturity, in either case, prior to the date occurring ninety-one (91) days following the Latest Maturity Date as of the date such Indebtedness was incurred, or shall have a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity as then in effect for the Tranche of then outstanding Term Loans with the then longest Weighted Average Life to Maturity, except, in each case, in the case of (x) Extendable Bridge Loans and/or (y) Indebtedness in an aggregate principal amount not in excess of the then available amount under the Inside Maturity Basket, (iv) any “asset sale” offer to purchase covenant included in the indenture governing such Indebtedness, to the extent incurred by any Credit Party, shall not prohibit Borrower or the respective Subsidiary from repaying obligations under this Agreement before offering to purchase such Indebtedness, (v) the indenture governing such Indebtedness shall not include any financial maintenance covenants, (vi) the “default to other indebtedness” event of default contained in the indenture governing such Indebtedness shall provide for a “cross-acceleration” or a “cross-acceleration” and “cross-payment default” rather than a “cross-default”, (vii) in the case of any such Indebtedness that is secured, (a) such Indebtedness is secured only by assets comprising Collateral on a junior-lien basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of any Credit Party other than the Collateral, (b) the security agreements relating to such Indebtedness are substantially the same as the Security Documents (with such differences as are necessary to reflect the differing lien priorities or as otherwise reasonably satisfactory to the Collateral Agent) and (c) a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Junior Lien Intercreditor Agreement; provided that if such Indebtedness is the initial incurrence of Permitted Junior Debt that is secured by assets of any Credit Party, then the Administrative Agent, the Collateral Agent and the Junior Representative for such Indebtedness shall have executed and delivered, and each Credit Party shall have acknowledged, the Additional Junior Lien Intercreditor Agreement and (viii) the negative covenants and events of default, taken as a whole, contained in the indenture governing such Indebtedness shall not be materially more favorable to the holders of such Permitted Junior Notes than the related provisions contained in this Agreement; provided that any such terms may be more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred (provided that a certificate of a Responsible Officer of Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (viii), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

“Permitted Junior Notes Documents” shall mean, after the execution and delivery thereof, each Permitted Junior Notes Indenture, and the Permitted Junior Notes, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Junior Notes Indenture” shall mean any indenture or similar agreement entered into in connection with the issuance of Permitted Junior Notes, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Liens” shall have the meaning provided in Section 10.01.

“Permitted Notes” shall mean and include (i) any Permitted Junior Notes and (ii) any Permitted Pari Passu Notes.

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“Permitted Parent” shall mean (i) any direct or indirect parent of Borrower formed not in connection with, or in contemplation of, a transaction that, assuming such parent was not so formed, after giving effect thereto would constitute a Change of Control, (ii) any direct or indirect parent of Borrower formed in connection with an Initial Public Offering, (iii) any direct or indirect parent of the Borrower where the direct or indirect holders of the voting Equity Interests of such parent company immediately following the applicable transaction (a) are substantially the same as the direct or indirect holders of the voting Equity Interests of the Borrower immediately prior to that transaction and (b) beneficially own substantially the same percentage of voting Equity Interests of such parent company as immediately prior to the applicable transaction and (iv) any Public Company (or Wholly-Owned Subsidiary of such Public Company) to the extent and until such time as any Person or “group” (within the meaning of Rules 13d-3 and 13-5 under the Exchange Act) (other than a Permitted Holder under clauses (i), (ii), (iii) or (v) of the definition thereof) is deemed to be or become a beneficial owner of voting Equity Interests of such Public Company representing more than 50.0% of the total voting power of the Equity Interests of such Public Company.

“Permitted Pari Passu Loan Documents” shall mean, after the execution and delivery thereof, each agreement, document or instrument relating to the incurrence of Permitted Pari Passu Loans, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Pari Passu Loans” shall mean any Indebtedness of Borrower in the form of secured loans; provided that (i) no such Indebtedness shall be guaranteed by any Person other than the Credit Parties, (ii) no such Indebtedness shall be subject to scheduled amortization or have a final stated maturity, in either case, prior to the Latest Maturity Date as of the date such Indebtedness was incurred, or shall have a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity as then in effect for the Tranche of then outstanding Term Loans with the then longest Weighted Average Life to Maturity, except, in each case, in the case of (x) Extendable Bridge Loans and/or (y) Indebtedness in an aggregate principal amount not in excess of then-available amount under the Inside Maturity Basket, (iii) any “asset sale” mandatory prepayment provision included in the agreement governing such Indebtedness, to the extent incurred by any Credit Party, shall not prohibit Borrower or the respective Subsidiary from repaying obligations under this Agreement on at least a pro rata basis with such Indebtedness from asset sale proceeds, (iv)(a) such Indebtedness is secured only by assets comprising Collateral on a pari passu basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of any Credit Party other than the Collateral, (b) the security agreements relating to such Indebtedness are substantially the same in all material respects as the Security Documents (or with such differences as are reasonably satisfactory to the Collateral Agent) and (c) a Pari Passu Representative acting on behalf of the holders of such Indebtedness shall have become party to the Pari Passu Intercreditor Agreement (or an Additional Pari Passu Intercreditor Agreement); provided that if such Indebtedness is the initial incurrence of Permitted Pari Passu Loans by a Credit Party, then the Administrative Agent, the Collateral Agent and the Pari Passu Representative for such Indebtedness shall have executed and delivered, and each Credit Party shall have acknowledged, the Pari Passu Intercreditor Agreement (or an Additional Pari Passu Intercreditor Agreement), and (v) the negative covenants and events of default, taken as a whole, contained in the agreement governing such Indebtedness shall not be materially more favorable to the lenders providing such Permitted Pari Passu Loans than the related provisions contained in this Agreement; provided that any such terms may be more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred (provided that a certificate of a Responsible Officer of Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (v), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)). For purposes of clause (iv) of this definition, Indebtedness that is secured by a first priority Lien on ABL Collateral and a second priority Lien on Fixed Asset Collateral and Indebtedness that is secured by a second priority Lien on ABL Collateral and a first priority Lien on Fixed Asset Collateral shall also be considered to be secured on a pari passu basis.

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“Permitted Pari Passu Notes” shall mean any Indebtedness of Borrower in the form of secured notes and incurred pursuant to one or more issuances of such notes; provided that (i) no such Indebtedness shall be guaranteed by any Person other than the Credit Parties, (ii) no such Indebtedness shall be subject to scheduled amortization or have a final stated maturity, in either case, prior to the Latest Maturity Date as of the date such Indebtedness was incurred, or shall have a Weighted Average Life to Maturity of less than the Weighted Average Life to Maturity as then in effect for the Tranche of then outstanding Term Loans with the then longest Weighted Average Life to Maturity, except, in each case, in the case of (x) Extendable Bridge Loans and/or (y) Indebtedness in an aggregate principal amount not in excess of then-available amount under the Inside Maturity Basket, (iii) any “asset sale” offer to purchase covenant included in the indenture governing such Indebtedness, to the extent incurred by any Credit Party, shall not prohibit Borrower or the respective Subsidiary from repaying obligations under this Agreement on at least a pro rata basis with such Indebtedness from asset sale proceeds, (iv) the indenture governing such Indebtedness shall not include any financial maintenance covenants, (v) the “default to other indebtedness” event of default contained in the indenture governing such Indebtedness shall provide for a “cross-acceleration” or a “cross- acceleration” and “cross-payment default” rather than a “cross-default”, (vi) (a) such Indebtedness is secured only by assets comprising Collateral on a pari passu basis relative to the Liens on such Collateral securing the Obligations of the Credit Parties, and not secured by any property or assets of any Credit Party other than the Collateral, (b) the security agreements relating to such Indebtedness are substantially the same in all material respects as the Security Documents (or with such differences as are reasonably satisfactory to the Collateral Agent) and (c) a Pari Passu Representative acting on behalf of the holders of such Indebtedness shall have become party to the Pari Passu Intercreditor Agreement (or an Additional Pari Passu Intercreditor Agreement); provided that if such Indebtedness is the initial issue of Permitted Pari Passu Notes by a Credit Party, then the Administrative Agent, the Collateral Agent and the Pari Passu Representative for such Indebtedness shall have executed and delivered, and each Credit Party shall have acknowledged, the Pari Passu Intercreditor Agreement (or an Additional Pari Passu Intercreditor Agreement) and (vii) the negative covenants and events of default, taken as a whole, contained in the indenture governing such Indebtedness shall not be materially more favorable to the holders of such Permitted Pari Passu Notes than the related provisions contained in this Agreement; provided that any such terms may be more favorable to the extent they take effect after the Latest Maturity Date as of the date such Indebtedness was incurred (provided that a certificate of a Responsible Officer of Borrower delivered to the Administrative Agent at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in the foregoing clause (vii), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)). For purposes of clause (vi) of this definition, Indebtedness that is secured by a first priority Lien on ABL Collateral and a second priority Lien on Fixed Asset Collateral and Indebtedness that is secured by a second priority Lien on ABL Collateral and a first priority Lien on Fixed Asset Collateral shall also be considered to be secured on a pari passu basis.
“Permitted Pari Passu Notes Documents” shall mean, after the execution and delivery thereof, each Permitted Pari Passu Notes Indenture and the Permitted Pari Passu Notes, in each case as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Pari Passu Notes Indenture” shall mean any indenture or similar agreement entered into in connection with the issuance of Permitted Pari Passu Notes, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Permitted Refinancing Indebtedness” shall mean Indebtedness incurred by Borrower or any Restricted Subsidiary which serves to extend, replace, refund, refinance, renew or defease (“Refinance”) any Indebtedness, including any previously issued Permitted Refinancing Indebtedness, so long as:

(1)    the principal amount of such new Indebtedness does not exceed (a) the principal amount of Indebtedness (including any unused commitments therefor that are able to be drawn at such time) being Refinanced (such Indebtedness, the “Refinanced Debt”), plus (b) any accrued and unpaid interest and fees on such Refinanced Debt, plus (c) the amount of any tender or redemption premium paid thereon or any penalty or premium required to be paid under the terms of the instrument or documents governing such Refinanced Debt and any costs, fees and expenses incurred in connection with the issuance of such new Indebtedness and the Refinancing of such Refinanced Debt;

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(2)    except in the case of Extendable Bridge Loans or Indebtedness in an aggregate principal amount not in excess of the then-available amount under the Inside Maturity Basket, such Permitted Refinancing Indebtedness has a:

(a)    Weighted Average Life to Maturity at the time such Permitted Refinancing Indebtedness is incurred that is not less than the remaining Weighted Average Life to Maturity of the applicable Refinanced Debt; and

(b)    final scheduled maturity date equal to or later than the final scheduled maturity date of the Refinanced Debt (or, if earlier, the date that is 91 days after the Latest Maturity Date as of the date such Indebtedness was incurred);

(3)    to the extent such Permitted Refinancing Indebtedness Refinances (a) Indebtedness that is expressly subordinated in right of payment to the Obligations (other than Indebtedness assumed or acquired in an acquisition and not created in contemplation thereof), such Permitted Refinancing Indebtedness is subordinated to the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the subordination terms applicable to the Refinanced Debt, (b) secured by Liens that are subordinated to the Liens securing the Obligations, such Permitted Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are subordinated to the Liens that secure the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the Lien subordination terms applicable to the Refinanced Debt or (c) secured by Liens that are pari passu with the Liens securing the Obligations, such Permitted Refinancing Indebtedness is (i) unsecured or (ii) secured by Liens that are pari passu or subordinated to the Liens that secure the Obligations on terms that are, taken as a whole, not materially less favorable to the Lenders than the Collateral sharing provisions applicable to the Refinanced Debt; and

(4)    subject to Section 10.01(vi), such Permitted Refinancing Indebtedness shall not be secured by any assets or property of Borrower or any Restricted Subsidiary that does not secure the Refinanced Debt being Refinanced (plus improvements and accessions thereon and proceeds in respect thereof);

provided that (a) Permitted Refinancing Indebtedness will not include Indebtedness of a Restricted Subsidiary of Borrower that is not a Borrower or a Subsidiary Guarantor that refinances Indebtedness of a Borrower or a Subsidiary Guarantor and (b) clause (2) of this definition will not apply to any Refinancing of any Indebtedness under Sections 10.04(iii) or (v).

“Permitted Restricted Cash” shall mean cash and Cash Equivalents of Borrower and its Restricted Subsidiaries restricted solely in favor of or pursuant to (x) any ABL Credit Document, any document relating to ABL Term Incremental Equivalent Debt, any document relating to ABL Term Refinancing Debt, any Credit Document, any Secured Notes Document, any Permitted Pari Passu Loan Document, any Permitted Pari Passu Notes Document, any Refinancing Note/Loan Document (to the extent such Refinancing Notes/Loans constitute Permitted Pari Passu Notes or Permitted Pari Passu Loans) or Refinancing Term Loan Amendment and (y) any Permitted Junior Debt Document and any Refinancing Note/Loan Document (to the extent such Refinancing Notes/Loans constitute Permitted Junior Debt), in the case of this clause (y), to the extent such cash and Cash Equivalents also secure the Indebtedness hereunder on a senior priority basis.

“Person” shall mean any individual, partnership, joint venture, firm, corporation, association, limited liability company, trust or other enterprise or any government or political subdivision or any agency, department or instrumentality thereof.

“Plan” shall mean any pension plan as defined in Section 3(2) of ERISA other than a Foreign Pension Plan or a Multiemployer Plan, which is maintained or contributed to by (or to which there is an obligation to contribute of) Borrower or a Restricted Subsidiary of Borrower or with respect to which Borrower or a Restricted Subsidiary of Borrower has, or may have, any liability, including, for greater certainty, liability arising from an ERISA Affiliate.

“Plan Asset Regulations” shall mean 29 CFR § 2510.3-101 et seq. as modified by Section 3(42) of ERISA, as amended from time to time.

“Plan of Reorganization” shall have the meaning provided in Section 13.04(j)(ii).

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“Platform” shall mean Debt Domain, Intralinks, Syndtrak, ClearPar, or a substantially similar electronic transmission system.

“Pledged Collateral” shall have the meaning provided in the Security Agreement.

“PRC” shall mean the People’s Republic of China, excluding, for purposes of this Agreement only, Hong Kong Special Administrative Region of the People’s Republic of China, Taiwan and the Macao Special Administrative Region of the People’s Republic of China.

“Prepayment Available Incremental Amount” shall have the meaning provided in the definition of “Incremental Amount”.

“Prime Rate” shall mean the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.

“Pro Forma Basis” shall mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Consolidated First Lien Net Leverage Ratio, Consolidated Fixed Charge Coverage Ratio, Consolidated Secured Net Leverage Ratio and the Consolidated Total Net Leverage Ratio and the calculation of Consolidated Total Assets and Consolidated EBITDA, of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transaction, any acquisition, merger, consolidation, Investment, any issuance, incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated) (but excluding the identifiable proceeds of any Indebtedness being incurred substantially simultaneously therewith or as part of the same transaction or series of related transactions for purposes of netting cash to calculate the applicable ratio), any issuance or redemption of preferred stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period.

For purposes of making any computation referred to above:

(1)    if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreements or Other Hedging Agreements applicable to such Indebtedness if such Interest Rate Protection Agreements or Other Hedging Agreements have a remaining term of the lesser of (i) 12 months or more and (ii) the remaining time to the scheduled maturity date of such underlying Indebtedness);

(2)    interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with U.S. GAAP;

(3)    interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as Borrower may designate;

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(4)    interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and

(5)    to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act.

Any pro forma calculation may include, without limitation, adjustments calculated to give effect to any Pro Forma Cost Savings; provided that any such adjustments, other than Specified Permitted Adjustments, that consist of reductions in costs and other operating improvements or synergies (whether added pursuant to this definition, the definition of “Pro Forma Cost Savings” or otherwise added to Consolidated Net Income or Consolidated EBITDA) shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings.”

“Pro Forma Cost Savings” shall mean, without duplication of any amounts referenced in the definition of “Pro Forma Basis”, an amount equal to the amount of cost savings, operating expense reductions, operating improvements and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken on or prior to, or to be taken by Borrower (or any successor thereto) or any Restricted Subsidiary within 24 months of, the date of such pro forma calculation, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such action; provided that (a) such cost savings, operating expense reductions, operating improvements and synergies are factually supportable and reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of Borrower (or any successor thereto)) and are reasonably anticipated to be realized within 24 months after the date of the relevant action or event and (b) no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment or otherwise, for such period; provided, further, that, (i) except for the Specified Permitted Adjustments, the aggregate amount added in respect of the foregoing proviso (or otherwise added to Consolidated Net Income or Consolidated EBITDA in respect of such items) shall not exceed with respect to any four quarter period 25% of Consolidated EBITDA for such period (calculated after giving effect to any such adjustments and after giving effect to the Specified Permitted Adjustments, if applicable) (such limitation, the “Cost Savings Cap”) and (ii) the aggregate amount added in respect of the foregoing proviso (or otherwise added to Consolidated Net Income or Consolidated EBITDA) shall no longer be permitted to be added back to the extent the cost savings, operating expense reductions, operating improvements and synergies have not been achieved within 24 months of the action or event giving rise to such cost savings, operating expense reductions, operating improvements and synergies.

“Pro Forma Financial Statements” shall have the meaning provided in Section 6.11.

“Projections” shall mean the detailed projected consolidated financial statements of Borrower and its Subsidiaries (after giving effect to the Transaction) delivered to the Administrative Agent on or prior to the Closing Date.

“PTE” shall mean a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company” shall mean any Person with a class or series of voting Equity Interests that is traded on a stock exchange or in the over-the-counter market.

“Public Company Costs” shall mean as to any Person, costs relating to compliance with the provisions of the
U.S. Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, as applicable to companies with equity securities held by the public, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, the rules of national securities exchange companies with listed equity, directors’ compensation, fees and expense reimbursement, costs relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of listing of such Person’s equity securities on a national securities exchange.

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“Public-Sider” shall mean a Lender whose representatives may trade in securities of Borrower or its controlling person or any of its Subsidiaries while in possession of the financial statements provided by Borrower under the terms of this Agreement.

“Qualified Preferred Stock” shall mean any preferred capital stock of Holdings or Borrower so long as the terms of any such preferred capital stock (x) do not contain any mandatory put, redemption, repayment, sinking fund or other similar provision prior to the 91st day after the Latest Maturity Date as of the date such Qualified Preferred Stock was issued other than (i) provisions requiring payment solely (or with provisions permitting Holdings or Borrower, as applicable, to opt to make payment solely) in the form of common Equity Interests, Qualified Preferred Stock of Holdings or Borrower or cash in lieu of fractional shares, as applicable, or any Equity Interests of any direct or indirect Parent Company of Holdings or Borrower, as applicable, (ii) provisions requiring payment solely as a result of a change of control or asset sale, so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale are subject to the payment in full of all Obligations in cash (other than unasserted contingent indemnification obligations) or such payment is otherwise permitted by this Agreement (including as a result of a waiver or amendment hereunder) and (iii) with respect to preferred capital stock issued to any plan for the benefit of employees of Holdings or Borrower, as applicable, or its Subsidiaries or by any such plan to such employees, provisions requiring the repurchase thereof in order to satisfy applicable statutory or regulatory obligations and (y) give Holdings or Borrower the option to elect to pay such dividends or distributions on a non-cash basis or otherwise do not require the cash payment of dividends or distributions at any time that such cash payment is not permitted under this Agreement or would result in an Event of Default hereunder.

“Qualified Reporting Subsidiary” shall have the meaning provided in Section 9.01.

“Qualified Securitization Transaction” shall mean any Securitization Transaction of a Securitization Entity that meets the following conditions:

(1)    the board of directors of Borrower or the applicable Restricted Subsidiary shall have determined in good faith that such Qualified Securitization Transaction (including financing terms, covenants, termination events or other provisions) is in the aggregate economically fair and reasonable to Borrower or the applicable Restricted Subsidiary;

(2)    all transfers of Securitization Assets to the Securitization Entity are made at fair market value (as determined in good faith by Borrower or the applicable Restricted Subsidiary) and may include Standard Securitization Undertakings; and

(3)    the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by Borrower) and may include Standard Securitization Undertakings and Limited Originator Recourse.

Notwithstanding anything to the contrary, the grant of a security interest in any accounts receivable of any Credit Party to secure Indebtedness or other obligations under this Agreement, the ABL Credit Agreement or the Secured Notes Indenture shall not be deemed a Qualified Securitization Transaction..

“Real Property” of any Person shall mean, collectively, the right, title and interest of such Person (including any leasehold, mineral or other estate) in and to any and all land, improvements and fixtures owned, leased or operated by such Person, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures and equipment, all general intangibles and contract rights and other property and rights incidental to the ownership, lease or operation thereof.

“Receivables Assets” shall mean (a) any accounts receivable, any assets relating thereto and the proceeds thereof owed to a Borrower or a Restricted Subsidiary subject to a Receivables Facility and (b) all collateral securing such accounts receivable, including in each case, all contracts and contract rights, guarantees or other obligations in respect of such accounts receivable, lockbox accounts, all records with respect to such accounts receivable and any other assets customarily transferred together with accounts receivable in connection with an accounts receivable factoring arrangement and which are, in each case, sold, conveyed, assigned or otherwise transferred or pledged by a Borrower or a Restricted Subsidiary to a commercial bank in connection with a Receivables Facility.

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“Receivables Facility” shall mean an agreement between Borrower or a Restricted Subsidiary and a commercial bank, financial institution or other Person (other than Holdings and its Restricted Subsidiaries), pursuant to which (a) Borrower or such Restricted Subsidiary, as applicable, agrees to sell to such commercial bank, financial institution accounts or other Person receivables owing by customers of Borrower or such Restricted Subsidiary, together with Receivables Assets related thereto, and (b) the obligations of Borrower or such Restricted Subsidiary, as applicable, thereunder are non-recourse (except for (i) Standard Securitization Undertakings and (ii) in the case of any Foreign Subsidiary, recourse that is customary in the local market).

“Recovery Event” shall mean the receipt by Borrower or any of its Restricted Subsidiaries of any cash insurance proceeds or condemnation awards payable (i) by reason of theft, loss, physical destruction, damage, taking or any other similar event with respect to any property or assets of Borrower or any of its Restricted Subsidiaries (but not by reason of any loss of revenues or interruption of business or operations caused thereby) and (ii) under any policy of insurance required to be maintained under Section 9.03, in each case to the extent such proceeds or awards do not constitute reimbursement or compensation for amounts previously paid by Borrower or any of its Restricted Subsidiaries in respect of any such event.

“Reference Period” shall have the meaning provided in the definition of the term “Pro Forma Basis.”

“Reference Time” with respect to any setting of the then-current Benchmark shall mean (1) if such Benchmark is the Term SOFR Rate, 5:00 a.m. (Chicago time) on the day that is two U.S. Government Securities Business Days preceding the date of such setting and (2) if such Benchmark is not the Term SOFR Rate, the time determined by the Administrative Agent in its reasonable discretion.

“Refinanced Debt” shall have the meaning provided in the definition of the term “Permitted Refinancing Indebtedness.”

“Refinancing Effective Date” shall have the meaning specified in Section 2.18(a).

“Refinancing Note/Loan Documents” shall mean the Refinancing Notes/Loans, any indentures, credit agreements, other agreements, documents or instruments executed and delivered with respect to the Refinancing Notes/Loans, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof.

“Refinancing Notes/Loans” shall mean Permitted Junior Debt, Permitted Pari Passu Notes or Permitted Pari Passu Loans (or, in each case, Indebtedness that would constitute Permitted Junior Debt, Permitted Pari Passu Notes or Permitted Pari Passu Loans except as a result of a failure to comply with any maturity, weighted life to maturity or amortization requirement applicable thereto), in each case, that constitute Permitted Refinancing Indebtedness in respect of any Term Loans.

“Refinancing Term Loan Amendment” shall have the meaning specified in Section 2.18(c).

“Refinancing Term Loan Commitments” shall mean one or more commitments hereunder to provide a new Tranche of Refinancing Term Loans or Refinancing Term Loans under an existing Tranche of Term Loans.

“Refinancing Term Loan Lender” shall have the meaning specified in Section 2.18(b).

“Refinancing Term Loan Series” shall have the meaning specified in Section 2.18(b).

“Refinancing Term Loans” shall have the meaning specified in Section 2.18(a).

“Register” shall have the meaning provided in Section 13.04(b)(iv).

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“Regulated Bank” shall mean an (i) Approved Commercial Bank that is (a) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation, (b) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913, (c) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211, (d) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (c) or (e) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction or (ii) any Affiliate of a Person set forth in clause (i) above to the extent that (a) all of the Equity Interest of such Affiliate is directly or indirectly owned by either (x) such Person set forth in clause (i) above or (y) a parent entity that also owns, directly or indirectly, all of the Equity Interest of such Person set forth in clause (i) and (b) such Affiliate is a securities broker or dealer registered with the SEC under Section 15 of the Securities Exchange Act.

“Regulated Subsidiary” shall mean any entity that is subject to United States or foreign, federal, state or local regulation over its ability to incur Indebtedness or create Liens (including Liens with respect to its own Equity Interests).

“Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

“Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

“Rejection Notice” shall have the meaning provided in Section 5.02(k).

“Related Business Assets” shall mean assets used or useful in a Similar Business; provided that any assets received by Borrower or a Restricted Subsidiary in exchange for assets transferred by Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person is or would become a Restricted Subsidiary.
“Related Party” shall mean (a) with respect to the Sponsor, (i) any investment fund advised, managed, controlled by or under common control with Sponsor and Affiliates thereof (excluding any portfolio company of Sponsor), any officer or director of the foregoing persons, or any entity controlled by any of the foregoing persons and (ii) any spouse or lineal descendant (including by adoption or stepchildren) of the officers and directors referred to in clause (a)(i); (b) with respect to any officer of Borrower or its Subsidiaries, (i) any spouse or lineal descendant (including by adoption and stepchildren) of such officer and (ii) any trust, corporation or partnership or other entity, in each case to the extent not an operating company, of which an 80% or more controlling interest is held by the beneficiaries, stockholders, partners or owners who are the officer, any of the persons described in clause (b)(i) above or any combination of these identified relationships and (c) with respect to any Agent, such Agent’s Affiliates and the respective directors, officers, employees, agents and advisors of such Agent and such Agent’s Affiliates.
“Release” shall mean actively or passively disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping or migrating, of any Hazardous Material into, through or upon the Environment or within, from or into any building, structure, facility or fixture.

“Relevant Governmental Body” shall mean the Federal Reserve Board or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board or the NYFRB, or any successor thereto.

“Replaced Lender” shall have the meaning provided in Section 2.13.

“Replacement Lender” shall have the meaning provided in Section 2.13.

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“Repricing Transaction” shall mean (1) the incurrence by Borrower or any of its Restricted Subsidiaries of any Indebtedness in the form of syndicated term loans of a like currency with the Term B-~~1~~2 Loans secured by the Collateral on a pari passu basis relative to the Liens on such Collateral securing the Obligations (including, without limitation, any new or additional term loans under this Agreement (including Refinancing Term Loans), whether incurred directly or by way of the conversion of Term B-~~1~~2 Loans into a new tranche of replacement term loans under this Agreement) (i) having an Effective Yield that is less than the Effective Yield for Term B-~~1~~2 Loans and (ii) the proceeds of which are used to prepay (or, in the case of a conversion, deemed to prepay or replace), in whole or in part, outstanding principal of Term B-~~1~~2 Loans or (2) an amendment to this Agreement resulting in an effective reduction in the Applicable Margin for Term B-~~1~~2 Loans (with such determination to be made in the reasonable judgment of the Administrative Agent, consistent with generally accepted financial practices), in each case, to the extent the primary purpose of such incurrence or amendment is to reduce the Effective Yield applicable to the Term B-~~1~~2 Loans; provided that any prepayment, replacement or amendment in connection with a Change of Control, Initial Public Offering or acquisition or Investment not permitted by this Agreement or permitted but with respect to which Borrower has determined in good faith that this Agreement will not provide sufficient flexibility for the operation of the combined business following consummation thereof shall not constitute a Repricing Transaction.

“Required Lenders” shall mean Non-Defaulting Lenders, the sum of whose outstanding principal of Term Loans as of any date of determination represents greater than 50% of the sum of all outstanding principal of Term Loans of Non-Defaulting Lenders at such time.

“Requirement of Law” or “Requirements of Law” shall mean, with respect to any Person, any statute, law, treaty, rule, regulation, order, decree, writ, injunction, official administrative pronouncement or determination of any arbitrator or court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” shall mean, with respect to any Person, its chief financial officer, chief executive officer, president, or any vice president, managing director, treasurer or assistant treasurer, controller, secretary or assistant secretary or other officer of such Person having substantially the same authority and responsibility and, solely for purposes of notices given pursuant to Section 2, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent or any other officer or employee of the applicable Credit Party designated in or pursuant to an agreement between the applicable Credit Party and the Administrative Agent; provided that, with respect to compliance with financial covenants, “Responsible Officer” shall mean the chief financial officer, treasurer or controller of Borrower, or any other officer of Borrower having substantially the same authority and responsibility. Any document delivered hereunder that is signed by a Responsible Officer of a Credit Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Credit Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Credit Party.

“Restricted Subsidiary” shall mean each Subsidiary of Borrower other than any Unrestricted Subsidiaries.

“Retained ECF Percentage” shall mean, with respect to any Excess Cash Flow Payment Period (a) 100%
minus (b) the Applicable ECF Prepayment Percentage with respect to such Excess Cash Flow Payment Period.

“Retained Excess Cash Flow Amount” shall mean, with respect to any Excess Cash Flow Payment Period, an amount (which shall not be less than zero) equal to the Retained ECF Percentage multiplied by Excess Cash Flow for such Excess Cash Flow Payment Period.

“Returns” shall have the meaning provided in Section 8.09.

“Rollover Original Term Lender” shall mean each Original Term Lender with an Original Term Loan outstanding on the Amendment No. 2 Effective Date that has consented to exchange such Original Term Loan into a Term B Loan, and that has been allocated such Term B Loan by the Amendment No. 2 Lead Arrangers.

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“Rollover Term B Lender” shall mean each Term B Lender with a Term B Loan outstanding on the Amendment No. 3 Effective Date that has consented to exchange such Term B Loan into a Term B-1 Loan, and that has been allocated such Term B-1 Loan by the Amendment No. 3 Lead Arrangers.

“Rollover Term B-1 Lender” shall mean each Term B-1 Lender with a Term B-1 Loan outstanding on the Amendment No. 4 Effective Date that has consented to exchange such Term B-1 Loan into a Term B-2 Loan, and that has been allocated such Term B-2 Loan by the Amendment No. 4 Lead Arrangers.

“S&P” shall mean S&P Global Ratings, a division of S&P Global Inc., and any successor owner of such division.

“Sale-Leaseback Transaction” shall mean any arrangements with any Person providing for the leasing by Borrower or any of its Restricted Subsidiaries of real or personal property which has been or is to be sold or transferred by Borrower or such Restricted Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person in connection therewith.

“Sanctioned Country” shall mean a country, region or territory that at any time is the subject or target of any comprehensive territorial Sanctions (as of the Closing Date, the Crimea region of the Ukraine, Cuba, Iran, North Korea and Syria).

“Sanctioned Person” shall mean, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any European Union member state or Her Majesty’s Treasury of the United Kingdom, (b) any Person organized or resident in a Sanctioned Country, or (c) any Person subject to Sanctions as a result of being owned 50 percent or more, individually or in the aggregate, directly or indirectly, by any such Person or Persons described in the foregoing clause (a) or (b).

“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the Office of Foreign Assets Control of the U.S. Department of the Treasury or the
U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state or Her Majesty’s Treasury of the United Kingdom.

“Scheduled Repayment” shall have the meaning provided in Section 5.02(a).

“Scheduled Repayment Date” shall have the meaning provided in Section 5.02(a).

“Scheduled Unavailability Date” shall have the meaning provided in Section 2.16(a).

“SEC” shall have the meaning provided in Section 9.01(g).

“Section 9.01 Financials” shall mean the annual and quarterly financial statements required to be delivered pursuant to Sections 9.01(a) and (b), respectively.

“Secured Creditors” shall have the meaning assigned that term in the respective Security Documents.

“Secured Notes” shall mean the senior secured notes issued under the Secured Notes Indenture.

“Secured Notes Agent” shall mean, The Bank of New York Mellon, as trustee and notes collateral agent, under the Secured Notes Indenture.

“Secured Notes Documents” shall mean the Secured Notes Indenture, the “Security Documents” as such term is defined in the Secured Notes Indenture and all other documents executed and delivered with respect to the Secured Notes or the Secured Notes Indenture, as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and.

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“Secured Notes Indenture” shall mean (i) that certain Indenture as dated as of April 22, 2021 and as the same may be amended, amended and restated, modified, supplemented, extended or renewed from time to time in accordance with the terms thereof and, after the Closing Date, the terms hereof (including by reference to the Pari Passu Intercreditor Agreement), among Holdings, Borrower, as issuer, the other guarantors party thereto and the Secured Notes Agent, pursuant to which $2,000,000,000 aggregate principal amount of 4.750% Senior Secured Notes due 2029 were issued, and (ii) any other credit agreement, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Indebtedness or other financial accommodation that has been incurred to refinance (subject to the limitations set forth herein (including by reference to the Pari Passu Intercreditor Agreement)) in whole or in part the Indebtedness and other obligations outstanding under (x) the Indenture referred to in clause (i) or (y) any subsequent Secured Notes Indenture, unless such agreement or instrument expressly provides that it is not intended to be and is not a Secured Notes Indenture hereunder. Any reference to the Secured Notes Indenture hereunder shall be deemed a reference to any Secured Notes Indenture then in existence.

“Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Securities Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Securitization Assets” shall mean (a) the accounts receivable subject to a Securitization Transaction and the proceeds thereof and (b) all collateral securing such accounts receivable, all contracts and contract rights, guaranties or other obligations in respect of such accounts receivable, lockbox accounts and records with respect to such accounts receivable and any other assets customarily transferred (or in respect of which security interests are customarily granted), together with accounts receivable in a securitization financing and which in the case of clause (a) and (b) above are sold, conveyed, assigned or otherwise transferred or pledged by Borrower or any Subsidiary to a Securitization Entity in connection with a Securitization Transaction.

“Securitization Entity” shall mean a Wholly-Owned Subsidiary of Borrower (or another Person formed for the purposes of engaging in a Qualified Securitization Transaction with Borrower in which Borrower or any Subsidiary of Borrower makes an Investment and to which Borrower or any Subsidiary of Borrower transfers Securitization Assets) that is designated by the governing body of Borrower (as provided below) as a Securitization Entity and engages in no activities other than in connection with the financing of Securitization Assets and:

(1)    no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (a) is guaranteed by Borrower or any of its Subsidiaries (other than one or more Securitization Entities) (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings or Limited Originator Recourse), (b) is recourse to or obligates Borrower or any of its Subsidiaries (other than a Securitization Entity) in any way other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse or (c) subjects any asset of Borrower or any of its Subsidiaries (other than a Securitization Entity), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings or Limited Originator Recourse;

(2)    with which neither Borrower nor any of its Subsidiaries has any material contract, agreement, arrangement or understanding other than on terms not materially less favorable to Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Borrower; and

(3)    to which neither Borrower nor any of its Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

“Securitization Fees” shall mean distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees and expenses (including reasonable fees and expenses of legal counsel) paid to a Person that is not a Securitization Entity in connection with any Qualified Securitization Transaction or a Receivables Facility.

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“Securitization Repurchase Obligation” shall mean any obligation of a seller of Securitization Assets in a Qualified Securitization Transaction or a Receivables Facility, as applicable, to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Transaction” shall mean any transaction or series of transactions that may be entered into by Borrower, any of its Subsidiaries or a Securitization Entity pursuant to which Borrower, such Subsidiary or such Securitization Entity may sell, convey or otherwise transfer to, or grant a security interest in for the benefit of, (1) a Securitization Entity, Borrower or any of its Subsidiaries which subsequently transfers to a Securitization Entity (in the case of a transfer by Borrower or such Subsidiary) and (2) any other Person (in the case of transfer by a Securitization Entity), any accounts receivable (whether now existing or arising or acquired in the future) of Borrower or any of its Subsidiaries which arose in the ordinary course of business of Borrower or such Subsidiary, and any assets related thereto, including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

“Security Agreement” shall have the meaning provided in Section 6.09.

“Security Document” shall mean and include each of the Security Agreement, each Mortgage and, after the execution and delivery thereof, each Additional Security Document.

“Seller” shall mean Tianjin Tianhai Logistics Investment Management Co., Ltd., a company organized under the laws of the PRC.

“Seller Parent” shall mean HNA Technology Company, Ltd., a joint stock company existing under the laws of the PRC.

“Similar Business” shall mean any business and any services, activities or businesses incidental, or reasonably related or similar to, complementary or corollary to any line of business engaged in by Borrower and its Restricted Subsidiaries on the Closing Date (after giving effect to the Transaction) or any business activity that is a reasonable extension, development or expansion thereof or ancillary thereto.

“SOFR” shall mean a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” shall mean the NYFRB (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” shall mean the NYFRB’s website, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Determination Date” has the meaning specified in the definition of “Daily Simple SOFR”.

“SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”.

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“Solvent” and “Solvency” shall mean, with respect to any Person on any date of determination, that on such date (i) the fair value of the assets of such Person and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries, on a consolidated basis (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability); (ii) the present fair saleable value of the assets of such Person and its Subsidiaries, on a consolidated basis, is greater than the total amount of liabilities, including contingent liabilities, of such Person and its Subsidiaries, on a consolidated basis (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability); (iii) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities (including, without limitation, contingent and subordinated liabilities) as they become absolute and mature in the ordinary course of business on their respective stated maturities and are otherwise “solvent” within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances; and (iv) such Person and its Subsidiaries on a consolidated basis have, and will have, adequate capital with which to conduct the business they are presently conducting and reasonably anticipate conducting.

“SPAC IPO” shall mean the acquisition, purchase, merger or combination of Borrower or any direct or indirect parent of Borrower, by, or with, a publicly traded special purpose acquisition company or targeted acquisition company or any entity similar to the foregoing that results in the equity of Borrower or any direct or indirect parent of Borrower (or its successor by merger or combination) being traded on, or such parent being wholly-owned by another entity whose equity is traded on, a national securities exchange.

“Specified Indebtedness” shall have the meaning provided in Section 13.12(j).

“Specified Permitted Adjustments” shall mean all adjustments identified in the calculation of “Pro Forma Adjusted EBITDA” in the confidential information memorandum for the Initial Term Loans to the extent such adjustments, without duplication, continue to be applicable to the reference period (it being understood that such adjustments shall be calculated net of the amount of actual benefits realized or expected to be realized during such reference period that are otherwise included in the calculation of Consolidated EBITDA).

“Specified Representations” shall mean the representations and warranties of the Credit Parties set forth in Sections 8.02, 8.03(iii) (in the case of any Tranche of Term Loans with respect to which such Specified Representations are made, limited to the incurrence of such Tranche of Term Loans in the case of Borrower, the provision or reaffirmation of the applicable Guaranty in the case of each Guarantor and the grant or reaffirmation of the Liens in the Collateral to the Collateral Agent for the benefit of the Secured Creditors in the case of all Credit Parties), 8.05(b), 8.08(c)(ii) (in the case of any Tranche of Term Loans with respect to which such Specified Representations are made, limited to the incurrence and use of proceeds thereof), 8.08(d) (in the case of any Tranche of Term Loans with respect to which such Specified Representations are made, limited to the incurrence and use of proceeds thereof), 8.11, 8.15 (in the case of any Tranche of Term Loans with respect to which such Specified Representations are made, limited to the incurrence and use of proceeds thereof and solely with respect to the Patriot Act, applicable Sanctions, and Anti-Corruption Laws) and 8.16 (solely with respect to the Investment Company Act of 1940).

“Specified Retained Declined Proceeds” shall have the meaning provided in Section 5.02(k).

“Sponsor” shall mean Platinum Equity Advisors, LLC and its Affiliates (excluding any operating portfolio company thereof).

“Sponsor Affiliate” shall mean the collective reference to any entities (other than a portfolio company) controlled directly or indirectly by the Sponsor.

“Standard Securitization Undertakings” shall mean representations, warranties, covenants, indemnities and guarantees of performance entered into by Borrower or any of its Subsidiaries which Borrower has determined in good faith to be customary in a Securitization Transaction including, without limitation, those relating to the servicing of the assets of a Securitization Entity, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

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“Subordinated Indebtedness” shall mean any Indebtedness that is expressly subordinated in right of payment to the Obligations.

“Subsequent Transaction” shall have the meaning provided in Section 1.03.

“Subsidiary” shall mean, as to any Person, (i) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time stock of any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person and/or one or more Subsidiaries of such Person and (ii) any partnership, limited liability company, association, joint venture or other entity in which such Person and/or one or more Subsidiaries of such Person has more than a 50% Equity Interest at the time.

“Subsidiary Guarantor” shall mean each Restricted Subsidiary that is not a Borrower in existence on the Closing Date (after giving effect to the Transaction) other than any Excluded Subsidiary, as well as each Restricted Subsidiary that is not a Borrower established, created or acquired after the Closing Date which becomes a party to the Guaranty Agreement in accordance with the requirements of this Agreement or the provisions of the Guaranty Agreement.

“Supermajority Lenders” shall mean with respect to any Tranche of Term Loans, those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if (x) all outstanding Obligations of the other Tranches of Term Loans under this Agreement were repaid in full and all Commitments with respect thereto were terminated and (y) the percentage “50%” contained therein were changed to “66-2/3%.”

“Supported QFC” shall have the meaning provided in Section 13.24.

“Swap Obligation” shall mean, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Synthetic Lease” shall mean a lease transaction under which the parties intend that (i) the lease will be treated as an “operating lease” by the lessee and (ii) the lessee will be entitled to various tax and other benefits ordinarily available to owners (as opposed to lessees) of like property.

“Target” shall have the meaning provided in the recitals hereto.

“Target Financial Statements” shall have the meaning provided in Section 6.11.

“Target Financial Statements Date” shall have the meaning provided in Section 6.11.

“Target Merger” shall have the meaning provided in the recitals hereto.

“Target Person” shall have the meaning provided in Section 10.05.

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“Target Refinancing” shall mean the repayment in full (or redemption or satisfaction and discharge in full of the Indebtedness under any related indentures or notes, as applicable) of any outstanding Indebtedness under (i) that certain Credit Agreement, dated as of October 24, 2018 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Ultimate Borrower, Ingram Micro Luxembourg S.a.r.l., the other parties party thereto, and The Bank of Nova Scotia, as administrative agent for the lenders, (ii) that certain Credit Agreement, dated as of November 14, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), between the Target and China Construction Bank Corporation New York Branch, as lender, (iii) that certain Credit Agreement, dated as of November 25, 2016 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time), among the Target, certain subsidiaries of the Target, the guarantors party thereto, the pledgors party thereto, the other parties party thereto, Agricultural Bank of China Limited, New York Branch, as administrative agent and offshore collateral agent for the lenders, and Agricultural Bank of China Limited, Hainan Branch, as onshore collateral agent for the lenders, (iv) that certain Note Purchase Agreement, dated as of March 22, 2018, among GCL Holdings, the Target, and Kelley Asset Holding Ltd., as the purchaser, (v) that certain Indenture, dated as of August 10, 2012 (as amended by that certain First Supplemental Indenture, dated as of October 21, 2016), by and among the Ultimate Borrower, as issuer, the guarantors party thereto from time to time, Deutsche Bank Trust Company Americas, as trustee, pursuant to which the issuer thereunder issued $300,000,000 aggregate principal amount of 5.000% Notes due 2022, (vi) that certain Indenture, dated as of August 10, 2012 (as amended by that certain First Supplemental Indenture, dated as of October 21, 2016), by and among the Ultimate Borrower, as issuer, the guarantors party thereto from time to time, Deutsche Bank Trust Company Americas, as trustee, pursuant to which the issuer thereunder issued $500,000,000 aggregate principal amount of 5.450% Notes due 2024, (vii) that certain Master Receivables Transfers and Servicing Agreement, dated as of September 12, 2018, between Ingram Micro Luxembourg S.a.r.l., the Ultimate Borrower, Ingram Micro (UK) Limited, Ingram Micro Distribution GmbH and Societe Generale Capital Market Finance, as amended, (viii) that certain Receivables Purchase Agreement, dated as of April 26, 2010, among Ingram Funding Inc., the Ultimate Borrower, the various purchaser groups from time to time party thereto and The Bank of Nova Scotia and the related Receivables Sale Agreement, dated as of April 26, 2010, as amended, and (ix) that certain Receivables Purchase Agreement, dated as of December 5, 2008 (as amended by that certain 2019 Amendment Deed, dated as of September 16, 2019), between Ingram Micro Pty Limited and Westpac Banking Corporation.

“Taxes” shall mean all present or future taxes, levies, imposts, duties, assessments or withholdings, charges or fees imposed by any Governmental Authority, including interest, penalties and additions to tax with respect thereto.

“Term B Loan Lender” shall mean, at any time, any Lender that has a Term B Loan Commitment or a Term B Loan at such time.

“Term B-1 Loan Lender” shall mean, at any time, any Lender that has a Term B-1 Loan Commitment or a Term B-1 Loan at such time.

“Term B-2 Loan Lender” shall mean, at any time, any Lender that has a Term B-2 Loan Commitment or a Term B-2 Loan at such time.

“Term B Loan” shall mean the Additional Term B Loans and any Loan that is deemed made pursuant to Section 2.01(c) hereof. As of the Amendment No. 3 Effective Date, the aggregate principal amount of outstanding Term B Loans is $0.

“Term B-1 Loan” shall mean the Additional Term B-1 Loans and any Loan that is deemed made pursuant to Section 2.01(d) hereof. As of the Amendment No. 4 Effective Date, the aggregate principal amount of outstanding Term B-1 Loans is $0.

“Term B-2 Loan” shall mean the Additional Term B-2 Loans and any Loan that is deemed made pursuant to Section 2.01(e) hereof.

“Term B Loan Commitment” shall mean, with respect to a Lender, the agreement of such Lender to exchange the entire principal amount of its Original Term Loans (or such lesser amount allocated to it by the Amendment No. 2 Lead Arrangers) for an equal principal amount of Term B Loans on the Amendment No. 2 Effective Date.

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“Term B-1 Loan Commitment” shall mean, with respect to a Lender, the agreement of such Lender to exchange the entire principal amount of its Term B Loans (or such lesser amount allocated to it by the Amendment No. 3 Lead Arrangers) for an equal principal amount of Term B-1 Loans on the Amendment No. 3 Effective Date.

“Term B-2 Loan Commitment” shall mean, with respect to a Lender, the agreement of such Lender to exchange the entire principal amount of its Term B-1 Loans (or such lesser amount allocated to it by the Amendment No. 4 Lead Arrangers) for an equal principal amount of Term B-2 Loans on the Amendment No. 4 Effective Date.

“Term Benchmark” when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted Term SOFR Rate.

“Term Benchmark Term Loan” shall mean each Term Loan which bears interest at a rate based on the Adjusted Term SOFR Rate.

“Term Loan Commitment” shall mean, for each Lender, its Initial Term Loan Commitment, its Term B Loan Commitment, its Term B-1 Loan Commitment, its Additional Term B-1 Loan Commitment, its Term B-2 Loan Commitment, its Additional Term B-2 Loan Commitment, its Refinancing Term Loan Commitment or its Incremental Term Loan Commitment.

“Term Loan Percentage” of a Tranche of Term Loans shall mean, at any time, a fraction (expressed as a percentage), the numerator of which is equal to the aggregate outstanding principal amount of all Term Loans of such Tranche at such time and the denominator of which is equal to the aggregate outstanding principal amount of all Term Loans of all Tranches at such time.

“Term Loans” shall mean the Initial Term Loans, the Term B Loans, Term B-1 Loans, Term B-2 Loans each Incremental Term Loan, each Refinancing Term Loan and each Extended Term Loan.

“Term SOFR Determination Day” shall have the meaning assigned to it under the definition of Term SOFR Reference Rate.

“Term SOFR Rate” shall mean, with respect to any Term Benchmark Borrowing and for any tenor comparable to the applicable Interest Period, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two U.S. Government Securities Business Days prior to the commencement of such tenor comparable to the applicable Interest Period, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” shall mean, for any day and time (such day, the “Term SOFR Determination Day”), with respect to any Term Benchmark Borrowing denominated in Dollars and for any tenor comparable to the applicable Interest Period, the rate per annum published by the CME Term SOFR Administrator and identified by the Administrative Agent as the forward-looking term rate based on SOFR. If by 5:00 pm (New York City time) on such Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Rate has not occurred, then, so long as such day is otherwise a U.S. Government Securities Business Day, the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding U.S. Government Securities Business Day is not more than five (5) U.S. Government Securities Business Days prior to such Term SOFR Determination Day.

“Test Period” shall mean each period of four consecutive fiscal quarters of Borrower (in each case taken as one accounting period) for which Section 9.01 Financials have been (or were required to be) delivered or are otherwise internally available; provided that, until the first such Section 9.01 Financials are (or are required to be) delivered hereunder or are otherwise internally available, “Test Period” shall mean the four consecutive fiscal quarters of Borrower for which financial statements have been delivered pursuant to Section 6.11.

“Threshold Amount” shall mean the greater of $334,250,000 and 25% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period.

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“Total Commitment” shall mean, at any time, the sum of the Total Initial Term Loan Commitment, the Total Term B Loan Commitment, the Total Term B-1 Loan Commitment, the Total Term B-2 Loan Commitment, the Total Incremental Term Loan Commitment and the Total Refinancing Term Loan Commitment.

“Total Incremental Term Loan Commitment” shall mean, at any time, the sum of the Incremental Term Loan Commitments of each of the Lenders with such a Commitment at such time.

“Total Initial Term Loan Commitment” shall mean, at any time, the sum of the Initial Term Loan Commitments of each of the Lenders at such time.

“Total Refinancing Term Loan Commitment” shall mean, at any time, the sum of the Refinancing Term Loan Commitments of each of the Lenders with such a Commitment at such time.

“Total Term B Loan Commitment” shall mean, at any time, the sum of the Term B Loan Commitments of each of the Lenders at such time.

“Total Term B-1 Loan Commitment” shall mean, at any time, the sum of the Term B-1 Loan Commitments of each of the Lenders at such time.

“Total Term B-2 Loan Commitment” shall mean, at any time, the sum of the Term B-2 Loan Commitments of each of the Lenders at such time.

“Trademark Security Agreement” shall have the meaning provided in the Security Agreement.

“Tranche” shall mean the respective facilities and commitments utilized in making Initial Term Loans, Term B Loans, Term B-1 Loans, Term B-2 Loans or Incremental Term Loans made pursuant to one or more tranches designated pursuant to the respective Incremental Term Loan Amendments in accordance with the relevant requirements specified in Section 2.15 (collectively, the “Initial Tranches” and, each, an “Initial Tranche”), and after giving effect to the Extension pursuant to Section 2.14, shall include any group of Extended Term Loans, extended, directly or indirectly, from the same Initial Tranche and having the same Maturity Date, interest rate and fees and after giving effect to any Refinancing Term Loan Amendment pursuant to Section 2.18, shall include any group of Refinancing Term Loans refinancing, directly or indirectly, the same Initial Tranche having the same Maturity Date, interest rate and fees; provided that only in the circumstances contemplated by Section 2.18(b), Refinancing Term Loans may be made part of a then existing Tranche of Term Loans; provided, further, that only in the circumstances contemplated by Section 2.15(c), Incremental Term Loans may be made part of a then existing Tranche of Term Loans.

“Transaction” shall mean, collectively, (i) the entering into of the Credit Documents and the incurrence of Initial Term Loans on the Closing Date, (ii) the consummation of the Acquisition pursuant to the terms of the Acquisition Agreement (including, for the avoidance of doubt, the payment of any earn-outs, deferred purchase price adjustments and/or any other amounts due and owing under the Acquisition Agreement), (iii) entering into the ABL Credit Agreement and the initial borrowings thereunder on the Closing Date, (iv) entering into the Secured Notes Indenture and the issuance Secured Notes on or before the Closing Date, (v) the Cash Equity Financing, (vi) the Target Refinancing and (vii) the payment of all Transaction Costs.

“Transaction Costs” shall mean the fees, premiums, commissions and expenses payable by Holdings, Borrower and its Subsidiaries in connection with the transactions described in clauses (i) through (vi) of the definition of “Transaction.”

“Treasury Services Agreement” shall mean any agreement relating to treasury, depositary and cash management services, automated clearinghouse transfer of funds or trade letters of credit.

“Type” shall mean the type of Term Loan determined with regard to the interest option applicable thereto, i.e., whether a Base Rate Term Loan or a Term Benchmark Term Loan.

“UCC” shall mean the Uniform Commercial Code as from time to time in effect in the relevant jurisdiction.

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“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” shall mean the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Ultimate Borrower” shall have the meaning provided in the preamble hereto.

“Unadjusted Benchmark Replacement” shall mean the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Unaudited Target Financial Statements” shall have the meaning provided in Section 6.11.

“Undisclosed Administration” shall mean, in relation to a Lender or its direct or indirect parent company, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian, or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or such parent company is subject to home jurisdiction supervision, if applicable law requires that such appointment not be disclosed.

“Unfunded Pension Liability” of any Plan subject to Title IV of ERISA shall mean the amount, if any, by which the value of the accumulated plan benefits under the Plan determined on a plan termination basis in accordance with actuarial assumptions at such time consistent with those prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds the fair market value of all plan assets of such Plan.

“United States” and “U.S.” shall each mean the United States of America.

“Unrestricted Subsidiary” shall mean (i) on the Closing Date, each Subsidiary of Borrower listed on Schedule 1.01, except to the extent redesignated as a Restricted Subsidiary in accordance with such Section 9.16, (ii) any other Subsidiary of Borrower designated by the board of directors of Borrower as an Unrestricted Subsidiary pursuant to Section 9.16 subsequent to the Closing Date, except to the extent redesignated as a Restricted Subsidiary in accordance with such Section 9.16 and (iii) any Subsidiary of an Unrestricted Subsidiary pursuant to the foregoing clause (i) or (ii); provided that each Securitization Entity shall be deemed an Unrestricted Subsidiary.

“U.S. GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time; provided that determinations made pursuant to this Agreement in accordance with U.S. GAAP are subject (to the extent provided therein) to Section 13.07(a).

“U.S. Government Securities Business Day” shall mean any day except for (i) a Saturday, (ii) a Sunday or
(iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” shall mean a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regime” shall have the meaning provided in Section 13.24.

“U.S. Tax Compliance Certificate” shall have the meaning provided in Section 5.04(c).

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“Voluntary Debt Prepayments” shall mean, without duplication, (i) voluntary prepayments (including buybacks and prepayments in connection with Section 5.01(b)) and redemptions of Term Loans, Refinancing Notes/Loans and Indebtedness incurred pursuant to Section 10.04(xxvii) (limited, in the case of any voluntary prepayment in accordance with the provisions of Section 2.19 or Section 2.20 or similar provisions in the definitive documentation with respect to such Refinancing Notes/Loans or other Indebtedness, to the cash payment made by any Credit Party or Restricted Subsidiary therefor), (ii) voluntary prepayments, buybacks and redemptions of ABL Term Loans, ABL Term Incremental Equivalent Debt or ABL Term Refinancing Debt, (iii) voluntary prepayments and redemptions of the Secured Notes and (iv) prepayments and buybacks of ABL Revolving Loans to the extent accompanied, in the case of this clause (iv), by a permanent reduction in commitments therefor.

“Voluntary Pari Passu Debt Prepayments” shall mean, without duplication, (i) voluntary prepayments (including buybacks and prepayments in connection with Section 5.01(b)) and redemptions of Term Loans, Refinancing Notes/Loans and Indebtedness incurred pursuant to Section 10.04(xxvii) that rank pari passu with the Term Loans (limited, in the case of any voluntary prepayment in accordance with the provisions of Section 2.19 or Section 2.20 or similar provisions in the definitive documentation with respect to such Refinancing Notes/Loans or other Indebtedness, to the cash payment made by any Credit Party or Restricted Subsidiary therefor), (ii) voluntary prepayments, buybacks and redemptions of ABL Term Loans, ABL Term Incremental Equivalent Debt, ABL Term Refinancing Debt or any other term Indebtedness permitted under Section 10.04, in each case, that is secured by a Lien on the Collateral ranking either (a) pari passu with the Lien on the Collateral securing the ABL Term Loans or (b) senior or pari passu with the Lien on the Collateral securing the Term Loans, (iii) voluntary prepayments and redemptions of the Secured Notes and (iv) prepayments and buybacks of ABL Revolving Loans or any other revolving credit facility permitted under Section 10.04, in each case, that is secured by a Lien on the Collateral ranking either (a) pari passu with the Lien on the Collateral securing the ABL Revolving Loans or (b) senior or pari passu with the Lien on the Collateral securing the Term Loans, to the extent accompanied, in the case of this clause (iv), by a permanent reduction in commitments therefor.

“Weighted Average Life to Maturity” shall mean, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the then outstanding principal amount of such Indebtedness into (ii) the product obtained by multiplying (x) the amount of each then remaining installment or other required scheduled payments of principal, including payment at final maturity, in respect thereof, by (y) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

“Wholly-Owned Domestic Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Domestic Subsidiary of such Person.

“Wholly-Owned Restricted Subsidiary” shall mean, as to any Person, any Wholly-Owned Subsidiary of such Person which is a Restricted Subsidiary of such Person.

“Wholly-Owned Subsidiary” shall mean, as to any Person, (i) any corporation 100% of whose capital stock is at the time owned by such Person and/or one or more Wholly-Owned Subsidiaries of such Person and (ii) any partnership, association, joint venture or other entity in which such Person and/or one or more Wholly-Owned Subsidiaries of such Person owns 100% of the Equity Interests at such time (other than, in the case of a Foreign Subsidiary with respect to preceding clauses (i) or (ii), director’s qualifying shares and/or other nominal amounts of shares required to be held by Persons other than Borrower and its Subsidiaries under Requirements of Law).

“Write-Down and Conversion Powers” shall mean, (i) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (ii) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

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1.02    Terms Generally and Certain Interpretive Provisions. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall”; and the words “asset” and “property” shall be construed as having the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights. The words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision of this Agreement unless the context shall otherwise require. All references herein to Sections, paragraphs, clauses, subclauses, Exhibits and Schedules shall be deemed references to Sections, paragraphs, clauses and subclauses of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, (a) all references to documents, instruments and other agreements (including the Credit Documents and organizational documents) shall be deemed to include all subsequent amendments, restatements, amendments and restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, amendments and restatements, supplements and other modifications are not prohibited by any Credit Document and (b) references to any law, statute, rule or regulation shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such law. Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

1.03    Limited Condition Transactions. Notwithstanding anything to the contrary in this Agreement, in connection with any action being taken in connection with a Limited Condition Transaction, for purposes of:

(i)    determining compliance with any provision of this Agreement which requires the calculation of any financial ratio or test, including the Consolidated First Lien Net Leverage Ratio, Consolidated Fixed Charge Coverage Ratio, Consolidated Secured Net Leverage Ratio and Consolidated Total Net Leverage Ratio (and, for the avoidance of doubt, any financial ratio set forth in Section 2.15(a)); or

(ii)    testing availability under baskets set forth in this Agreement (including baskets determined by reference to Consolidated EBITDA or Consolidated Total Assets, as applicable); or

(iii)    determining other compliance with this Agreement (including the determination that representations and warranties are true and correct and that no Default or Event of Default (or any type of Default or Event of Default) has occurred, is continuing or would result therefrom);

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in each case, at the option of Borrower (Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder shall be made (1) in the case of any acquisition (including by way of merger) or similar Investment (including the assumption or incurrence of Indebtedness in connection therewith), at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of, the most recently ended Test Period at the time of) either (x) the execution of the definitive agreement with respect to such acquisition or Investment, (y) the public announcement of an intention to make an offer in respect of the target of such acquisition or Investment or (z) the consummation of such acquisition or Investment, (2) in the case of any Dividend, at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of, the most recently ended Test Period at the time of) (x) the irrevocable declaration of such Dividend or (y) the making of such Dividend and (3) in the case of any voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness subject to Section 10.07, at the time of (or, in the case of any calculation or any financial ratio or test, with respect to, or as of the last day of, the most recently ended Test Period at the time of) (x) delivery of irrevocable (which may be conditional) notice with respect to such payment or prepayment or redemption or acquisition of such Indebtedness or (y) the making of such voluntary or optional payment or prepayment on or redemption or acquisition for value of any Indebtedness (the “LCT Test Date”), and if, for the Limited Condition Transaction (and the other transactions to be entered into in connection therewith), Borrower or any of its Restricted Subsidiaries would have been permitted to take such action on the relevant LCT Test Date in compliance with such ratio, test or basket, such ratio, test or basket shall be deemed to have been complied with. For the avoidance of doubt, if Borrower has made an LCT Election and any of the ratios, tests or baskets for which compliance was determined or tested as of the LCT Test Date would have failed to have been complied with as a result of fluctuations in any such ratio, test or basket, including due to fluctuations in Consolidated EBITDA or Consolidated Total Assets of Borrower or the Person subject to such Limited Condition Transaction, at or prior to the consummation of the relevant transaction or action, such baskets, tests or ratios will not be deemed to have failed to have been complied with as a result of such fluctuations; provided, that, notwithstanding anything to the contrary herein, if financial statements for one or more subsequent Test Periods shall have become available, Borrower may elect, in its sole discretion, to re-determine all such financial ratios or tests, with respect to, or as of the last day of, the most recently ended Test Period on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the LCT Test Date for purposes of such baskets, ratios and financial metrics. If Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any calculation of any ratio, test or basket availability with respect to the incurrence of Indebtedness or Liens, the making of Dividends, the making of any Permitted Investment, mergers, the conveyance, lease or other transfer of all or substantially all of the assets of Borrower, the prepayment, redemption, purchase, defeasance or other satisfaction of Indebtedness, or the designation of an Unrestricted Subsidiary (each, a “Subsequent Transaction”) following the relevant LCT Test Date and prior to the earlier of the date on which such Limited Condition Transaction is consummated or the date that the definitive agreement, public announcement or irrevocable notice for such Limited Condition Transaction is terminated, revoked or expires without consummation of such Limited Condition Transaction, for purposes of determining whether such Subsequent Transaction is permitted under this Agreement, any such ratio, test or basket shall be required to be satisfied on a Pro Forma Basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of Indebtedness and the use of proceeds thereof) have been consummated.

1.04    Classification and Reclassification. It is understood and agreed that any Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment, transaction with Affiliates or prepayment of Indebtedness need not be permitted solely by reference to one category of permitted Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment, transactions with Affiliates or prepayment of Indebtedness under Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06 and 10.07, respectively, but may instead be permitted in part under any combination thereof (it being understood that Borrower may utilize amounts under any category that is subject to any financial ratio or test, including the Consolidated Fixed Charge Coverage Ratio, Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio, prior to amounts under any other category). For purposes of determining compliance at any time with Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06 and 10.07, in the event that any Lien, sale, lease or other disposition of assets, Dividend, Indebtedness, Investment, transaction with Affiliates or prepayment of Indebtedness meets the criteria of more than one of the categories of transactions or items permitted pursuant to any clause of such Sections 10.01, 10.02, 10.03, 10.04, 10.05, 10.06 and 10.07, Borrower, in its sole discretion, may, from time to time, classify or reclassify such transaction or item (or portion thereof) and will only be required to include the amount and type of such transaction (or portion thereof) in any one category. Reclassifications of any utilization of the Incremental Amount shall occur automatically to the extent set forth in the definition thereof.

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1.05    Currency Equivalents Generally.

(a)    Notwithstanding anything to the contrary in this Agreement, (i) any representation or warranty that would be untrue or inaccurate, (ii) any undertaking that would be breached, (iii) any basket is exceeded or (iv) any event that would constitute a Default or an Event of Default, in each case, solely as a result of fluctuations in applicable currency exchange rates, shall not be deemed to be untrue, inaccurate, breached or so constituted, as applicable, solely as a result of such fluctuations in currency exchange rates.

(b)    For purposes of determining the Consolidated Fixed Charge Coverage Ratio, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and the Consolidated Total Net Leverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars for the purposes of (A) calculating any Consolidated Fixed Charge Coverage Ratio, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio and the Consolidated Total Net Leverage Ratio, at the Exchange Rate as of the date of calculation, and will, in the case of Indebtedness, reflect the currency translation effects, determined in accordance with U.S. GAAP, of Interest Rate Protection Agreements and Other Hedging Agreements permitted hereunder for currency exchange risks with respect to the applicable currency in effect on the date of determination of the Equivalent Amount of such Indebtedness.

1.06    Divisions.

For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

1.07    Treatment of Subsidiaries Prior to Joinder.

Each Subsidiary of Holdings that is required to be joined as a Credit Party pursuant to Section 9.12 shall, from the time of the requirement that such Subsidiary be joined as a Credit Party pursuant to Section 9.12 until the completion of such joinder, be deemed for the purposes of Section 10 of this Agreement to be a Credit Party from and after the date of formation or acquisition of such Subsidiary; provided that this Section 1.07 shall only apply to the extent such Subsidiary is actually subsequently joined as a Credit Party pursuant to Section 9.12.

1.08    Interest Rates; Benchmark Notification.

The interest rate on a Loan denominated in Dollars may be derived from an interest rate benchmark that may be discontinued or is, or may in the future become, the subject of regulatory reform. Upon the occurrence of a Benchmark Transition Event, Section 2.16 provides a mechanism for determining an alternative rate of interest. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, the administration, submission, performance or any other matter related to any interest rate used in this Agreement, or with respect to any alternative or successor rate thereto, or replacement rate thereof, including without limitation, whether the composition or characteristics of any such alternative, successor or replacement reference rate will be similar to, or produce the same value or economic equivalence of, the existing interest rate being replaced or have the same volume or liquidity as did any existing interest rate prior to its discontinuance or unavailability. The Administrative Agent and its affiliates and/or other related entities may engage in transactions that affect the calculation of any interest rate used in this Agreement or any alternative, successor or alternative rate (including any Benchmark Replacement) and/or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain any interest rate used in this Agreement, any component thereof, or rates referenced in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 2.    Amount and Terms of Credit.

2.01    The Commitments.

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(a)    Subject to and upon the terms and conditions set forth herein, each Lender with an Initial Term Loan Commitment severally agrees to make an Initial Term Loan to Borrower, which Initial Term Loans (i) shall be incurred by Borrower pursuant to a single drawing on the Closing Date, (ii) shall, except as hereinafter provided, at the option of Borrower, be incurred and maintained as, and/or converted into, one or more Borrowings of Base Rate Term Loans or Term Benchmark Term Loans; provided that all Initial Term Loans comprising the same Borrowing shall at all times be of the same Type, and (iii) shall be made by each such Lender in that aggregate principal amount which does not exceed the Initial Term Loan Commitment of such Lender on the Closing Date (before giving effect to the termination thereof pursuant to Section 4.02(a)). Once repaid, Initial Term Loans may not be reborrowed.

(b)    Subject to and upon the terms and conditions set forth herein, each Lender with an Incremental Term Loan Commitment from time to time severally agrees to make term loans (each, an “Incremental Term Loan” and, collectively, the “Incremental Term Loans”) to Borrower, which Incremental Term Loans (i) shall be incurred pursuant to a single drawing on the applicable Incremental Term Loan Borrowing Date, (ii) shall be denominated in Dollars, (iii) shall, except as hereinafter provided, at the option of Borrower, be incurred and maintained as, and/or converted into one or more Borrowings of Base Rate Term Loans or Term Benchmark Term Loans; provided that all Incremental Term Loans of a given Tranche made as part of the same Borrowing shall at all times consist of Incremental Term Loans of the same Type, and (iv) shall not exceed for any such Incremental Term Loan Lender at any time of any incurrence thereof, the Incremental Term Loan Commitment of such Incremental Term Loan Lender for such Tranche (before giving effect to the termination thereof on such date pursuant to Section 4.02(b)). Once repaid, Incremental Term Loans may not be reborrowed.

(c)    Subject to and upon the terms and conditions set forth herein and in Amendment No. 2, each Rollover Original Term Lender severally agrees to exchange its Exchanged Original Term Loans for a like principal amount of Term B Loans on the Amendment No. 2 Effective Date. Subject to the terms and conditions set forth herein and in Amendment No. 2, the Additional Term B Loan Lender agrees to make an Additional Term B Loan (which shall be considered an increase to (and part of) the Term B Loans) to the Borrower on the Amendment No. 2 Effective Date in the principal amount equal to its Additional Term B Loan Commitment on the Amendment No. 2 Effective Date. The Borrower shall prepay the Non-Exchanged Original Term Loans with a like amount of the gross proceeds from the Additional Term B Loans, concurrently with the receipt thereof. The Borrower shall pay to the Original Term Lenders immediately prior to the effectiveness of Amendment No. 2 all accrued and unpaid interest on the Original Term Loans to, but not including, the Amendment No. 2 Effective Date on such Amendment No. 2 Effective Date. The Term B Loans shall have the terms set forth in this Agreement and the other Credit Documents, including as modified by Amendment No. 2; it being understood that the Term B Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under this Agreement and the other Credit Documents. The Term B Loans may be Base Rate Term Loans or Term Benchmark Term Loans, as further provided herein. Once repaid, Term B Loans may not be reborrowed.

(d)    Subject to and upon the terms and conditions set forth herein and in Amendment No. 3, each Rollover Term B Lender severally agrees to exchange its Exchanged Term B Loans for a like principal amount of Term B-1 Loans on the Amendment No. 3 Effective Date. Subject to the terms and conditions set forth herein and in Amendment No. 3, the Additional Term B-1 Loan Lender agrees to make an Additional Term B-1 Loan (which shall be considered an increase to (and part of) the Term B-1 Loans) to the Borrower on the Amendment No. 3 Effective Date in the principal amount equal to its Additional Term B-1 Loan Commitment on the Amendment No. 3 Effective Date. The Borrower shall prepay the Non-Exchanged Term B Loans with a like amount of the gross proceeds from the Additional Term B-1 Loans, concurrently with the receipt thereof. The Borrower shall pay to the Term B Lenders immediately prior to the effectiveness of Amendment No. 3 all accrued and unpaid interest on the Term B Loans to, but not including, the Amendment No. 3 Effective Date on such Amendment No. 3 Effective Date. The Term B-1 Loans shall have the terms set forth in this Agreement and the other Credit Documents, including as modified by Amendment No. 3; it being understood that the Term B-1 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under this Agreement and the other Credit Documents. The Term B-1 Loans may be Base Rate Term Loans or Term Benchmark Term Loans, as further provided herein. Once repaid, Term B-1 Loans may not be reborrowed.

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(e)    Subject to and upon the terms and conditions set forth herein and in Amendment No. 4, each Rollover Term B-1 Lender severally agrees to exchange its Exchanged Term B-1 Loans for a like principal amount of Term B-2 Loans on the Amendment No. 4 Effective Date. Subject to the terms and conditions set forth herein and in Amendment No. 4, the Additional Term B-2 Loan Lender agrees to make an Additional Term B-2 Loan (which shall be considered an increase to (and part of) the Term B-2 Loans) to the Borrower on the Amendment No. 4 Effective Date in the principal amount equal to its Additional Term B-2 Loan Commitment on the Amendment No. 4 Effective Date. The Borrower shall prepay the Non-Exchanged Term B-1 Loans with a like amount of the gross proceeds from the Additional Term B-2 Loans, concurrently with the receipt thereof. The Borrower shall pay to the Term B-1 Lenders immediately prior to the effectiveness of Amendment No. 4 all accrued and unpaid interest on the Term B-1 Loans to, but not including, the Amendment No. 4 Effective Date on such Amendment No. 4 Effective Date. The Term B-2 Loans shall have the terms set forth in this Agreement and the other Credit Documents, including as modified by Amendment No. 4; it being understood that the Term B-2 Loans (and all principal, interest and other amounts in respect thereof) will constitute “Obligations” under this Agreement and the other Credit Documents. The Term B-2 Loans may be Base Rate Term Loans or Term Benchmark Term Loans, as further provided herein. Once repaid, Term B-2 Loans may not be reborrowed.

(f)    ~~(e)~~ Each Lender may, at its option, make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not (i) affect in any manner the obligation of Borrower to repay such Loan in accordance with the terms of this Agreement or (ii) excuse or relieve any Lender from its Commitment to make any such Loan to the extent not so made by such branch or Affiliate.

2.02    Minimum Amount of Each Borrowing. The aggregate principal amount of each Borrowing of Term Loans under any Tranche shall not be less than the Minimum Borrowing Amount. More than one Borrowing may occur on the same date, but at no time shall there be outstanding more than ten (10) Borrowings of Term Benchmark Term Loans in the aggregate for all Tranches of Term Loans.

2.03    Notice of Borrowing. Whenever Borrower desires to make a Borrowing of Term Loans hereunder, Borrower shall give the Administrative Agent at its Notice Office prior written notice on the day of such Borrowing (or telephonic notice promptly confirmed in writing) of each Borrowing of Base Rate Term Loans to be made hereunder and at least three Business Days’ (or such shorter period as the Administrative Agent shall agree in its sole and absolute discretion) prior written notice (or telephonic notice promptly confirmed in writing) of each Term Benchmark Term Loan to be made hereunder; provided that (a) in each case, any such notice shall be deemed to have been given on a certain day only if given before 12:00 Noon (New York City time) on such day (or such later time as the Administrative Agent shall agree in it its sole and absolute discretion) and (b) in any event, any such notice with respect to Term B-~~1~~2 Loans that are Term Benchmark Term Loans to be incurred on the Amendment No. ~~3~~4 Effective Date may be delivered one Business Day prior to the Amendment No. ~~3~~4 Effective Date. Each such notice (each, a “Notice of Borrowing”), except as otherwise expressly provided in Section 2.11, shall be irrevocable and shall be in writing, or by telephone promptly confirmed in writing by or on behalf of Borrower, in the form of Exhibit A-1 or such other form as may be approved by the Administrative Agent including any form on an electronic platform or electronic transmission as shall be approved by the Administrative Agent, appropriately completed by a Responsible Officer of Borrower to specify: (i) the aggregate principal amount of the Term Loans to be made pursuant to such Borrowing, (ii) the date of such Borrowing (which shall be a Business Day), (iii) whether the respective Borrowing shall consist of Initial Term Loans, Term B Loans, Term B-1 Loans, Term B-2 Loans, Incremental Term Loans or Refinancing Term Loans, (iv) whether the Term Loans being made pursuant to such Borrowing are to be initially maintained as Base Rate Term Loans or Term Benchmark Term Loans, (v) in the case of Term Benchmark Term Loans, the Interest Period to be initially applicable thereto and (vi) the account of Borrower into which the proceeds of such Term Loans shall be deposited or other wire instructions therefor. The Administrative Agent shall promptly give each Lender of the Tranche specified in the respective Notice of Borrowing, notice of such proposed Borrowing, of such Lender’s proportionate share thereof (determined in accordance with Section 2.07) and of the other matters required by the immediately preceding sentence to be specified in the Notice of Borrowing.

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2.04    Disbursement of Funds. No later than 1:00 P.M. (New York City time) on the date specified in each Notice of Borrowing, each Lender with a Commitment of the relevant Tranche will make available its pro rata portion (determined in accordance with Section 2.07) of each such Borrowing requested to be made on such date. All such amounts will be made available in Dollars and in immediately available funds at the Notice Office, and the Administrative Agent will make all funds so received by it in like funds as received by the Administrative Agent by wire transfer of such funds to the account designated in writing by Borrower (including in any Notice of Borrowing) from time to time. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any Borrowing that such Lender does not intend to make available to the Administrative Agent such Lender’s portion of any Borrowing to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such date of Borrowing and the Administrative Agent may (but shall not be obligated to), in reliance upon such assumption, make available to Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent by such Lender, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify Borrower and Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent also shall be entitled to recover on demand from such Lender or Borrower interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to Borrower until the date such corresponding amount is recovered by the Administrative Agent, at a rate per annum equal to (i) if recovered from such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking rules on interbank compensation and
(ii) if recovered from Borrower, the rate of interest applicable to the relevant Borrowing, as determined pursuant to Section 2.08. Nothing in this Section 2.04 shall be deemed to relieve any Lender from its obligation to make Term Loans hereunder or to prejudice any rights which Borrower may have against any Lender as a result of any failure by such Lender to make Term Loans hereunder.

2.05    Notes.

(a)    Borrower’s obligation to pay the principal of, and interest on, the Term Loans made by each Lender shall be evidenced in the Register maintained by the Administrative Agent pursuant to Section 13.04 and shall, if requested by such Lender, also be evidenced by a promissory note duly executed and delivered by Borrower substantially in the form of Exhibit B, with blanks appropriately completed in conformity herewith (each, a “Note”).

(b)    Each Lender will note on its internal records the amount of each Term Loan made by it and each payment in respect thereof and prior to any transfer of any of its Notes will endorse on the reverse side thereof the outstanding principal amount of Term Loans evidenced thereby. Failure to make any such notation or any error in such notation shall not affect Borrower’s obligations in respect of such Term Loans. For the avoidance of doubt, to the extent any conflict arises between the records maintained pursuant to this Section and the Register, the Register shall control.

(c)    Notwithstanding anything to the contrary contained above in this Section 2.05 or elsewhere in this Agreement, Notes shall only be delivered to Lenders that at any time specifically request the delivery of such Notes. No failure of any Lender to request or obtain a Note evidencing its Term Loans to Borrower shall affect or in any manner impair the obligations of Borrower to pay the Term Loans (and all related Obligations) incurred by Borrower which would otherwise be evidenced thereby in accordance with the requirements of this Agreement, and shall not in any way affect the security or guarantees therefor provided pursuant to the various Credit Documents. Any Lender that does not have a Note evidencing its outstanding Term Loans shall in no event be required to make the notations otherwise described in the preceding clause (b). At any time when any Lender requests the delivery of a Note to evidence any of its Term Loans, Borrower shall promptly execute and deliver to the respective Lender the requested Note in the appropriate amount or amounts to evidence such Term Loans.

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2.06    Interest Rate Conversions. Borrower shall have the option to convert, on any Business Day, all or a portion equal to at least the Minimum Borrowing Amount of the outstanding principal amount of Term Loans of a given Tranche made pursuant to one or more Borrowings of one or more Types of Term Loans, into a Borrowing (of the same Tranche) of another Type of Term Loan; provided that (i) except as otherwise provided in Section 2.11, Term Benchmark Term Loans may be converted into Base Rate Term Loans only on the last day of an Interest Period applicable to the Term Loans being converted and no such partial conversion of Term Benchmark Term Loans, as the case may be, shall reduce the outstanding principal amount of such Term Benchmark Term Loans, made pursuant to a single Borrowing to less than the Minimum Borrowing Amount, (ii) to the extent the Required Lenders have, or the Administrative Agent at the request of the Required Lenders has, so notified Borrower in writing, Base Rate Term Loans may not be converted into Term Benchmark Term Loans if any Event of Default is in existence on the date of the conversion, and (iii) no conversion pursuant to this Section 2.06 shall result in a greater number of Borrowings of Term Benchmark Term Loans than is permitted under Section 2.02. Such conversion shall be effected by Borrower by giving the Administrative Agent at the Notice Office prior to 12:00 Noon (New York City time) at least three Business Days’ prior notice (in the case of any conversion to or continuation of Term Benchmark Term Loans) or same day notice (in the case of any conversion to Base Rate Term Loans) (each, a “Notice of Conversion/Continuation”) in the form of Exhibit A-2 or such other form as may be approved by the Administrative Agent including any form on an electronic platform or electronic transmission as shall be approved by the Administrative Agent, appropriately completed by a Responsible Officer of Borrower to specify the Term Loans of a given Tranche to be so converted, the Borrowing or Borrowings pursuant to which such Term Loans were incurred and, if to be converted into Term Benchmark Term Loans, the Interest Period to be initially applicable thereto. The Administrative Agent shall give each Lender prompt notice of any such proposed conversion affecting any of its Term Loans.

2.07    Pro Rata Borrowings. All Borrowings of Term Loans under this Agreement, subject to Section 2.10(d), shall be incurred from the Lenders pro rata on the basis of such Lenders’ Commitments as the case may be. No Lender shall be responsible for any default by any other Lender of its obligation to make Term Loans hereunder, and each Lender shall be obligated to make the Term Loans provided to be made by it hereunder, regardless of the failure of any other Lender to make its Term Loans hereunder.

2.08    Interest.

(a)    Borrower agrees to pay interest in respect of the unpaid principal amount of each Base Rate Term Loan (including with respect to any Term Benchmark Term Loan converted into a Base Rate Term Loan pursuant to Section 2.06 or 2.09) made to Borrower hereunder from the date of Borrowing thereof (or, in the circumstances described in the immediately preceding parenthetical, from the date of conversion of the respective Term Benchmark Term Loan into a Base Rate Term Loan) until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Base Rate Term Loan to a Term Benchmark Term Loan pursuant to Section
2.06 or 2.09, as applicable, at a rate per annum which shall be equal to the sum of the Applicable Margin for Base Rate Term Loans plus the Base Rate, as in effect from time to time.

(b)    Borrower agrees to pay interest in respect of the unpaid principal amount of each Term Benchmark Term Loan made to Borrower from the date of Borrowing thereof until the earlier of (i) the maturity thereof (whether by acceleration or otherwise) and (ii) the conversion of such Term Benchmark Term Loan to a Base Rate Term Loan pursuant to Section 2.06 or 2.09, as applicable, at a rate per annum which shall, during each Interest Period applicable thereto, be equal to the sum of the Applicable Margin for Term Benchmark Term Loans plus the applicable Term SOFR Rate for such Interest Period.

(c)    Upon the occurrence and during the continuance of any Event of Default under Section 11.01 or
11.05 (x) overdue principal and, to the extent permitted by law, overdue interest in respect of each Term Loan shall bear interest at a rate per annum equal to (i) for Base Rate Term Loans and associated interest, 2.00% per annum in excess of the Applicable Margin for Base Rate Term Loans plus the Base Rate, (ii) for Term Benchmark Term Loans and associated interest, 2.00% per annum in excess of the Applicable Margin for Term Benchmark Term Loans plus the Term SOFR Rate and (y) overdue amounts with respect to Fees shall bear interest at a rate per annum equal to 2.00% per annum in excess of the Applicable Margin for Base Rate Term Loans plus the Base Rate, each as in effect from time to time, in each case with such interest to be payable on demand.

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(d)    Accrued (and theretofore unpaid) interest shall be calculated daily and payable (i) on each Interest Payment Date and (ii) on (w) the date of any conversion of a Term Benchmark Term Loan to a Base Rate Term Loan (on the amount so converted) prior to the last day of the Interest Period applicable thereto, (x) the date of any prepayment or repayment thereof (on the amount prepaid or repaid), (y) at maturity (whether by acceleration or otherwise) and (z) after such maturity, on demand.

(e)    Upon each Interest Determination Date, the Administrative Agent shall determine the Adjusted Term SOFR Rate for each Interest Period applicable to the respective Term Benchmark Term Loans and shall promptly notify Borrower and the Lenders thereof. Each such determination shall, absent manifest error, be final and conclusive and binding on all parties hereto.

(f)    All interest hereunder and any Fees hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Base Rate or Adjusted Term SOFR Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

2.09    Interest Periods. At the time Borrower gives any Notice of Borrowing or Notice of Conversion/Continuation in respect of the making of, or conversion into, any Term Benchmark Term Loan (in the case of the initial Interest Period applicable thereto) or prior to 12:00 Noon (New York City time) on the third Business Day prior to the expiration of an Interest Period applicable to such Term Benchmark Term Loan (in the case of any subsequent Interest Period), Borrower shall have the right to elect the interest period (each, an “Interest Period”) applicable to such Term Benchmark Term Loan, which Interest Period shall, at the option of Borrower be a one, three or six month period (in each case, subject to the availability for the Benchmark applicable to the relevant Loan); provided that (in each case):

(i)    all Term Benchmark Term Loans comprising a Borrowing shall at all times have the same Interest Period;

(ii)    the initial Interest Period for any Term Benchmark Term Loan shall commence on the date of Borrowing of such Term Benchmark Term Loan (including, in the case of Term Benchmark Term Loans, the date of any conversion thereto from a Borrowing of Base Rate Term Loans) and each Interest Period occurring thereafter in respect of such Term Benchmark Term Loan shall commence on the day on which the next preceding Interest Period applicable thereto expires;

(iii)    if any Interest Period for a Term Benchmark Term Loan begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period, such Interest Period shall end on the last Business Day of such calendar month;

(iv)    if any Interest Period for a Term Benchmark Term Loan would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, however, that if any Interest Period for a Term Benchmark Term Loan would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

(v)    unless the Required Lenders otherwise agree, no Interest Period for a Term Benchmark Term Loan may be selected at any time when an Event of Default is then in existence; and

(vi)    no Interest Period in respect of any Borrowing of any Tranche of Term Loans shall be selected which extends beyond the Maturity Date therefor.

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With respect to any Term Benchmark Term Loans, at the end of any Interest Period applicable to a Borrowing thereof, Borrower may elect to split the respective Borrowing of a single Type under a single Tranche into two or more Borrowings of different Types under such Tranche or combine two or more Borrowings under a single Tranche into a single Borrowing of the same Type under such Tranche, in each case, by Borrower giving notice thereof together with its election of one or more Interest Periods applicable thereto, in each case so long as each resulting Borrowing (x) has an Interest Period which complies with the foregoing requirements of this Section 2.09, (y) has a principal amount which is not less than the Minimum Borrowing Amount applicable to Borrowings of the respective Type and Tranche, and (z) does not cause a violation of the requirements of Section 2.02. If by 12:00 Noon (New York City time) on the third Business Day prior to the expiration of any Interest Period applicable to a Borrowing of Term Benchmark Term Loans, Borrower has failed to elect, or is not permitted to elect, a new Interest Period to be applicable to such Term SOFR Rate, Borrower shall be deemed to have elected in the case of Term Benchmark Term Loans, to convert such Term Benchmark Term Loans into Base Rate Term Loans with such conversion to be effective as of the expiration date of such current Interest Period.

2.10    Increased Costs.

(a)    [Reserved].

(b)    If any Change in Law shall:

(i)    impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(ii)    impose on any Lender any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender; or

(iii)    subject any Lender or the Administrative Agent to any Taxes (other than (A) Indemnified Taxes, (B) Excluded Taxes or (C) Other Taxes) with respect to its loans, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making, continuing, converting or maintaining any Term Loan (or of maintaining its obligation to make any such Term Loan) or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then Borrower will pay to such Lender or the Administrative Agent, as the case may be, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as the case may be, for such additional costs incurred or reduction suffered.

(c)    If any Lender determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Term Loans made by such Lender, to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy and liquidity), then from time to time Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.

(d)    A certificate of a Lender or the Administrative Agent setting forth the amount or amounts necessary to compensate such Lender or the Administrative Agent or its holding company, as the case may be, as specified in clause (b) or (c) of this Section, and certifying that it is the general practice and policy of such Lender to demand such compensation from similarly situated borrowers in similar circumstances at such time to the extent it is legally permitted to do so, shall be delivered to Borrower and shall be conclusive absent manifest error. Borrower shall pay such Lender or the Administrative Agent, as the case may be, the amount shown as due on any such certificate within 10 Business Days after receipt thereof.

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(e)    Failure or delay on the part of any Lender or the Administrative Agent to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Administrative Agent’s right to demand such compensation; provided that Borrower shall not be required to compensate a Lender or the Administrative Agent pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Administrative Agent, as the case may be, notifies Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Administrative Agent’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

2.11    Compensation. Borrower agrees to compensate each Lender, upon its written request (which request shall set forth in reasonable detail the basis for requesting such compensation and the calculation of the amount of such compensation; it being understood that no Lender shall be required to disclose (i) any confidential or price sensitive information or (ii) any other information, to the extent prohibited by any Requirement of Law), for all losses, expenses and liabilities (including, without limitation, any loss, expense or liability incurred by reason of the liquidation or reemployment of deposits or other funds required by such Lender to fund its Term Benchmark Term Loans but excluding loss of anticipated profits (and without giving effect to the minimum “Term SOFR Rate”)) which such Lender may sustain: (i) if for any reason (other than a default by such Lender or the Administrative Agent) a Borrowing of, or conversion from or into, Term Benchmark Term Loans does not occur on a date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation; (ii) if any prepayment or repayment (including any prepayment or repayment made pursuant to Section 5.01, Section 5.02 or as a result of an acceleration of the Term Loans pursuant to Section 11) or conversion of any of its Term Benchmark Term Loans occurs on a date which is not the last day of an Interest Period with respect thereto; (iii) if any prepayment of any Term Benchmark Term Loans is not made on any date specified in a Notice of Loan Prepayment given by Borrower; or (iv) as a consequence of any other default by Borrower to repay Term Benchmark Term Loans when required by the terms of this Agreement or any Note held by such Lender.

2.12    Change of Lending Office. Each Lender agrees that on the occurrence of any event giving rise to the operation of Section 2.10(b), (c) or (d) or Section 5.04 with respect to such Lender, it will, if requested by Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Term Loans affected by such event; provided that such designation is made on such terms that such Lender and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section 2.12 shall affect or postpone any of the obligations of Borrower or the right of any Lender provided in Sections 2.10 and 5.04.

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2.13    Replacement of Lenders. (x) If any Lender becomes a Defaulting Lender, (y) upon the occurrence of an event giving rise to the operation of Section 2.10(b), (c) or (d) or Section 5.04 with respect to such Lender or (z) in the case of a refusal by a Lender to consent to proposed changes, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b), Borrower shall have the right to replace such Lender (the “Replaced Lender”) with one or more other Eligible Transferees, none of whom shall constitute a Defaulting Lender at the time of such replacement (collectively, the “Replacement Lender”) and each of whom shall be required to be reasonably acceptable to the Administrative Agent (to the extent the Administrative Agent’s consent would be required for an assignment to such Replacement Lender pursuant to Section 13.04); provided that (i) at the time of any replacement pursuant to this Section 2.13, the Replacement Lender shall enter into one or more Assignment and Assumptions pursuant to Section 13.04(b) (and with all fees payable pursuant to said Section 13.04(b) to be paid by the Replacement Lender and/or the Replaced Lender (as may be agreed to at such time by and among Borrower, the Replacement Lender and the Replaced Lender)) pursuant to which the Replacement Lender shall acquire all of the Commitments and outstanding Term Loans of the Replaced Lender and, in connection therewith, shall pay to (x) the Replaced Lender in respect thereof an amount equal to the sum of (I) an amount equal to the principal of, and all accrued interest on, all outstanding Term Loans of the respective Replaced Lender under each Tranche with respect to which such Replaced Lender is being replaced and (II) an amount equal to all accrued, but theretofore unpaid, Fees owing to the Replaced Lender pursuant to Section 4.01, (ii) all obligations of Borrower due and owing to the Replaced Lender at such time (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon receipt by the Replaced Lender of all amounts required to be paid to it pursuant to this Section 2.13, the Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment and Assumption on behalf of such Replaced Lender, and any such Assignment and Assumption so executed by the Administrative Agent and the Replacement Lender shall be effective for purposes of this Section 2.13 and Section 13.04 and (iii) in the case of any assignment resulting from clause (y) above, such assignment will result in a reduction in such compensation or payments thereafter. Upon the execution of the respective Assignment and Assumption, the payment of amounts referred to in clauses (i) and (ii) above, recordation of the assignment on the Register pursuant to Section 13.04 and, if so requested by the Replacement Lender, delivery to the Replacement Lender of the appropriate Note or Notes executed by Borrower, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement (including, without limitation, Sections 2.10, 2.11, 5.04, 12.07 and 13.01), which shall survive as to such Replaced Lender with respect to actions or occurrences prior to it ceasing to be a Lender hereunder.

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2.14    Extended Term Loans.

(a)    Notwithstanding anything to the contrary in this Agreement, subject to the terms of this Section 2.14, Borrower may at any time and from time to time request that all or a portion of any Tranche of Term Loans (each, an “Existing Term Loan Tranche”), be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or any portion of such Existing Term Loan Tranche (any such Term Loans which have been so converted, “Extended Term Loans”) and to provide for other terms consistent with this Section 2.14. In order to establish any Extended Term Loans, Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Term Loan Tranche) (each, an “Extension Request”) setting forth the proposed terms of the Extended Term Loans to be established, which shall (x) be identical as offered to each Lender under the relevant Existing Term Loan Tranche (including as to the proposed interest rates and fees payable) and (y) have the same terms as the Existing Term Loan Tranche from which such Extended Term Loans are to be converted, except that: (i) all or any of the scheduled amortization payments of principal of the Extended Term Loans may be delayed to later dates than the scheduled amortization payments of principal of the Term Loans of such Existing Term Loan Tranche to the extent provided in the applicable Extension Amendment; (ii) the Effective Yield with respect to the Extended Term Loans (whether in the form of interest rate margin, upfront fees, original issue discount or otherwise) may be different than the Effective Yield for the Term Loans of such Existing Term Loan Tranche; (iii) the Extension Amendment may provide for other covenants and terms that apply solely to any period after the Latest Maturity Date that is in effect on the effective date of the applicable Extension Amendment (immediately prior to the establishment of such Extended Term Loans); (iv) Extended Term Loans may have mandatory prepayment terms which provide for the application of proceeds from mandatory prepayment events to be made first to prepay the Term Loans under the Existing Term Loan Tranche from which such Extended Term Loans have been converted before applying any such proceeds to prepay such Extended Term Loans; (v) Extended Term Loans may have optional prepayment terms (including call protection and terms which allow Term Loans under the relevant Existing Term Loan Tranche from which such Extended Term Loans have been converted to be optionally prepaid prior to the prepayment of such Extended Term Loans) as may be agreed by Borrower and the Lenders thereof and (vi) such Extended Term Loans may have other terms (other than those described in the preceding clauses (i) through (v)) that differ from those of the Existing Term Loan Tranche, in each case, taken as a whole, that are not materially more favorable to the Lenders providing such Extended Term Loans than the provisions applicable to the Existing Term Loan Tranche or as are otherwise reasonably satisfactory to the Administrative Agent. Any Extended Term Loans converted pursuant to any Extension Request shall be designated a series (each, an “Extension Series”) of Extended Term Loans for all purposes of this Agreement; provided that, subject to the requirements set forth above, any Extended Term Loans converted from an Existing Term Loan Tranche may, to the extent provided in the applicable Extension Amendment, be designated as an increase in any previously established Tranche of Term Loans.

(b)    [Reserved].

(c)    Borrower shall provide the applicable Extension Request at least five (5) Business Days (or such shorter period as to which the Administrative Agent may consent) prior to the date on which Lenders under the Existing Term Loan Tranche are requested to respond, and shall agree to such procedures, if any, as may be established by, or acceptable to, the Administrative Agent, in each case acting reasonably to accomplish the purposes of this Section 2.14. No Lender shall have any obligation to agree to have any of its Term Loans of any Existing Term Loan Tranche converted into Extended Term Loans pursuant to any Extension Request. Any Lender (each, an “Extending Term Loan Lender”) wishing to have all or a portion of its Term Loans under the Existing Term Loan Tranche subject to such Extension Request converted into Extended Term Loans shall notify the Administrative Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Term Loans under the Existing Term Loan Tranche which it has elected to request be converted into Extended Term Loans (subject to any minimum denomination requirements imposed by the Administrative Agent). Any Lender that does not respond to the Extension Request on or prior to the date specified therein shall be deemed to have rejected such Extension Request. In the event that the aggregate principal amount of Term Loans under the applicable Existing Term Loan Tranche exceeds the amount of Extended Term Loans requested pursuant to such Extension Request, Term Loans of such Existing Term Loan Tranche, subject to such Extension Elections shall either (i) be converted to Extended Term Loans of such Existing Term Loan Tranche on a pro rata basis based on the aggregate principal amount of Term Loans of such Existing Term Loan Tranche included in such Extension Elections, subject to such rounding requirements as may be established by the Administrative Agent or (ii) to the extent such option is expressly set forth in the applicable Extension Request, be converted to Extended Term Loans upon an increase in the amount of Extended Term Loans so that such excess does not exist.

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(d)    Extended Term Loans shall be established pursuant to an amendment (each, an “Extension Amendment”) to this Agreement among Borrower, the Administrative Agent and each Extending Term Loan Lender providing an Extended Term Loan thereunder, which shall be consistent with the provisions set forth in Section 2.14(a) above (but which shall not require the consent of any other Lender). The Administrative Agent shall promptly notify each relevant Lender as to the effectiveness of each Extension Amendment. After giving effect to the Extension, the Term Loans so extended shall cease to be a part of the Tranche they were a part of immediately prior to the Extension.

(e)    Extensions consummated by Borrower pursuant to this Section 2.14 shall not constitute voluntary or mandatory payments or prepayments for purposes of this Agreement. The Administrative Agent and the Lenders hereby consent to each Extension and the other transactions contemplated by this Section 2.14 (including, for the avoidance of doubt, payment of any interest or fees in respect of any Extended Term Loans on such terms as may be set forth in the applicable Extension Request) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 5.01, 5.02, 5.03, 13.02 or 13.06) or any other Credit Document that may otherwise prohibit any Extension or any other transaction contemplated by this Section 2.14; provided that such consent shall not be deemed to be an acceptance of any Extension Request.

(f)    Each of the parties hereto hereby agrees that this Agreement and the other Credit Documents may be amended pursuant to an Extension Amendment, without the consent of any other Lenders, to the extent (but only to the extent) reasonably necessary to (i) reflect the existence and terms of any Extended Term Loans incurred pursuant thereto, (ii) modify the scheduled repayments set forth in Section 5.02(a) with respect to any Existing Term Loan Tranche subject to an Extension Election to reflect a reduction in the principal amount of the Term Loans thereunder in an amount equal to the aggregate principal amount of the Extended Term Loans converted pursuant to the applicable Extension (with such amount to be applied ratably to reduce scheduled repayments of such Term Loans required pursuant to Section 5.02(a)), (iii) make such other changes to this Agreement and the other Credit Documents consistent with the provisions and intent of Section 13.12(d), (iv) establish new Tranches in respect of Term Loans so extended and such technical amendments as may be necessary in connection with the establishment of such new Tranches, in each case, on terms consistent with this Section 2.14 and (v) effect such other amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Borrower, to effect the provisions of this Section 2.14, and each Lender hereby expressly authorizes the Administrative Agent to enter into any such Extension Amendment. In connection with any Extension, the Credit Parties shall (at their expense) amend (and the Administrative Agent is hereby directed to amend) any Mortgage that has a maturity date prior to the Latest Maturity Date so that such maturity date is extended to the Latest Maturity Date (or such later date as may be advised by local counsel to the Administrative Agent), to the extent required pursuant to applicable local law.

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2.15    Incremental Term Loan Commitments.

(a)    Borrower may at any time and from time to time request one or more Lenders (or one or more Eligible Transferees who will become Lenders) to provide Incremental Term Loan Commitments to Borrower and, subject to the terms and conditions contained in this Agreement and in the relevant Incremental Term Loan Amendment, make Incremental Term Loans pursuant thereto; it being understood and agreed, however, that (i) no Lender shall be obligated to provide an Incremental Term Loan Commitment as a result of any such request by Borrower, (ii) any Lender (including any Eligible Transferee who will become a Lender) may so provide an Incremental Term Loan Commitment without the consent of any other Lender, (iii) each Tranche of Incremental Term Loan Commitments shall be denominated in Dollars, (iv) the amount of Incremental Term Loan Commitments made available pursuant to a given Incremental Term Loan Amendment shall be in a minimum aggregate amount for all Lenders which provide an Incremental Term Loan Commitment thereunder (including Eligible Transferees who will become Lenders) of at least $10,000,000, (v) other than with respect to any Incremental Term Loans established pursuant to Section 2.15(d), the aggregate principal amount of any Incremental Term Loans on the date of the incurrence thereof shall not exceed, when taken together with any incurrence of Permitted Pari Passu Notes, Permitted Pari Passu Loans or Permitted Junior Debt pursuant to Section 10.04(xxvii)(1) on such date, (x) the then-remaining Fixed Incremental Amount as of the date of incurrence plus (y) subject to the satisfaction of the applicable Incurrence- Based Incremental Facility Test, any Incurrence-Based Incremental Amount that may be incurred thereunder on such date, (vi) the proceeds of all Incremental Term Loans incurred by Borrower may be used for any purpose not prohibited under this Agreement, (vii) Borrower shall specifically designate, in consultation with the Administrative Agent, the Tranche of the Incremental Term Loan Commitments being provided thereunder (which Tranche shall be a new Tranche (i.e., not the same as any existing Tranche of Incremental Term Loans, Incremental Term Loan Commitments or other Term Loans), unless the requirements of Section 2.15(c) are satisfied), which designation shall be set forth in the applicable Incremental Term Loan Amendment, (viii) if to be incurred as a new Tranche of Incremental Term Loans, such Incremental Term Loans shall have the same terms as each other Tranche of Term Loans as in effect immediately prior to the effectiveness of the relevant Incremental Term Loan Agreement, except as to purpose (which is subject to the requirements of the preceding clause (vi)) and optional prepayment provisions and mandatory prepayment provisions (which are governed by Section 5.02; provided that each new Tranche of Incremental Term Loans shall be entitled to share in mandatory prepayments on a ratable basis with the other Tranches of Term Loans (unless the holders of the Incremental Term Loans of any Tranche agree to take a lesser share of any such prepayments)); provided, however, that (I) the maturity and amortization of such Tranche of Incremental Term Loans may differ, so long as, such Tranche of Incremental Term Loans shall have (a) a Maturity Date of no earlier than the Latest Maturity Date as of the date such Indebtedness was incurred and (b) a Weighted Average Life to Maturity of no less than the Weighted Average Life to Maturity as then in effect for the Tranche of then outstanding Term Loans with the then longest Weighted Average Life to Maturity; provided, however, that (x) Extendable Bridge Loans and (y) Incremental Term Loan Commitments and Incremental Term Loans in an aggregate principal amount not in excess of the then-available amount under the Inside Maturity Basket, in each case, may have a maturity date earlier than the Latest Maturity Date of all then outstanding Term Loans and the Weighted Average Life to Maturity thereof may be shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans, (II) the Effective Yield applicable to such Tranche of Incremental Term Loans may differ from that applicable to the then outstanding Tranches of Term Loans, with the Effective Yield applicable thereto to be specified in the respective Incremental Term Loan Amendment and (III) such Tranche of Incremental Term Loans may have other terms (other than those described in preceding clauses (I) and (II)) that may differ from those of other Tranches of Term Loans, including, without limitation, as to the application of optional or voluntary prepayments among the Incremental Term Loans and the existing Term Loans, in each case, taken as a whole, that are not materially more favorable to the lenders providing such Incremental Term Loans than the provisions applicable to the existing Term Loans or as are otherwise reasonably satisfactory to the Administrative Agent, (ix) all Incremental Term Loans (and all interest, fees and other amounts payable thereon) incurred by Borrower shall be Obligations of Borrower under this Agreement and the other applicable Credit Documents and shall be secured by the Security Agreements, and guaranteed under the Guaranty Agreement, on a pari passu basis with all other Term Loans secured by the Security Agreement and guaranteed under such Guaranty Agreement and shall not be secured by any assets that do not constitute Collateral for the outstanding Term Loans or be guaranteed by any guarantors that are not Credit Parties, (x) each Lender (including any Eligible Transferee who will become a Lender) agreeing to provide an Incremental Term Loan Commitment pursuant to an Incremental Term Loan Amendment shall, subject to the satisfaction of the relevant conditions set forth in this Agreement, make Incremental Term Loans under the Tranche specified in such Incremental Term Loan Amendment as provided in Section 2.01(b) and such Term Loans shall thereafter be deemed to be Incremental Term Loans under such Tranche for all purposes of this Agreement and the other applicable Credit Documents and (xi) all Incremental Term Loan Commitment Requirements are satisfied.

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(b)    At the time of the provision of Incremental Term Loan Commitments pursuant to this Section 2.15, Borrower, the Administrative Agent and each such Lender or other Eligible Transferee which agrees to provide an Incremental Term Loan Commitment (each, an “Incremental Term Loan Lender”) shall execute and deliver to the Administrative Agent an Incremental Term Loan Amendment (which shall not require the consent of any other Lender), with the effectiveness of the Incremental Term Loan Commitment provided therein to occur on the date on which (w) a fully executed copy of such Incremental Term Loan Amendment shall have been delivered to the Administrative Agent, (x) all fees required to be paid in connection therewith at the time of such effectiveness shall have been paid (including, without limitation, any agreed upon upfront or arrangement fees owing to the Administrative Agent to the extent it served as the arranger for the Incremental Term Loan Commitments), (y) all Incremental Term Loan Commitment Requirements are satisfied, and (z) all other conditions set forth in this Section

2.15 shall have been satisfied. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Term Loan Amendment, and at such time, (i) Schedule 2.01 shall be deemed modified to reflect the revised Incremental Term Loan Commitments of the affected Lenders and (ii) to the extent requested by any Incremental Term Loan Lender, Notes will be issued at Borrower’s expense to such Incremental Term Loan Lender, to be in conformity with the requirements of Section 2.05 (with appropriate modification) to the extent needed to reflect the new Incremental Term Loans made by such Incremental Term Loan Lender.

(c)    Notwithstanding anything to the contrary contained above in this Section 2.15, the Incremental Term Loan Commitments provided by an Incremental Term Loan Lender or Incremental Term Loan Lenders, as the case may be, pursuant to each Incremental Term Loan Amendment shall constitute a new Tranche, which shall be separate and distinct from the existing Tranches pursuant to this Agreement; provided that, with the consent of the Administrative Agent (not to be unreasonably withheld, delayed or conditioned), the parties to a given Incremental Term Loan Amendment may specify therein that the Incremental Term Loans made pursuant thereto shall constitute part of, and be added to, an existing Tranche of Term Loans, in any case so long as the following requirements are satisfied:

(i)    the Incremental Term Loans to be made pursuant to such Incremental Term Loan Amendment shall have the same Borrower, the same Maturity Date and the same Applicable Margins as the Tranche of Term Loans to which the new Incremental Term Loans are being added;

(ii)    the new Incremental Term Loans shall have the same Scheduled Repayment ~~Dates~~Date as then remain with respect to the Tranche to which such new Incremental Term Loans are being added (with the amount of ~~each~~the Scheduled Repayment applicable to such new Incremental Term Loans to be the same (on a proportionate basis) as is theretofore applicable to the Tranche to which such new Incremental Term Loans are being added, thereby increasing the amount of each then remaining Scheduled Repayment of the respective Tranche proportionately); and

(iii)    on the date of the making of such new Incremental Term Loans, and notwithstanding anything to the contrary set forth in Section 2.09, such new Incremental Term Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans of the applicable Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender holding Term Loans under the respective Tranche of Term Loans participates in each outstanding Borrowing of Term Loans of the respective Tranche (after giving effect to the incurrence of such new Incremental Term Loans pursuant to Section 2.01(b)) on a pro rata basis.

To the extent the provisions of the preceding clause (iii) require that Incremental Term Loan Lenders making new Incremental Term Loans add such Incremental Term Loans to the then outstanding Borrowings of Term Benchmark Term Loans of such Tranche, it is acknowledged that the effect thereof may result in such new Incremental Term Loans having irregular Interest Periods (i.e., an Interest Period that began during an Interest Period then applicable to outstanding Term Benchmark Term Loans of such Tranche and which will end on the last day of such Interest Period), which irregular interest periods shall be permitted notwithstanding anything to the contrary in this Agreement. All determinations by any the Administrative Agent of the Term SOFR Rate, in such circumstances pursuant to the immediately preceding sentence shall, absent manifest error, be final and conclusive and binding on all parties hereto.

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(d)    Subject to compliance with the other applicable requirements set forth in this Section 2.15, any new Incremental Term Loan may be established and incurred as a means of effectively extending the maturity of, effecting a repricing of or a refinancing, in whole or in part without utilizing the capacity under any incurrence tests or fixed baskets for other Incremental Term Loans, of any applicable Term Loans then outstanding so long as:

(i)    the Lenders with respect to the relevant series of Term Loans and/or Commitments being extended, repriced or refinanced are offered the opportunity to participate in such transaction on a pro rata basis (and on the same terms) and

(ii)    the amount of any Incremental Term Loans does not exceed the sum of (x) the principal amount of the applicable Term Loans effectively being extended, repriced or refinanced, (y) fees and expenses (including any prepayment premium, penalties or other call protection) related to such extension, repricing or refinancing, and (z) fees and expenses (including any upfront fees, original issue discount, underwriting discounts, amendment fees, commissions and arrangement, underwriting and similar fees) related to the establishment and incurrence of such Incremental Term Loans.

2.16    Alternate Rate of Interest.

(a)    Subject to clauses (b), (c), (d), (e) and (f) of this Section 2.16:

(i)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) prior to the commencement of any Interest Period for a Term Benchmark Borrowing, that adequate and reasonable means do not exist for ascertaining the Adjusted Term SOFR Rate or the Term SOFR Rate, as applicable (including because the Term SOFR Reference Rate is not available or published on a current basis), for such Interest Period; provided that no Benchmark Transition Event shall have occurred at such time; or

(ii)    the Administrative Agent is advised by the Required Lenders that prior to the commencement of any Interest Period for a Term Benchmark Borrowing, the Adjusted Term SOFR Rate or the Term SOFR Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period, then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone, telecopy or electronic mail as promptly as practicable thereafter and, until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Conversion/Continuation in accordance with the terms of Section 2.06 or a new Notice of Borrowing in accordance with the terms of Section 2.03, any Notice of Conversion/Continuation that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Term Benchmark Borrowing and any Notice of Borrowing that requests a Term Benchmark Borrowing shall instead be deemed to be a Notice of Conversion/Continuation or a Notice of Borrowing, as applicable, for a Base Rate Borrowing; provided that if the circumstances giving rise to such notice affect only one Type of Borrowings, then all other Types of Borrowings shall be permitted. Furthermore, if any Term Benchmark Term Loan is outstanding on the date of the Borrower’s receipt of the notice from the Administrative Agent referred to in this Section 2.16(a) with respect to the Adjusted Term SOFR Rate to such Term Benchmark Term Loan, then until (x) the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist with respect to the relevant Benchmark and (y) the Borrower delivers a new Notice of Conversion/Continuation in accordance with the terms of Section 2.06 or a new Notice of Borrowing in accordance with the terms of Section 2.03, any Term Benchmark Term Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan, on such day.

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(b)    Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(c)    Notwithstanding anything to the contrary herein or in any other Credit Document, in connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(d)    The Administrative Agent will promptly notify Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (f) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.16, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.16.

(e)    Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(f)    Upon Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, Borrower may revoke any request for a Borrowing of, conversion to or continuation of Term Benchmark Term Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to a Base Rate Borrowing. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate. Furthermore, if any Term Benchmark Term Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to the Adjusted Term SOFR Rate applicable to such Term Benchmark Term Loan, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.16, any Term Benchmark Term Loan shall on the last day of the Interest Period applicable to such Loan, be converted by the Administrative Agent to, and shall constitute, a Base Rate Loan.

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2.17    [Reserved].

2.18    Refinancing Term Loans.

(a)    Borrower may from time to time by written notice to the Administrative Agent elect to request the establishment of one or more additional Tranches of Term Loans under this Agreement (“Refinancing Term Loans”), which refinance, renew, replace, defease or refund all or any portion of one or more Tranches of Term Loans under this Agreement selected by Borrower; provided, that such Refinancing Term Loans may not be in an amount greater than the aggregate principal amount of the Term Loans being refinanced, renewed, replaced, defeased or refunded plus unpaid accrued interest and premium (if any) thereon and upfront fees, original issue discount, underwriting discounts, fees, commissions and expenses incurred in connection with the Refinancing Term Loans; provided that such aggregate principal amount may also be increased to the extent such additional amount is capable of being incurred at such time pursuant to Section 2.15 and such excess incurrence shall for all purposes hereof be an incurrence under the relevant subclauses of Section 2.15. Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not less than three (3) Business Days after the date on which such notice is delivered to the Administrative Agent; provided that:

(i)    except in the case of Extendable Bridge Loans and an aggregate principal amount not in excess of the Inside Maturity Basket (when taken together with (1) all other currently outstanding or simultaneously incurred Refinancing Term Loans, Incremental Term Loans, Permitted Pari Passu Notes, Permitted Pari Passu Loans, Permitted Junior Notes and Permitted Junior Loans that utilize the Inside Maturity Basket and (2) any Permitted Refinancing Indebtedness incurred with respect to the foregoing to the extent such Indebtedness does not otherwise meet the requirements set forth in this clause (i)), the Weighted Average Life to Maturity of such Refinancing Term Loans shall not be shorter than the remaining Weighted Average Life to Maturity of the Term Loans being refinanced and the Refinancing Term Loans shall not have a final stated maturity before the Maturity Date applicable to the Term Loans being refinanced;

(ii)    such Refinancing Term Loans shall have pricing (including interest rates, fees and premiums), amortization, optional prepayment, mandatory prepayment (so long as such Refinancing Term Loans are not entitled to participate on a greater than pro rata basis in any mandatory prepayment than the then outstanding Term Loans) and redemption terms as may be agreed to by Borrower and the relevant Refinancing Term Loan Lenders (as defined below);

(iii)    such Refinancing Term Loans shall not be guaranteed by any Person other than the Credit
Parties;

(iv)    in the case of any such Refinancing Term Loans that are secured, such Refinancing Term Loans are secured only by assets comprising Collateral, and not secured by any property or assets of Borrower or any of its Subsidiaries other than the Collateral; and

(v)    all other terms applicable to such Refinancing Term Loans (except as set forth above), taken as a whole, shall not be materially more favorable to the Refinancing Term Loan Lenders than the related provisions applicable to the existing Term Loans or otherwise reasonably satisfactory to the Administrative Agent, except to the extent (x) such covenants and other terms apply solely to any period after the Latest Maturity Date as of the date such Indebtedness was incurred or (y) such Refinancing Term Loans were incurred under the Inside Maturity Basket (provided that a certificate of a Responsible Officer of Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (v), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to Borrower of an objection during such five Business Day period (including a reasonable description of the basis upon which it objects)).

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(b)    Borrower may approach any Lender or any other Person that would be an Eligible Transferee of Term Loans to provide all or a portion of the Refinancing Term Loans (a “Refinancing Term Loan Lender”); provided that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated a series of Refinancing Term Loans (a “Refinancing Term Loan Series”) for all purposes of this Agreement; provided that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Term Loan Amendment and subject to the restrictions set forth in clause (a) above, be designated as an increase in any previously established Tranche of Term Loans.

(c)    The Administrative Agent and the Lenders hereby consent to the transactions contemplated by Section 2.18(a) (including, for the avoidance of doubt, the payment of interest, fees, amortization (to the extent in compliance with Section 2.18(a)(i)) or premium in respect of the Refinancing Term Loans on the terms specified by Borrower) and hereby waive the requirements of this Agreement or any other Credit Document that may otherwise prohibit any transaction contemplated by Section 2.18(a). The Refinancing Term Loans shall be established pursuant to an amendment to this Agreement among Holdings, Borrower, the Administrative Agent and the Refinancing Term Loan Lenders providing such Refinancing Term Loans (a “Refinancing Term Loan Amendment”) (which shall not require the consent of any other Lender) which shall be consistent with the provisions set forth in Section 2.18(a). Each Refinancing Term Loan Amendment shall be binding on the Lenders, the Administrative Agent, the Credit Parties party thereto and the other parties hereto without the consent of any other Lender and the Lenders hereby irrevocably authorize the Administrative Agent to enter into amendments to this Agreement and the other Credit Documents as may be necessary or appropriate in the reasonable opinion of the Administrative Agent and Borrower, to effect the provisions of Section 2.18 including such technical amendments as may be necessary or appropriate in connection therewith and to adjust the amortization schedule in Section 5.02(a) (insofar as such schedule relates to payments due to Lenders the Term Loans of which are refinanced with the proceeds of Refinancing Term Loans; provided that no such amendment shall reduce the pro rata share of any such payment that would have otherwise been payable to the Lenders, the Term Loans of which are not refinanced with the proceeds of Refinancing Term Loans). The Administrative Agent shall be permitted, and each is hereby authorized, to enter into such amendments with Borrower to effect the foregoing.

2.19    Reverse Dutch Auction Repurchases.

(a)    Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, Holdings, Borrower or any Restricted Subsidiary may, at any time and from time to time, conduct reverse Dutch auctions in order to purchase Term Loans of a particular Tranche (each, an “Auction”) (each such Auction to be managed exclusively by the Administrative Agent or any other bank or investment bank of recognized standing selected by Borrower (with the consent of the Administrative Agent or such other bank or investment bank) following consultation with the Administrative Agent (in such capacity, the “Auction Manager”)), so long as the following conditions are satisfied:

(i)    each Auction shall be conducted in accordance with the procedures, terms and conditions set forth in this Section 2.19(a) and Schedule 2.19(a);

(ii)    no Event of Default shall have occurred and be continuing on the date of the delivery of each auction notice and at the time of purchase of Term Loans in connection with any Auction;

(iii)    the minimum principal amount (calculated on the face amount thereof) of all Term Loans that Holdings, Borrower or such Restricted Subsidiary offers to purchase in any such Auction shall be no less than $2,500,000 (unless another amount is agreed to by the Administrative Agent);

(iv)    Borrower shall not use the proceeds of any borrowing under the ABL Credit Agreement to finance any such repurchase; and

(v)    the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by Holdings, Borrower or such Restricted Subsidiary shall automatically be cancelled and retired on the settlement date of the relevant purchase (and may not be resold).

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(b)    Holdings, Borrower or such Restricted Subsidiary must terminate an Auction if it fails to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to such Auction. Holdings, Borrower or such Restricted Subsidiary may withdraw any Auction if the reply amounts are insufficient to complete the purchase of a minimum principal amount of the Term Loans designated in writing to the applicable Auction Manager by Holdings, Borrower or such Restricted Subsidiary (the “Minimum Purchase Condition”). No Credit Party or any Restricted Subsidiary shall have any liability to any Lender for any termination of such Auction as a result of its failure to satisfy one or more of the conditions set forth above which are required to be met at the time which otherwise would have been the time of purchase of Term Loans pursuant to the such Auction, or for any termination of such Auction as a result of the failure to satisfy the Minimum Purchase Condition, and any such failure shall not result in any Default or Event of Default hereunder. With respect to all purchases of Term Loans made pursuant to this Section 2.19, (x) Holdings, Borrower or such Restricted Subsidiary shall pay on the settlement date of each such purchase all accrued and unpaid interest (except to the extent otherwise set forth in the relevant offering documents), if any, on the purchased Term Loans up to the settlement date of such purchase and (y) such purchases (and the payments made therefor and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Sections 5.01, 5.02 or 13.06. At the time of purchases of Term Loans pursuant to an Auction, the then remaining Scheduled ~~Repayments~~Repayment shall be reduced by the aggregate principal amount (taking the face amount thereof) of Term Loans repurchased pursuant to such Auction, with such reduction to be applied to ~~such~~the Scheduled ~~Repayments~~Repayment on a pro rata basis (based on the then remaining principal amount of ~~each such~~the Scheduled ~~Repayments~~Repayment).

(c)    The Administrative Agent and the Lenders hereby consent to the Auctions and the other transactions contemplated by this Section 2.19 (provided that no Lender shall have an obligation to participate in any such Auctions) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 5.01, 5.02 and 13.06 (it being understood and acknowledged that purchases of the Term Loans by Holdings, Borrower or any Restricted Subsidiary contemplated by this Section 2.19 shall not constitute Investments by such Person)) or any other Credit Document that may otherwise prohibit any Auction or any other transaction contemplated by this Section 2.19. The Auction Manager acting in its capacity as such hereunder shall be entitled to the benefits of the provisions of Section 12 and Section 13.01 mutatis mutandis as if each reference therein to the “Administrative Agent” were a reference to the Auction Manager, and the Administrative Agent and the Auction Manager shall cooperate in a reasonable manner in connection therewith.

2.20    Open Market Purchases.

(a)    Notwithstanding anything to the contrary contained in this Agreement or any other Credit Document, Holdings, Borrower or any of its Restricted Subsidiaries may, at any time and from time to time, make open market purchases (including on a non-pro rata basis) of Term Loans (each, an “Open Market Purchase”), so long as the following conditions are satisfied:

(i)    no Event of Default shall have occurred and be continuing on the date of such Open Market
Purchase;

(ii)    neither Holdings, Borrower nor any Restricted Subsidiary shall use the proceeds of any borrowing under the ABL Credit Agreement to finance any such purchase; and

(iii)    the aggregate principal amount (calculated on the face amount thereof) of all Term Loans so purchased by Holdings, Borrower or any of its Restricted Subsidiaries shall automatically be cancelled and retired on the settlement date of the relevant purchase (and may not be resold).

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(b)    With respect to all purchases of Term Loans made pursuant to this Section 2.20, (x) Holdings, Borrower or such Restricted Subsidiary shall pay on the settlement date of each such purchase all accrued and unpaid interest, if any, on the purchased Term Loans up to the settlement date of such purchase (except to the extent otherwise set forth in the relevant purchase documents as agreed by the respective selling Lender) and (y) such purchases (and the payments made therefor and the cancellation of the purchased Term Loans, in each case in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 5.01, 5.02 or 13.06. At the time of purchases of Term Loans pursuant to any Open Market Purchase, the then remaining Scheduled ~~Repayments~~Repayment shall be reduced by the aggregate principal amount (taking the face amount thereof) of Term Loans repurchased pursuant to such Open Market Purchase, with such reduction to be applied to ~~such~~the Scheduled ~~Repayments~~Repayment on a pro rata basis (based on the then remaining principal amount of ~~each such~~the Scheduled ~~Repayments~~Repayment).

(c)    The Administrative Agent and the Lenders hereby consent to the Open Market Purchases contemplated by this Section 2.20 and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 5.01, 5.02 and 13.06 (it being understood and acknowledged that purchases of the Term Loans by Holdings, Borrower or any Restricted Subsidiary contemplated by this Section 2.20 shall not constitute Investments by such Person)) or any other Credit Document that may otherwise prohibit any Open Market Purchase by this Section 2.20.

2.21    Sponsor and Affiliate Term Loan Purchases. Notwithstanding anything to the contrary in this Agreement, the Sponsor and any Non-Debt Fund Affiliate may be an assignee in respect of Term Loans (and to such extent shall be deemed an “Eligible Transferee”); provided that:

(a)    at the time of acquisition thereof, the aggregate principal amount of Term Loans held by the Sponsor and Non-Debt Fund Affiliates, together with the aggregate principal amount of the Term Loans so acquired, shall not exceed 25% of the aggregate outstanding principal amount of the Term Loans at such time;

(b)    notwithstanding anything to the contrary in the definition of “Required Lenders”, or in Section 13.12, the holder of any Term Loans acquired pursuant to this Section 2.21(b) (other than Debt Fund Affiliates) shall not be entitled to vote such Term Loans in any “Required Lender” vote or direction pursuant to the terms of this Agreement or any other Credit Document, and for purposes of any such vote or direction such Term Loans shall be deemed not to be outstanding (it being understood that the holder of such Term Loans shall have the right to consent to votes requiring the consent of “all Lenders” or “all Lenders directly and adversely affected thereby” pursuant to Section 13.12 or otherwise, or any other amendment which treats such Lenders differently from other Lenders);

(c)    by acquiring a Term Loan hereunder, the Sponsor or such applicable Non-Debt Fund Affiliates shall be deemed to have (I) waived its right to receive information prepared by the Administrative Agent or any Lender (or any advisor, agent or counsel thereof) under or in connection with the Credit Documents (in each case to the extent not provided to the Credit Parties) and attend any meeting or conference call with the Administrative Agent or any Lender (unless any Credit Party has been invited to attend such meeting or conference call), (II) agreed that it is prohibited from making or bringing any claim (but not from joining any claim initiated by any other Lender and acting as a passive participant with respect thereto), in its capacity as a Lender, against Administrative Agent or any Lender with respect to the duties and obligations of such Persons under the Credit Documents, and (III) agreed, without limiting its rights as a Lender described in Section 2.21(b), that it will have no right whatsoever, in its capacity as a Lender, to require the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to this Agreement or any other Credit Document;

(d)    the Sponsor or such Non-Debt Fund Affiliate identifies itself as an Affiliate of the Credit Parties prior to the assignment of Term Loans to it pursuant to the applicable Assignment and Assumption; provided that this clause (d) shall not apply in the case of an acquisition of Term Loans through an un- Affiliated intermediary to the extent the Sponsor or such Non-Debt Fund Affiliate has made any representations and warranties to such intermediary as are required by such intermediary in connection with its engagement as such (which may include, to the extent required by such intermediary, a representation and warranty that it does not possess any material non-public information about the Credit Parties and their respective securities);

(e)    Term Loans acquired by the Sponsor and Non-Debt Fund Affiliates shall be subject to the voting limitations set forth in Section 13.04(g);

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(f)    notwithstanding anything in Section 13.12 or the definition of “Required Lenders” to the contrary, for purposes of determining whether the Required Lenders have (i) consented (or not consented) to any amendment, modification, waiver, consent or other action with respect to any of the terms of any Credit Document or any departure by any Credit Party therefrom, (ii) otherwise acted on any matter related to any Credit Document or (iii) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Credit Document, all Term Loans held by Debt Fund Affiliates may not account for more than 49.9% of the Term Loans of consenting Lenders included in determining whether the Required Lenders have consented to any action pursuant to Section 13.12; and

(g)    each assignor and assignee party any relevant assignment under this Section 2.21 shall render customary “big boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Assignment and Assumption.

Section 3.    [Reserved].

Section 4.    Fees; Reductions of Commitment.

4.01    Fees.

(a)    Borrower agrees to pay to the Administrative Agent such fees as may be agreed to in writing from time to time by Borrower and the Administrative Agent.

(b)    At the time of the effectiveness of any Repricing Transaction that is consummated prior to the date that is six (6) months after the Amendment No. ~~3~~4 Effective Date, Borrower agrees to pay to the Administrative Agent, for the ratable account of each Lender with outstanding Term B-~~1~~2 Loans that are repaid or prepaid (and/or converted) pursuant to such Repricing Transaction (including, if applicable, each Lender that withholds its consent to a Repricing Transaction of the type described in clause (2) of the definition thereof and is replaced as a non-consenting Lender under Section 2.13), a fee in an amount equal to 1.00% of (x) in the case of a Repricing Transaction of the type described in clause (1) of the definition thereof, the aggregate principal amount of all Term B-~~1~~2 Loans prepaid (or converted) by Borrower in connection with such Repricing Transaction and (y) in the case of a Repricing Transaction of the type described in clause (2) of the definition thereof, the aggregate principal amount of all Term B-~~1~~2 Loans outstanding with respect to Borrower on such date that are subject to an effective reduction of the Applicable Margin pursuant to such Repricing Transaction. Such fees shall be due and payable upon the date of the effectiveness of such Repricing Transaction.

4.02    Mandatory Reduction of Commitments.

(a)    In addition to any other mandatory commitment reductions pursuant to this Section 4.02, the Total Initial Term Loan Commitment shall terminate in its entirety on the Closing Date after the funding of all Initial Term Loans on such date. In addition to any other mandatory commitment reductions pursuant to this Section 4.02, the Total Term B Loan Commitment shall terminate in its entirety on the Amendment No. 2 Effective Date after the funding of all Additional Term B Loans on such date. In addition to any other mandatory commitment reductions pursuant to this Section 4.02, the Total Term B-1 Loan Commitment shall terminate in its entirety on the Amendment No. 3 Effective Date after (i) the funding of all Additional Term B-1 Loans and (ii) the exchange of the Exchanged Term B Loans into Term B-1 Loans pursuant to Section 2.01(d), in each case, on such date. In addition to any other mandatory commitment reductions pursuant to this Section 4.02, the Total Term B-2 Loan Commitment shall terminate in its entirety on the Amendment No. 4 Effective Date after (i) the funding of all Additional Term B-2 Loans and (ii) the exchange of the Exchanged Term B-1 Loans into Term B-2 Loans pursuant to Section 2.01(e), in each case, on such date.

(b)    In addition to any other mandatory commitment reductions pursuant to this Section 4.02, the Total Incremental Term Loan Commitment pursuant to an Incremental Term Loan Amendment (and the Incremental Term Loan Commitment of each Lender with such a Commitment) shall terminate in its entirety on the Incremental Term Loan Borrowing Date for such Total Incremental Term Loan Commitment after the funding of all relevant Incremental Term Loans on such date.

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(c)    Each reduction to the Total Initial Term Loan Commitment, the Total Term B Loan Commitment, Total Term B-1 Loan Commitment, the Total Term B-2 Loan Commitment and the Total Incremental Term Loan Commitment under a given Tranche pursuant to this Section 4.02 as provided above (or pursuant to Section 5.02) shall be applied proportionately to reduce the Initial Term Loan Commitment, the Term B Loan Commitment, the Total Term B-1 Loan Commitment, the Total Term B-2 Loan Commitment or the Incremental Term Loan Commitment under such Tranche, as the case may be, of each Lender with such a Commitment.
Section 5.    Prepayments; Payments; Taxes.

5.01    Voluntary Prepayments.

(a)    Borrower shall have the right to prepay the Term Loans of any Tranche, without premium or penalty (other than as provided in Section 4.01(b)), in whole or in part at any time and from time to time on the following terms and conditions: (i) Borrower shall give the Administrative Agent at its Notice Office a Notice of Loan Prepayment (or telephonic notice promptly confirmed in writing) of its intent to prepay all of the Term Loans, or in the case of any partial prepayment, the Tranche of Term Loans to be prepaid, the amount of the Term Loans to be prepaid, the Types of Term Loans to be repaid, the manner in which such prepayment shall apply to reduce the Scheduled ~~Repayments~~Repayment and, in the case of Term Benchmark Term Loans, the specific Borrowing or Borrowings pursuant to which made, which notice shall be given by Borrower (x) prior to 12:00 Noon (New York City time) at least one Business Day prior to the date of such prepayment in the case of Term Loans maintained as Base Rate Term Loans and (y) prior to 12:00 Noon (New York City time) at least three Business Days prior to the date of such prepayment in the case of Term Benchmark Term Loans (or, in the case of clauses (x) and (y), such shorter period as the Administrative Agent shall agree in its sole and absolute discretion), and be promptly transmitted by the Administrative Agent to each of the Lenders; provided that in the event of a voluntary prepayment to be made on the Amendment No. ~~3~~4 Effective Date, the notice of such prepayment may be delivered one Business Day prior to the Amendment No. ~~3~~4 Effective Date; (ii) each partial prepayment of Term Loans pursuant to this Section 5.01(a) shall be in an aggregate principal amount of at least $1,000,000 or such lesser amount as is acceptable to the Administrative Agent; provided that if any partial prepayment of Term Benchmark Term Loans made pursuant to any Borrowing shall reduce the outstanding principal amount of Term Benchmark Term Loans made pursuant to such Borrowing to an amount less than the Minimum Borrowing Amount applicable thereto, then if such Borrowing is a Borrowing of Term Benchmark Term Loans, such Borrowing shall automatically be converted into a Borrowing of Base Rate Term Loans and any election of an Interest Period with respect thereto given by Borrower shall have no force or effect; (iii) each prepayment pursuant to this Section 5.01(a) in respect of any Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans; provided that it is understood and agreed that this clause (iii) may be modified as expressly provided in Section 2.14 in connection with an Extension Amendment; and (iv) each prepayment of principal of Term Loans of a given Tranche pursuant to this Section 5.01(a) shall be applied as directed by Borrower in the applicable Notice of Loan Prepayment delivered pursuant to this Section 5.01(a) or, if no such direction is given, in direct order of maturity. Notwithstanding anything to the contrary contained in this Agreement, any such Notice of Loan Prepayment pursuant to this Section 5.01(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including, but not limited to, the effectiveness of other credit facilities, the occurrence of a Change of Control or any similar event), in which case such notice may be revoked by Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b)    In the event (i) of a refusal by a Lender to consent to proposed changes, amendments, waivers, discharges or terminations with respect to this Agreement which have been approved by the Required Lenders as (and to the extent) provided in Section 13.12(b) or (ii) any Lender becomes a Defaulting Lender, Borrower may, upon three Business Days’ prior written notice to the Administrative Agent at the Notice Office (or such shorter notice as may be agreed by the Administrative Agent) repay all Term Loans of such Lender, together with accrued and unpaid interest, Fees and other amounts owing to such Lender in accordance with, and subject to the requirements of, Section 13.12(b), so long as, in the case of any repayment pursuant to clause (i) hereof, the consents, if any, required under Section 13.12(b) in connection with the repayment pursuant to such clause (i) have been obtained. Each prepayment of any Term Loan pursuant to this Section 5.01(b) shall reduce the then remaining Scheduled ~~Repayments~~Repayment of the applicable Tranche of Term Loans on a pro rata basis (based upon the then remaining unpaid principal amounts of Scheduled ~~Repayments~~Repayment of the respective Tranche after giving effect to all prior reductions thereto).

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5.02    Mandatory Repayments.

(a)    In addition to any other mandatory repayments pursuant to this Section 5.02, on ~~each~~the date set forth below (~~each, a~~the “Scheduled Repayment Date”), Borrower shall be required to repay to the Administrative Agent for the ratable account of the Lenders ~~(i) on the last Business Day of each March, June, September and December, commencing with December 31, 2024, an aggregate principal amount of Term B-1 Loans equal to $2,900,000 and (ii)~~ on the Initial Maturity Date for Term B-~~1~~2 Loans, the aggregate principal amount of all Term B-~~1~~2 Loans that remain outstanding on such date (~~each such repayment described in clauses (i) and (ii), as the same~~as such payment may be reduced as provided in this Agreement, including in Section 2.19, 2.20, 5.01 or 5.02(g), or as a result of the application of prepayments or otherwise in connection with any Extension as provided in Section 2.14, ~~a~~the “Scheduled Repayment”).

(b)    In addition to any other mandatory repayments pursuant to this Section 5.02, Borrower shall be required to make, with respect to each new Tranche (i.e., other than Term B-~~1~~2 Loans, which are addressed in the preceding clause (a)) of Term Loans to the extent then outstanding, scheduled amortization payments of such Tranche of Term Loans to the extent, and on the dates and in the principal amounts, set forth in the Incremental Term Loan Amendment, Refinancing Term Loan Amendment or Extension Amendment applicable thereto.

(c)    In addition to any other mandatory repayments pursuant to this Section 5.02, within 10 days following each date on or after the Closing Date upon which Borrower or any of its Restricted Subsidiaries receives any cash proceeds from any issuance or incurrence of Indebtedness (other than Indebtedness permitted to be incurred pursuant to Section 10.04 (other than Refinancing Term Loans and Refinancing Notes/Loans)), an amount equal to 100% of the Net Debt Proceeds therefrom shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h).

(d)    In addition to any other mandatory repayments pursuant to this Section 5.02, within 10 days following each date on or after the Closing Date upon which Borrower or any of its Restricted Subsidiaries receives any Net Sale Proceeds from any Asset Sale (other than in respect of ABL Collateral), an amount equal to the Applicable Asset Sale/Recovery Event Prepayment Percentage of the Net Sale Proceeds therefrom shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h); provided, however, with respect to an aggregate amount of no more than the greater of $133,700,000 and 10% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period, of such Net Sale Proceeds received by Borrower and its Restricted Subsidiaries in any fiscal year of Borrower, such Net Sale Proceeds shall not be required to be so applied or used to make mandatory repayments of Term Loans and any required prepayment shall be only the amount in excess thereof. Notwithstanding the foregoing, Borrower or such Restricted Subsidiary may apply all or a portion of such Net Sale Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder to reinvest in the purchase of assets useful in the business of Borrower and its Restricted Subsidiaries within 12 months following the date of receipt of such Net Sale Proceeds (or, if within such 12-month period, Borrower or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest such Net Sale Proceeds, within 180 days following such 12-month period during which Borrower so committed to such plan of reinvestment); provided, further, that if within 12 months (or, to the extent applicable, 18 months) after the date of receipt by Borrower or such Restricted Subsidiary of such Net Sale Proceeds, Borrower or such Restricted Subsidiary has not so used all or a portion of such Net Sale Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder, an amount equal to the remaining portion of such Net Sale Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h) on the last day of such 12-month (or, to the extent applicable, 18-month) period.

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(e)    In addition to any other mandatory repayments pursuant to this Section 5.02, on each Excess Cash Flow Payment Date, an amount (such amount the “Excess Cash Flow Payment Amount”) equal to the remainder of (i) the Applicable ECF Prepayment Percentage of the Excess Cash Flow for the related Excess Cash Flow Payment Period less (ii) the aggregate amount of all Voluntary Pari Passu Debt Prepayments, less (iii) the aggregate amount of all Capital Expenditures made or accrued by Borrower and its Restricted Subsidiaries, less (iv) the aggregate amount of all cash payments made in respect of any Permitted Acquisitions and other Investments permitted pursuant to Section 10.05 (other than Investments in Cash Equivalents or in Borrower or a Person that, prior to and immediately following the making of such Investment, was and remains a Restricted Subsidiary), less (v) Dividends made in cash to the extent permitted by Sections 10.03(iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xiii), (xxiii) or (xv), less (vi) the portion of transaction costs and expenses related to items (ii) – (v) above (to the extent not deducted in determining Consolidated Net Income), less (vii) the aggregate amount of any premium, make-whole or penalty payments actually paid in cash that are required to be made in connection with any prepayment, buyback or redemption of Indebtedness pursuant to clause (ii) above, in each case of the foregoing clauses (ii) – (vii), made during the relevant Excess Cash Flow Payment Period or after such Excess Cash Flow Payment Period and prior to the time such Excess Cash Flow Payment Amount is due (or, at the election of Borrower, if committed to be made during the relevant Excess Cash Flow Payment Period or after such Excess Cash Flow Payment Period and prior to the time such Excess Cash Flow Payment Amount is due), to the extent not financed with the proceeds of long-term indebtedness (excluding ABL Revolving Loans and borrowings under any similar working capital facility permitted under Section 10.04 or any Qualified Securitization Transaction or Receivables Facility permitted under Section 10.04, shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h); provided, that no prepayment shall be required with respect to any Excess Cash Flow Payment Period to the extent Excess Cash Flow for such period is equal to or less than the greater of $33,425,000 and 2.5% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period, and, in such case, the required prepayment shall be only the amount in excess thereof.

(f)    In addition to any other mandatory repayments pursuant to this Section 5.02, within 10 days following each date on or after the Closing Date upon which Borrower or any of its Restricted Subsidiaries receives any Net Insurance Proceeds from any Recovery Event (other than in respect of ABL Collateral), an amount equal to the Applicable Asset Sale/Recovery Event Prepayment Percentage of the Net Insurance Proceeds from such Recovery Event shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h); provided, however, with respect to an aggregate amount of no more than the greater of $133,700,000 and 10% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period, of such Net Insurance Proceeds received by Borrower and its Restricted Subsidiaries in any fiscal year of Borrower, such Net Insurance Proceeds shall not give rise to a mandatory repayment and any required prepayment shall be only the amount in excess thereof. Notwithstanding the foregoing, Borrower or such Restricted Subsidiary may apply all or a portion of such Net Insurance Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder to reinvest in the purchase of assets useful in the business of Borrower and its Restricted Subsidiaries within 12 months following the date of receipt of such Net Insurance Proceeds (or, if within such 12-month period, Borrower or any of its Restricted Subsidiaries enters into a binding commitment to so reinvest such Net Insurance Proceeds, within 180 days following such 12-month period during which Borrower so committed to such plan of reinvestment); provided, further, that if within 12 months (or, to the extent applicable, 18 months) after the date of receipt by Borrower or such Restricted Subsidiary of such Net Insurance Proceeds, Borrower or such Restricted Subsidiary has not so used all or a portion of such Net Insurance Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder, an amount equal to the remaining portion of such Net Insurance Proceeds that would otherwise be required to be applied as a mandatory repayment hereunder shall be applied as a mandatory repayment in accordance with the requirements of Sections 5.02(g) and (h) on the last day of such 12-month (or, to the extent applicable, 18-month) period.

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(g)    Each amount required to be applied pursuant to Sections 5.02(d), (e) and (f) in accordance with this Section 5.02(g) shall be applied to repay the outstanding principal amount of Term Loans, with each Tranche of then outstanding Term Loans to be allocated its Term Loan Percentage of each amount so required to be applied; provided that to the extent any Secured Notes, any Permitted Pari Passu Notes, any Permitted Pari Passu Loans or Refinancing Notes/Loans (or, in each case, any Permitted Refinancing Indebtedness in respect of any of the foregoing that is secured on a pari passu basis with the Obligations) requires any mandatory prepayment or repurchase of pari passu Indebtedness from any Net Sale Proceeds or Net Insurance Proceeds that would otherwise be required to be applied to prepay Term Loans in accordance with clause (d) or (f) above, up to a pro rata portion (based on the aggregate principal amount of Term Loans and such pari passu secured Indebtedness then outstanding) of such Net Sale Proceeds or Net Insurance Proceeds that would otherwise be required to prepay Term Loans in accordance with clause (d)    or (f) above may be applied to prepay or repurchase such pari passu secured Indebtedness in lieu of prepaying Term Loans as provided above. Prepayments pursuant to Section 5.02(c) shall be applied to the Tranche or Tranches of Term Loans selected by Borrower. Except as otherwise provided below, all repayments of outstanding Term Loans of a given Tranche pursuant to Sections 5.02(c), (d), (e) and (f) (and applied pursuant to this clause (g)) shall be applied to reduce the Scheduled ~~Repayments~~Repayment of the applicable Tranche ~~in direct order of maturity of such Scheduled Repayments~~.

(h)    With respect to each repayment of Term Loans required by this Section 5.02, Borrower may (subject to the priority payment requirements of Section 5.02(g)) designate the Types of Term Loans of the applicable Tranche which are to be repaid and, in the case of Term Benchmark Term Loans, the specific Borrowing or Borrowings of the applicable Tranche pursuant to which such Term Benchmark Term Loans were made; provided that: (i) repayments of Term Benchmark Term Loans pursuant to this Section 5.02 may only be made on the last day of an Interest Period applicable thereto unless all such Term Benchmark Term Loans of the applicable Tranche with Interest Periods ending on such date of required repayment and all Base Rate Term Loans of the applicable Tranche have been paid in full; and (ii) each repayment of any Term Loans made pursuant to a Borrowing shall be applied pro rata among such Term Loans. In the absence of a designation by Borrower as described in the preceding sentence, the Administrative Agent shall, subject to the above, make such designation in its reasonable discretion.

(i)    In addition to any other mandatory repayments pursuant to this Section 5.02, all then outstanding Term Loans of any Tranche of Term Loans shall be repaid in full on the Maturity Date for such Tranche of Term Loans.

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(j)    Notwithstanding any other provisions of this Section 5.02, (i) to the extent that any or all of the Net Sale Proceeds of any Asset Sale by a Foreign Subsidiary (a “Foreign Asset Sale”), the Net Insurance Proceeds of any Recovery Event incurred by a Foreign Subsidiary (a “Foreign Recovery Event”) or Excess Cash Flow attributable to Foreign Subsidiaries are prohibited or delayed by applicable local law, rule or regulation or applicable organizational documents of such Foreign Subsidiary from being repatriated to the United States, an amount equal to the portion of such Net Sale Proceeds, Net Insurance Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 5.02 so long, but only so long, as the applicable local law, rule or regulation or applicable organizational documents of such Foreign Subsidiary will not permit repatriation to the United States (Borrower hereby agreeing to use all commercially reasonable efforts to overcome or eliminate any such restrictions on repatriation and/or minimize any such costs of prepayment and/or use the other cash sources of Borrower and its Restricted Subsidiaries to make the relevant prepayment), and if within one year following the date on which the respective prepayment would otherwise have been required such repatriation of any of such affected Net Sale Proceeds, Net Insurance Proceeds or Excess Cash Flow is permitted under the applicable local law, rule or regulation or applicable organizational documents of such Foreign Subsidiary, an amount equal to such Net Sale Proceeds, Net Insurance Proceeds or Excess Cash Flow will be promptly applied (net of additional taxes that would be payable or reserved against as a result of repatriating such amounts and additional costs relating to such repatriation) to the repayment of the Term Loans pursuant to this Section 5.02, (ii) to the extent that Borrower has reasonably determined in good faith that repatriation of any of or all the Net Sale Proceeds of any Foreign Asset Sale, Net Insurance Proceeds of any Foreign Recovery Event, or Excess Cash Flow attributable to Foreign Subsidiaries would have material adverse tax consequences, an amount equal to such Net Sale Proceeds, Net Insurance Proceeds or Excess Cash Flow so affected will not be required to be applied to prepay Term Loans at the times provided in this Section 5.02 and (iii) to the extent that the Net Sale Proceeds of an Asset Sale are attributable to a non-Wholly-Owned Subsidiary, the Net Insurance Proceeds of a Recovery Event are attributable to a non-Wholly-Owned Subsidiary or Excess Cash Flow is attributable to a non-Wholly-Owned Subsidiary, the amount of such Net Sale Proceeds, such Net Insurance Proceeds and such Excess Cash Flow used to calculate the required prepayment pursuant to this Section 5.02 shall not exceed the lesser of (x) an amount corresponding to the proportionate ownership interests in such non- Wholly-Owned Subsidiary or (y) an amount corresponding to the amount of distributions permitted to be made from such non-Wholly-Owned Subsidiary to its direct or indirect parent entity that is a Wholly-Owned Subsidiary for such purposes at the time such prepayment is required to be made.

(k)    Borrower shall notify the Administrative Agent in writing of any mandatory repayment of Term Loans required to be made pursuant to Section 5.02(d), (e) or (f) at least three Business Days prior to the date of such repayment. Each such notice shall specify the date of such repayment and provide the amount of such repayment. The Administrative Agent will promptly notify the Lenders of the contents of Borrower’s Notice of Loan Prepayment and of such Lender’s pro rata share of any repayment. Each Lender may reject all or a portion of its pro rata share of any mandatory repayment (such declined amounts, the “Declined Proceeds”) of Term Loans required to be made pursuant to Section 5.02(d), (e) or (f) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent and Borrower no later than 5:00 P.M. (New York City time) on the Business Day after the date of such Lender’s receipt of notice from the Administrative Agent regarding such repayment. Each Rejection Notice from a given Lender shall specify the principal amount of the mandatory repayment of Term Loans to be rejected by such Lender. If a Lender fails to deliver such Rejection Notice to the Administrative Agent within the time frame specified above or such Rejection Notice fails to specify the principal amount of the Term Loans to be rejected, any such failure will be deemed an acceptance of the total amount of such mandatory repayment of Term Loans to which such Lender is otherwise entitled. Any Declined Proceeds that would otherwise have been payable pursuant to Section 5.02(d) or (f), to the extent retained by Borrower following compliance with the provisions hereof, are referred to herein as “Specified Retained Declined Proceeds”.

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5.03    Method and Place of Payment. All payments under this Agreement and under any Note shall be made (i) to the Administrative Agent at its Notice Office for the account of the Lender or Lenders entitled thereto, or, except as otherwise specifically provided herein, directly to such Lender or Lenders, in each case, not later than 2:00 p.m. (New York City time) on the date when due (or, in connection with any prepayment of all outstanding Term Loans, such later time on the specified prepayment date as the Administrative Agent may agree), (ii) in Dollars in immediately available funds and (iii) free and clear of and without condition or deduction for any counterclaim, defense, recoupment or setoff. Any payment received after such time on such date referred to in the first sentence of this Section 5.03 shall, at the option of the Administrative Agent, be deemed to have been received on the next Business Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension. Unless the Administrative Agent shall have received notice from Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that Borrower will not make such payment, the Administrative Agent may assume that Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if Borrower has not in fact made such payment, then each Lender severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

5.04    Net Payments.

(a)    All payments made by or on account of any Credit Party under any Credit Document shall be made free and clear of, and without deduction or withholding for, any Taxes, except as required by applicable Requirements of Law. If any Taxes are required to be withheld or deducted in respect of any such payments, then the Credit Parties jointly and severally agree that (i) to the extent such deduction or withholding is on account of an Indemnified Tax or Other Tax, the sum payable by the applicable Credit Party shall be increased as necessary so that after all required deductions or withholdings (including deduction or withholdings applicable to additional sums payable under this Section 5.04) have been made by the applicable withholding agent, the applicable Lender (or, in the case of payments made to the Administrative Agent for its own account, the Administrative Agent) receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (ii) the applicable withholding agent will make such deductions or withholdings, and (iii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Requirements of Law. In addition, the Credit Parties shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable Requirements of Law. The Credit Parties will furnish to the Administrative Agent within 45 days after the date the payment by any of them of any Taxes is due pursuant to applicable Requirements of Law certified copies of tax receipts evidencing such payment by the applicable Credit Party, or other evidence of such payment reasonably satisfactory to the Administrative Agent. Without duplication of amounts compensated pursuant to the other provisions of this Section 5.04, the Credit Parties jointly and severally agree to indemnify and hold harmless the Administrative Agent and each Lender, and reimburse the Administrative Agent and each Lender, within 10 Business Days of written request therefor, for the amount of any Indemnified Taxes or Other Taxes (including any Indemnified Taxes or Other Taxes imposed on amounts payable under this Section 5.04) payable or paid by the Administrative Agent or such Lender or required to be withheld or deducted from a payment to the Administrative Agent or such Lender, and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered by a Lender or by the Administrative Agent on behalf of a Lender shall be conclusive absent manifest error.

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(b)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Credit Document shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or the Administrative Agent, certifying as to any entitlement of such Lender to an exemption from, or a reduced rate of, withholding Tax. In addition, each Lender shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such other documentation prescribed by applicable Requirements of Law or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether such Lender is subject to backup withholding or information reporting requirements. Each Lender shall, whenever a lapse in time or change in circumstances renders any such documentation (including any specific documents required below in Section 5.04(c)) expired, obsolete or inaccurate in any respect, deliver promptly to Borrower and the Administrative Agent updated or other appropriate documentation (including any new documentation reasonably requested by Borrower or the Administrative Agent) or promptly notify Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

(c)    Without limiting the generality of the foregoing: (x) each Lender that is not a U.S. Person shall, to the extent it is legally eligible to do so, deliver to Borrower and the Administrative Agent on or prior to the Closing Date or, in the case of a Lender that is an assignee or transferee of an interest under this Agreement pursuant to Section 2.13 or 13.04(b) (unless the relevant Lender was already a Lender hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Lender, two of whichever of the following is applicable (i) in the case of such a Lender that is claiming the benefits of an income tax treaty to which the United States is a party (A) with respect to payments of interest under any Credit Document, duly executed originals of IRS Form W- 8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the interest article of such tax treaty and (B) with respect to any other applicable payments under any Credit Document, duly executed originals of IRS Form W-8 BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty; (ii) duly executed originals of IRS Form W-8ECI; (iii) in the case of such a Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (A) a certificate substantially in the form of Exhibit C-1to the effect that such Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10-percent shareholder” of Borrower (or the direct or indirect owner of such Borrower from which such Borrower is disregarded as separate for U.S. federal income tax purposes) within the meaning of Section 871(h)(3)(B) of the Code, or a “controlled foreign corporation” related to such Borrower, as described in Section 881(c)(3)(C) of the Code and that no payments under any Credit Documents are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (B) duly executed originals of IRS Form W-8BEN or W-8BEN- E; (iv) to the extent such Lender is not the beneficial owner (for example, where the Lender is a partnership or a participating Lender), duly executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the applicable Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Lender are claiming the portfolio interest exemption, such Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of such direct or indirect partner(s); (v) duly executed originals of any other documentation prescribed by applicable Requirements of Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax together with such supplementary documentation as may be prescribed by applicable Requirements of Law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made; (y) each Lender that is a U.S. Person shall deliver to Borrower and the Administrative Agent, on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), two duly executed originals of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding Tax; and (z) if any payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Sections 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and the Administrative Agent, at the time or times prescribed by applicable Requirements of Law and at such time or times reasonably requested by Borrower or the Administrative Agent, such documentation prescribed by applicable Requirements of Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower or the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has complied with such Lender’s obligations under FATCA and to determine, if necessary, the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.04(c)(z), “FATCA” shall include any amendment made to FATCA after the Closing Date.

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On or prior to the date it becomes a party to this Agreement, the Administrative Agent shall deliver to Borrower either (i) two duly completed originals of IRS Form W-9, or (ii) if the Administrative Agent is not a U.S. Person (a) two duly completed originals of IRS Form W-8ECI with respect to payments to be received under the Credit Documents for its own account and (b) with respect to payments received on account of any Lender, two duly completed originals of IRS Form W-8IMY evidencing its agreement with Borrower to be treated as a U.S. Person for U.S. federal withholding Tax purposes and assuming primary responsibility for U.S. federal income Tax withholding. Each Lender authorizes the Administrative Agent to deliver to Borrower and to any successor Administrative Agent any documentation provided by the Lender to the Administrative Agent pursuant to Section 5.04(b) or this Section 5.04(c).

Notwithstanding any other provision of this Section 5.04, a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(d)    If the Administrative Agent or any Lender determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes or Other Taxes as to which it has been indemnified by the Credit Parties or with respect to which a Credit Party has paid additional amounts pursuant to Section 5.04(a), it shall pay to the relevant Credit Party an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under Section 5.04(a) with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses, including any Taxes, of the Administrative Agent or such Lender, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the relevant Credit Party, upon the request of the Administrative Agent or such Lender, shall repay the amount paid over to such Credit Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent or such Lender in the event the Administrative Agent or such Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 5.04(d), in no event will the Administrative Agent or any Lender be required to pay any amount to any Credit Party pursuant to this Section 5.04(d) to the extent such payment would place the Administrative Agent or such Lender in a less favorable position (on a net after-Tax basis) than such party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. Nothing in this Section 5.04(d) shall be construed to obligate the Administrative Agent or any Lender to disclose its Tax returns or any other information regarding its Tax affairs or computations to any Person or otherwise to arrange its Tax affairs in any manner other than as it determines in its sole discretion.

(e)    The agreements in this Section 5.04 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

Section 6.    Conditions Precedent to Credit Events on the Closing Date.
The obligation of each Lender to make Term Loans on the Closing Date, is subject at the time of the making of such Term Loans to the satisfaction or waiver of the following conditions:

6.01    Term Loan Credit Agreement. On the Closing Date, Holdings and Borrower shall have executed and delivered to the Administrative Agent a counterpart of this Agreement.

6.02    ABL Credit Agreement and Indenture. On the Closing Date, Holdings, Borrower and the other Subsidiaries of Borrower party thereto shall have executed and delivered to the Administrative Agent (i) a counterpart of the ABL Credit Agreement and (ii) an executed copy of the Secured Notes Indenture.

6.03    Opinions of Counsel. On the Closing Date, the Administrative Agent shall have received from (i) Willkie Farr & Gallagher LLP, special New York counsel to the Credit Parties, and (ii) local counsel to the Credit Parties listed on Schedule 6.03 hereto, a customary opinion addressed to the Administrative Agent and each of the Lenders and dated the Closing Date.

6.04    Corporate Documents; Proceedings, etc.

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(a)    On the Closing Date, the Administrative Agent shall have received a certificate from each Credit Party, dated the Closing Date, signed by the Secretary or Assistant Secretary of such Credit Party, and attested to by a Responsible Officer of such Credit Party, substantially in the form of Exhibit E with appropriate insertions, together with copies of the certificate or articles of incorporation and by-laws (or equivalent organizational documents), as applicable, of such Credit Party and the resolutions of the governing body of such Credit Party referred to in such certificate, and each of the foregoing shall be in customary form.

(b)    The Administrative Agent shall have received good standing certificates (or equivalent evidence) and bring-down letters or facsimiles, if any, for the Credit Parties from their respective jurisdictions of organization which the Administrative Agent reasonably may have requested.

6.05    Acquisition. The Acquisition shall be consummated substantially concurrently with the initial funding of the Initial Term Loans in accordance in all material respects with the Acquisition Agreement without waiver or amendment thereof that is, in the aggregate when taken as a whole, materially adverse to the interests of the Initial Lenders (including any reduction in the acquisition consideration that does not meet the criteria below) unless consented to by the Initial Lenders (such consent not to be unreasonably withheld, delayed or conditioned); it being understood that (w) no reduction in the acquisition consideration shall be deemed to be materially adverse to the interests of the Initial Lenders if such reduction is applied first to reduce the Cash Equity Financing by an amount such that the Cash Equity Financing shall be no less than the Minimum Equity Amount and second to reduce the principal amount of term loans under this Agreement, the principal amount of loans under the ABL Credit Agreement (other than the revolving loans under the ABL Credit Agreement) and the principal amount of the Secured Notes, on a ratable basis, (x) no increase in the acquisition consideration shall be deemed to be materially adverse to the interests of the Lenders if such increase is funded solely by an increase in the Cash Equity Financing, (y) no modification to the acquisition consideration as a result of any purchase price adjustment or working capital adjustment expressly contemplated by the Acquisition Agreement as of the date thereof shall constitute a reduction or increase in the acquisition consideration and (z) each Initial Lender shall be deemed to have consented to any waiver or amendment of the Acquisition Agreement if it shall have not affirmatively objected to any such waiver or amendment within three Business Days (as defined in the Acquisition Agreement as of the date thereof) of receipt of written notice of such waiver or amendment.

6.06    Equity Contribution. Prior to or substantially concurrently with the consummation of the Acquisition, the Sponsor and its controlled affiliates or investment funds advised by the Sponsor or its controlled affiliates, together with one or more co-investors that are reasonably acceptable to the Initial Commitment Parties, will make, directly or indirectly, cash equity investments (in the form of (x) common equity or (y) other equity on terms reasonably satisfactory to the Initial Lenders) in Holdings or an indirect parent of Borrower (the “Cash Equity Financing”), in an aggregate amount (which will be contributed to the common equity of Borrower) that is not less than 39.0% of the sum of (i) the Cash Equity Financing and (ii) the aggregate principal amount borrowed under this Agreement, the Secured Notes and the ABL Credit Agreement (excluding the portion of the Cash Equity Financing or amounts borrowed under this Agreement, the Secured Notes, and the ABL Credit Agreement (w) applied to pay any transaction fees and expenses, including any transaction or advisory fees paid or payable to the Sponsor or any other co-investor, (x) drawn under the ABL Credit Agreement to replace, backstop or cash collateralize existing letters of credit, guarantees, surety bonds or similar instruments, (y) drawn to fund any original issue discount or upfront fees in connection with the “flex” provisions of the Fee Letter on the Closing Date or (z) drawn to fund the Closing Date Cash Purchase on the Closing Date; provided that if the sum of the Cash Equity Financing plus the aggregate amount available on the Closing Date under this Agreement, the Secured Notes and the ABL Credit Agreement (other than the revolving loans under the ABL Credit Agreement) is greater than the funds required on the Closing Date (excluding for this purpose, the amount of the Closing Date Cash Purchase) then the amount of such excess shall be applied first to reduce the Cash Equity Financing by an amount such that the Cash Equity Financing shall be no less than 40.0% and second to reduce the Cash Equity Financing and the amounts borrowed under this Agreement, the Secured Notes and the ABL Credit Agreement (other than the revolving loans under the ABL Credit Agreement) on a ratable basis (the “Minimum Equity Amount”). After giving effect to the Transactions, the Sponsor shall own, directly or indirectly, at least 50.1% of the voting equity interests of Holdings in the aggregate on the Closing Date.

6.07    Intercreditor Agreements. On the Closing Date, each Credit Party shall have executed and delivered an acknowledgment to each of the ABL Intercreditor Agreement and the Pari Passu Intercreditor Agreement.

6.08    Refinancing. The Refinancing shall have occurred, or shall occur substantially simultaneously with the initial funding of the Initial Term Loans pursuant to this Agreement.

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6.09    Security Agreement. On the Closing Date, each Credit Party shall have executed and delivered to the Collateral Agent the Term Loan Security Agreement substantially in the form of Exhibit G (as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Security Agreement”) covering all of such Credit Party’s present and future Collateral referred to therein, and shall have delivered to the Collateral Agent:

(i)    proper financing statements (Form UCC-1 or the equivalent) authorized for filing under the UCC and filings with the United States Patent and Trademark Office and United States Copyright Office, if applicable, or other appropriate filing offices of each U.S. national or state jurisdiction as may be required to perfect the security interests purported to be created by the Security Agreement (except to the extent expressly not required by the Security Agreement);

(ii)    all of the Pledged Collateral, if any, referred to in the Security Agreement and then owned by such Credit Party together with executed and undated endorsements for transfer in the case of Pledged Collateral constituting certificated securities and all other documents and instruments required to perfect the security interest of the Collateral Agent in the Collateral (except to the extent expressly not required by the Security Agreement);

(iii)    certified copies of a recent date of requests for information or copies (Form UCC-1), or equivalent reports as of a recent date, listing all effective financing statements that name Borrower or any other Credit Party as debtor and that are filed in their respective jurisdictions of organizations; and

(iv)    an executed Perfection Certificate;

provided that to the extent any lien search or, if applicable, insurance certificate or endorsement, or any Collateral is not able to be provided and/or perfected on the Closing Date after the use by the Credit Parties of commercially reasonable efforts without undue burden or expense, the provisions of this Section 6.09 shall be deemed to have been satisfied and the Credit Parties shall be required to provide or perfect, as applicable, such lien searches, insurance certificates or endorsements, or such Collateral in accordance with the provisions set forth in Section 9.13 if, and only if, each Credit Party shall have executed and delivered the Security Agreement and the Collateral Agent shall have a perfected security interest in all Collateral of the type for which perfection may be accomplished by filing a UCC financing statement or possession of certificated securities of each of Holdings’ material Wholly-Owned Domestic Subsidiaries (to the extent required by the Security Agreement) that, in the case of any such certificated securities with respect to any Equity Interests of the Target and its Subsidiaries, have been received from the Target.

6.10    Guaranty Agreement. On the Closing Date, each Guarantor shall have executed and delivered the Term Loan Guaranty Agreement substantially in the form of Exhibit H (as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Guaranty Agreement”).

6.11    Financial Statements; Pro Forma Balance Sheets; Projections. On or prior to the Closing Date, the Commitment Parties shall have received (i) the audited consolidated balance sheets of Imola and its Subsidiaries as of (or about) December 31, 2017, December 31, 2018 and December 31, 2019 and for any fiscal year ending thereafter and at least 90 days prior to the Closing Date, and the related audited consolidated statements of income (loss) and statements of cash flows prepared in accordance with U.S. GAAP (collectively, the “Audited Target Financial Statements”), (ii) the unaudited consolidated balance sheets of Imola and its Subsidiaries as of each fiscal quarter ending after the date of the most recent balance sheet delivered pursuant to clause (i) and at least 45 days prior to the Closing Date (the last date of the last such applicable fiscal year or quarter, the “Target Financial Statements Date”; provided that the Target Financial Statements Date shall not apply for the fourth quarter of a fiscal year), and the related unaudited consolidated statements of income (loss) and statements of cash flows for the portion of the fiscal year then ended, prepared in accordance with U.S. GAAP (the “Unaudited Target Financial Statements” and, together with the Audited Target Financial Statements, the “Target Financial Statements”), and (iii) a pro forma consolidated balance sheet for Borrower prepared as of the Target Financial Statements Date and a pro forma statement of operations for the four quarter period ending on the Target Financial Statements Date, in each case of this clause (iii), prepared so as to give effect to the Transactions as if the Transactions had occurred as of such date (in the case of such balance sheet) or at the beginning of such period (in the case of such statement of operations), which need not be prepared in compliance with Regulation S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting in connection with the Acquisition (the “Pro Forma Financial Statements”).

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6.12    Solvency Certificate. On the Closing Date, the Administrative Agent shall have received a solvency certificate from the chief financial officer or treasurer (or officer with equivalent duties) of Borrower substantially in the form of Exhibit I.

6.13    Fees, etc. All fees required to be paid by Borrower on the Closing Date pursuant to the Fee Letter and, to the extent invoiced at least three Business Days prior to the Closing Date, all reasonable and documented out- of-pocket expenses required to be reimbursed by Borrower to the Commitment Parties in connection with the Transaction pursuant to the Commitment Letter shall have been paid, in each case to the extent due (which amount may be offset against the proceeds from the Loans made on the Closing Date under this Agreement).

6.14    Representations and Warranties. (a) The Acquisition Agreement Representations shall be true and correct to the extent required by the definition thereof and (b) the Specified Representations shall be true and correct in all material respects as of the Closing Date (provided that the foregoing materiality qualifier shall not be applicable to any representations qualified or modified by materiality; provided, further, that any “Material Adverse Effect” or “Material Adverse Change” or similar qualifier in any such Specified Representation shall, for purposes of this Section 6.14, be deemed to refer to “Closing Date Material Adverse Effect”).

6.15    Patriot Act. (i) The Credit Parties shall have provided or caused to be provided the documentation and other information to the Commitment Parties that they reasonably determine is required by United States regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including, without limitation, the Patriot Act, in each case, at least three Business Days (as defined in the Acquisition Agreement) prior to the Closing Date and (ii) if Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Administrative Agent and each Initial Lender that requests a Beneficial Ownership Certification shall have received, at least three Business Days (as defined in the Acquisition Agreement) prior to the Closing Date, a Beneficial Ownership Certification in relation to such Borrower, in each case of clauses (i) and (ii), to the extent that the Commitment Parties or Initial Lenders, as applicable, have reasonably requested such items in writing at least 10 Business Days (as defined in the Acquisition Agreement) prior to the Closing Date.

6.16    Notice of Borrowing. Prior to the making of the Initial Term Loan on the Closing Date, the Administrative Agent shall have received a Notice of Borrowing meeting the requirements of Section 2.03.

6.17    Officer’s Certificate. On the Closing Date, Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of Borrower certifying as to the satisfaction of the conditions in Section 6.05, Section 6.14 and Section 6.18.

6.18    Material Adverse Effect. No fact, event, circumstance, development, condition, change, occurrence or effect has occurred since the Cut-Off Time (as defined in the Acquisition Agreement) that would be reasonably likely to result in a Closing Date Material Adverse Effect.

Section 7.    Conditions Precedent to all Credit Events after the Closing Date.
The obligation of each Lender to make Term Loans after the Closing Date shall be subject to the satisfaction or waiver of the conditions set forth in Section 2.15 or Section 2.18, as applicable.

Section 8.    Representations, Warranties and Agreements.

In order to induce the Lenders to enter into this Agreement and to make the Term Loans, Borrower (and, solely with respect to Sections 8.01, 8.02, 8.03, 8.04, 8.11 and 8.16 and solely with respect to itself, Holdings), makes the following representations and warranties (limited, on the Closing Date, to the Specified Representations), in each case after giving effect to the Transaction.

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8.01    Organizational Status. Each of Holdings, Borrower and each of the Restricted Subsidiaries (i) is a duly organized and validly existing corporation, partnership, limited liability company or other applicable business entity, as the case may be, in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization, (ii) has the requisite corporate, partnership, limited liability company or other applicable business entity power and authority, as the case may be, to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (iii) is, to the extent such concepts are applicable under the laws of the relevant jurisdiction, duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership of its property or the conduct of its business requires such qualifications except for failures to be so qualified which, individually and in the aggregate would not reasonably be expected to have a Material Adverse Effect.

8.02    Power and Authority; Enforceability. Each Credit Party has the corporate, partnership, limited liability company or other applicable business entity power and authority, as the case may be, to execute, deliver and perform the terms and provisions of each of the Credit Documents to which it is party and has taken all necessary corporate, partnership, limited liability company or other applicable business entity action, as the case may be, to authorize the execution, delivery and performance by it of each of such Credit Documents. Each Credit Party has duly executed and delivered each of the Credit Documents to which it is party, and each of such Credit Documents constitutes its legal, valid and binding obligation enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law).

8.03    No Violation. Neither the execution, delivery or performance by any Credit Party of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions thereof, (i) will contravene any provision of any Requirement of Law, (ii) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien (except pursuant to the Security Documents) upon any of the property or assets of any Credit Party pursuant to the terms of, any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, in each case to which any Credit Party is a party or by which it or any of its property or assets is bound or to which it may be subject (in the case of the preceding clauses (i) and (ii), other than in the case of any contravention, breach, default and/or conflict, in each case, that would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect) or (iii) will violate any provision of the certificate or articles of incorporation, certificate of formation, limited liability company agreement or by-laws (or equivalent organizational documents), as applicable, of any Credit Party.

8.04    Approvals. Except to the extent the failure to obtain or make the same would not reasonably be expected to have a Material Adverse Effect, no applicable order, consent, approval, license, authorization or validation of, or filing, recording or registration with (except for (x) those that have otherwise been obtained or made on or prior to the Closing Date and which remain in full force and effect on the Closing Date and (y) filings which are necessary to perfect the security interests created under the Security Documents), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to be obtained or made by, or on behalf of, any Credit Party to authorize, or is required to be obtained or made by, or on behalf of, any Credit Party in connection with, the execution, delivery and performance of any Credit Document.

8.05    Financial Statements; Financial Condition; Projections.

(a)    (i) The consolidated balance sheets included in the Audited Target Financial Statements as of the fiscal year ended on or about December 31, 2020 and the related audited consolidated statements of income (loss) and statements of cash flows of Imola included in the Audited Target Financial Statements for the fiscal year ended on or about December 31, 2020, in each case, present fairly in all material respects the consolidated financial position of Imola and its Subsidiaries, as applicable, with respect to such Audited Target Financial Statements, as the case may be, in each case, at the dates of such balance sheets and the consolidated results of the operations of Imola for the periods covered thereby. All of the foregoing historical financial statements have been audited by independent certified public accountants of recognized national standing and prepared in accordance with U.S. GAAP consistently applied.

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The unaudited consolidated balance sheets included in the Unaudited Target Financial Statements as of the fiscal quarter ended on or about March 31, 2021 and the related unaudited consolidated statements of income (loss) and statements of cash flows of Imola included in the Unaudited Target Financial Statements for the fiscal quarter ended on or about March 31, 2021 present fairly in all material respects the consolidated financial position of Imola and its Subsidiaries with respect to such Unaudited Target Financial Statements, at the dates of such balance sheets and the consolidated results of operations of Imola for the periods covered thereby, subject to normal year-end adjustments and the absence of footnotes.

(ii) The pro forma consolidated balance sheet of Borrower furnished to the Commitment Parties pursuant to Section 6.11(iii) has been prepared as of on or about March 31, 2021 as if the Transaction and the financing therefor had occurred on such date. The pro forma statement of operations of Borrower furnished to the Commitment Parties pursuant to Section 6.11(iv) has been prepared for the four fiscal quarters ended on or about March 31, 2021, as if the Transactions and the financing therefor had occurred on the first day of such four-quarter period.

(b)    On the Closing Date, Borrower and its Restricted Subsidiaries, on a consolidated basis, are Solvent after giving effect to the consummation of the Transaction.

(c)    The Projections have been prepared in good faith and are based on assumptions that were believed by Borrower to be reasonable at the time delivered to the Administrative Agent (it being understood and agreed that the Projections are not to be viewed as facts, the Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of the Credit Parties and their Restricted Subsidiaries, no assurance can be given that any particular Projections will be realized and that actual results during the period or periods covered by the Projections may differ from projected results, and such differences may be material).

(d)    Since the Closing Date there has been no change, event or occurrence that would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

8.06    Litigation. There are no actions, suits or proceedings pending or, to the knowledge of Borrower, threatened in writing (i) with respect to the Transaction or any Credit Document or (ii) that either individually or in the aggregate, have had, or would reasonably be expected to have, a Material Adverse Effect.

8.07    True and Complete Disclosure.

(a)    All written information (other than information consisting of statements, estimates, forecasts and Projections, as to which no representation, warranty or covenant is made (except with respect to Projections to the extent set forth in Section 8.05(c) above)) that has been or will be made available to the Administrative Agent or any Lender by any Credit Party or any representative of a Credit Party at its direction and on its behalf in connection with this Agreement, the other Credit Documents or any transaction contemplated herein or therein, when taken as a whole and after giving effect to all supplements thereto, is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in each case in light of the circumstances under which such statements are made, not materially misleading.

(b)    As of the Amendment No. ~~3~~4 Effective Date, the information included in the Beneficial Ownership Certification delivered pursuant to Section 6.15(ii) is true and correct in all respects.

8.08    Use of Proceeds; Margin Regulations.

(a)    All proceeds of the Initial Term Loans incurred on the Closing Date will be used by Borrower to finance, in part, the Transaction. All proceeds of the Term B Loans borrowed on the Amendment No. 2 Effective Date will be used to (i) refinance in full the Initial Term Loans that were outstanding immediately prior to the Amendment No. 2 Effective Date and (ii) pay fees and expenses incurred in connection therewith. All proceeds of the Term B-1 Loans borrowed on the Amendment No. 3 Effective Date will be used to (i) refinance in full the Term B Loans that were outstanding immediately prior to the Amendment No. 3 Effective Date and (ii) pay fees and expenses incurred in connection therewith. All proceeds of the Term B-2 Loans borrowed on the Amendment No. 4 Effective Date will be used to (i) refinance in full the Term B-1 Loans that were outstanding immediately prior to the Amendment No. 4 Effective Date and (ii) pay fees and expenses incurred in connection therewith.

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(b)    All proceeds of Incremental Term Loans will be used for the purpose set forth in Section 2.15(a).

(c)    (i) No part of any Credit Event (or the proceeds thereof) will be used to purchase or carry any Margin Stock or to extend credit for the purpose of purchasing or carrying any Margin Stock. (ii) Neither the making of any Term Loan nor the use of the proceeds thereof nor the occurrence of any other Credit Event will violate the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System.

(d)    Borrower will not request any Borrowing, and Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and, to the knowledge of Borrower, agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws or (B) for the purpose of funding, financing or facilitating any activities, business or transaction with any Person, or in any jurisdiction, that, at the time of such funding, financing, or facilitating, is a Sanctioned Person or any Sanctioned Country, except to the extent permissible for a Person required to comply with applicable Sanctions.

8.09    Tax Returns and Payments. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) Borrower and each of its Restricted Subsidiaries has timely filed or caused to be timely filed with the relevant Governmental Authority all Tax returns, statements, forms and reports for Taxes (the “Returns”) required to have been filed by, or with respect to the income, properties or operations of, Borrower and/or any of its Restricted Subsidiaries (in each case, including in its capacity as a withholding agent),
(ii) the Returns accurately reflect in all material respects all liability for Taxes of Borrower and its Restricted Subsidiaries for the periods covered thereby, and (iii) Borrower and each of its Restricted Subsidiaries have paid all Taxes due and payable by them, other than those that are being contested in good faith by appropriate proceedings and fully provided for as a reserve on the financial statements of Borrower and its Restricted Subsidiaries in accordance with U.S. GAAP. There is no action, suit, proceeding, audit or claim now pending and, to the knowledge of Borrower, there is no action, suit, proceeding, audit or claim threatened in writing by any relevant Governmental Authority or ongoing investigation by any relevant Governmental Authority, in each case, regarding any Taxes relating to Borrower or any of its Restricted Subsidiaries that is reasonably likely to be adversely determined, and, if adversely determined, would be reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

8.10    ERISA.

(a)    No ERISA Event has occurred or is reasonably expected to occur that would reasonably be expected to result in a Material Adverse Effect. Each Plan is in compliance in form and operation with its terms and with the applicable provisions of ERISA, the Code and other applicable law, except for such non-compliance that would not reasonably be expected to have a Material Adverse Effect. Except as would not reasonably be expected to result in a Material Adverse Effect, each Plan (and each related trust, if any) which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the Internal Revenue Service, is in the form of a prototype document that is the subject of a favorable opinion letter or has time remaining under applicable law to apply for a determination or opinion letter or to make any amendments necessary to obtain a favorable determination or opinion letter.

(b)    There exists no Unfunded Pension Liability with respect to any Plan, except as would not reasonably be expected to have a Material Adverse Effect.

(c)    There are no actions, suits or claims pending against or involving a Plan (other than routine claims for benefits) or, to the knowledge of Borrower or any Restricted Subsidiary of Borrower, threatened, which would reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect.

(d)    Borrower, any Restricted Subsidiary of Borrower and, to the knowledge of Borrower, any ERISA Affiliate have made all material contributions to or under each Plan and Multiemployer Plan required by law within the applicable time limits prescribed thereby, the terms of such Plan or Multiemployer Plan, respectively, or any contract or agreement requiring contributions to a Plan or Multiemployer Plan except where any failure to comply, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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(e)    Except as would not reasonably be expected to have a Material Adverse Effect: (i) each Foreign Pension Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities; (ii) all contributions required to be made with respect to a Foreign Pension Plan have been timely made; and (iii) neither Borrower nor any of its Restricted Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan.

8.11    The Security Documents.

(a)    The provisions of the Security Agreement are effective to create in favor of the Collateral Agent for the benefit of the Secured Creditors a legal, valid and enforceable security interest (except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws or by equitable principles (regardless of whether enforcement is sought in equity or at law)) in all right, title and interest of the Credit Parties in the Collateral (as described in the Security Agreement), and upon (i) the timely and proper filing of financing statements listing each applicable Credit Party, as a debtor, and the Collateral Agent, as secured party, in the secretary of state’s office (or other similar governmental entity) of the jurisdiction of organization of such Credit Party, (ii) the receipt by the Collateral Agent of all Instruments, Chattel Paper and certificated pledged Equity Interests that constitute “securities” governed by Article 8 of the New York UCC, in each case constituting Collateral in suitable form for transfer by delivery or accompanied by instruments of transfer or assignment duly executed in blank, (iii) sufficient identification of commercial tort claims (as applicable), (iv) execution of a control agreement establishing the Collateral Agent’s “control” (within the meaning of the New York UCC) with respect to any deposit account (as applicable), (v) the recordation of the Patent Security Agreement, if applicable, and the Trademark Security Agreement, if applicable, in the respective form attached to the Security Agreement, in each case in the United States Patent and Trademark Office and (vi) the recordation of the Copyright Security Agreement, if applicable, in the form attached to the Security Agreement with the United States Copyright Office, the Collateral Agent, for the benefit of the Secured Creditors, has (to the extent provided in the Security Agreement) a fully perfected security interest in all right, title and interest in all of the Collateral (as described in the Security Agreement), subject to no other Liens other than Permitted Liens, in each case, to the extent perfection can be accomplished under applicable law through these actions.

(b)    Upon delivery in accordance with Sections 9.12, each Mortgage will create, as security for the obligations purported to be secured thereby, a valid, enforceable (except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law)) and, upon recordation in the appropriate recording office, perfected security interest in and mortgage lien on the respective Mortgaged Property in favor of the Collateral Agent (or such other trustee as may be required or desired under local law) for the benefit of the Secured Creditors, superior and prior to the rights of all third Persons (except as may exist pursuant to the Permitted Encumbrances related thereto) and subject to no other Liens (other than Permitted Liens related thereto).

8.12    Properties. All Material Real Property owned by any Credit Party as of the Closing Date, and the nature of the interest therein, is correctly set forth in Schedule 8.12. Borrower and each of its Restricted Subsidiaries has good and marketable title or valid leasehold interest in the case of Real Property, including Material Real Property, and good and valid title in the case of tangible personal property, to all material tangible properties owned by it, including all material property reflected in the most recent historical balance sheets referred to in Section 8.05(a) (except as sold or otherwise disposed of since the date of such balance sheet in the ordinary course of business or as permitted by the terms of this Agreement), free and clear of all Liens, other than Permitted Liens, except where the failure to have such title or interests would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of such Real Property or personal property necessary for the ordinary conduct of Borrower’s business, taken as a whole.

8.13    Capitalization. As of the Closing Date, after giving effect to the consummation of the Transaction, all outstanding shares of capital stock of Borrower have been duly and validly issued and are fully paid and non- assessable (other than any assessment on the shareholders of Borrower that may be imposed as a matter of law) and are owned by (i) Holdings, with respect to the shares of Borrower and (ii) a Credit Party, with respect to the shares of any other Credit Party. Borrower has no outstanding capital stock or other securities convertible into or exchangeable for its capital stock or any rights to subscribe for or to purchase, or any options for the purchase of, or any agreement providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock.

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8.14    Subsidiaries. On and as of the Closing Date and after giving effect to the consummation of the Transaction, Borrower has no Subsidiaries other than those Subsidiaries listed on Schedule 8.14. Schedule 8.14 correctly sets forth, as of the Closing Date and after giving effect to the Transaction, the percentage ownership (direct and indirect) of Borrower in each class of capital stock of each of its Subsidiaries and also identifies the direct owner thereof.

8.15    Compliance with Statutes, Sanctions; Patriot Act; Anti-Corruption Laws.

(a)    Each of Borrower and its Subsidiaries is in compliance with all applicable statutes, regulations and orders (including any laws relating to terrorism, money laundering, embargoed persons or the Patriot Act), and all applicable restrictions imposed by, governmental bodies or courts, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Material Adverse Effect. Borrower will not directly (or knowingly indirectly) use the proceeds of the Term B-~~1~~2 Loans to violate or engage in conduct that would result in a violation of any such applicable statutes, regulations, orders or restrictions referred to in the immediately preceding sentence.

(b)    Borrower has implemented and maintains in effect policies and procedures reasonably and appropriately designed to ensure material compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and Borrower, its Subsidiaries and their respective officers and, to the knowledge of Borrower, their respective employees, directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) Borrower, any Subsidiary or any of their respective directors, officers or employees, or (b) to the knowledge of Borrower, any agent of Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing, use of proceeds or the Transaction itself will violate any Anti-Corruption Law or applicable Sanctions.

8.16    Investment Company Act. None of Holdings, Borrower or any of its Restricted Subsidiaries is an “investment company” within the meaning of the Investment Company Act of 1940, as amended, required to be registered as such.

8.17    [Reserved].

8.18    Environmental Matters. Except for any matters that, either individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect: (a) Borrower and each of its Restricted Subsidiaries and each of their respective facilities and operations are in compliance with all applicable Environmental Laws and the requirements of any permits issued under such Environmental Laws, (b) there are no pending or, to the knowledge of any Credit Party, threatened (in writing) Environmental Claims against Borrower or any of its Restricted Subsidiaries or any Real Property currently or formerly owned, leased or operated by Borrower or any of its Restricted Subsidiaries and (c) to the knowledge of any Credit Party, there are no facts, circumstances, conditions or occurrences that would be reasonably expected (i) to form the basis of an Environmental Claim against Borrower or any of its Restricted Subsidiaries or (ii) to cause any Real Property owned, leased or operated by Borrower or any of its Restricted Subsidiaries to be subject to any restrictions on the ownership, lease, occupancy or transferability of such Real Property by Borrower or any of its Restricted Subsidiaries under any applicable Environmental Law.

8.19    Labor Relations. Except as set forth in Schedule 8.19 or except, in each case, to the extent the same has not, either individually or in the aggregate, had and would not reasonably be expected to have a Material Adverse Effect, (a) there are no strikes, lockouts, slowdowns or other labor disputes pending against Borrower or any of its Restricted Subsidiaries or, to the knowledge of Borrower, threatened (in writing) against Borrower or any of its Restricted Subsidiaries, (b) to the knowledge of Borrower, there are no questions concerning union representation with respect to Borrower or any of its Restricted Subsidiaries, (c) the hours worked by and payments made to employees of Borrower or any of its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local, or foreign law dealing with such matters and (d) to the knowledge of Borrower, no wage and hour department investigation has been made of Borrower or any of its Restricted Subsidiaries.

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8.20    Intellectual Property. Each of Borrower and each of its Restricted Subsidiaries owns or has the right to use all the patents, trademarks, domain names, service marks, trade names, copyrights, inventions, trade secrets, formulas, proprietary information and know-how of any type, whether or not written (including, but not limited to, rights in computer programs and databases) (collectively, “Intellectual Property”), necessary for the present conduct of its business, without any known conflict with the Intellectual Property rights of others, except for such failures to own or have the right to use and/or conflicts as would not reasonably be expected to have, a Material Adverse Effect.

8.21    Affected Financial Institutions. No Credit Party is an Affected Financial Institution.

Section 9.    Affirmative Covenants.

Borrower and each of its Restricted Subsidiaries hereby covenants and agrees that on and after the Closing Date and until the Term Loans (in each case, together with interest thereon), Fees and all other Obligations (other than any indemnification obligations arising hereunder which are not then due and payable and obligations in respect of Designated Interest Rate Protection Agreements or Designated Treasury Services Agreements) incurred hereunder and thereunder, are paid in full and all Commitments have terminated:

9.01    Information Covenants. Borrower will furnish to the Administrative Agent for distribution to each Lender, including each Lender’s Public-Siders except as otherwise provided below:

(a)    Quarterly Financial Statements. Within 45 days (or 75 days in the case of the first three fiscal quarters ending after the Closing Date for which delivery is required hereunder) after the close of each of the first three quarterly accounting periods in each fiscal year of Borrower, in each case, ending after the Closing Date, (i) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such quarterly accounting period and the related consolidated statements of operations and income (loss) and retained earnings and statement of cash flows for such quarterly accounting period and for the elapsed portion of the fiscal year ended with the last day of such quarterly accounting period, in each case, beginning with the fiscal quarter ending on or about September 30, 2022, setting forth comparative figures for the corresponding quarterly accounting period in the prior fiscal year, all of which shall be certified by a Responsible Officer of Borrower that they fairly present in all material respects in accordance with U.S. GAAP the financial condition of Borrower and its Subsidiaries as of the dates indicated and the results of their operations for the periods indicated, subject to normal year-end audit adjustments and the absence of footnotes, and (ii) management’s discussion and analysis of the important operational and financial developments during such quarterly accounting period.

(b)    Annual Financial Statements. Within 90 days (or 150 days for the first fiscal year ending after the Closing Date) after the close of each fiscal year of Borrower, (x) the consolidated balance sheet of Borrower and its Subsidiaries as at the end of such fiscal year and the related consolidated statements of operations and income (loss) and retained earnings and statement of cash flows for such fiscal year and, beginning with the fiscal year ending on or about December 31, 2022, setting forth comparative figures for the preceding fiscal year and certified, in the case of consolidated financial statements, by PricewaterhouseCoopers or any other independent certified public accountants of recognized national standing, together with an opinion of such accounting firm (which opinion shall be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except for any emphasis matter paragraph and except for qualifications for a change in accounting principles with which such accountants concur and which shall have been disclosed in the notes to the financial statements or other than as a result of, or with respect to, (A) an upcoming maturity date under this Agreement, the ABL Credit Agreement or the Secured Notes Indenture, (B) any actual or potential inability to satisfy any financial maintenance covenant in the ABL Credit Agreement on a future date or in a future period or (C) the activities, operations, performance, assets or liability of any Unrestricted Subsidiary) to the effect such statements fairly present in all material respects in accordance with U.S. GAAP the financial condition of Borrower and its Subsidiaries as of the date indicated and the results of their operations for the periods indicated, and (y) management’s discussion and analysis of the important operational and financial developments during such fiscal year.

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(c)    Notwithstanding the foregoing, the obligations referred to in Sections 9.01(a) and 9.01(b) above and Section 9.01(d) below may be satisfied with respect to financial information of Borrower and its Subsidiaries by furnishing (A) the applicable financial statements of (I) any Parent Company, (II) Holdings or any successor of Holdings or (III) any Wholly-Owned Restricted Subsidiary of Borrower that, together with its consolidated Restricted Subsidiaries, constitutes substantially all of the assets of Borrower and its consolidated Subsidiaries (a “Qualified Reporting Subsidiary”) or (B) Borrower’s or such Parent Company’s Form 10-K or 10-Q, as applicable, filed with the SEC (and the public filing of such report with the SEC shall constitute delivery under this Section 9.01); provided that with respect to each of the preceding clauses (A) and (B), (1) to the extent such information relates to a Parent Company, if and so long as such Parent Company will have Independent Assets or Operations, such information is accompanied by, or Borrower shall separately deliver within the applicable time periods set forth in Sections 9.01(a) and 9.01(b) above and Section 9.01(d) below, consolidating information (which need not be audited) that explains in reasonable detail the differences between the information relating to such Parent Company and its Independent Assets or Operations, on the one hand, and the information relating to Borrower and the consolidated Restricted Subsidiaries on a stand-alone basis, on the other hand, (2) to the extent such information relates to a Qualified Reporting Subsidiary such information is accompanied by, or Borrower shall separately deliver within the applicable time periods set forth in Sections 9.01(a) and 9.01(b) above and Section 9.01(d) below, consolidating information (which need not be audited) that explains in reasonable detail the differences between the information relating to such Qualified Reporting Subsidiary, on the one hand, and the information relating to Borrower and the consolidated Restricted Subsidiaries on a stand-alone basis, on the other hand and (3) to the extent such information is in lieu of information required to be provided under Section 9.01(b), such materials are accompanied by a report and opinion of independent certified public accountants of recognized national standing or another accounting firm reasonably acceptable to the Administrative Agent, which report and opinion (a) will be prepared in accordance with generally accepted auditing standards and (b) will be without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit (except for any emphasis matter paragraph and except for qualifications for a change in accounting principles with which such accountants concur and which shall have been disclosed in the notes to the financial statements or other than as a result of, or with respect to, (x) an upcoming maturity date under this Agreement, the ABL Credit Agreement or the Secured Notes Indenture, (y) any actual or potential inability to satisfy any financial maintenance covenant in the ABL Credit Agreement on a future date or in a future period or (z) the activities, operations, performance, assets or liability of any Unrestricted Subsidiary ).

(d)    Forecasts. Within 90 days (or 150 days for the first fiscal year ending after the Closing Date) after the close of each fiscal year of Borrower, in each case, ending after the Closing Date, a reasonably detailed annual forecast (including projected statements of income, sources and uses of cash and balance sheets for Borrower and its Subsidiaries on a consolidated basis), prepared on a quarter-by-quarter basis for such fiscal year and including a discussion of the principal assumptions upon which such forecast is based (it being agreed that such annual forecasts shall not be provided to Public-Siders and shall not be required to be provided at all after an Initial Public Offering).

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(e)    Officer’s Certificates. No later than five days after the time of the delivery of the Section 9.01 Financials, a compliance certificate from a Responsible Officer of Borrower substantially in the form of Exhibit J, certifying on behalf of Borrower that, to such Responsible Officer’s knowledge, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall (i)(x) if delivered with the financial statements required by Section 9.01(b) for any fiscal year ending on or after December 31, 2022, set forth in reasonable detail the amount of (and the calculations required to establish the amount of) Excess Cash Flow for the applicable Excess Cash Flow Payment Period and (y) if delivered with the financial statements required by Section 9.01(b) for any fiscal year ending on or after December 31, 2021, certify that there have been no changes to the information provided in the Beneficial Ownership Certification delivered to any Lender that would result in a change to the list of beneficial owners identified in any such certification, in each case since the Closing Date or, if later, since the date of the most recent certificate delivered pursuant to this clause (i)(y) or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (i)(y), solely to the extent such changes would result in a change to the list of beneficial owners identified in any such certification) and (ii) if delivered with the financial statements required by Section 9.01(b) for any fiscal year ending on or after December 31, 2021, certify that there have been no changes to Schedules 1(a), 2(a), 5, 6, 7, 8(a), 8(b), 8(c), 9 and 10 of the Perfection Certificate, in each case since the Closing Date or, if later, since the date of the most recent certification delivered pursuant to this clause (ii), or if there have been any such changes, a list in reasonable detail of such changes (but, in each case with respect to this clause (ii), only to the extent such changes are required to be reported to the Collateral Agent pursuant to the terms of such Security Documents).

(f)    Notice of Default, Litigation and Material Adverse Effect. Promptly after any Responsible Officer of Borrower obtains knowledge thereof, notice of (i) the occurrence of any event which constitutes a Default or an Event of Default or any default or event of default under (A) the Secured Notes Indenture or any refinancing thereof, (B) Refinancing Notes/Loans, Permitted Pari Passu Notes, Permitted Pari Passu Loans, Permitted Junior Debt or other Indebtedness constituting debt for borrowed money, in each case of this clause (B), with a principal amount outstanding in excess of the Threshold Amount or (C) the ABL Credit Agreement, (ii) any litigation, or governmental investigation or proceeding pending against Holdings or any of its Subsidiaries (x) which, either individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect or (y) with respect to any Credit Document, or (iii) any other event, change or circumstance that has had, or would reasonably be expected to have, a Material Adverse Effect.

(g)    Other Reports and Filings. Promptly after the sending, filing or delivery thereof, as applicable, copies of (i) all financial information, proxy materials and reports, if any, which Holdings or any of its Subsidiaries shall publicly file with the Securities and Exchange Commission or any successor thereto (the “SEC”) and (ii) material notices received from, or reports or other information or material notices furnished to, holders of Indebtedness under, (A) the Secured Notes Indenture or any refinancing thereof, (B) Refinancing Notes/Loans, Permitted Pari Passu Notes, Permitted Pari Passu Loans, Permitted Junior Debt or other Indebtedness constituting debt for borrowed money, in each case of this clause (B), with a principal amount outstanding in excess of the Threshold Amount or (C) the ABL Credit Agreement (in each case, other than any regularly required monthly, quarterly or annual certificates or notices specific to the nature of a specific facility or the internal requirements of the specific debtholders under such facility (e.g., borrowing base certificates, monthly financial statements, etc.)) (including, for the avoidance of doubt, any notices relating to an actual or purported default or event of default thereunder and any notices to the extent the action or occurrence described therein would reasonably be expected to be materially adverse to the interests of the Lenders, but excluding any administrative notices or regular reporting requirements thereunder).

(h)    Environmental Matters. Promptly after any Responsible Officer of Borrower obtains knowledge thereof, notice of a pending or threatened Environmental Claim to the extent such Environmental Claim, either individually or when aggregated with all other such Environmental Claims, would reasonably be expected to have a Material Adverse Effect. All such notices provided pursuant to this Section 9.01(h) shall describe in reasonable detail the nature of the claim, investigation, condition, occurrence or removal or remedial action and Borrower’s or such Subsidiary’s response thereto.

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(i)    Financial Statements of Unrestricted Subsidiaries. Simultaneously with the delivery of each set of Section 9.01 Financials, the related consolidating financial statements reflecting adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

(j)    Other Information. From time to time, (x) such other information or documents (financial or otherwise) with respect to Borrower or any of its Restricted Subsidiaries as the Administrative Agent or any Lender (through the Administrative Agent) may reasonably request and (y) information and documentation reasonably requested by the Administrative Agent or any Lender necessary for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation. Notwithstanding the foregoing, neither Borrower nor any of its Restricted Subsidiaries will be required to provide any information pursuant to this Section 9.01(j) to the extent that the provision thereof would violate any law, rule or regulation or result in the breach of any binding contractual obligation or the loss of any professional privilege; provided that in the event that Borrower or any of its Restricted Subsidiaries does not provide information that otherwise would be required to be provided hereunder in reliance on such exception, Borrower shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such law, rule or regulation or result in the breach of such binding contractual obligation or the loss of such professional privilege).

Documents required to be delivered pursuant to this Section 9.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (i) on which Borrower posts such documents, or provides a link thereto on Borrower’s website on the Internet; or (ii) on which such documents are posted on Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.

Borrower hereby acknowledges that (a) the Administrative Agent and/or the Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of Borrower hereunder (collectively, “Borrower Materials”) by posting Borrower Materials on the Platform and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of Borrower Materials that may be distributed to the Public Lenders and that
(w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized the Administrative Agent, the Lead Arrangers and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Borrower or its securities for purposes of United States Federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute “Public Side Information,” they shall be treated as set forth in Section 13.15); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Administrative Agent and the Lead Arrangers shall be entitled to treat Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

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Borrower represents and warrants that it, Holdings or any other direct or indirect Parent Company and any Subsidiary, in each case, if any, either (x) has no registered or publicly traded securities outstanding, or (y) files its financial statements with the SEC and/or makes its financial statements available to potential holders of its 144A securities, and, accordingly, Borrower hereby (i) authorizes the Administrative Agent to make financial statements and other information provided pursuant to clauses (a) and (b) of this Section 9.01 above, along with the Credit Documents and the list of Disqualified Lenders, available to Public-Siders and (ii) agrees that at the time the Section 9.01 Financials are provided hereunder, they shall already have been, or shall substantially concurrently be, made available to holders of its securities. Borrower will not request that any other material be posted to Public-Siders without expressly representing and warranting to the Administrative Agent in writing that such materials do not constitute material non-public information within the meaning of the federal securities laws or that Borrower has no outstanding publicly traded securities, including 144A securities (it being understood that Borrower shall have no obligation to request that any material be posted to Public-Siders). Notwithstanding anything herein to the contrary, in no event shall Borrower request that the Administrative Agent make available to Public-Siders budgets or any certificates, reports or calculations with respect to Borrower’s compliance with the covenants contained herein.
9.02    Books, Records and Inspections; Conference Calls.

(a)    Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and accounts in which full, true and correct entries in conformity in all material respects with U.S. GAAP shall be made of all dealings and transactions in relation to its business and activities (it being understood and agreed that Foreign Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization). Borrower will, and will cause each of its Restricted Subsidiaries to, permit officers and designated representatives of the Administrative Agent or, during the continuance of an Event of Default under Section 11.01 or 11.05, any Lender to visit and inspect, under guidance of officers of Borrower or such Restricted Subsidiary, any of the properties of Borrower or such Restricted Subsidiary (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which Borrower or such Restricted Subsidiary is a party), and to examine the books of account of Borrower or such Restricted Subsidiary and discuss the affairs, finances and accounts of Borrower or such Restricted Subsidiary with, and be advised as to the same by, its and their officers and independent accountants (provided that neither Borrower nor any of its Restricted Subsidiaries will be required to provide any information to the extent that the provision thereof would violate any law, rule or regulation or result in the breach of any binding contractual obligation or the loss of any professional privilege); provided that in the event that Borrower or any of its Restricted Subsidiaries does not provide information that otherwise would be required to be provided hereunder in reliance on such exception, Borrower shall use commercially reasonable efforts to provide notice to the Administrative Agent promptly upon obtaining knowledge that such information is being withheld (but solely if providing such notice would not violate such law, rule or regulation or result in the breach of such binding contractual obligation or the loss of such professional privilege), all upon reasonable prior notice and at such reasonable times and intervals, subject to reasonable expense, and to such reasonable extent as the Administrative Agent or any such Lender may reasonably request; provided that the Administrative Agent shall give Borrower an opportunity to participate in any discussions with its accountants; provided, further, that in the absence of the existence of an Event of Default under Section 11.01 or 11.05, (i) only the Administrative Agent on behalf of the Lenders may exercise the rights of the Administrative Agent and the Lenders under this Section 9.02 and (ii) the Administrative Agent shall not exercise its inspection rights under this Section 9.02 more often than two times during any fiscal year and only one such time shall be at Borrower’s expense; provided, further, however, that when an Event of Default under Section
11.01 or 11.05 exists and is continuing, the Administrative Agent or any Lender and their respective designees may do any of the foregoing at the expense of Borrower at any time during normal business hours and upon reasonable advance notice.

(b)    Borrower will, within 30 days (or, if after using commercially reasonable efforts to schedule such call, at such later date as agreed to by the Administrative Agent at its reasonable discretion) after the date of the delivery (or, if later, required delivery) of the quarterly and annual financial information pursuant to Sections 9.01(a) and (b), hold a conference call or teleconference, at a time selected by Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal quarter or fiscal year, as the case may be, of Borrower (it being understood that any such call may be combined with any similar call held for any of Borrower’s other lenders or security holders).

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9.03    Maintenance of Property; Insurance.

(a)    Borrower will, and will cause each of the Restricted Subsidiaries to, (i) except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, keep all tangible property necessary to the business of Borrower and its Restricted Subsidiaries in reasonably good working order and condition, ordinary wear and tear, casualty and condemnation excepted, (ii) maintain with financially sound and reputable insurance companies (as determined in the good faith judgment of management of Borrower) insurance on all such property and against all such risks as is, in the good faith determination of Borrower, consistent and in accordance with industry practice for companies similarly situated owning similar properties and engaged in similar businesses as Borrower and its Restricted Subsidiaries, and (iii) furnish to the Collateral Agent, upon its request therefor, all information reasonably requested as to the insurance carried. The provisions of this Section 9.03 shall be deemed supplemental to, but not duplicative of, the provisions of any Security Documents that require the maintenance of insurance.

(b)    If any portion of any Mortgaged Property that contains improvements is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance has been made available under the Flood Insurance Laws, then Borrower shall, or shall cause the applicable Credit Party to (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws and shall otherwise be in form and substance reasonably satisfactory to the Collateral Agent and (ii) deliver to the Collateral Agent evidence reasonably requested by the Collateral Agent as to such compliance, including, without limitation, evidence of annual renewals of such insurance.

(c)    Borrower will, and will cause each of the Restricted Subsidiaries to, at all times keep its tangible property constituting Collateral insured in favor of the Collateral Agent, and all liability and property policies or certificates (or certified copies thereof) with respect to such insurance (i) shall, at all times after the time required by Section 9.13, be endorsed in a customary manner to the Collateral Agent for the benefit of the Secured Creditors (including, without limitation, by naming the Collateral Agent as loss payee and/or additional insured; provided, that, notwithstanding anything to the contrary in this Agreement, endorsements naming the Collateral Agent as “lender loss payable” shall not be required); and (ii) if agreed by the insurer (which agreement Borrower shall use commercially reasonable efforts to obtain), shall state that such insurance policies shall not be canceled without at least 30 days’ prior written notice thereof (or, with respect to non-payment of premiums, 10 days’ prior written notice) by the respective insurer to the Collateral Agent; provided, that the requirements of this Section 9.03(c) shall not apply to (x) insurance policies covering (1) directors and officers, fiduciary or other professional liability, (2) employment practices liability, (3) workers compensation liability, (4) automobile and aviation liability, (5) health, medical, dental and life insurance, and (6) such other insurance policies and programs as to which a secured lender is not customarily granted an insurable interest therein as the Collateral Agent may approve; and (y) self-insurance programs; provided, further, unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to Borrower or the applicable Subsidiary Guarantor, (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to Borrower (or, upon the written request of Borrower to the Collateral Agent, any designee of Borrower) any amounts received by it as an additional insured or loss payee under any property insurance maintained by Borrower and its Subsidiaries and (C) the Collateral Agent agrees that Borrower and/or its applicable Subsidiaries shall have the sole right to adjust or settle any claims under such insurance; provided, further, that any such proceeds shall be applied in accordance with Section 5.02(f) to the extent required thereby.

(d)    If Borrower or any of the Restricted Subsidiaries shall fail to maintain insurance in accordance with this Section 9.03, or Borrower or any of the Restricted Subsidiaries shall fail to so endorse all policies with respect thereto to the extent required by this Section 9.03, after any applicable grace period, the Collateral Agent shall have the right (but shall be under no obligation) to procure such insurance so long as the Collateral Agent provides written notice to Borrower of its election to procure such insurance prior thereto, and the Credit Parties jointly and severally agree to reimburse the Collateral Agent for all reasonable costs and expenses of procuring such insurance.

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9.04    Existence; Franchises. Borrower will, and will cause each of the Restricted Subsidiaries to, do or cause to be done, all things necessary to preserve and keep in full force and effect its existence, franchises, licenses and permits in each case to the extent material; provided, however, that nothing in this Section 9.04 shall prevent (i) sales of assets and other transactions by Borrower or any of its Restricted Subsidiaries in accordance with Section 10.02, (ii) the abandonment by Borrower or any of its Restricted Subsidiaries of any franchises, licenses or permits that Borrower reasonably determines are no longer material to the operations of Borrower and its Restricted Subsidiaries taken as a whole or (iii) the withdrawal by Borrower or any of its Restricted Subsidiaries of its qualification as a foreign corporation, partnership, limited liability company or other applicable business entity, as the case may be, in any jurisdiction if such withdrawal would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

9.05    Compliance with Statutes, etc. Borrower will, and will cause each of its Subsidiaries to, comply with the Anti-Corruption Laws, the Patriot Act and applicable Sanctions, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Borrower will, and will cause each of the Restricted Subsidiaries to, comply with all other applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Borrower will maintain in effect and enforce policies and procedures designed to ensure material compliance by Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
9.06    Compliance with Environmental Laws.

(a)    Borrower will comply, and will cause each of its Restricted Subsidiaries to comply, with all Environmental Laws and permits applicable to, or required by, the ownership, lease or use of Real Property now or hereafter owned, leased or operated by Borrower or any of its Restricted Subsidiaries, except such noncompliances as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and will keep or cause to be kept all such Real Property free and clear of any Liens imposed pursuant to such Environmental Laws (other than Liens imposed on leased Real Property resulting from the acts or omissions of the owner of such leased Real Property or of other tenants of such leased Real Property who are not within the control of Borrower), except such Liens as would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)    (i) After the receipt by the Administrative Agent, Collateral Agent or any Lender of any notice of the type described in Section 9.01(h) or (ii) at any time that Borrower or any of its Restricted Subsidiaries are not in compliance with Section 9.06(a), at the written request of the Collateral Agent, Borrower will provide or cause the applicable Credit Party to provide an environmental site assessment report concerning any Mortgaged Property owned by Borrower or any other Credit Party that is the subject of or would reasonably be expected to be the subject of such notice or noncompliance, prepared by an environmental consulting firm reasonably approved by the Collateral Agent, indicating the presence or absence of Hazardous Materials and the reasonable estimated cost of any removal or remedial action in connection with such Hazardous Materials on such Mortgaged Property. If the Credit Parties fail to provide the same within 30 days after such request was made, the Collateral Agent may order the same, the reasonable cost of which shall be borne (jointly and severally) by the Credit Parties.

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9.07    ERISA. Promptly upon a Responsible Officer of Borrower obtaining knowledge thereof, Borrower will deliver to the Administrative Agent a written notice setting forth in reasonable detail such occurrence and the action, if any, that Borrower, any Restricted Subsidiary or an ERISA Affiliate is required or proposes to take, together with any notices required or proposed to be given or filed by Borrower, such Restricted Subsidiary or the Plan administrator or such ERISA Affiliate to or with the PBGC or any other Governmental Authority, the Multiemployer Plan sponsor or a Plan participant and any notices received by Borrower, such Restricted Subsidiary or such ERISA Affiliate from the PBGC or any other Governmental Authority, the Multiemployer Plan sponsor or a Plan participant with respect thereto: that (a) an ERISA Event has occurred that is reasonably expected to result in a Material Adverse Effect; (b) there has been an increase in Unfunded Pension Liabilities since the most recent date the representations hereunder are given, or from any prior notice, as applicable, in either case, which is reasonably expected to result in a Material Adverse Effect; (c) there has been an increase in the estimated withdrawal liability under Section 4201 of ERISA, if Borrower, any Restricted Subsidiary of Borrower and the ERISA Affiliates were to withdraw completely from any and all Multiemployer Plans which is reasonably expected to result in a Material Adverse Effect; (d) Borrower, any Restricted Subsidiary of Borrower or any ERISA Affiliate adopts, or commences contributions to, any Plan subject to Section 412 of the Code, or adopts any amendment to a Plan subject to Section 412 of the Code which is reasonably expected to result in a Material Adverse Effect; (e) a contribution required to be made with respect to a Foreign Pension Plan has not been timely made which failure is reasonably likely to result in a Material Adverse Effect; or (f) a Foreign Pension Plan has been or is reasonably expected to be terminated, reorganized, partitioned, or declared insolvent, and such event is reasonably expected to result in a Material Adverse Effect.

9.08    End of Fiscal Years; Fiscal Quarters. Borrower will cause (i) its, and each of the Restricted Subsidiaries’ fiscal years to end on or near December 31 of each year; provided, however, that Borrower may, upon written notice to the Administrative Agent, change its fiscal year (or the fiscal year of its Restricted Subsidiaries) to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary, in the judgment of the Administrative Agent and Borrower or Holdings, as applicable, to reflect such change in fiscal year and (ii) its, and each of its Restricted Subsidiaries’ fiscal quarters to end on or near March 31, June 30, September 30 and December 31 of each year.

9.09    [Reserved].

9.10    Payment of Taxes. Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, Borrower will pay and discharge, and will cause each of its Subsidiaries to pay and discharge, all Taxes imposed upon such entity or upon its income or profits or upon any properties belonging to it (including in its capacity as a withholding agent), prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien or charge upon any properties of Borrower or any of its Subsidiaries not otherwise permitted under Section 10.01(i); provided that neither Borrower nor any of its Subsidiaries shall be required to pay any such Tax which is being contested in good faith and by appropriate proceedings if it has maintained adequate reserves with respect thereto in accordance with U.S. GAAP.

9.11    Use of Proceeds. Borrower will use the proceeds of the Term Loans only as provided in Section 8.08.

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9.12    Additional Security; Further Assurances; etc.

(a)    Holdings and Borrower will, and will cause each of the Subsidiary Guarantors to, grant to the Collateral Agent for the benefit of the Secured Creditors security interests and Mortgages in such assets and properties (in the case of Real Property, limited to Material Real Property) of Holdings, Borrower and the Subsidiary Guarantors as are acquired after the Closing Date (other than assets constituting Excluded Collateral) and as may be reasonably requested from time to time by the Collateral Agent (collectively, as may be amended, amended and restated, modified, supplemented, extended or renewed from time to time, the “Additional Security Documents”). All such security interests and Mortgages shall be granted pursuant to documentation consistent with any Security Documents entered into on the Closing Date and shall include such other documents as the Collateral Agent may reasonably request, including, but not limited to, title policies, surveys and opinions of counsel, and otherwise reasonably satisfactory in form and substance to the Collateral Agent and (subject to exceptions as are reasonably acceptable to the Collateral Agent) shall constitute, upon taking all necessary perfection action (which the Credit Parties agree to take pursuant to clause (e) below) valid and enforceable perfected security interests and Mortgages (except to the extent that the enforceability thereof may be limited by applicable Debtor Relief Laws and by equitable principles (regardless of whether enforcement is sought in equity or at law)), subject to the terms of the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement and any Additional Pari Passu Intercreditor Agreement, superior to and prior to the rights of all third Persons other than holders of Permitted Liens with priority by virtue of applicable law and subject to no other Liens except for Permitted Liens. The Additional Security Documents or instruments related thereto shall be duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect (subject to exceptions as are reasonably acceptable to the Collateral Agent) the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Security Documents. Notwithstanding any other provision in this Agreement or any other Credit Document, no Excluded Subsidiary shall be required to pledge any of its assets to secure any obligations of Borrower under the Credit Documents or guarantee the obligations of Borrower under the Credit Documents.

(b)    Subject to the terms of the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement and any Additional Pari Passu Intercreditor Agreement, with respect to any Person that is or becomes a Restricted Subsidiary (or ceases to be an Excluded Subsidiary) after the Closing Date, Holdings and Borrower will, and will cause each applicable Restricted Subsidiary to, (i) deliver to the Collateral Agent the certificates, if any, representing all (or such lesser amount as is required) of the Equity Interests of such Restricted Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests, and all intercompany notes owing from such Restricted Subsidiary to any Credit Party together with instruments of transfer executed and delivered in blank by a duly authorized officer of such Credit Party (in each case, to the extent required pursuant to the Security Agreement), (ii) cause such new Restricted Subsidiary (other than an Excluded Subsidiary) to (A) execute a joinder agreement to the Guaranty Agreement and a joinder agreement to each applicable Security Document, substantially in the form annexed thereto, and (B) take all actions necessary or advisable in the opinion of the Administrative Agent or the Collateral Agent to cause the Lien created by the applicable Security Document to be duly perfected to the extent required by such agreement in accordance with all applicable Requirements of Law, including the filing of financing statements in such jurisdictions as may be reasonably requested by the Administrative Agent or the Collateral Agent and (iii) at the reasonable request of the Administrative Agent, deliver or cause to be delivered to the Administrative Agent an opinion, addressed to the Administrative Agent and the other Lenders, of counsel reasonably acceptable to the Administrative Agent as to such matters set forth in this Section 9.12(b) as the Administrative Agent may reasonably request.

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(c)    Holdings and Borrower will, and will cause each of the other Credit Parties to, at the expense of Borrower, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent, promptly, upon the reasonable request of the Administrative Agent or the Collateral Agent, at Borrower’s expense, any document or instrument supplemental to or confirmatory of the Security Documents to the extent deemed by the Administrative Agent or the Collateral Agent reasonably necessary for the continued validity, perfection and priority (subject to the terms of the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement and any Additional Pari Passu Intercreditor Agreement) of the Liens on the Collateral covered thereby subject to no other Liens except for Permitted Liens or as otherwise permitted by the applicable Security Document.

(d)    If the Administrative Agent or the Collateral Agent reasonably determines that it or the Lenders are required by law or regulation to have appraisals prepared in respect of any Mortgaged Property, Borrower will, at its own expense, provide to the Administrative Agent appraisals which satisfy the applicable requirements of the Real Estate Appraisal Reform Amendments of the Financial Institution Reform, Recovery and Enforcement Act of 1989, as amended.

(e)    Borrower agrees that each action required by clauses (a) through (d) of this Section 9.12 shall be completed in no event later than 90 days after such action is required to be taken pursuant to such clauses or requested to be taken by the Administrative Agent, the Collateral Agent or the Required Lenders (or such longer period as the Administrative Agent or Collateral Agent shall otherwise agree, including with respect to any Real Property acquired after the Closing Date that Borrower has notified the Collateral Agent that it intends to dispose of pursuant to a disposition permitted by Section 10.04), as the case may be; provided that, in no event will Borrower or any of its Restricted Subsidiaries be required to take any action to obtain consents from third parties with respect to its compliance with this Section 9.12; provided, further, that, Borrower shall give the Collateral Agent 45 days written notice prior to granting any Mortgage to the Collateral Agent for the benefit of the Secured Creditors as required herein and shall not grant such Mortgage until (i) the Collateral Agent has provided written notice to Borrower of the completion of all required flood insurance due diligence and flood insurance compliance which notice states that the Collateral Agent is satisfied with the results thereof and (ii) the expiration of such 45 day period with no Lender having provided notice to Borrower that it has not completed any necessary flood insurance due diligence or flood insurance compliance or that it is not satisfied with the results of any such due diligence or compliance (and the date by which any Credit Party is required to deliver Mortgages hereunder shall automatically be extended to the extent necessary to comply with the foregoing). Each of the parties hereto acknowledges and agrees that the grant of any Mortgage on Mortgaged Property of the Credit Parties (or any increase, extension or renewal of any Loans or Commitments at a time when any Mortgaged Property is subject to a Mortgage) shall be subject to (and conditioned upon) the prior delivery to the Collateral Agent of “life-of-loan” Federal Emergency Management Agency standard flood hazard determinations with respect to each Mortgaged Property and, to the extent any improved Mortgaged Property is located in an area determined by the Federal Emergency Management Agency (or any successor agency) to be a special flood hazard area, (i) delivery by the Collateral Agent to Borrower of a notice of special flood hazard area status and flood disaster assistance and, if such notice is delivered to Borrower at least two (2) Business Days prior to such grant, increase, extension or renewal, a duly executed acknowledgment of receipt thereof by Borrower and (ii) evidence of flood insurance as required by Section 9.03 hereof. Notwithstanding anything in any Credit Document to the contrary, if the Collateral Agent or any Lender is not satisfied with the results of any flood insurance due diligence or flood insurance compliance or any of the deliveries referred to in the immediately preceding sentence, and determines it is in its best interest not to require a Mortgage on any Material Real Property, the Credit Parties shall not be required to grant a Mortgage on such Material Real Property in favor of such Person or otherwise comply with the provisions of the Credit Documents relating to Mortgages with respect to such Material Real Property.

9.13    Post-Closing Actions. Borrower agrees that it will, or will cause its relevant Subsidiaries to, complete each of the actions described on Schedule 9.13 as soon as commercially reasonable and by no later than the date set forth in Schedule 9.13 with respect to such action or such later date as the Administrative Agent may reasonably agree in its reasonable discretion.

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9.14    Permitted Acquisitions.

(a)    Subject to the provisions of this Section 9.14 and the requirements contained in the definition of “Permitted Acquisition,” Borrower and its Restricted Subsidiaries may from time to time after the Closing Date effect Permitted Acquisitions, so long as (in each case except to the extent the Required Lenders otherwise specifically agree in writing in the case of a specific Permitted Acquisition), no Event of Default shall have occurred and be continuing at the time of the consummation of the proposed Permitted Acquisition or immediately after giving effect to such Permitted Acquisition on the date of consummation thereof.

(b)    Borrower shall cause each Restricted Subsidiary (other than an Excluded Subsidiary) which is formed to effect, or is acquired pursuant to, a Permitted Acquisition (and each Credit Party that is the direct parent of such Restricted Subsidiary that was so formed or acquired) to comply with, and to execute and deliver all of the documentation as and to the extent (and within the relevant time periods) required by, Section 9.12, to the reasonable satisfaction of the Collateral Agent.

9.15    Credit Ratings. Borrower shall use commercially reasonable efforts to maintain a corporate credit rating from S&P and a corporate family rating from Moody’s, in each case, with respect to Borrower, and a credit rating from S&P and Moody’s with respect to the Term Loans incurred pursuant to this Agreement, in all cases, but not a specific rating.

9.16    Designation of Subsidiaries. Borrower may at any time and from time to time after the Closing Date designate any Restricted Subsidiary of Borrower as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary by written notice to the Administrative Agent; provided that (i) immediately before and after such designation, no Event of Default shall have occurred and be continuing, (ii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, such designation shall constitute an Investment in such Unrestricted Subsidiary (calculated as an amount equal to the sum of (x) the fair market value of the Equity Interests of the designated Subsidiary and any of its Subsidiaries that are owned by Borrower or any Restricted Subsidiary, immediately prior to such designation (such fair market value to be calculated without regard to any Obligations of such designated Subsidiary or any of its Subsidiaries under the Guaranty Agreement) and (y) the aggregate principal amount of any Indebtedness owed by such Subsidiary and any of its Subsidiaries to Borrower or any of its Restricted Subsidiaries immediately prior to such designation, all calculated, except as set forth in the parenthetical to clause (x) above, on a consolidated basis in accordance with U.S. GAAP), and such Investment shall be permitted under Section 10.05, (iii) no Subsidiary may be designated as an Unrestricted Subsidiary if it or any of its Subsidiaries is a “Restricted Subsidiary” for the purpose of (I) the ABL Credit Agreement, (II) the Secured Notes Indenture or (III) any Refinancing Note/Loan Documents, any Permitted Pari Passu Notes Document, any Permitted Pari Passu Loan Documents, any Permitted Junior Notes Document or other debt instrument, in each case of this clause (III), with a principal amount in excess of the Threshold Amount, (iv) following the designation of an Unrestricted Subsidiary as a Restricted Subsidiary, Borrower shall comply with the provisions of Section 9.12 with respect to such designated Restricted Subsidiary, (v) no Restricted Subsidiary may be a Subsidiary of an Unrestricted Subsidiary (and any Subsidiary of an Unrestricted Subsidiary that is acquired or formed after the date of designation shall automatically be designated as an Unrestricted Subsidiary), (vi) Borrower may not be designated an Unrestricted Subsidiary, (vii) no Unrestricted Subsidiary may hold Intellectual Property that is material to the operations of Borrower and its Subsidiaries taken as a whole and (viii) in the case of the designation of any Subsidiary as an Unrestricted Subsidiary, each of (a) the Subsidiary to be so designated and (b) its Subsidiaries has not, at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of Borrower or any Restricted Subsidiary (other than Equity Interests in an Unrestricted Subsidiary and, in the case of a Securitization Entity, other than pursuant to Standard Securitization Undertakings and Limited Originator Recourse). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Investment, Indebtedness or Liens of such Subsidiary and its Subsidiaries existing at such time and (ii) a return on any Investment by Borrower in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of Borrower’s Investment in such Subsidiary.

Section 10.    Negative Covenants.

Borrower and each of the Restricted Subsidiaries (and Holdings in the case of Section 10.09(b)) hereby covenant and agree that on and after the Closing Date and until the Term Loans (together with interest thereon), Fees and all other Obligations (other than any indemnification obligations arising hereunder which are not then due and payable and obligations in respect of Designated Interest Rate Protection Agreements or Designated Treasury Services Agreements) incurred hereunder and thereunder, are paid in full and all Commitments have terminated:

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10.01    Liens. Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Lien upon or with respect to any property or assets (real or personal, tangible or intangible) of Borrower or any of its Restricted Subsidiaries, whether now owned or hereafter acquired; provided that the provisions of this Section 10.01 shall not prevent the creation, incurrence, assumption or existence of, or any filing in respect of, the following (Liens described below are herein referred to as “Permitted Liens”):

(i)    Liens for Taxes not yet overdue for 30 days or not yet due and payable or Liens for Taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with U.S. GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization);

(ii)    Liens in respect of property or assets of Borrower or any of its Restricted Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, contractors’, materialmen’s, repairer’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien for which adequate reserves have been established in accordance with U.S. GAAP (or, for Foreign Subsidiaries, in conformity with generally accepted accounting principles in their respective jurisdiction of organization);

(iii)    Liens (x) in existence on the Closing Date which are listed, and the property subject thereto described, in Schedule 10.01(iii) (or to the extent not listed on such Schedule 10.01(iii), where the principal amount of obligations secured by such Lien is less than $50,000,000 in the aggregate) and (y) Liens securing Permitted Refinancing Indebtedness in respect of any Indebtedness secured by the Liens referred to in clause (x);

(iv)    (w) Liens created pursuant to the Credit Documents (including Liens securing Designated Interest Rate Protection Agreements or Designated Treasury Services Agreements), (x) Liens securing Obligations (as defined in the ABL Credit Agreement) under the ABL Credit Agreement and the credit documents related thereto and incurred pursuant to Section 10.04(i)(x), including any Interest Rate Protection Agreements, Other Hedging Agreements and Treasury Services Agreements that are guaranteed or secured by the guarantees and security interests thereunder, (y) Liens securing obligations under any ABL Term Incremental Equivalent Debt and any ABL Term Refinancing Debt and, in each case, the credit documents related thereto and incurred pursuant to Section 10.04(i)(y) and (z) Liens securing obligations under the Secured Notes Indenture and the Secured Notes Documents related thereto incurred pursuant to Section 10.04(i)(z); provided that in the case of Liens securing such Indebtedness under the ABL Credit Agreement and/or the Secured Notes Indenture, the ABL Collateral Agent (or other applicable representative thereof on behalf of the holders of such Indebtedness) and/or the Secured Notes Agent (or other applicable representative thereof on behalf of the holders of such Indebtedness) shall have entered into with the Administrative Agent and/or the Collateral Agent the ABL Intercreditor Agreement and/or the Pari Passu Intercreditor Agreement, as applicable;

(v)    leases, subleases, licenses or sublicenses (including licenses or sublicenses of software, technology and other Intellectual Property) granted to other Persons not materially interfering with the conduct of the business of Borrower or any of its Restricted Subsidiaries, taken as a whole;

(vi)    Liens (x) upon assets of Borrower or any of its Restricted Subsidiaries securing Indebtedness permitted by Section 10.04(iii); provided that such Liens do not encumber any asset of Borrower or any of its Restricted Subsidiaries other than the assets acquired with such Indebtedness and after-acquired property that is affixed or incorporated into such assets and proceeds and products thereof; provided that individual financings of equipment provided by one lender may be cross collateralized to other financings of equipment provided by such lender on customary terms and (y) Liens securing Permitted Refinancing Indebtedness in respect of any Indebtedness secured by the Liens referred to in clause (x);
(vii)    Liens on Equity Interests of Unrestricted Subsidiaries;

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(viii)    easements, rights-of-way, restrictions (including zoning and other land use restrictions), covenants, conditions, licenses, encroachments, protrusions and other similar charges or encumbrances and title deficiencies, which in the aggregate do not materially interfere with the conduct of the business of Borrower or any of its Restricted Subsidiaries, taken as a whole;

(ix)    Liens arising from precautionary UCC or other similar financing statement filings regarding operating leases or consignments entered into in the ordinary course of business;

(x)    attachment and judgment Liens, to the extent and for so long as the underlying judgments and decrees do not constitute an Event of Default pursuant to Section 11.09 and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(xi)    statutory, common law and contractual landlords’ liens under leases to which Borrower or any of its Restricted Subsidiaries is a party;

(xii)    Liens (other than Liens imposed under ERISA or any pension standards legislation of any other applicable jurisdiction) incurred in the ordinary course of business in connection with workers’ compensation claims, unemployment insurance and social security benefits and Liens securing leases and obligations permitted pursuant to Section 10.04(xvi) (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit) incurred in the ordinary course of business;

(xiii)    Permitted Encumbrances;

(xiv)    (A) Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary of Borrower in existence at the time such Restricted Subsidiary is acquired pursuant to a Permitted Acquisition and in each case, on after acquired property that is affixed or incorporated into such assets and proceeds and products thereof and other after acquired property to the extent required by the terms thereof (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition); provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under Section 10.04, and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such Permitted Acquisition and do not attach to any other asset of Borrower or any of its Restricted Subsidiaries and (B) Liens securing Permitted Refinancing Indebtedness in respect of any Indebtedness secured by the Liens referred to in clause (A);

(xv)    deposits or pledges to secure bids, leases and obligations permitted pursuant to Section 10.04(xvi) (including (i) those to secure health, safety and environmental obligations and (ii) those required or requested by any Governmental Authority other than letters of credit), and as security for the payment of rent, in each case arising in the ordinary course of business;

(xvi)    Liens on assets of non-Credit Parties securing Indebtedness of non-Credit Parties permitted pursuant to Section 10.04(viii);

(xvii)    any interest or title of, and any Liens created by, a lessor, lessee, sublessor, licensee, sublicensee, licensor or sublicensor under any lease, sublease, license or sublicense agreement (including software and other technology licenses) in the ordinary course of business;

(xviii)    Liens on property subject to Sale-Leaseback Transactions to the extent such Sale- Leaseback Transactions are permitted by Section 10.02(xii);

(xix)    (x) any encumbrances or restrictions (including, without limitation, put and call agreements) with respect to the Equity Interests of any joint venture or similar arrangement permitted by the terms of this Agreement arising pursuant to the agreement evidencing such joint venture or similar arrangement and (y) Liens on Equity Interests of any joint venture securing Indebtedness or other obligations of such joint venture;

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(xx)    Liens in favor of Borrower or any Restricted Subsidiary securing intercompany Indebtedness permitted by Section 10.05; provided that any Liens securing Indebtedness that is required to be subordinated pursuant to Section 10.05 shall be subordinated to the Liens created pursuant to the Security Documents;

(xxi)    Liens on specific items of inventory or other goods (and proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods, and pledges or deposits in the ordinary course of business;

(xxii)    Liens on insurance policies and the proceeds thereof (whether accrued or not) and rights or claims against an insurer, in each case securing insurance premium financings permitted under Section 10.04(x);

(xxiii)    Liens that may arise on inventory or equipment of Borrower or any of its Restricted Subsidiaries in the ordinary course of business as a result of such inventory or equipment being located on premises owned by Persons other than Borrower and its Restricted Subsidiaries;

(xxiv)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xxv)    Liens (i) of a collection bank arising under Section 4-210 of the UCC (or similar provisions of other Requirements of Law) on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business and (iii) in favor of a banking or other financial institution arising as a matter of law or under customary general terms and conditions encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(xxvi)    Liens deemed to exist in connection with Investments in repurchase agreements permitted under Section 10.05(ii); provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(xxvii)    Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other financial institutions not given in connection with the incurrence or issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of Borrower or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of Borrower or any Restricted Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers of Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(xxviii)    Liens attaching solely to cash earnest money deposits in connection with any letter of intent or purchase agreement in connection with a Permitted Acquisition or other Investment permitted hereunder;

(xxix)    other Liens to the extent securing liabilities with a principal amount not in excess of the greater of $534,800,000 and 40.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of incurrence) in the aggregate at any time outstanding and any Liens securing Permitted Refinancing Indebtedness of any Indebtedness secured by a Lien set forth in this clause;

(xxx)    Liens on property or assets of the Lead Borrower or any of its Restricted Subsidiaries securing obligations in respect of Indebtedness permitted by Sections 10.04(xiii), (xxvii), (xxix), (xxxi) and (xxxiii);
(xxxi)    cash deposits with respect to any Indebtedness the extent permitted by Section 10.07;

(xxxii)    Liens on accounts receivable sold in connection with the sale or discount of accounts receivable permitted by Section 10.02(iv);

(xxxiii)    Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by Borrower or any Restricted Subsidiary in the ordinary course of business;

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(xxxiv)    Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(xxxv)    (i) zoning, building, entitlement and other land use regulations by Governmental Authorities with which the normal operation of the business of Borrower and the Restricted Subsidiaries complies, and (ii) any zoning or similar law or right reserved to or vested in any Governmental Authority to control or regulate the use of any real property that does not materially interfere with the ordinary conduct of the business of Borrower or any Restricted Subsidiary;

(xxxvi)    deposits made in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;

(xxxvii)    receipt of progress payments and advances from customers in the ordinary course of business to the extent the same creates a Lien on the related inventory and proceeds thereof;

(xxxviii)    so long as no Default has occurred and is continuing at the time of granting such Liens, Liens on cash deposits securing any Interest Rate Protection Agreement or Other Hedging Agreement permitted hereunder;

(xxxix)    Liens arising in connection with any Qualified Securitization Transaction or Receivables Facility with respect to Securitization Assets or Receivables Assets;

(xl) customary Liens granted in favor of a trustee to secure fees and other amounts owing to such trustee under an indenture or other agreement pursuant to which Indebtedness not prohibited by the indenture is issued (including the indenture under which the notes are to be issued);

(xli) leases and subleases of real property that do not materially interfere with the ordinary conduct of the business of Borrower or any of its Restricted Subsidiaries;

(xlii) Liens on cash or Cash Equivalents (and the related escrow accounts) in connection with the issuance into (and pending the release from) escrow of any Indebtedness;

(xliii) Liens on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Agreement and that such deposit shall be deemed for purposes of Section 10.07 (to the extent applicable) to be a prepayment of such Indebtedness;

(xliv) in relation to any Restricted Subsidiaries of Borrower incorporated or formed in Australia
(i) a deemed security interest under section 12(3) of the Personal Property Securities Act 2009 (Cth) which does not secure payment or performance of an obligation and (ii) a Lien taken in personal property (as defined in the Personal Property Securities Act 2009 (Cth)) by a seller of that personal property to the extent that it secures the obligation to pay all or part of the purchase price of that personal property, where that personal property is purchased in the ordinary course of the buyer’s business; and

(xlv) other ordinary course Liens or Liens consistent with past practice, in each case, incidental to the conduct of any Foreign Subsidiaries’ business or the ownership of its property not securing any Indebtedness of such Foreign Subsidiary, and which do not in the aggregate materially detract from the value of such Foreign Subsidiaries’ property when taken as a whole or materially impair the use thereof in the operation of its business.

In connection with the granting of Liens of the type described in this Section 10.01 by Borrower or any of its Restricted Subsidiaries, the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by it in connection therewith (including, without limitation, by executing appropriate lien releases or lien subordination agreements in favor of the holder or holders of such Liens, in either case solely with respect to the item or items of equipment or other assets subject to such Liens).

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10.02    Consolidation, Merger, or Sale of Assets, etc. Borrower will not, and will not permit any of the Restricted Subsidiaries to, wind up, liquidate or dissolve its affairs or enter into any partnership, joint venture, or transaction of merger or consolidation, or convey, sell, lease or otherwise dispose of all or any part of its property or assets, or enter into any Sale-Leaseback Transaction, except that:

(i)    any Investment permitted by Section 10.05 (including those that may be structured as a merger, consolidation or amalgamation) shall be permitted;

(ii)    Borrower and its Restricted Subsidiaries may sell assets (including Equity Interests), so long as, (x) Borrower or the respective Restricted Subsidiary receives at least fair market value (as determined in good faith by Borrower or such Restricted Subsidiary, as the case may be) and (y) in the case of any single transaction that involves assets having a fair market value of more than the greater of $100,275,000 and 7.5% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such sale), at least 75% of the consideration received by Borrower or such Restricted Subsidiary shall be in the form of cash, Cash Equivalents or, subject to the proviso below, Designated Non- cash Consideration (taking into account the amount of cash and Cash Equivalents, the principal amount of any promissory notes and the fair market value, as determined by Borrower or such Restricted Subsidiary, as the case may be, in good faith, of any other consideration (including Designated Non-cash Consideration)) and is paid at or about the time of the closing of such sale; provided, however, that for purposes of this clause (y), the following shall be deemed to be cash: (A) any liabilities (as shown on Borrower’s or such Restricted Subsidiary’s most recent balance sheet provided hereunder or in the footnotes thereto) of Borrower or such Restricted Subsidiary (or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on Borrower’s or such Restricted Subsidiary’s balance sheet (or in the footnotes thereto) (other than liabilities that are by their terms subordinated to the Obligations) that are assumed by the transferee with respect to the applicable disposition and for which Borrower and the Restricted Subsidiaries shall have been validly released by all applicable creditors in writing, (B) any securities, notes, other obligations or assets received by Borrower or such Restricted Subsidiary from such transferee that are convertible by Borrower or such Restricted Subsidiary into cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received in the conversion) within 180 days following the closing of the applicable asset sale, (C) consideration consisting of Indebtedness of Borrower or such Restricted Subsidiary that is not Subordinated Indebtedness received from such transferee, (D) accounts receivable of a business retained by Borrower or any of its Restricted Subsidiaries, as the case may be, following the sale of such business; provided that such accounts receivable (1) are not past due more than 90 days and (2) do not have a payment date greater than 120 days from the date of the invoices creating such accounts receivable and (E) any Designated Non-cash Consideration received by Borrower or any of its Restricted Subsidiaries in such asset sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (y) that is at that time outstanding, not to exceed the greater of $401,100,000 and 30% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of the receipt of such Designated Non-cash Consideration) (with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value);

(iii)    each of Borrower and its Restricted Subsidiaries may lease (as lessee) or license (as licensee) real or personal property (so long as any such lease or license does not create a Capitalized Lease Obligation except to the extent permitted by Section 10.04(iii));

(iv)    each of Borrower and its Restricted Subsidiaries may sell or discount, in each case in the ordinary course of business, accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof and not as part of any financing transaction;

(v)    each of Borrower and its Restricted Subsidiaries may grant licenses, sublicenses, leases or subleases to other Persons not materially interfering with the conduct of the business of Borrower or any of its Restricted Subsidiaries, including of Intellectual Property;

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(vi)    (w) any Subsidiary of Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into Borrower (so long as (1) the surviving Person of such merger, consolidation, dissolution, amalgamation or liquidation is a corporation, limited liability company or limited partnership organized or existing under the laws of the United States of America, any state thereof or the District of Columbia and, (2) if such surviving Person is not Borrower, (A) such Person expressly assumes, in writing, all the obligations of Borrower under the Credit Documents pursuant to an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent and (B) the Administrative Agent shall have received at least five (5) Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of the proposed transaction and Borrower shall promptly and in any event at least three (3) Business Days’ prior to the consummation of the transaction provide all information any Lender or the Administrative Agent may reasonably request to satisfy its “know your customer” and other similar requirements necessary for such Person to comply with Requirements of Law with respect to the proposed successor) or any Subsidiary Guarantor (so long as the surviving Person of such merger, consolidation, dissolution, amalgamation or liquidation is a Wholly-Owned Domestic Subsidiary of Borrower, is a corporation, limited liability company or limited partnership and is or becomes a Subsidiary Guarantor concurrently with such merger, consolidation, dissolution, amalgamation or liquidation), (x) any Excluded Subsidiary (other than an Unrestricted Subsidiary) of Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into any other Excluded Subsidiary (other than an Unrestricted Subsidiary) of Borrower and (y) any Excluded Subsidiary (other than an Unrestricted Subsidiary) of Borrower may be merged, consolidated, dissolved, amalgamated or liquidated with or into any Credit Party (so long as such Credit Party is the surviving corporation of such merger, consolidation, dissolution, amalgamation or liquidation); provided that any such merger, consolidation, dissolution, amalgamation or liquidation shall only be permitted pursuant to this clause (vi), so long as (I) no Event of Default then exists or would exist immediately after giving effect thereto and (II) any security interests granted to the Collateral Agent for the benefit of the Secured Creditors in the assets (and Equity Interests) of any such Person subject to any such transaction shall not be impaired in any material respect as a result of such merger, consolidation, dissolution, amalgamation or liquidation;

(vii)    any disposition of (i) Securitization Assets arising in connection with a Qualified Securitization Transaction or (ii) the Receivables Assets arising in connection with a Receivables Facility, in each case, permitted by Section 10.04;

(viii)    each of Borrower and its Restricted Subsidiaries may make sales or leases of (A) inventory in the ordinary course of business, (B) goods held for sale in the ordinary course of business and (C) immaterial assets with a fair market value, in the case of this clause (C), of less than the greater of
$100,275,000 and 7.5% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such sale or lease, as applicable);

(ix)    each of Borrower and its Restricted Subsidiaries may sell or otherwise dispose of (i) outdated, obsolete, surplus or worn out property and (ii) property no longer used or useful in the conduct of the business of Borrower and its Restricted Subsidiaries;

(x)    each of Borrower and its Restricted Subsidiaries may sell or otherwise dispose of assets (A) acquired pursuant to a Permitted Acquisition or a transaction otherwise permitted hereunder so long as (x) such assets are not used or useful to the core or principal business of Borrower and its Restricted Subsidiaries and (y) such assets have a fair market value not in excess of the greater of $133,700,000 and 10.0% of Consolidated EBITDA (measured at the time of such sale or other disposition) and (B) in connection with the approval of any antitrust authority or otherwise necessary or advisable in the good faith determination of Borrower to consummate a Permitted Acquisition;

(xi)    in order to effect a sale, transfer or disposition otherwise permitted by this Section 10.02, a Restricted Subsidiary of Borrower may be merged, amalgamated or consolidated with or into another Person, or may be dissolved or liquidated;

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(xii)    each of Borrower and its Restricted Subsidiaries may effect Sale-Leaseback Transactions (a) involving real property acquired after the Closing Date and not more than 180 days prior to such Sale- Leaseback Transaction for fair market value (as determined by Borrower) and with at least 75% of the consideration in the form of cash or cash Equivalents or (b) with respect to any other Sale-Leaseback Transactions not described in subclause (xii)(a), having an aggregate fair market value not in excess of the greater of $133,700,000 and 10% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such Sale-Leaseback Transaction);

(xiii)    the issuance of directors’ qualifying shares and shares of Equity Interests of Foreign Subsidiaries issued to foreign nationals are required by Requirements of Law;

(xiv)    each of Borrower and its Restricted Subsidiaries may issue or sell Equity Interests in or of, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(xv)    each of Borrower and its Restricted Subsidiaries may make transfers of property subject to casualty or condemnation proceedings upon the occurrence of the related Recovery Event;

(xvi)    each of Borrower and its Restricted Subsidiaries may abandon, allow to lapse or expire or otherwise become invalid Intellectual Property rights in the ordinary course of business, in the exercise of its reasonable good faith judgment;

(xvii)    each of Borrower and its Restricted Subsidiaries may make voluntary terminations of or unwind Interest Rate Protection Agreements, Other Hedging Agreements and Treasury Services Agreements;

(xviii)    each of Borrower and its Restricted Subsidiaries may make dispositions resulting from foreclosures by third parties on properties of Borrower or any of its Restricted Subsidiaries and acquisitions by Borrower or any of its Restricted Subsidiaries resulting from foreclosures by such Persons or properties of third parties;

(xix)    each of Borrower and its Restricted Subsidiaries may terminate leases and subleases;

(xx)    each of Borrower and its Restricted Subsidiaries may use cash and Cash Equivalents (or other assets that were Cash Equivalents when the relevant Investment was made) to make payments that are not otherwise prohibited by this Agreement;

(xxi)    each of Borrower or its Restricted Subsidiaries may sell or otherwise dispose of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property, (ii) the proceeds of such sale or disposition are promptly applied to the purchase price of such replacement property or (iii) such disposition constitutes Permitted Asset Swaps, in the case of this subclause
(iii) in an amount not to exceed the greater of $334,250,000 and 25% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period;

(xxii)    sales, dispositions or contributions of property (A) between Credit Parties (other than Holdings), (B) between Restricted Subsidiaries (other than Credit Parties), (C) by Restricted Subsidiaries that are not Credit Parties to the Credit Parties (other than Holdings) or (D) by Credit Parties to any Restricted Subsidiary that is not a Credit Party; provided with respect to clause (D) that (1) the portion (if any) of any such sale, disposition or contribution of property made for less than fair market value and (2) any noncash consideration received in exchange for any such sale, disposition or contribution of property, shall in each case constitute an Investment in such Restricted Subsidiary subject to Section 10.05.

(xxiii)    dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

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(xxiv)    transfers of condemned property as a result of the exercise of “eminent domain” or other similar powers to the respective Governmental Authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of property that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement; provided that the proceeds of such dispositions are applied in accordance with Section 5.02(f);

(xxv)    any disposition of any asset between or among Borrower and its Restricted Subsidiaries as a substantially concurrent interim disposition in connection with a disposition otherwise permitted pursuant to this Section 10.02;

(xxvi)    dispositions permitted by Section 10.03 and the granting of any Liens permitted by Section
10.01;

(xxvii)    dispositions or other transactions undertaken in good faith for Tax planning purposes, so long as after giving effect to such dispositions or other transactions, the security interest of the Collateral Agent in the Collateral for the benefit of the Secured Creditors, taken as a whole, is not materially impaired;

(xxviii)    other dispositions not to exceed the greater of $334,250,000 and 25% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period;

(xxix)    dispositions of property and assets (including Equity Interests and including Collateral), so long as the Consolidated Total Net Leverage Ratio, on a Pro Forma Basis giving effect to such disposition (and including any voluntary prepayments of Indebtedness and Dividends made in connection therewith), does not exceed 3.10:1.00; and

(xxx)    Borrower and its Restricted Subsidiaries may surrender or waive contractual rights and settle or waive contractual or litigation claims in the ordinary course of business or consistent with past practice or otherwise if Borrower determines in good faith that such action is in the best interests of Borrower and its Restricted Subsidiaries, taken as a whole.

To the extent the Required Lenders (or such other percentage of the Lenders as may be required by Section 10.02) waive the provisions of this Section 10.02 with respect to the sale of any Collateral, or any Collateral is sold as permitted by this Section 10.02 (other than to a Borrower or a Guarantor), such Collateral shall be sold free and clear of the Liens created by the Security Documents, and the Administrative Agent and the Collateral Agent shall be authorized to take any actions deemed appropriate by them in order to effect the foregoing.

Notwithstanding anything to the contrary in this Section 10.02, Borrower and its Restricted Subsidiaries shall not, directly or indirectly, sell or otherwise transfer any Intellectual Property that is material to the operations of Borrower and its Subsidiaries taken as a whole to any Unrestricted Subsidiary.

10.03    Dividends. Borrower will not, and will not permit any of the Restricted Subsidiaries to, authorize, declare or pay any Dividends with respect to Borrower or any of its Restricted Subsidiaries, except that:

(i)    any Restricted Subsidiary of a Borrower may authorize, declare and pay Dividends or return capital or make distributions and other similar payments with regard to its Equity Interests to Borrower or to other Restricted Subsidiaries of Borrower which directly or indirectly own equity therein;

(ii)    any non-Wholly-Owned Subsidiary of Borrower may authorize, declare and pay cash Dividends to its shareholders generally so long as Borrower or its Restricted Subsidiary which owns the Equity Interests in the Subsidiary paying such Dividends receives at least its proportionate share thereof (based upon its relative holding of the Equity Interests in the Subsidiary paying such Dividends and taking into account the relative preferences, if any, of the various classes of Equity Interests of such Subsidiary);

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(iii)    so long as no Event of Default exists at the time of the applicable Dividend, redemption or repurchase or would exist immediately after giving effect thereto, Borrower may authorize, declare and pay cash Dividends to Holdings to allow Holdings to pay cash dividends or make cash distributions to any other Parent Company to redeem or repurchase, contemporaneously with such Dividend, Equity Interests of Holdings or such other Parent Company from management, employees, officers and directors (and their successors and assigns) of Borrower and its Restricted Subsidiaries; provided that (A) the aggregate amount of Dividends made by Borrower to Holdings pursuant to this clause (iii), and the aggregate amount paid by Holdings or such other Parent Company in respect of all such Equity Interests so redeemed or repurchased shall not (net of any cash proceeds received by Holdings (but in no event from any Initial Public Offering) from issuances of its Equity Interests (other than to the extent included in the Available Amount) and contributed to Borrower in connection with such redemption or repurchase), in either case, exceed during any fiscal year of Borrower, (x) the greater of $83,562,500 and 6.25% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such Dividend) or (y) subsequent to the consummation of any Initial Public Offering of common stock or other comparable equity interests of Borrower or any direct or indirect parent of Borrower, the greater of $133,700,000 and 10% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such Dividend) (provided that the amount of cash Dividends permitted to be, but not, paid in any fiscal year pursuant to this clause (iii) shall increase the amount of cash Dividends permitted to be paid in the succeeding two fiscal years pursuant to this clause (iii)); (B) such amount in any calendar year may be increased by an amount not to exceed: (I) the cash proceeds of key man life insurance policies received by Borrower or any of its Restricted Subsidiaries after the Closing Date; plus (II) the net proceeds from the sale of Equity Interests of Holdings, in each case to members of management, managers, directors or consultants of any Parent Company or any of its Subsidiaries that occurs after the Closing Date, where the net proceeds of such sale are received by or contributed to Borrower; provided that the amount of any such net proceeds that are utilized for any Dividend under this clause (iii) will not be considered to be net proceeds of Equity Interests for purposes of clause (a)(iii) of the definition of “Available Amount”; less (III) the amount of any Dividends previously made with the cash proceeds described in the preceding clause (I); and (C) cancellation of Indebtedness owing to Borrower from members of management, officers, directors, employees of Borrower or any of its Subsidiaries in connection with a repurchase of Equity Interests of Holdings or any other Parent Company will not be deemed to constitute a Dividend for purposes of this Agreement;

(iv)    Borrower may authorize, declare and pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings (or subsequently paid to any other Parent Company) to pay expenses incurred by Holdings or any other Parent Company in connection with offerings, registrations, or exchange listings of equity or debt securities and maintenance of same (A) where the net proceeds of such offering are to be received by or contributed to Borrower, (B) in a prorated amount of such expenses in proportion to the amount of such net proceeds intended to be so received or contributed or loaned, or (C) otherwise on an interim basis prior to completion of such offering so long as Holdings and any other Parent Company shall cause the amount of such expenses to be repaid to Borrower or the relevant Restricted Subsidiary of Borrower out of the proceeds of such offering promptly if such offering is completed;

(v)    Borrower may authorize, declare and pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings (or subsequently paid to any other Parent Company) to pay costs (including all professional fees and expenses) incurred by Holdings or any other Parent Company in connection with reporting obligations under or otherwise incurred in connection with compliance with Requirements of Law, applicable rules or regulations of any governmental, regulatory or self-regulatory body or stock exchange, including in respect of any reports filed with respect to the Securities Act, the Securities Exchange Act or the respective rules and regulations promulgated thereunder;

(vi)    Borrower may authorize, declare and pay cash Dividends or other distributions, or make loans or advances to, any Parent Company or the equity interest holders thereof in amounts required for any Parent Company or the equity interest holders thereof to pay, in each case without duplication:

(A)    franchise Taxes (and other fees and expenses) required to maintain their existence to the extent such Taxes, fees and expenses are reasonably attributable to the operations of Holdings, Borrower and its Restricted Subsidiaries;

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(B)    with respect to any period where Borrower or any of its Subsidiaries is a member of a consolidated, combined or similar income Tax group for U.S. federal and/or applicable state, local or foreign income or similar Tax purposes of which a direct or indirect parent of Borrower is the common parent or other applicable taxpayer, the portion of any U.S. federal, state, local and/or foreign income and similar Taxes (including any alternative minimum taxes) of such Tax group that is attributable to the taxable income of Borrower and/or its applicable Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries for such purpose, in amounts required to pay any such Taxes that are attributable to the taxable income of such Unrestricted Subsidiaries; provided that the aggregate amount of such payments with respect to such period (regardless of when paid) shall not exceed the aggregate amount of such Taxes that Borrower and/or its applicable Restricted Subsidiaries (and, subject to the limitation described above, any applicable Unrestricted Subsidiaries of Borrower) would have been required to pay with respect to such period were such entities stand-alone corporate taxpayers or a stand-alone corporate tax group for all applicable taxable periods ending after the Closing Date taking into account any applicable limitations on the ability to utilize net operating loss carryforwards and similar tax attributes under the Code;

(C)    customary salary, bonus and other benefits payable to directors, officers and employees of any Parent Company to the extent such salaries, bonuses and other benefits are reasonably attributable to the ownership or operations of Borrower and its Restricted Subsidiaries;

(D)    general corporate operating and overhead costs and expenses (including administrative, legal, accounting and similar expenses provided by third parties) of any Parent Company to the extent such costs and expenses are reasonably attributable to the ownership or operations of Borrower and its Restricted Subsidiaries;

(E)    cash payments in lieu of issuing fractional shares in connection with the exercise of warrants, options or other securities convertible into or exchangeable for Equity Interests of Borrower or any Parent Company;

(F)    the purchase or other acquisition by Holdings or any other Parent Company of Borrower of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person; provided that if such purchase or other acquisition had been made by Borrower, it would have constituted a Permitted Acquisition permitted to be made pursuant to Section 9.14; provided that (A) such dividend, distribution, loan or advance shall be made concurrently with the closing of such purchase or other acquisition and (B) such Parent Company shall, immediately following the closing thereof, cause (1) all property acquired (whether assets or Equity Interests) and any liabilities assumed to be contributed to Borrower or any Restricted Subsidiary or (2) the merger (to the extent permitted in Section 10.02) into Borrower or any Restricted Subsidiary of the Person formed or acquired in order to consummate such purchase or other acquisition; and

(G)    any customary fees and expenses related to any unsuccessful equity offering by any Parent Company directly attributable to the operations of Borrower and its Restricted Subsidiaries;

(vii)    Borrower and its Restricted Subsidiaries may give reasonable and customary indemnities to directors, officers and employees of Holdings or any other Parent Company in the ordinary course of business, to the extent reasonably attributable to the ownership or operation of Borrower and its Restricted Subsidiaries;

(viii)    Borrower may authorize, declare and pay cash Dividends to Holdings so long as the proceeds thereof are promptly used by Holdings (or subsequently paid to any other Parent Company) for payment of (x) obligations under or in respect of director and officer insurance policies to the extent reasonably attributable to the ownership or operation of Borrower and its Restricted Subsidiaries or (y) indemnification obligations owing to the Sponsor and Sponsor Affiliates under the Advisory Agreement;

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(ix)    any Dividend used (x) to fund the Transaction, including Transaction Costs, and (y) in order to satisfy deferred purchase price, earn-outs and contingent payments in respect of any amounts due and owing as provided for in the Acquisition Agreement;

(x)    Borrower may authorize, declare and pay cash Dividends to Holdings (who may subsequently authorize, declare and pay cash Dividends to any other Parent Company) so long as the proceeds thereof are used to pay the Sponsor or Sponsor Affiliate fees, expenses and indemnification payments that are then permitted to be paid pursuant to Sections 10.06(v), 10.06(vii) and 10.06(xii);

(xi)    repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants or similar equity incentive awards;

(xii)    a Dividend (including to any Parent Company) to fund a payment of dividends on Borrower’s or any Parent Company’s common stock following an Initial Public Offering of such common stock after the Closing Date, not to exceed, in any fiscal year, 6.0% of the net cash proceeds contributed to the capital of Borrower from any such Initial Public Offering;

(xiii)    any Dividends to the extent the same are made solely with the Available Amount, so long as, solely to the extent clause (a)(ii) of the definition of “Available Amount” is being utilized, at the time of, and after giving effect to such Dividend on a Pro Forma Basis, (i) no Event of Default shall have occurred and be continuing and (ii) the Consolidated First Lien Net Leverage Ratio, on a Pro Forma Basis as of the last day of the most recently ended Test Period, does not exceed 3.10:1.00;

(xiv)    purchases of minority interests in Restricted Subsidiaries that are not Wholly-Owned Subsidiaries by Borrower and the Guarantors; provided that the aggregate amount of such purchases, when added to the aggregate amount of Investments pursuant to Section 10.05(xvii), shall not exceed the greater of $66,850,000 and 5.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such Dividend);

(xv)    the authorization, declaration and payment of Dividends or the payment of other distributions by Borrower in an aggregate amount since the Closing Date not to exceed the greater of
$334,250,000 and 25.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of such Dividend);

(xvi)    Borrower and each Restricted Subsidiary may authorize, declare and make Dividend payments or other distributions payable solely in the Equity Interests of such Person so long as in the case of Dividend or other distribution by a Restricted Subsidiary, Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution;

(xvii)    Borrower may authorize, declare and pay Dividends with the cash proceeds contributed to its common equity (including from the net cash proceeds of any equity issuance by any Parent Company), so long as, with respect to any such payments, no Event of Default shall have occurred and be continuing or would result therefrom; provided that the amount of any such cash proceeds that are utilized for any Dividend under this clause (xvii) will not be considered to be cash proceeds of Equity Interests for purposes of clause (a)(iii) of the definition of “Available Amount”;

(xviii)    Borrower and any Restricted Subsidiary may authorize, declare and pay Dividends within 90 days after the date of declaration thereof, if at the date of declaration of such payment, such payment would have complied with another provision of this Section 10.03;

(xix)    any Dividends, so long as (x) at the time of and after giving effect to such Dividend, no Event of Default has occurred and is continuing and (y) on a Pro Forma Basis, as of the last day of the most recently ended Test Period, the Consolidated First Lien Net Leverage Ratio does not exceed 2.10:1.00;

(xx)    [reserved];

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(xxi)    any payment that is intended to prevent any Indebtedness of Borrower from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

(xxii)    [reserved]; and

(xxiii)    any Dividend or other distribution made with the net cash proceeds or other assets or property received from a disposition permitted pursuant to Section 10.02(xxix).

In determining compliance with this Section 10.03 (and in determining amounts paid as Dividends pursuant hereto for purposes of the definitions of “Consolidated EBITDA” and “Consolidated Net Income”), amounts loaned or advanced to Holdings pursuant to Section 10.05(vi) shall, to the extent such loan or advance remains unpaid, be deemed to be cash Dividends paid to Holdings to the extent provided in said Section 10.05(vi).

Notwithstanding anything to the contrary in this Section 10.03, Borrower and its Restricted Subsidiaries shall not, directly or indirectly, sell or otherwise transfer any Intellectual Property that is material to the operations of Borrower and its Subsidiaries taken as a whole to any Unrestricted Subsidiary.

10.04    Indebtedness. Borrower will not, and will not permit any of the Restricted Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except:

(i)    (w) Indebtedness incurred pursuant to this Agreement and the other Credit Documents (including pursuant to any Incremental Term Loan), (x) Indebtedness incurred pursuant to the ABL Credit Agreement and the other ABL Credit Documents in an aggregate principal amount not to exceed $3,500,000,000 plus any amounts incurred under Section 2.21(a) of the ABL Credit Agreement (as in effect on the Amendment No. 3 Effective Date, or any similar provision of any subsequent ABL Credit Agreement which does not modify the financial tests and dollar baskets set forth in Section 2.21(a) of the ABL Credit Agreement (as in effect on the Amendment No.3 Effective Date) in a manner that is less restrictive to the Credit Parties in any material respect), (y) ABL Term Incremental Equivalent Debt, ABL Term Refinancing Debt or any similar provision of any subsequent ABL Credit Agreement which does not modify the financial tests and dollar baskets set forth in the relevant definitions and provisions of the ABL Credit Agreement (as in effect on the Amendment No. 3 Effective Date) in a manner that is less restrictive to the Credit Parties in any material respect), plus the portion of the principal amount of any such ABL Term Refinancing Debt incurred to finance the unpaid accrued interest and premium (if any) on the underlying Indebtedness refinanced with such ABL Term Refinancing Debt and any upfront fees, original issue discount, underwriting discounts, fees, commissions and expenses incurred in connection with the incurrence of such ABL Term Refinancing Debt and (z) Indebtedness incurred pursuant to the Secured Notes and the other Secured Notes Documents in an aggregate principal amount not to exceed $2,000,000,000;

(ii)    Indebtedness under Interest Rate Protection Agreements entered into with respect to other Indebtedness permitted under this Section 10.04 so long as the entering into of such Interest Rate Protection Agreements are bona fide hedging activities and are not for speculative purposes;

(iii)    Indebtedness of Borrower and its Restricted Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness (including obligations in respect of mortgages, industrial revenue bonds, industrial development bonds and similar financings) in connection with the acquisition, construction, installation, repair, replacement or improvement of fixed or capital assets and any Permitted Refinancing Indebtedness in respect thereof; provided that in no event shall the aggregate principal amount of all such Indebtedness incurred or assumed in each case after the Closing Date pursuant to this clause (iii) exceed the greater of $334,250,000 and 25.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of incurrence) at any one time outstanding;

(iv)    [reserved];

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(v)    (A) Indebtedness of a Restricted Subsidiary of Borrower acquired pursuant to a Permitted Acquisition (or Indebtedness of Borrower or a Restricted Subsidiary assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness); provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition and (y) either (I) the Consolidated Total Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, shall not exceed 3.10:1.00 or (II) the Consolidated Fixed Charge Coverage Ratio determined on a Pro Forma Basis as of the last day of the most recently ended Test Period shall be at least 2.00:1.00 and (B) any Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to subclause (A);

(vi)    intercompany Indebtedness and cash management pooling obligations and arrangements among Borrower and its Restricted Subsidiaries to the extent permitted by Section 10.05(vi);

(vii)    Indebtedness outstanding on the Closing Date and listed on Schedule 10.04 (or to the extent not listed on such Schedule 10.04, where the outstanding principal amount of such Indebtedness is less than
$50,000,000 in the aggregate) and any Permitted Refinancing Indebtedness in respect thereof;

(viii)    Indebtedness (a) of Foreign Subsidiaries and Permitted Refinancing Indebtedness in respect thereof; provided that the aggregate principal amount of Indebtedness outstanding pursuant to this clause (viii)(a) shall not at any time exceed the greater of $401,100,000 and 30.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time of incurrence), (b) arising from secured local lines of credit of any Foreign Subsidiary that is not a Credit Party and is organized in a jurisdiction where no ABL Collateral is located and Permitted Refinancing Indebtedness in respect thereof; provided that the aggregate principal amount of Indebtedness outstanding pursuant to this clause (viii)(b) shall not at any time exceed the greater of $668,500,000 and 50.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time of incurrence);

(ix)    Contribution Indebtedness and any Permitted Refinancing Indebtedness in respect thereof;

(x)    Indebtedness incurred in the ordinary course of business to finance insurance premiums or take-or-pay obligations contained in supply arrangements;

(xi)    Indebtedness incurred in the ordinary course of business in respect of netting services, overdraft protections, employee credit card programs, automatic clearinghouse arrangements and other similar services in connection with cash management and deposit accounts and Indebtedness in connection with the honoring of a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, including in each case, obligations under any Treasury Services Agreements;

(xii)    Indebtedness in respect of Other Hedging Agreements so long as the entering into of such Other Hedging Agreements are bona fide hedging activities and are not for speculative purposes;

(xiii)    (a) Indebtedness of Borrower and its Restricted Subsidiaries; provided that (v) such Indebtedness shall not require any payments of principal prior to three months after the Latest Maturity Date at the time of such incurrence (other than pursuant to customary change of control and asset sale proceeds offer provisions) (w) such Indebtedness shall not have any financial maintenance covenants except for such financial maintenance covenants that apply solely to any period after the Latest Maturity Date that is in effect at the time such Indebtedness is incurred, (x) if such Indebtedness is secured by Collateral, it shall be secured on a junior-lien basis relative to the Liens on such Collateral securing the Obligations and a Junior Representative acting on behalf of the holders of such Indebtedness shall have become party to the Additional Junior Lien Intercreditor Agreement, (y) if such Indebtedness is incurred by a non-Credit Party, it shall not be secured by any Collateral and (z) after giving pro forma effect to the incurrence thereof, (A) in the case of Indebtedness that is secured, the Consolidated Secured Net Leverage Ratio shall not exceed 2.75:1.00 and (B) in the case of Indebtedness that is unsecured, either (I) the Consolidated Total Net Leverage Ratio shall not exceed 3.10:1.00 or (II) the Consolidated Fixed Charge Coverage Ratio shall be at least 2.00:1.00 and (b) any Permitted Refinancing Indebtedness in respect of Indebtedness incurred pursuant to subclause (a); provided that, Indebtedness incurred by non-Credit Parties pursuant to this clause (xiii) shall not exceed the greater of $668,500,000 and 50.0% of Consolidated EBITDA of Borrower and its Subsidiaries as of the most recently ended Test Period;

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(xiv)    Indebtedness consisting of (a) obligations under deferred compensation (including indemnification obligations, obligations in respect of purchase price adjustments, earn-outs, incentive noncompetes and other contingent obligations) or other similar arrangements incurred or assumed in connection with the Acquisition or Acquisition Agreement, any Permitted Acquisition or any other Investment, in each case, permitted under this Agreement and (b) other obligations of a similar nature owing by Target and its Subsidiaries as of the Closing Date relating to acquisitions and investments made by Target and its Subsidiaries prior to the Closing Date;

(xv)    additional Indebtedness of Borrower and its Restricted Subsidiaries and any Permitted Refinancing Indebtedness in respect thereof not to exceed the greater of $534,800,000 and 40.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time of incurrence) in aggregate principal amount outstanding at any time;

(xvi)    Indebtedness and obligations in respect of contracts (including trade contracts and government contracts), statutory obligations, tenders, performance bonds, bid bonds, custom bonds, stay and appeal bonds, surety bonds, indemnity bonds, judgment bonds, replevin bonds, performance and completion and return of money bonds and guarantees, financial assurances, bankers’ acceptance facilities, suretyship arrangements, completion guarantees and similar obligations and obligations of a like nature or obligations in respect of letters of credit, bank guarantees or similar instruments related thereto, in each case not in connection with the borrowing of money;

(xvii)    Contingent Obligations to insurers required in connection with worker’s compensation and other insurance coverage incurred in the ordinary course of business;

(xviii)    guarantees made by Borrower or any of its Restricted Subsidiaries of Indebtedness of Borrower or any of its Restricted Subsidiaries permitted to be outstanding under this Section 10.04; provided that (x) such guarantees are permitted by Section 10.05 and (y) no Restricted Subsidiary that is not a Credit Party shall guarantee Indebtedness of a Credit Party pursuant to this clause (xviii);

(xix)    guarantees made by any Foreign Subsidiary of Indebtedness of any other Foreign Subsidiary permitted to be outstanding under this Section 10.04;

(xx)    guarantees made by Restricted Subsidiaries acquired pursuant to a Permitted Acquisition of Indebtedness acquired or assumed pursuant thereto in accordance with this Section 10.04, or any refinancing thereof pursuant to this Section 10.04; provided that such guarantees may only be made by Restricted Subsidiaries who were guarantors of the Indebtedness originally acquired or assumed pursuant to this Section 10.04 at the time of the consummation of the Permitted Acquisition or such other Investment to which such Indebtedness relates;

(xxi)    customary contingent obligations in connection with sales, other dispositions and leases permitted under Section 10.02 (but not in respect of Indebtedness for borrowed money or Capitalized Lease Obligations) including indemnification obligations with respect to leases, and guarantees of collectability in respect of accounts receivable or notes receivable for up to face value;

(xxii)    guarantees of Indebtedness of directors, officers and employees of Borrower or any of its Restricted Subsidiaries in respect of expenses of such Persons in connection with relocations and other ordinary course of business purposes;

(xxiii)    guarantees of Indebtedness of a Person in connection with a joint venture and any Permitted Refinancing Indebtedness in respect thereof; provided that the aggregate principal amount of any Indebtedness so guaranteed that is then outstanding, when added to the aggregate amount of unreimbursed payments theretofore made in respect of such guarantees, taken together with Investments made under Section 10.05(xxxi), shall not exceed the greater of $334,250,000 and 25% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time of incurrence);

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(xxiv)    (x) Indebtedness incurred by a Securitization Entity in a Qualified Securitization Transaction that is not recourse to Borrower or any Restricted Subsidiary other than a Securitization Entity (except for Standard Securitization Undertakings) and (y) to the extent constituting Indebtedness, obligations incurred in connection with the disposition by Borrower and/or any Restricted Subsidiary of any account receivable in connection with factoring or other similar arrangements;

(xxv)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, to the extent such Indebtedness is extinguished reasonably promptly after receipt of notice thereof;

(xxvi)    (x) severance, pension and health and welfare retirement benefits or the equivalent thereof to current and former officers, employees and directors of Borrower or its Restricted Subsidiaries incurred in the ordinary course of business, (y) Indebtedness representing deferred compensation or stock-based compensation to current and former officers, employees and directors of Borrower and the Restricted Subsidiaries and (z) Indebtedness consisting of promissory notes issued by any Credit Party to current or former officers, directors and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of any Parent Company permitted by Section 10.03;

(xxvii)    Permitted Pari Passu Notes, Permitted Pari Passu Loans or Permitted Junior Debt of Borrower in an aggregate principal amount not to exceed, as of the date of incurrence thereof, when taken together with any Incremental Term Loans incurred on such date pursuant to Section 2.15(a)(v)(x), (1) the then-remaining Fixed Incremental Amount as of the date of incurrence thereof plus (2) subject to the satisfaction of the applicable Incurrence-Based Incremental Facility Test, any Incurrence-Based Incremental Amounts that may be incurred thereunder on such date, in each case, so long as (i) all such Indebtedness is incurred in accordance with the requirements of the definition of “Permitted Pari Passu Notes”, “Permitted Pari Passu Loans”, “Permitted Junior Notes” or “Permitted Junior Loans”, as the case may be and (ii) no Event of Default then exists or would result therefrom (provided, that with respect to any such Indebtedness incurred to finance a Limited Condition Transaction, such requirement shall be limited to the absence of an Event of Default pursuant to Section 11.01 or Section 11.05) (it being understood that the reclassification mechanics set forth in the definition of “Incremental Amount” shall apply to amounts incurred pursuant to this Section 10.04(xxvii)) and Permitted Refinancing Indebtedness in respect thereof;

(xxviii)    (x) guarantees made by Borrower or any of its Restricted Subsidiaries of obligations (not constituting Indebtedness for borrowed money) of Borrower or any of its Restricted Subsidiaries or any customers owing to vendors, suppliers and other third parties incurred in the ordinary course of business, (y) guarantees made by Borrower or its Restricted Subsidiaries in the ordinary course of business in respect of obligations of or to suppliers, customers, franchisees, lessors, licensees and sublicensees in connection with the purchase or acquisition of equipment, supplies or other property and (z) Indebtedness of any Credit Party (other than Holdings) as an account party in respect of trade letters of credit issued in the ordinary course of business;

(xxix)    Indebtedness in the form of ESG (environmental, social and corporate governance) bonds, “green” bonds or any similarly earmarked Indebtedness in respect thereof and any Permitted Refinancing Indebtedness in respect thereof not to exceed the greater of (x) $267,400,000 and (y) 20.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time of incurrence), in aggregate principal amount outstanding at any time;

(xxx)    Indebtedness arising out of Sale-Leaseback Transactions permitted by Section 10.01(xviii);

(xxxi)    Indebtedness under Refinancing Notes/Loans, 100% of the Net Debt Proceeds of which are applied to repay outstanding Term Loans in accordance with Section 5.02(c);

(xxxii)    Indebtedness supported by a letter of credit or bank guarantee issued pursuant to the ABL Credit Agreement in a principal amount not in excess of the stated amount of such letter of credit; and

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(xxxiii)    Indebtedness secured by assets not constituting Collateral so long as such incurrence of Indebtedness shall not cause the Consolidated Secured Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, to exceed 3.20:1.00 and Permitted Refinancing Indebtedness in respect thereof; provided that the amount of Indebtedness which may be incurred pursuant to this clause (xxxiii) by non-Credit Parties shall not exceed the greater of $601,650,000 and 45% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time of incurred) at any time outstanding; and

(xxxiv)    all premiums (if any), interest (including post-petition interest and interest paid-in-kind), fees, expenses, charges and additional or contingent interest on obligations described in clauses (i) through
(xxxiii) above.

Borrower or any Restricted Subsidiary may incur Indebtedness permitted by this Section 10.04 (including, to the extent permitted by this Section 10.04, through the use of the same basket or other exception used to originally incur the debt securities being satisfied and discharged), to satisfy and discharge any debt securities permitted to be incurred by this Section 10.04 (including, without limitation, the Secured Notes), at the same time as such debt securities are outstanding, so long as the net proceeds of such Indebtedness are promptly deposited with the trustee to satisfy and discharge the applicable indenture (including, without limitation, the Secured Notes Indenture) in accordance with such debt securities.

For purposes of determining compliance with this Section 10.04, if any Indebtedness that was originally incurred in reliance on a basket measured by reference to a percentage of Consolidated EBITDA or a fixed dollar-denominated amount is subsequently refinanced, and such refinancing would cause either (a) the percentage of Consolidated EBITDA to be exceeded if calculated based on the then applicable Consolidated EBITDA or (b) the fixed dollar- denominated amount to be exceeded, as applicable, then such percentage of Consolidated EBITDA or fixed dollar- denominated amount, as applicable, will not be deemed to be exceeded to the extent the principal amount of such obligations secured by such newly incurred Indebtedness does not exceed the amount permitted pursuant to clause (1) of the definition of Permitted Refinancing Indebtedness.

10.05    Advances, Investments and Loans. Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, lend money or credit or make advances to any Person, or purchase or acquire any stock, obligations or securities of, or any other interest in, or make any capital contribution to, any other Person (each of the foregoing, an “Investment” and, collectively, “Investments” and with the value of each Investment being measured at the time made and without giving effect to subsequent changes in value or any write-ups, write-downs or write-offs thereof but giving effect to any cash return or cash distributions received by Borrower and its Restricted Subsidiaries with respect thereto), except that the following shall be permitted (each of the following, a “Permitted Investment” and collectively, “Permitted Investments”):

(i)    Borrower and its Restricted Subsidiaries may acquire and hold accounts receivable owing to any of them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of Borrower or such Restricted Subsidiary;

(ii)    Borrower and its Restricted Subsidiaries may acquire and hold cash and Cash Equivalents;

(iii)    Borrower and its Restricted Subsidiaries may hold the Investments held by them (or may exist in the future pursuant to binding commitments) on the Closing Date and described on Schedule 10.05(iii), and any modification, replacement, renewal or extension thereof that does not increase the principal amount thereof unless any additional Investments made with respect thereto are permitted under the other provisions of this Section 10.05;

(iv)    Borrower and its Restricted Subsidiaries may acquire and hold Investments (including debt obligations and Equity Interests) received in connection with the bankruptcy or reorganization of suppliers and customers, and Investments received in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(v)    Borrower and its Restricted Subsidiaries may enter into Interest Rate Protection Agreements to the extent permitted by Section 10.04(ii), and Other Hedging Agreements to the extent permitted by Section 10.04(xii);

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(vi)    (a) Borrower and any Restricted Subsidiary may make intercompany loans to and other investments (including cash management pooling obligations and arrangements) in Credit Parties (other than Holdings, unless otherwise permitted by Section 10.03), including in connection with tax planning activities, so long as, after giving effect thereto, the security interest of the Collateral Agent for the benefit of the Secured Creditors in the Collateral, taken as a whole, is not materially impaired, (b) any Foreign Subsidiary may make intercompany loans to and other investments (including cash management pooling obligations and arrangements) in Borrower or any of its Restricted Subsidiaries so long as in the case of such intercompany loans (other than cash management pooling obligations and arrangements) to Credit Parties (other than Holdings), all payment obligations of the respective Credit Parties are subordinated to their obligations under the Credit Documents on terms reasonably satisfactory to the Administrative Agent (for the avoidance of doubt, the terms of the Intercompany Subordination Agreement are reasonably satisfactory for the purposes of this clause (b)), (c) the Credit Parties may make intercompany loans to, guarantees on behalf of, and other Investments (including cash management pooling obligations and arrangements) in, Restricted Subsidiaries that are not Credit Parties, (d) any Restricted Subsidiary that is not a Credit Party may make intercompany loans to, and other investments (including cash management pooling obligations and arrangements) in, any other Restricted Subsidiary that is also not a Credit Party and (e) Credit Parties may make intercompany loans and other investments (including cash management pooling obligations and arrangements) in any Restricted Subsidiary that is not a Credit Party so long as such Investment is part of a series of simultaneous Investments by Restricted Subsidiaries in other Restricted Subsidiaries that results in the proceeds of the initial Investment being invested in one or more Credit Parties (other than Holdings, unless otherwise permitted by Section 10.03);

(vii)    Permitted Acquisitions shall be permitted in accordance with Section 9.14;

(viii)    loans and advances by Borrower and its Restricted Subsidiaries to officers, directors and employees of Borrower and its Restricted Subsidiaries in connection with (i) business-related travel, relocations and other ordinary course of business purposes (including travel and entertainment expenses) shall be permitted and (ii) any such Person’s purchase of Equity Interests of Holdings or any Parent Company; provided that no cash is actually advanced pursuant to this clause (ii) unless immediately repaid;

(ix)    advances of payroll payments to employees of Borrower and its Restricted Subsidiaries in the ordinary course of business;

(x)    non-cash consideration may be received in connection with any Asset Sale permitted pursuant to Section 10.02(ii), (x), (xxviii) or (xxix);

(xi)    additional Restricted Subsidiaries of Borrower may be established or created if Borrower and such Subsidiary comply with the requirements of Section 9.12, if applicable; provided that to the extent any such new Subsidiary is created solely for the purpose of consummating a transaction pursuant to an acquisition permitted by this Section 10.05, and such new Subsidiary at no time holds any assets or liabilities other than any merger consideration contributed to it contemporaneously with the closing of such transaction, such new Subsidiary shall not be required to take the actions set forth in Section 9.12, as applicable, until the respective acquisition is consummated (at which time the surviving or transferee entity of the respective transaction and its Subsidiaries shall be required to so comply in accordance with the provisions thereof);

(xii)    extensions of trade credit may be made in the ordinary course of business (including advances made to distributors consistent with past practice), Investments received in satisfaction or partial satisfaction of previously extended trade credit from financially troubled account debtors, Investments consisting of prepayments to suppliers made in the ordinary course of business and loans or advances made to distributors in the ordinary course of business;

(xiii)    earnest money deposits may be made to the extent required in connection with Permitted Acquisitions and other Investments to the extent permitted under Section 10.01(xxviii);

(xiv)    Investments in deposit accounts or securities accounts opened in the ordinary course of business;

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(xv)    Investments in the nature of pledges or deposits with respect to leases or utilities provided to third parties in the ordinary course of business;

(xvi)    Investments in the ordinary course of business consisting of UCC Article 3 (or the equivalent under other Requirements of Law) endorsements for collection or deposit;

(xvii)    purchases of minority interests in Restricted Subsidiaries that are not Wholly-Owned Subsidiaries by Borrower and the Guarantors; provided that the aggregate amount of such purchases, when added to the aggregate amount of Dividends pursuant to Section 10.03(xiv), shall not exceed the greater of
$66,850,000 and 5.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time such purchase is made);

(xviii)    Investments to the extent made with the Available Amount, so long as, solely to the extent clause (a)(ii) of the definition of “Available Amount” is being utilized, at the time of, and after giving effect to such Investment on a Pro Forma Basis, (i) no Event of Default shall have occurred and be continuing and
(ii) the Consolidated First Lien Net Leverage Ratio, on a Pro Forma Basis as of the last day of the most recently ended Test Period, does not exceed 3.10:1.00;

(xix)    in addition to other Investments permitted by this Section 10.05, Borrower and its Restricted Subsidiaries may make additional loans, advances and other Investments to or in a Person (including a joint venture and Unrestricted Subsidiaries) in an aggregate outstanding amount for all loans, advances and other Investments made pursuant to this clause (xix), not to exceed the greater of $334,250,000 and 25.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time such Investment is made); provided that the aggregate amount of Investments in Unrestricted Subsidiaries pursuant to this clause (xix) and Sections 10.05(xxix) and (xxxvii) shall not exceed the greater of $1,002,750,000 and 75.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time such Investment is made);

(xx)    the licensing, sublicensing or contribution of Intellectual Property rights pursuant to arrangements with Persons other than Borrower and the Restricted Subsidiaries in the ordinary course of business for fair market value, as determined by Borrower or such Restricted Subsidiary, as the case may be, in good faith;

(xxi)    loans and advances to any Parent Company in lieu of, and not in excess of the amount of (after giving effect to any other loans, advances or Dividends made to any Parent Company), Dividends permitted to be made to any Parent Company in accordance with Section 10.03; provided that any such loan or advance shall reduce the amount of such applicable Dividends thereafter permitted under Section 10.03 by a corresponding amount (if such applicable subsection of Section 10.03 contains a maximum amount);

(xxii)    Investments to the extent that payment for such Investments is made in the form of common Equity Interests or Qualified Preferred Stock of Holdings or any Equity Interests of any other direct or indirect Parent Company to the seller of such Investments;

(xxiii)    Investments of a Person that is acquired and becomes a Restricted Subsidiary or of a company merged or amalgamated or consolidated into any Restricted Subsidiary, in each case after the Closing Date and in accordance with this Section 10.05 and/or Section 10.02, as applicable, to the extent such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation, and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(xxiv)    Investments in a Restricted Subsidiary that is not a Credit Party or in a joint venture, in each case, to the extent such Investment is substantially contemporaneously repaid in full with a dividend or other distribution from such Restricted Subsidiary or joint venture;

(xxv)    to the extent that they constitute Investments, purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of Intellectual Property, in each case, in the ordinary course of business;

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(xxvi)    Investments by Borrower and its Restricted Subsidiaries (A) consisting of deposits, prepayment and other credits to suppliers or landlords and (B) in connection with obtaining, maintaining or renewing client contracts, each made in the ordinary course of business;

(xxvii)    guarantees made in the ordinary course of business of (a) obligations owed to landlords, suppliers, customers, franchisees and licensees of Borrower or its Subsidiaries and (b) operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness;

(xxviii)    Investments consisting of the licensing, sublicensing or contribution of Intellectual Property pursuant to joint marketing arrangements with other Persons;

(xxix)    Investments in Unrestricted Subsidiaries having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this Section 10.05(xxix) that are at that time outstanding not to exceed the greater of $334,250,000 and 25.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time such Investment is made) at any one time outstanding so long as on the date of any such Investment no Event of Default has occurred and is continuing or would result therefrom;

(xxx)    any Investments, so long as, on the date of such Investment, (x) no Event of Default has occurred and is continuing or would result therefrom and (y) on a Pro Forma Basis, as of the last day of the most recently ended Test Period, the Consolidated First Lien Net Leverage Ratio does not exceed 2.10:1.00;

(xxxi)    Investments by Borrower and its Restricted Subsidiaries in joint ventures in an aggregate amount for all Investments made pursuant to this clause (xxxi), not to exceed, when added to the aggregate amount then guaranteed under Section 10.04(xxiii) and all unreimbursed payments theretofore made in respect of guarantees pursuant to Section 10.04(xxiii), the greater of $334,250,000 and 25.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time such Investment is made) at any time outstanding;

(xxxii)    (A) Investments in a Securitization Entity or any Investment by a Securitization Entity in any other Person in connection with a Qualified Securitization Transaction permitted by Section 10.04; provided, however, that any such Investment in a Securitization Entity is in the form of (x) a contribution of additional Securitization Assets, (y) Limited Originator Recourse or (z) loans in respect of the noncash portion of the purchase price of Securitization Assets not to exceed 15% of such purchase price and (B) distributions or payments of Securitization Fees and purchases of Securitization Assets or Receivables Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Transaction or a Receivables Facility, as applicable;

(xxxiii)    repurchases of the Secured Notes, ABL Term Loans, ABL Term Loan Incremental Equivalent Debt and ABL Term Refinancing Debt;

(xxxiv)    Investments in any Person to which Borrower or any Restricted Subsidiary outsources operational activities or otherwise related to the outsourcing of operational activities in the ordinary course of business in an aggregate amount not to exceed the greater of $66,850,000 and 5.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time such Investment is made) at any one time outstanding;

(xxxv)    Investments in connection with the Transactions;

(xxxvi)    Investments consisting of guarantees permitted pursuant to clauses (x) and (y) of Section 10.04(xxviii);

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(xxxvii)    Investments in Similar Businesses in an aggregate amount not to exceed of the greater of $334,250,000 and 25.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time such Investment is made) at any one time outstanding; provided that the aggregate amount of Investments in Unrestricted Subsidiaries pursuant to this clause (xxxvii) and Sections 10.05(xix) and (xxix) shall not exceed the greater of $1,002,750,000 and 75.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries as of the most recently ended Test Period (measured at the time such Investment is made); and

(xxxviii)    Investments arising as a result of a Sale-Leaseback Transactions to the extent such Sale- Leaseback Transactions are permitted by Section 10.02(xii).

To the extent an Investment is permitted to be made by a Credit Party directly in any Restricted Subsidiary or any other Person who is not a Credit Party (each such person, a “Target Person”) under any provision of this Section 10.05, such Investment may be made by advance, contribution or distribution by a Credit Party to a Restricted Subsidiary or Holdings, and further advanced or contributed by such Restricted Subsidiary or Holdings for purposes of making the relevant Investment in the Target Person without constituting an additional Investment for purposes of this Section 10.05 (it being understood that such Investment must satisfy the requirements of, and shall count toward any thresholds in, a provision of this Section 10.05 as if made by the applicable Credit Party directly to the Target Person).

10.06    Transactions with Affiliates. Borrower will not, and will not permit any of the Restricted Subsidiaries to, enter into any transaction or series of related transactions with any Affiliate of Borrower or any of its Subsidiaries involving aggregate payments or consideration in excess of the greater of $100,275,000 and 7.5% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries as of the most recently ended Test Period, other than on terms and conditions deemed in good faith by the board of directors (or any committee thereof) of Holdings or Borrower to be not less favorable to Borrower or such Restricted Subsidiary as would reasonably be obtained by Borrower or such Restricted Subsidiary at that time in a comparable arm’s-length transaction with a Person other than an Affiliate, except:

(i)    Dividends (and loans and advances in lieu thereof) may be paid to the extent provided in Section 10.03;

(ii)    loans and other transactions among Holdings, Borrower and its Restricted Subsidiaries (and any Parent Company) may be made;

(iii)    customary fees and indemnification (including the reimbursement of out-of-pocket expenses) may be paid to directors, officers and employees of Holdings, Borrower and its Restricted Subsidiaries (and, to the extent directly attributable to the operations of Borrower and the other Restricted Subsidiaries, to any other Parent Company);

(iv)    Borrower and its Restricted Subsidiaries may enter into, and may make payments under, employment or other service-related agreements, employee benefits plans, stock option plans, indemnification provisions, stay bonuses, severance and other similar compensatory arrangements with current and former officers, employees, consultants and directors of Holdings, Borrower and its Restricted Subsidiaries in the ordinary course of business;

(v)    so long as no Event of Default shall exist (both before and immediately after giving effect thereto) under Section 11.01 or 11.05, Holdings and/or Borrower may pay fees to the Sponsor or the Sponsor Affiliates (or dividend such funds to any Parent Company to be paid to the Sponsor or the Sponsor Affiliates) in an amount not to exceed $25,000,000 in any calendar year and perform its other obligations pursuant to the terms of the Advisory Agreement, as in effect on the Closing Date, subject to amendments, restatements, modifications and supplements not adverse to the Lenders in any material respect; provided, further, that upon the occurrence and during the continuance of Event of Default under Section 11.01 or 11.05, such amounts may accrue on a subordinated basis, but not be payable in cash during such period, but all such accrued amounts (plus accrued interest, if any, with respect thereto) may be payable in cash upon the cure or waiver of such Event of Default;

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(vi)    the Transaction (including Transaction Costs) shall be permitted, and all agreements entered into among the Target and the Permitted Holders in connection with the Acquisition shall be permitted;

(vii)    Borrower may make payments (or make dividends to Holdings or any other Parent Company to make payments) (i) to reimburse the Sponsor or the Sponsor Affiliates for its reasonable out-of- pocket expenses, and to indemnify it, pursuant to the terms of the Advisory Agreement, as in effect on the Closing Date, subject to amendments, restatements, modifications and supplements not adverse to the Lenders in any material respect and (ii) to reimburse any shareholders for their respective reasonable out-of- pocket expenses, and to indemnify them, pursuant to the terms of any stockholders agreement with respect to Holdings or any other Parent Company, as in effect on the Closing Date, subject to amendments, restatements, modifications and supplements not materially adverse to the Lenders in any material respect;

(viii)    transactions described on Schedule 10.06(viii) or any amendment thereto to the extent such an amendment is not adverse to the Lenders in any material respect;

(ix)    Investments in Borrower’s Subsidiaries and joint ventures (to the extent any such Subsidiary that is not a Restricted Subsidiary or any such joint venture is only an Affiliate as a result of Investments by Holdings and the Restricted Subsidiaries in such Subsidiary or joint venture) to the extent otherwise permitted under Section 10.05;

(x)    any payments required to be made pursuant to or in connection with the Acquisition Agreement;

(xi)    transactions between Borrower and any Person that is an Affiliate solely due to the fact that a director of such Person is also a director of Borrower or any Parent Company; provided, however, that such director abstains from voting as a director of Borrower or such Parent Company, as the case may be, on any matter involving such other Person;

(xii)    payments by Holdings, Borrower or any of its Restricted Subsidiaries to the Sponsor or any Parent Company for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by a majority of the board of directors of Borrower in good faith;

(xiii)    transactions with joint ventures entered into in the ordinary course of business;

(xiv)    guarantees of performance by Borrower and its Restricted Subsidiaries of Unrestricted Subsidiaries in the ordinary course of business, except for guarantees of Indebtedness in respect of borrowed money;

(xv)    transactions (a) in connection with the issuance of Equity Interests in the form of common stock or Qualified Preferred Stock of Borrower to the Sponsor or any Parent Company, or to any director, officer, employee or consultant thereof or (b) related to any Affiliate’s capacity as holder of Indebtedness or preferred equity of Holdings and its Restricted Subsidiaries (including such Affiliate’s exercise of any permitted rights with respect thereto) so long as such transaction is with all holders of such class of Indebtedness or preferred equity and such Affiliates are treated no more favorably than the other holds of such class generally;

(xvi)    the entry into any tax-sharing arrangements between Borrower or any of its Restricted Subsidiaries and any of their direct or indirect parents; provided, however, that any payment made by Borrower or any of its Restricted Subsidiaries under such tax-sharing arrangements is, at the time made, otherwise permitted hereunder;

(xvii)    transactions with Unrestricted Subsidiaries, customers, clients, lessors, landlords, suppliers, contractors, or purchasers or sellers of goods or services that are Affiliates, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement that are fair to Borrower and its Restricted Subsidiaries, or made in the reasonable determination of senior management or the Board of Directors of Borrower or any direct or indirect parent of Borrower;

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(xviii)    to the extent not otherwise prohibited by this Agreement, transactions between or among Holdings, Borrower and any one or more of its Restricted Subsidiaries shall be permitted (including equity issuances); and

(xix)    transactions in connection with a Qualified Securitization Transaction or Receivables Facility.

Notwithstanding anything to the contrary contained above in this Section 10.06, (a) in no event shall Borrower or any of its Restricted Subsidiaries pay any management, consulting or similar fee to the Sponsor or any Affiliate of the Sponsor except as specifically provided in clauses (v) and (vii) of this Section 10.06 and (b) Borrower and its Restricted Subsidiaries shall not, directly or indirectly, sell or otherwise transfer any Intellectual Property that is material to the operations of Borrower and its Subsidiaries taken as a whole to any Unrestricted Subsidiary.

10.07    Limitations on Payments, Certificate of Incorporation, By-Laws and Certain Other Agreements, etc. Borrower will not, and will not permit any of the Restricted Subsidiaries to:

(i)    make (or give any notice (other than any such notice that is expressly contingent upon the repayment in full in cash of all Obligations other than any indemnification obligations arising hereunder which are not due and payable) in respect of) any voluntary or optional payment or prepayment on or redemption or acquisition for value of, or any prepayment or redemption as a result of any asset sale, Change of Control or similar event of (including, in each case without limitation, by way of depositing money or securities with the trustee with respect thereto or any other Person before due for the purpose of paying when due), any Permitted Junior Debt, Subordinated Indebtedness or Refinancing Notes/Loans (other than Refinancing Notes/Loans secured by Liens ranking pari passu with the Liens securing the Indebtedness under this Agreement) in an outstanding aggregate principal amount greater than the greater of $133,700,000 and 10% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries as of the most recently ended Test Period, except that (A) Borrower may consummate the Transaction, (B) Permitted Junior Debt, Subordinated Indebtedness and such Refinancing Notes/Loans may be repaid, redeemed, repurchased or defeased (and any applicable deposit of money or securities with the trustee with respect thereto or any other Person for the purpose of paying such Permitted Junior Debt, Refinancing Notes/Loans or Subordinated Indebtedness when due may be made) (i) with the Available Amount; provided, that, so long as, solely to the extent clause (a)(ii) of the definition of “Available Amount” is being utilized, (x) no Event of Default shall have occurred and be continuing at the time of the consummation of the proposed repayment, prepayment, redemption, repurchase or defeasance or immediately after giving effect thereto and (y) the Consolidated First Lien Net Leverage Ratio, determined on a Pro Forma Basis as of the last day of the most recently ended Test Period, shall not exceed 3.10:1.00, (ii) so long as, (x) no Event of Default has occurred and is continuing at the time of the consummation of the proposed repayment, prepayment, redemptions, repurchase or defeasance or would exist immediately after giving effect thereto and (y) on a Pro Forma Basis, as of the last day of the most recently ended Test Period, the Consolidated First Lien Net Leverage Ratio does not exceed 2.10:1.00, and (iii) in an aggregate amount not to exceed the greater of $668,500,000 and 50.0% of Consolidated EBITDA of Borrower and its Restricted Subsidiaries for the most recently ended Test Period (measured at the time such payment, prepayment, redemption or acquisition is made); provided, that nothing herein shall otherwise prevent Borrower and its Restricted Subsidiaries from refinancing any Indebtedness with Permitted Refinancing Indebtedness, paying regularly scheduled interest payments and payment of fees, expenses and indemnification obligations without utilizing any of the basket capacities of this Section 10.07(i) or any payment intended to prevent such Permitted Junior Debt, Subordinated Indebtedness or Refinancing Notes/Loans from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code, in each case, with respect to such Indebtedness under such Permitted Junior Debt, Subordinated Indebtedness or Refinancing Notes/Loans and (C) Permitted Junior Debt that is secured by a Lien on the Collateral may be repaid, redeemed, repurchased or defeased (and any applicable deposit of money or securities with the trustee with respect thereto or any other Person for the purpose of paying such Permitted Junior Debt when due may be made) with any Declined Proceeds that do not constitute Specified Retained Declined Proceeds solely to the extent required by the terms thereof;

(ii)    [reserved];

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(iii)    amend or modify, or permit the amendment or modification of any provision of, any Permitted Junior Debt Document (after the entering into thereof) with a principal amount in excess of the Threshold Amount, other than any amendment or modification (when taken as a whole) that is not materially adverse to the interests of the Lenders; or

(iv)    amend, modify or change its certificate or articles of incorporation (including, without limitation, by the filing or modification of any certificate or articles of designation) or certificate of formation, limited liability company agreement or by-laws (or the equivalent organizational documents); accounting policies or reporting policies (except as required by U.S. GAAP or, for Foreign Subsidiaries, as required by generally accepted accounting principles in their respective jurisdictions of formation), as applicable, or any agreement entered into by it with respect to its Equity Interests, or enter into any new agreement with respect to its Equity Interests, unless such amendment, modification, change or other action contemplated by this clause (iv) (when taken as a whole) is not materially adverse in the aggregate to the interests of the Lenders.

10.08    Limitation on Certain Restrictions on Subsidiaries. Borrower will not, and will not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary to (a) pay dividends or make any other distributions on its capital stock or any other interest or participation in its profits owned by Borrower or any of its Restricted Subsidiaries, or pay any Indebtedness owed to Borrower or any of its Restricted Subsidiaries, (b) make loans or advances to Borrower or any of its Restricted Subsidiaries or (c) transfer any of its properties or assets to Borrower or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of:

(i)    Requirements of Law;

(ii)    this Agreement and the other Credit Documents, the ABL Credit Agreement, the Secured Notes Indenture and the other definitive documentation entered into in connection with any of the foregoing;

(iii)    any Refinancing Note/Loan Documents;

(iv)    customary provisions restricting subletting or assignment of any lease governing any leasehold interest of Borrower or any of its Restricted Subsidiaries;

(v)    customary provisions restricting assignment of any licensing agreement (in which Borrower or any of its Restricted Subsidiaries is the licensee) or other contract entered into by Borrower or any of its Restricted Subsidiaries in the ordinary course of business;

(vi)    restrictions on the transfer of any asset pending the close of the sale of such asset;

(vii)    any agreement or instrument governing Indebtedness assumed in connection with a Permitted Acquisition, to the extent the relevant encumbrance or restriction was not agreed to or adopted in connection with, or in anticipation of, the respective Permitted Acquisition and does not apply to Borrower or any Restricted Subsidiary of Borrower, or the properties of any such Person, other than the Persons or the properties acquired in such Permitted Acquisition;

(viii)    encumbrances or restrictions on cash or other deposits or net worth imposed by customers under agreements entered into in the ordinary course of business;

(ix)    any agreement or instrument relating to Indebtedness of a Foreign Subsidiary incurred pursuant to Section 10.04 to the extent such encumbrance or restriction only applies to such Foreign Subsidiary and any Subsidiary of such Foreign Subsidiary;

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(x)    an agreement effecting a refinancing, replacement or substitution of Indebtedness issued, assumed or incurred pursuant to an agreement or instrument referred to in clause (vii) above; provided that the provisions relating to such encumbrance or restriction contained in any such refinancing, replacement or substitution agreement are no less favorable to Borrower or the Lenders in any material respect than the provisions relating to such encumbrance or restriction contained in the agreements or instruments referred to in such clause (vii);

(xi)    restrictions on the transfer of any asset subject to a Lien permitted by Section 10.01;

(xii)    restrictions and conditions imposed by the terms of the documentation governing any Indebtedness of a Restricted Subsidiary of Borrower that is not a Subsidiary Guarantor, which Indebtedness is permitted by Section 10.04;

(xiii)    customary provisions in joint venture agreements and other similar agreements applicable to joint ventures permitted under Section 10.05 and applicable solely to such joint venture;

(xiv)    on or after the execution and delivery thereof, (i) the Permitted Junior Debt Documents,
(ii) the Permitted Pari Passu Notes Documents, (iii) the Permitted Pari Passu Loan Documents, (iv) any documentation governing ABL Term Incremental Equivalent Debt and (v) any documentation governing ABL Term Refinancing Debt;

(xv)    negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money permitted under Section 10.04 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Secured Creditors with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis; and

(xvi)    restrictions and conditions under the terms of the documentation governing any Qualified Securitization Transaction or a Receivables Facility that, in each case, permitted by Section 10.04, are necessary or advisable, in the good faith determination of Borrower or the applicable Restricted Subsidiary, to effect such Qualified Securitization Transaction or such Receivables Facility.

10.09    Business.

(a)    Borrower will not permit at any time the business activities taken as a whole conducted by Borrower and its Restricted Subsidiaries to be materially different from the business activities taken as a whole conducted by Borrower and its Restricted Subsidiaries on the Closing Date (after giving effect to the Transaction) except that Borrower and its Restricted Subsidiaries may engage in any Similar Business.

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(b)    Holdings will not engage in any business other than its ownership of the capital stock of, and the management of, Borrower and, indirectly, its Subsidiaries and activities incidental thereto; provided that Holdings may engage in those activities that are incidental to (i) the maintenance of its existence in compliance with Requirements of Law, (ii) legal, tax and accounting matters in connection with any of the foregoing or following activities, (iii) the entering into, and performing its obligations under, this Agreement, the other Credit Documents to which it is a party, the Acquisition Agreement, the Advisory Agreement, the ABL Credit Agreement, the Secured Notes Indenture and the other definitive documentation entered into in connection with any of the foregoing, (iv) the issuance, sale or repurchase of its Equity Interests and the receipt of capital contributions, (v) the making of dividends or distributions on its Equity Interests, (vi) the filing of registration statements, and compliance with applicable reporting and other obligations, under federal, state or other securities laws, (vii) the listing of its equity securities and compliance with applicable reporting and other obligations in connection therewith, (viii) the retention of (and the entry into, and exercise of rights and performance of obligations in respect of, contracts and agreements with) transfer agents, private placement agents, underwriters, counsel, accountants and other advisors and consultants, (ix) the performance of obligations under and compliance with its certificate of incorporation and by-laws, or any Requirements of Law, ordinance, regulation, rule, order, judgment, decree or permit, including, without limitation, as a result of or in connection with the activities of its Subsidiaries, (x) the incurrence and payment of its operating and business expenses and any taxes for which it may be liable (including reimbursement to Affiliates for such expenses paid on its behalf), (xi) the consummation of the Transaction, (xii) the making of loans to or other Investments in, or incurrence of Indebtedness from, Borrower or in the case of incurrence of Indebtedness, from any Wholly-Owned Domestic Subsidiary which is a Subsidiary Guarantor as and to the extent not prohibited by this Agreement, (xiii) the purchase or other acquisition by Holdings of all or substantially all of the property and assets or business of any Person, or of assets constituting a business unit, a line of business or division of such Person, or of all of the Equity Interests in a Person pursuant to Section 10.03(vi)(F) and (xiv) any other activity expressly contemplated by this Agreement to be engaged in by Holdings, including, without limitation, Investments permitted by this Agreement, repurchases of Indebtedness of Borrower under this Agreement pursuant to Section 2.19 and Section 2.20, granting of Liens and entry into and performance of guarantees of Refinancing Notes/Loans, Permitted Junior Debt, Permitted Pari Passu Notes, Permitted Pari Passu Loans, ABL Term Incremental Equivalent Debt, ABL Term Refinancing Debt and, subject to any applicable limitations set forth herein, other permitted Indebtedness of Borrower and its Restricted Subsidiaries.

10.10 Negative Pledges. Holdings and Borrower shall not, and shall not permit any of the Restricted Subsidiaries to, agree or covenant with any Person to restrict in any way its ability to grant any Lien on its assets in favor of the Lenders, other than pursuant to the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement, any Additional Pari Passu Intercreditor Agreement or any other intercreditor agreement contemplated by this Agreement, and except that this Section 10.10 shall not apply to:

(i)    any covenants contained in this Agreement or any other Credit Documents or that exist on the Closing Date;

(ii)    covenants existing under the ABL Credit Documents and the Secured Notes Indenture, each as in effect on the Amendment No. 3 Effectve Date (or as amended in a manner consistent with any amendment to this Agreement or the other Credit Documents), and the other definitive documentation entered into in connection with any of the foregoing;

(iii)    the covenants contained in any Refinancing Term Loans, any Refinancing Note/Loan Documents, any Permitted Pari Passu Notes Documents, Permitted Pari Passu Loan Documents, any Permitted Junior Debt, any documentation governing ABL Term Incremental Equivalent Debt, any documentation governing ABL Term Refinancing Debt, any documentation governing a Qualified Securitization Transaction or Receivables Facility (in each case, so long as same do not restrict the granting of Liens to secure Indebtedness pursuant to this Agreement);

(iv)    covenants and agreements made in connection with any agreement relating to secured Indebtedness permitted by this Agreement but only if such covenant or agreement applies solely to the specific asset or assets to which such Lien relates;

(v)    customary provisions in leases, subleases, licenses or sublicenses and other contracts restricting the right of assignment thereof;

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(vi)    customary provisions in joint venture agreements and other similar agreements applicable to joint ventures that are applicable solely to such joint venture;

(vii)    restrictions imposed by law;

(viii)    customary restrictions and conditions contained in agreements relating to any sale of assets or Equity Interests pending such sale; provided such restrictions and conditions apply only to the Person or property that is to be sold;

(ix)    contractual obligations binding on a Restricted Subsidiary at the time such Restricted Subsidiary first becomes a Restricted Subsidiary, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Restricted Subsidiary;

(x)    negative pledges and restrictions on Liens in favor of any holder of Indebtedness for borrowed money entered into after the Closing Date and otherwise permitted under Section 10.04 but only if such negative pledge or restriction expressly permits Liens for the benefit of the Administrative Agent and/or the Collateral Agent and the Secured Creditors with respect to the credit facilities established hereunder and the Obligations under the Credit Documents on a senior basis and without a requirement that such holders of such Indebtedness be secured by such Liens securing the Obligations under the Credit Documents equally and ratably or on a junior basis;

(xi)    restrictions on any Foreign Subsidiary pursuant to the terms of any Indebtedness of such Foreign Subsidiary permitted to be incurred hereunder;

(xii)    restrictions on cash or other deposits imposed by customers under contracts entered into in the ordinary course of business; and

(xiii)    any restrictions on Liens imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (i), (ii), (iii), (ix), (x) and (xi) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of Borrower, not materially more restrictive, taken as a whole, with respect to such encumbrance and other restrictions than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

Section 11.    Events of Default.

Upon the occurrence of any of the following specified events (each, an “Event of Default”):

11.01    Payments. Borrower shall (i) default in the payment when due of any principal of any Term Loan or (ii) default, and such default shall continue unremedied for five or more Business Days, in the payment when due of any interest on any Term Loan, or any Fees or any other amounts owing hereunder or under any other Credit Document; or

11.02    Representations, etc. Any representation, warranty or statement made or deemed made by any Credit Party herein or in any other Credit Document or in any certificate delivered to the Administrative Agent, the Collateral Agent or any Lender pursuant hereto or thereto shall prove to be untrue in any material respect on the date as of which made or deemed made; or

11.03    Covenants. Holdings, Borrower or any Restricted Subsidiary shall (i) default in the due performance or observance by it of any term, covenant or agreement contained in Section 9.01(f)(i), 9.04 (as to Borrower), 9.11, 9.14(a) or Section 10 or (ii) default in the due performance or observance by it of any other term, covenant or agreement contained in this Agreement or in any other Credit Document (other than those set forth in Sections 11.01 and 11.02), and such default shall continue unremedied for a period of 30 days after written notice thereof to Borrower by the Administrative Agent, the Collateral Agent or the Required Lenders; or

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11.04    Default Under Other Agreements. (i) Holdings, Borrower or any of the Restricted Subsidiaries shall (x) default in any payment of any Indebtedness (other than Indebtedness under this Agreement) beyond the period of grace, if any, provided in an instrument or agreement under which such Indebtedness was created or (y) default in the observance or performance of any agreement or condition relating to any Indebtedness (other than Indebtedness under this Agreement) or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause (determined without regard to whether any notice is required), any such Indebtedness to become due prior to its stated maturity or (ii) any Indebtedness (other than Indebtedness under this Agreement) of Holdings, Borrower or any of the Restricted Subsidiaries shall be declared to be (or shall become) due and payable, or required to be prepaid other than by a regularly scheduled required prepayment, prior to the stated maturity thereof; provided that (A) it shall not be a Default or an Event of Default under this Section 11.04 unless the aggregate principal amount of all Indebtedness as described in preceding clauses (i) and (ii) is at least equal to the Threshold Amount, (B) the preceding clause (ii) shall not apply to Indebtedness that becomes due as a result of a voluntary sale or transfer of, or Recovery Event with respect to, the property or assets securing such Indebtedness, if such sale or transfer or Recovery Event is otherwise permitted hereunder and (C) an Event of Default under clause (i) of this Section 11.04 with respect to the ABL Credit Agreement shall not be an Event of Default until the earliest of (I) in the case of a payment event of default, the first date on which such payment event of default shall continue unremedied for a period of 30 days after the date of such event of default (during which period such default is not waived or cured), (II) the date on which the Indebtedness under the ABL Credit Agreement has been accelerated as a result of such default and (III) the date on which the administrative agent, the collateral agent and/or the lenders under the ABL Credit Agreement have exercised their secured creditor remedies as a result of such default; or

11.05    Bankruptcy, etc. Holdings, Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) shall commence a voluntary case concerning itself under Title 11 of the United States Code entitled “Bankruptcy”, as now or hereafter in effect, or any successor thereto (the “Bankruptcy Code”); or an involuntary case is commenced against Holdings, Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary), and the petition is not dismissed within 60 days, after commencement of the case; or a custodian (as defined in the Bankruptcy Code), receiver, receiver-manager, trustee, monitor is appointed for, or takes charge of, all or substantially all of the property of Holdings, Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary), or Holdings, Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) commences any other case or proceeding under Debtor Relief Law or similar law of any jurisdiction whether now or hereafter in effect relating to Holdings, Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary), or there is commenced against Holdings, Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) any such case or proceeding which remains undismissed for a period of 60 days, or Holdings, Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) is adjudicated insolvent or bankrupt; or any order of relief or other order approving any such case or proceeding is entered; or Holdings or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) suffers any appointment of any custodian, receiver, receiver-manager, trustee, monitor or the like for it or any substantial part of its property to continue undischarged or unstayed for a period of 60 days; or Holdings, Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) makes a general assignment for the benefit of creditors; or any corporate, limited liability company or similar action is taken by Borrower or any of the Restricted Subsidiaries (other than any Immaterial Subsidiary) for the purpose of effecting any of the foregoing; or

11.06    ERISA. (a) An ERISA Event has occurred with respect to a Plan or Multiemployer Plan which has resulted or would reasonably be expected to result in a Material Adverse Effect; (b) there is or arises Unfunded Pension Liability which has resulted or would reasonably be expected to result in a Material Adverse Effect; (c) a Foreign Pension Plan has failed to comply with, or be funded in accordance with, Requirements of Law which has resulted or would reasonably be expected to result in a Material Adverse Effect; or (d) Borrower or any of its Restricted Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Pension Plan that, in each case, has resulted or would reasonably be expected to result in a Material Adverse Effect; or

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11.07    Security Documents. Any of the Security Documents shall cease to be in full force and effect, or shall cease to give the Collateral Agent for the benefit of the Secured Creditors the Liens, rights, powers and privileges purported to be created thereby (including, without limitation (to the extent provided therein), a perfected security interest, to the extent required by the Credit Documents, in, and Lien on, all or any material portion of the Collateral (other than as a result of the failure of the Collateral Agent to file continuation statements or the failure of the Collateral Agent or the collateral agent or trustee under the ABL Credit Agreement (as bailee for the Collateral Agent pursuant to the ABL Intercreditor Agreement) to maintain possession of possessory collateral delivered to it)), in favor of the Collateral Agent, superior to and prior to the rights of all third Persons (except as permitted by Section 10.01); or

11.08    Guarantees. Any Guaranty shall cease to be in full force and effect as to any Guarantor (other than any Guarantor otherwise qualifying as an Immaterial Subsidiary, whether or not so designated), or any Guarantor or any Person acting for or on behalf of such Guarantor shall deny or disaffirm in writing such Guarantor’s obligations under the Guaranty to which it is a party; or

11.09    Judgments. One or more judgments or decrees shall be entered against Holdings, Borrower or any Restricted Subsidiary (other than any Immaterial Subsidiary) involving in the aggregate for Holdings, Borrower and its Restricted Subsidiaries (other than any Immaterial Subsidiary) a liability or liabilities (not paid or fully covered (other than to the extent of any deductible) by a reputable and solvent insurance company with respect to judgments for the payment of money) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 60 consecutive days, and the aggregate amount of all such judgments and decrees (to the extent not paid or fully covered (other than to the extent of any deductible) by such insurance company) equals or exceeds the Threshold Amount; or

11.10    Change of Control. A Change of Control shall occur;

then and in any such event, and at any time thereafter, if any Event of Default shall then be continuing, the Administrative Agent, upon the written request of the Required Lenders, shall by written notice to Borrower, take any or all of the following actions, without prejudice to the rights of the Administrative Agent, any Lender or the holder of any Note to enforce its claims against any Credit Party (provided that, if an Event of Default specified in Section
11.05 shall occur with respect to Borrower, the result of which would occur upon the giving of written notice by the Administrative Agent as specified in clauses (i) and (ii) below shall occur automatically without the giving of any such notice): (i) declare the Total Commitment terminated, whereupon all Commitments of each Lender shall forthwith terminate immediately; (ii) declare the principal of and any accrued interest in respect of all Term Loans and the Notes and all Obligations owing hereunder and thereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Credit Party; (iii) enforce, as Collateral Agent, all of the Liens and security interests created pursuant to the Security Documents; and (iv) enforce each Guaranty.

Section 12.    The Administrative Agent and the Collateral Agent.

12.01    Appointment and Authorization.

(a)    Each of the Lenders hereby irrevocably appoints JPMorgan to act on its behalf as the Administrative Agent hereunder and under the other Credit Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 12 (other than Sections 12.08, 12.10 and 12.11) are solely for the benefit of the Administrative Agent and the Lenders, and neither Borrower nor any other Credit Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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(b)    JPMorgan shall also act as the “Collateral Agent” and “security trustee” under the Credit Documents, and each of the Lenders (on behalf of itself and its Affiliates, including in its capacity as a potential Guaranteed Creditor under a Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement) hereby irrevocably appoints and authorizes JPMorgan to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any Credit Party to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, JPMorgan, as “Collateral Agent” or “security trustee” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 12.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Collateral Agent, shall be entitled to the benefits of all provisions of this Section 12 and Section 13 (including Section 13.01, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” or “security trustee” under the Credit Documents) as if set forth in full herein with respect thereto. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize the Collateral Agent to execute any and all documents (including releases) with respect to the Collateral and the rights of the Guaranteed Creditors with respect thereto, as contemplated by and in accordance with the provisions of this Agreement and the Security Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders.

(c)    Each of the Lenders (including in its capacity as a potential Guaranteed Creditor under a Designated Interest Rate Protection Agreement or a Designated Treasury Services Agreement) hereby authorizes the Administrative Agent and/or the Collateral Agent to enter into the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement, any Additional Pari Passu Intercreditor Agreement and any other intercreditor agreement or arrangement or supplement thereto permitted under this Agreement without any further consent by any Lender and any such intercreditor agreement shall be binding upon the Lenders.

12.02    Delegation of Duties. Each of the Administrative Agent and the Collateral Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent and/or the Collateral Agent. The Administrative Agent, the Collateral Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 12 shall apply to any such sub-agent and to the Related Parties of the Administrative Agent or the Collateral Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent and as Collateral Agent, as applicable. The Administrative Agent or Collateral Agent shall not be responsible for the negligence or misconduct of any sub-agents, except to the extent that a court of competent jurisdiction determines in a final and nonappealable judgment that the Administrative Agent acted with gross negligence, bad faith or willful misconduct in the selection of such sub-agents.

12.03    Exculpatory Provisions. The Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent:

(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;

(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent and/or the Collateral Agent are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents); provided that each of the Administrative Agent and the Collateral Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent or the Collateral Agent, as applicable, to liability or that is contrary to any Credit Document or applicable law;

(c)    shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Borrower or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent and/or the Collateral Agent or any of their respective Affiliates in any capacity;

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(d)    shall not be liable to any Lender for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent and/or the Collateral Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 11 and 13.12) or (ii) in the absence of its own gross negligence, bad faith or willful misconduct, as determined by a court of competent jurisdiction and by a final and nonappealable judgment. Neither the Administrative Agent nor the Collateral Agent shall be deemed to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent and the Collateral Agent by Borrower or a Lender; and

(e)    shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, or (vi) the satisfaction of any condition set forth in Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent and/or the Collateral Agent.

12.04    Reliance by Administrative Agent and Collateral Agent. Each of the Administrative Agent and the Collateral Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. Each of the Administrative Agent and the Collateral Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Term Loan, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Term Loan. The Administrative Agent may consult with legal counsel (who may be counsel for Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel (excluding counsel for Borrower), accountants or experts.

12.05    No Other Duties, Etc. Anything herein to the contrary notwithstanding, none of the Lead Arrangers or any of their respective Affiliates shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in its capacity, as applicable, as the Administrative Agent, the Collateral Agent or a Lender hereunder.

12.06    Non-reliance on Administrative Agent, Collateral Agent and Other Lenders. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, the Collateral Agent, any arranger of this credit facility or any amendment thereto or any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, the Collateral Agent, any arranger of this credit facility or any amendment thereto or any other Lender or any of their respective Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder. Each Lender represents and warrants that (i) the Credit Documents set forth the terms of a commercial lending facility, (ii) it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender, in each case in the ordinary course of business, and not for the purpose of purchasing, acquiring or holding any other type of financial instrument (and each Lender agrees not to assert a claim in contravention of the foregoing) and (ii) it is sophisticated with respect to decisions to make, acquire and/or hold commercial loans and to provide other facilities set forth herein, as may be applicable to such Lender, and either it, or the Person exercising discretion in making its decision to make, acquire and/or hold such commercial loans or to provide such other facilities, is experienced in making, acquiring or holding such commercial loans or providing such other facilities.

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12.07    Indemnification by the Lenders. To the extent that Borrower for any reason fails to pay any amount required under Section 13.01(a) to be paid by them to the Administrative Agent or Collateral Agent (or any sub-agent of either of them), or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent or Collateral Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (based on the amount of then outstanding Term Loans held by each Lender or, if the Term Loans have been repaid in full, based on the amount of outstanding Term Loans held by each Lender immediately prior to such repayment in full) of (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or Collateral Agent (or any such sub-agent) in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent or Collateral Agent (or any such sub-agent) in connection with such capacity. The obligations of the Lenders under this Section 12.07 are subject to the provisions of Section 5.04.

12.08    Rights as a Lender. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.

12.09    Administrative Agent May File Proofs of Claim; Credit Bidding. In case of the pendency of any case or proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Credit Party, the Administrative Agent (irrespective of whether the principal of any Term Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Term Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under Sections 4.01 and 13.01) allowed in such judicial proceeding; and

(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator, debtor, debtor-in-possession, or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 4.01 and 13.01.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition or similar dispositive restructuring plan affecting the Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender or in any such case or proceeding.

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The Secured Creditors hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to (subject to the ABL Intercreditor Agreement, the Pari Passu Intercreditor Agreement, any Additional Junior Lien Intercreditor Agreement, any Additional Pari Passu Intercreditor Agreement and any other intercreditor agreement or arrangement or supplement thereto permitted under this Agreement) credit bid all or any portion of the Obligations (including accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any comparable provisions of any other applicable Debtor Relief Laws or any similar laws in any other jurisdictions to which a Credit Party is subject or (b) at any other sale or foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Creditors shall be entitled to be, and shall be, credit bid on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that would vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) in the asset or assets so purchased (or in the Equity Interests or debt instruments of the acquisition vehicle or vehicles that are used to consummate such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles to make a bid, (ii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in clauses (a)(i) through (a)(v) of Section 13.12 of this Agreement), and (iii) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of debt credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Lenders pro rata and the Equity Interests and/or debt instruments issued by any acquisition vehicle on account of the Obligations that had been assigned to the acquisition vehicle shall automatically be cancelled, without the need for any Secured Creditor or any acquisition vehicle to take any further action.

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12.10    Resignation of the Agents. Each of the Administrative Agent and the Collateral Agent may resign as the Administrative Agent or Collateral Agent, as applicable, upon 30 days’ written notice to the Lenders and Borrower; provided that, if at the time of such resignation, there is a successor Administrative Agent or Collateral Agent, as applicable, satisfactory to each of the resigning Agent, the incoming Agent and Borrower, each, in its sole discretion, then the resigning Agent, the incoming Agent and Borrower may agree to waive or shorten the 30 day notice period. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with Borrower’s consent (other than during the existence of an Event of Default under Section 11.01 or 11.05), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders (and consented to by Borrower, to the extent so required) and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent or Collateral Agent may, with Borrower’s consent (other than during the existence of an Event of Default under Section 11.01 or 11.05), on behalf of the Lenders, appoint a successor Administrative Agent or successor Collateral Agent, as applicable, in each case meeting the qualifications set forth above; provided that if the Administrative Agent or the Collateral Agent shall notify Borrower and the Lenders that no qualifying Person has accepted such appointment within such period, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Administrative Agent or retiring Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Lenders under any of the Credit Documents, the retiring Collateral Agent shall continue to hold such collateral security solely for purposes of maintaining the Secured Creditors’ security interest thereon until such time as a successor Collateral Agent is appointed) and (b) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders (with the consent of Borrower, to the extent so required) appoint a successor Administrative Agent as provided for above in this Section 12.10. Upon the acceptance of a successor’s appointment as Administrative Agent or as Collateral Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent or Collateral Agent, as applicable, and the retiring Administrative Agent or retiring Collateral Agent, as applicable, shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents (if not already discharged therefrom as provided above in this Section). After the retiring Administrative Agent’s or retiring Collateral Agent’s resignation hereunder and under the other Credit Documents, the provisions of this Section 12 and Section 13.01 shall continue in effect for the benefit of such retiring Administrative Agent or Collateral Agent, as applicable, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

12.11    Collateral Matters and Guaranty Matters. Each of the Lenders (including in its capacity as a potential Guaranteed Creditor under a Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement) irrevocably authorizes the Administrative Agent or Collateral Agent, as applicable,

(i)    to release, and to evidence the automatic release of, any Lien on any property granted to or held by the Collateral Agent under any Credit Document (A) upon termination of the Commitments and payment in full of all Obligations (other than (x) contingent indemnification obligations and (y) obligations and liabilities under Designated Interest Rate Protection Agreements and Designated Treasury Services Agreements), (B) that is sold or disposed of or to be sold or disposed of as part of or in connection with any sale or other disposition permitted hereunder or under any other Credit Document to a Person that is not a Credit Party, (C) that constitutes Excluded Collateral, (D) if the property subject to such Lien is owned by a Subsidiary Guarantor, subject to Section 13.12, upon release of such Subsidiary Guarantor from its obligations under the Guaranty Agreement pursuant to clause (ii) below or (E) if approved, authorized or ratified in writing in accordance with Section 13.12;

(ii)    to release any Subsidiary Guarantor from its obligations under the Guaranty Agreement if such Person ceases to be a Restricted Subsidiary or becomes an Excluded Subsidiary as a result of a transaction permitted hereunder; provided that in the case of any such Subsidiary Guarantor that becomes an Excluded Subsidiary solely as a result of becoming a non-Wholly Owned Subsidiary, such Subsidiary Guarantor shall only be released from its obligations under this Agreement or the Guaranty Agreement, as applicable, pursuant to this clause (ii) if such Restricted Subsidiary became a non-Wholly Owned Subsidiary pursuant to a transaction where such Subsidiary becomes a bona fide joint venture where the other Person taking an equity interest in such Subsidiary is not an Affiliate of Holdings (other than as a result of such joint venture); and

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(iii)    to release or subordinate any Lien on any property granted to or held by the Collateral Agent under any Credit Document to the holder of any Lien on such property that is permitted by Sections 10.01(iv)(x) (solely with respect to subordination (and not release) of Liens granted to or held by the Collateral Agent on any ABL Collateral), (iv)(y), (vi), (vii) or (xiv) or any other Lien that is expressly permitted by Section 10.01 to be senior to the Lien securing the Obligations or to release, and to execute and/or deliver documents to evidence the release or non-existence of, any Lien securing the Obligations upon any Excluded Collateral; and

(iv)    to enter into the Pari Passu Intercreditor Agreement or any Additional Pari Passu Intercreditor Agreement and provide that any Lien on any property granted to or held by the Collateral Agent under any Credit Document is equal to and has the same priority as the Lien of any holder of such other Lien on such property that is permitted by Sections 10.01(iv)(z) or (xxx) (solely as it relates to Indebtedness incurred pursuant to Section 10.04(xxvii)), each Permitted Pari Passu Note Document, each Permitted Pari Passu Loan Document, and each Refinancing Note/Loan Document (to the extent such Refinancing Notes/Loans constitute Permitted Pari Passu Notes or Permitted Pari Passu Loans).

Upon request by the Administrative Agent or Collateral Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s and Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, to provide that its interests in particular types or items of property are equal to the interests of any other Person or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 12.11. In each case as specified in this Section 12.11, the Administrative Agent and Collateral Agent will (and each Lender irrevocably authorizes the Administrative Agent and Collateral Agent to), at Borrower’s expense, execute and deliver to the applicable Credit Party such documents, including (without limitation) termination or partial release statements, as such Credit Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents, to subordinate its interest in such item or to provide its interests are equal to the interests of any other Person, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Credit Documents and this Section 12.11.

The Administrative Agent and Collateral Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s and Collateral Agent’s Lien thereon, or any certificate prepared by any Credit Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Without limitation of the operation of the releases described above or in any Security Document, a certificate of a Responsible Officer delivered either at the request of the Administrative Agent or Collateral Agent or at the option of Borrower, in either case, to the Administrative Agent or Collateral with respect to any release described in this Section 12.11 stating that Borrower has determined in good faith that such release satisfies the foregoing requirements shall be conclusive evidence that such release satisfies the foregoing requirement and such automatic release has occurred (and the Administrative Agent and the Collateral Agent will rely conclusively on such certificate without further inquiry), and the Administrative Agent and the Collateral Agent shall promptly execute and deliver all documentation evidencing such release and requested by Borrower.

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12.12    Designated Interest Rate Protection Agreements and Designated Treasury Services Agreements. No Guaranteed Creditor that is a counterparty to a Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement, in its capacity as such, that obtains the benefits of any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Credit Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as an Agent or a Lender and, in such case, only to the extent expressly provided in the Credit Documents. Notwithstanding any other provision of this Section 12.12 to the contrary, the Administrative Agent and Collateral Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Designated Interest Rate Protection Agreements and Designated Treasury Services Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Guaranteed Creditor. Each Guaranteed Creditor that is a counterparty to a Designated Interest Rate Protection Agreement or Designated Treasury Services Agreement, in its capacity as such, agrees to be bound by this Section 12 to the same extent as a Lender hereunder.

12.13    Withholding Taxes. To the extent required by any applicable Requirements of Law, the Administrative Agent may withhold from any payment to any Lender an amount equivalent to any applicable withholding Tax. If the Internal Revenue Service or any other relevant Governmental Authority of the United States or other jurisdiction asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender for any reason (including, without limitation, because the appropriate form was not delivered or not properly executed, or because such Lender failed to notify the Administrative Agent of a change in circumstance that rendered the exemption from, or reduction of, withholding Tax ineffective), such Lender shall, within 10 days after written demand therefor, indemnify and hold harmless the Administrative Agent (to the extent that the Administrative Agent has not already been reimbursed by any Credit Party pursuant to Section 5.04 and without limiting or expanding the obligation of any Credit Party to do so) for all amounts paid, directly or indirectly, by the Administrative Agent as Taxes or otherwise, together with all expenses incurred, including legal expenses and any other out-of-pocket expenses, whether or not such Tax was correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply all amounts at any time owing to such Lender under this Agreement, any other Credit Document or from any other sources against any amount due the Administrative Agent under this Section 12.13. The agreements in this Section 12.13 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other Obligations.

12.14    Certain ERISA Matters.

(a)    Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent , and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Credit Party, that at least one of the following is and will be true:

(i)    such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans or the Commitments;

(ii)    the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91- 38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement;

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(iii)    (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement satisfies the requirements of sub- sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement; or

(iv)    such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)    In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of Borrower or any other Credit Party, that none of the Administrative Agent, or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the Collateral or the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

(c)    The Administrative Agent, and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide investment advice or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Commitments, this Agreement and any other Credit Documents (ii) may recognize a gain if it extended the Loans, or the Commitments for an amount less than the amount being paid for an interest in the Loans or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Credit Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

12.15    Acknowledgments of Lenders. (a) Each Lender hereby agrees that (x) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, a “Payment”) were erroneously transmitted to such Lender (whether or not known to such Lender), and demands the return of such Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect, and (y) to the extent permitted by applicable law, such Lender shall not assert, and hereby waives, as to the Administrative Agent, any claim, counterclaim, defense or right of set- off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Payments received, including without limitation any defense based on “discharge for value” or any similar doctrine. A notice of the Administrative Agent to any Lender under this Section 12.15 shall be conclusive, absent manifest error.

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(b)    Each Lender hereby further agrees that if it receives a Payment from the Administrative Agent or any of its Affiliates (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent (or any of its Affiliates) with respect to such Payment (a “Payment Notice”) or (y) that was not preceded or accompanied by a Payment Notice, it shall be on notice, in each such case, that an error has been made with respect to such Payment. Each Lender agrees that, in each such case, or if it otherwise becomes aware a Payment (or portion thereof) may have been sent in error, such Lender shall promptly notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Payment (or portion thereof) as to which such a demand was made in same day funds, together with interest thereon in respect of each day from and including the date such Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.

(c)    The Borrower and each other Credit Party hereby agrees that (x) in the event an erroneous Payment (or portion thereof) are not recovered from any Lender that has received such Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Credit Party, except, in each case of this clause (y), to the extent such erroneous Payment is, and solely with respect to the amount of such erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Credit Party for the purpose of making such erroneous Payment.

(d)    Each party’s obligations under this Section 12.15 shall survive the resignation or replacement of the Administrative Agent or any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations under any Credit Document.

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Section 13.    Miscellaneous.

13.01    Payment of Expenses, etc.

(a)    The Credit Parties hereby jointly and severally agree, from and after the Closing Date, to: (i) pay all reasonable invoiced out-of-pocket costs and expenses of the Agents (limited, in the case of legal expenses, to the reasonable fees and disbursements of one primary counsel to all Agents and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions)) in connection with (x) the preparation, execution, enforcement and delivery of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein, (y) the administration hereof and thereof and any amendment, waiver or consent relating hereto or thereto (whether or not effective) and (z) their syndication efforts with respect to this Agreement; (ii) pay all reasonable invoiced out-of-pocket fees, costs and expenses of the Agents and each Lender in connection with the enforcement of this Agreement and the other Credit Documents and the documents and instruments referred to herein and therein or in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a “work-out” or pursuant to any insolvency or bankruptcy cases or proceedings (limited, in the case of legal expenses, to one primary counsel to all Agents and Lenders to be retained by the Administrative Agent and, if reasonably necessary, one local counsel in any relevant jurisdiction (which may include a single firm of counsel acting in multiple jurisdictions) and, in the case of an actual or perceived conflict of interest where any Indemnified Person affected by such conflict informs Borrower of such conflict, of a single additional firm of counsel in each relevant jurisdiction for all similarly situated affected Indemnified Persons); and (iii) indemnify each Agent and each Lender and their respective Affiliates, and the partners, shareholders, officers, directors, employees, agents, trustees, representatives and investment advisors of each of the foregoing, in each case, together with their respective successors and assigns (each, an “Indemnified Person”) from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys’ and consultants’ fees and disbursements) (but excluding any Taxes, other than Taxes that represent liabilities, obligations, losses, damages, penalties, actions, costs, expenses, disbursements etc. arising from a non-Tax claim) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not any Agent or any Lender is a party thereto and whether or not such investigation, litigation or other proceeding is brought by or on behalf of any Credit Party) related to the entering into and/or performance of) this Agreement or any other Credit Document or the proceeds of any Term Loans hereunder or the consummation of the Transaction or any other transactions contemplated herein or in any other Credit Document or the exercise of any of their rights or remedies provided herein or in the other Credit Documents, or (b) the actual or alleged presence of Hazardous Materials relating in any way to any Real Property owned, leased or operated, at any time, by Borrower or any of its Subsidiaries; the generation, storage, transportation, handling, Release or threat of Release of Hazardous Materials by Borrower or any of its Subsidiaries at any location, whether or not owned, leased or operated by Borrower or any of its Subsidiaries; the non-compliance by Borrower or any of its Subsidiaries with any Environmental Law (including applicable permits thereunder) applicable to any Real Property; or any Environmental Claim or liability under Environmental Laws relating in any way to Borrower, any of its Subsidiaries or relating in any way to any Real Property at any time owned, leased or operated by Borrower or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding, in all cases, whether or not caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of the Indemnified Person (but excluding in each case (and each Indemnified Person, by accepting the benefits hereof, agrees to promptly refund or return any indemnity received hereunder to the extent it is later determined by a final, non-appealable judgment of a court of competent jurisdiction that such Indemnified Person is not entitled thereto) any losses, liabilities, claims, damages or expenses (i) to the extent incurred by reason of the gross negligence, bad faith or willful misconduct of the applicable Indemnified Person, any Affiliate of such Indemnified Person or any of their respective directors, officers, employees, representatives, agents, Affiliates, trustees or investment advisors, (ii) to the extent incurred by reason of any material breach of the obligations of such Indemnified Person under this Agreement or the other Credit Documents (in the case of each of the preceding clauses (i) and (ii), as determined by a court of competent jurisdiction in a final and non-appealable decision) or (iii) that do not involve or arise from an act or omission by any Credit Party or any of their respective affiliates and is brought by an Indemnified Person against another Indemnified Person (other than claims against any Agent solely in its capacity as such or in its fulfilling such role)). To the extent that the undertaking to indemnify, pay or hold harmless any Agent or any Lender or other Indemnified Person set forth in the preceding sentence may be unenforceable because it violates any law or public policy, the Credit Parties shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

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(b)    No Agent or any Indemnified Person shall be responsible or liable to any Credit Party or any other Person for any determination made by it pursuant to this Agreement or any other Credit Document in the absence of gross negligence, bad faith or willful misconduct on the part of such Indemnified Person (in each case, as determined by a court of competent jurisdiction in a final and non-appealable judgment).

(c)    To the extent permitted by applicable law, (i) the Credit Parties shall not assert, each Credit Party hereby waives any claim against each Agent, each Lender and their respective Affiliates, and the partners, shareholders, officers, directors, employees, agents, trustees, representatives and investment advisors of each of the foregoing, in each case, together with their respective successors and assigns (each, a “Lender-Related Person”) for any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems and (ii) no party hereto (and no Indemnified Person or any Subsidiary or Affiliate of Holdings or Borrower) shall be responsible to any other party hereto (or any Indemnified Person or any Subsidiary or Affiliate of Holdings or Borrower) for any indirect, special, exemplary, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of this Agreement or any other Credit Document or the financing contemplated hereby; provided that nothing in this Section 13.01(c) shall limit the Credit Parties’ indemnity obligations to the extent such indirect, special, punitive or consequential damages are included in any claim by a third party unaffiliated with any Indemnified Person with respect to which the applicable Indemnified Person is entitled to indemnification under Section 13.01(a).

13.02    Right of Setoff. In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, the Administrative Agent, the Collateral Agent, each Lender and each Guaranteed Creditor is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to any Credit Party or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) (other than accounts used exclusively for payroll, payroll taxes, fiduciary and trust purposes, and employee benefits) and any other Indebtedness at any time held or owing by the Administrative Agent, the Collateral Agent, such Lender or such Guaranteed Creditor (including, without limitation, by branches and agencies of the Administrative Agent, the Collateral Agent, such Lender or such Guaranteed Creditor wherever located) to or for the credit or the account of Borrower or any of its Subsidiaries against and on account of the Obligations and liabilities of the Credit Parties to the Administrative Agent, the Collateral Agent, such Lender or such Guaranteed Creditor under this Agreement or under any of the other Credit Documents, including, without limitation, all interests in Obligations purchased by such Lender or such Guaranteed Creditor pursuant to Section 13.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not the Administrative Agent, the Collateral Agent, such Lender or such Guaranteed Creditor shall have made any demand hereunder and although said Obligations, liabilities or claims, or any of them, shall be contingent or unmatured. The right of setoff described in this Section 13.02 shall not apply with respect to any Excluded Collateral.

13.03    Notices.

(a)    Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier, cable communication or electronic transmission) and mailed, telegraphed, telexed, telecopied, cabled, delivered or transmitted:

(i)    if to any Credit Party, the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such Person on Schedule 13.03 or such other address as shall be designated by such party in a written notice to the other parties hereto; and

(ii)    if to any Lender, at its address specified in its Administrative Questionnaire (including, as appropriate, notices delivered solely to the Person designated by a Lender on its Administrative Questionnaire then in effect for the delivery of notices that may contain material non-public information relating to Borrower) or at such other address as shall be designated by such Lender in a written notice to Borrower and the Administrative Agent.

All such notices and communications shall, when mailed or overnight courier, be effective when deposited in the mail, or overnight courier, as the case may be, or sent by facsimile or other electronic means of transmission, except that notices and communications to the Administrative Agent, Collateral Agent and Borrower shall not be effective until received by the Administrative Agent, Collateral Agent or Borrower, as the case may be.

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(b)    Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications (including email, FpML messaging, and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Section 2 unless otherwise agreed by the Administrative Agent and the applicable Lender. Each of the Administrative Agent, Collateral Agent, Borrower or Holdings may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)    (i) Notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e- mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii), if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice, email or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(d)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF ANY BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM ANY BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT PARTY IN CONNECTION WITH ANY
BORROWER MATERIALS OR THE PLATFORM. In no event shall each of the Administrative Agent and the Collateral Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to Holdings, Borrower, the Subsidiary Guarantors, any Lender or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of a Borrower’s, any Credit Party’s or the Administrative Agent’s transmission of Borrower Materials or notices through the Platform, any other electronic messaging service, or through the Internet, in the absence of gross negligence, bad faith or willful misconduct of any Agent Party, as determined by a court of competent jurisdiction and by a final and nonappealable judgment.

13.04    Benefit of Agreement; Assignments; Participations, etc.

(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted, except that (i) Borrower may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender (and any attempted assignment or transfer by Borrower without such consent shall be null and void), except as contemplated by Section 10.02(vi) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 13.04. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) below. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)    (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Eligible Transferees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and Term Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of:

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(A)    Borrower; provided that, Borrower shall be deemed to have consented to an assignment of Term Loans or Term Loan Commitments unless it shall have objected thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof; provided that no consent of Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing under Section 11.01 or 11.05, any other Eligible Transferee; and

(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Lender, an Affiliate of a Lender or an Approved Fund.

(ii)    Assignments shall be subject to the following additional conditions:

(A)    except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Term Loans of any Tranche, the amount of the Commitment or Term Loans of the assigning Lender subject to each such assignment (determined as of the Trade Date) shall not be less than $1,000,000 unless each of Borrower and the Administrative Agent otherwise consent; provided, that such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more related Lenders shall be treated as one assignment); provided, further that no such consent of Borrower shall be required if an Event of Default has occurred and is continuing under Section 11.01 or 11.05;

(B)    each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Tranche of Commitments or Term Loans;

(C)    the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with the payment by the assignee of a processing and recordation fee of $3,500 (it being understood that such recordation fee shall not apply to any assignments by the Lenders or any of their affiliates pursuant to the primary syndication of the Loans under this Agreement); and

(D)    the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Credit Parties and their related parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

For the purposes hereof, “Trade Date” shall mean the date on which the applicable Lender entered into a binding agreement to sell and assign or participate all or a portion of its rights and/or obligations under this Agreement.

(iii)    Subject to acceptance and recording thereof pursuant to clause (b)(iv) below, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 5.04 and 13.01). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 13.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with clause (c) below.

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(iv)    The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and related interest amounts) of the Term Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrower and, as to its own positions only, any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)    Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in clause (b)(ii)(C) above and any written consent to such assignment required by clause (b)(ii) above, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this clause (v).

(c)    Any Lender may, without the consent of Borrower or the Administrative Agent, sell participations to one or more Eligible Transferees (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Term Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that requires the consent of each Lender or each adversely affected Lender and that directly affects such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10 and 5.04 (subject to the requirements and limitations therein (it being understood that the documentation required under Sections 5.04(b) and (c) shall be delivered solely to the participating Lender; provided, for the avoidance of doubt, that if the participating Lender is not a U.S. Person, such Lender shall include a copy of such documentation as an exhibit to its IRS Form W-8IMY in accordance with Section 5.04(c)(x)(iv))) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 13.04(b); provided that such Participant (A) shall be subject to the provisions of Section 2.12 as if it were an assignee under Section 13.04(b); and (B) shall not be entitled to receive any greater payment under Section 2.10 or 5.04, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at Borrower’s request and expense, to use reasonable efforts to cooperate with Borrower to effectuate the provisions of Section 2.13 with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender; provided that such Participant shall be subject to Section 2.12 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments or Term Loan or its other obligations under any Credit Document) to any Person except to the extent such disclosure is necessary to establish that such Commitment, Term Loan or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(d)    Holdings, Borrower and its Restricted Subsidiaries shall also be entitled to purchase (from Lenders) outstanding principal of Term Loans in accordance with the provisions of Sections 2.19 and 2.20, which purchases shall be evidenced by assignments (in form reasonably satisfactory to the Administrative Agent) from the applicable Lender to Borrower. Each assignor and assignee party to the relevant repurchases under Sections 2.19 and 2.20 shall render customary “big boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Assignment and Assumption. No such transfer or assignment shall be effective until recorded by the Administrative Agent (which the Administrative Agent agrees to promptly record) on the Register pursuant to clause (b) above. All Term Loans purchased pursuant to Sections 2.19 and 2.20 shall be immediately and automatically cancelled and retired, and Borrower shall in no event become a Lender hereunder. To the extent of any assignment to a Borrower as described in this clause (d), the assigning Lender shall be relieved of its obligations hereunder with respect to the assigned Term Loans.

(e)    Nothing in this Agreement shall prevent or prohibit any Lender from pledging its Term Loans and Notes hereunder to a Federal Reserve Bank or central banking authority in support of borrowings made by such Lender from such Federal Reserve Bank or central banking authority and, with prior notification to the Administrative Agent (but without the consent of the Administrative Agent or Borrower), any Lender which is a fund may pledge all or any portion of its Term Loans and Notes to its trustee or to a collateral agent providing credit or credit support to such Lender in support of its obligations to such trustee, such collateral agent or a holder of such obligations, as the case may be. No pledge pursuant to this clause (e) shall release the transferor Lender from any of its obligations hereunder.

(f)    Each Lender acknowledges and agrees to comply with the provisions of this Section 13.04 applicable to it as a Lender hereunder.

(g)    Each Sponsor Affiliate, solely in its capacity as a Lender, hereby agrees, and each Assignment and Assumption entered into by a Sponsor Affiliate shall provide a confirmation, that, if any Credit Party shall be subject to any voluntary or involuntary case or proceeding commenced under any Debtor Relief Law now or hereafter in effect (“Bankruptcy Proceedings”), (i) such Sponsor Affiliate shall not take any step or action in such Bankruptcy Proceeding to object to, impede, or delay the exercise of any right or the taking of any action by the Administrative Agent (or the taking of any action by a third party that is supported by the Administrative Agent) in relation to such Sponsor Affiliate’s claim with respect to its Term Loans (a “Claim”) (including, without limitation, objecting to any debtor in possession financing, use of cash collateral, grant of adequate protection, sale or disposition, compromise, or plan of reorganization or similar dispositive restructuring plan) so long as such Sponsor Affiliate is treated in connection with such exercise or action on the same or better terms in all material respects as the other Lenders and (ii) with respect to any matter requiring the vote of Lenders during the pendency of a Bankruptcy Proceeding (including, without limitation, voting on any plan of reorganization or similar dispositive restructuring plan), the Term Loans held by such Sponsor Affiliate (and any Claim with respect thereto) shall be deemed to be voted by such Sponsor Affiliate in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Sponsor Affiliates, so long as such Sponsor Affiliate is treated in connection with the exercise of such right or taking of such action on the same or better terms in all material respects as the other Lenders; provided, however, that the Administrative Agent shall vote on behalf of any such Sponsor Affiliates holding Term Loans in accordance with this Section 13.04(g) and the relevant Assignment and Assumption. For the avoidance of doubt, the Lenders and each Sponsor Affiliate agree and acknowledge that the provisions set forth in this Section 13.04(g) constitute a “subordination agreement” as such term is contemplated by, and utilized in, Section 510(a) of the Bankruptcy Code (or any similar provision of any other applicable Debtor Relief Law), and, as such, would be enforceable for all purposes in any case or proceeding where a Credit Party has filed for protection under any Debtor Relief Law or similar law now or hereafter in effect applicable to Credit Party. Except as expressly provided in this Section 13.04(g), the provisions of this Section 13.04(g) shall not be applicable to any Debt Fund Affiliate.

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(h)    If Borrower wishes to replace the Term Loans or Commitments with Term Loans or Commitments having different terms, it shall have the option, with the consent of the Administrative Agent and subject to at least three Business Days’ advance notice to the Lenders of such Term Loans or holding such Commitments, instead of prepaying the Term Loans or reducing or terminating the Commitments to be replaced, to (i) require such Lenders to assign such Term Loans or Commitments to the Administrative Agent or its designees and (ii) amend the terms thereof in accordance with Section 13.12 (with such replacement, if applicable, being deemed to have been made pursuant to Section 13.12). Pursuant to any such assignment, all Term Loans and Commitments to be replaced shall be purchased at par (allocated among the applicable Lenders in the same manner as would be required if such Term Loans were being optionally prepaid or such Commitments were being optionally reduced or terminated by Borrower), accompanied by payment of any accrued interest and fees thereon and any amounts owing pursuant to Section 2.08. By receiving such purchase price, the applicable Lenders shall automatically be deemed to have assigned such Term Loans or Commitments pursuant to the terms of an Assignment and Assumption, and accordingly no other action by such Lenders shall be required in connection therewith. The provisions of this paragraph are intended to facilitate the maintenance of the perfection and priority of existing security interests in the Collateral during any such replacement.

(i)    The Administrative Agent shall have the right, and Borrower hereby expressly authorizes the Administrative Agent to provide to any requesting Lender, the list of Disqualified Lenders provided to the Administrative Agent by Borrower and any updates thereto. Borrower hereby agrees that any such requesting Lender may share the list of Disqualified Lenders with any potential assignee, transferee or participant. Notwithstanding the foregoing, each Credit Party and the Lenders acknowledge and agree that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions of this Agreement relating to Disqualified Lenders or Net Short Lenders (other than with respect to assignments or participations by it of its Loans and Commitments, if any). Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Lender or Net Short Lender, (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Lender (other than with respect to assignments or participations by it of its Loans and Commitments, if any) or (z) have any liability with respect to or arising out of the voting in any amendment or waiver to any Credit Document by any Net Short Lender.

(j)    Disqualified Lenders. Notwithstanding anything to the contrary contained in this Agreement, any assignment to a Disqualified Lender shall not be void, but shall be subject to the following provisions:

(i)    If any assignment is made to any Disqualified Lender without Borrower’s prior written consent, or if any Person becomes a Disqualified Lender after the Closing Date, Borrower may, at its sole expense and effort, upon notice to the applicable Disqualified Lender and the Administrative Agent, cancel any unfunded Commitment the subject thereof and (A) in the case of outstanding Term Loans held by Disqualified Lenders, prepay such Term Loan by paying the lesser of (x) the principal amount thereof and
(y) the amount that such Disqualified Lender paid to acquire such Term Loans, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder (it being understood that, notwithstanding anything in the Credit Documents to the contrary, any such prepayment shall not be subject to any provisions requiring prepayments of the Term Loans on a pro rata basis and no other Term Loans shall be required to be repaid as a result of such prepayment) and/or (B) require such Disqualified Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in this Section 13.04), all of its interest, rights and obligations under this Agreement and related Credit Documents to an Eligible Transferee that shall assume such obligations at the lesser of (x) the principal amount thereof and (y) the amount that such Disqualified Lender paid to acquire such interests, rights and obligations, in each case plus accrued interest, accrued fees and all other amounts (other than principal amounts) payable to it hereunder; provided that (i) Borrower shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 13.04(b) (unless waived by the Administrative Agent) and (ii) in the case of clause (A), Borrower shall not use the proceeds from any Loans or loans under the ABL Credit Agreement to prepay any Term Loans held by Disqualified Lenders.

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(ii)    Notwithstanding anything to the contrary contained in this Agreement, Disqualified Lenders (A) will not (x) have the right to receive information, reports or other materials provided to Lenders by Borrower, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent, or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders and (B) (x) for purposes of any consent to any amendment, waiver or modification of, or any action under, and for the purpose of any direction to the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) under this Agreement or any other Credit Document, each Disqualified Lender will be deemed to have consented in the same proportion as the Lenders that are not Disqualified Lender consented to such matter, and (y) for purposes of voting on any proposed plan of reorganization, plan of liquidation, or any other similar dispositive restructuring plan pursuant to any Debtor Relief Laws (“Plan of Reorganization”), each Disqualified Lender party hereto hereby agrees (1) not to vote on such Plan of Reorganization, (2) if such Disqualified Lender does vote on such Plan of Reorganization notwithstanding the restriction in the foregoing clause (1), such vote will be deemed not to be in good faith and shall be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws), and such vote shall not be counted in determining whether the applicable class has accepted or rejected such Plan of Reorganization in accordance with Section 1126(c) of the Bankruptcy Code (or any similar provision in any other Debtor Relief Laws) and (3) not to contest any request by any party for a determination by the bankruptcy court (or other applicable court of competent jurisdiction) effectuating the foregoing clause (2).

13.05    No Waiver; Remedies Cumulative. No failure or delay on the part of the Administrative Agent, the Collateral Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between Borrower or any other Credit Party and the Administrative Agent, the Collateral Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein or in any other Credit Document expressly provided are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent, the Collateral Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent, the Collateral Agent or any Lender to any other or further action in any circumstances without notice or demand.

13.06    Payments Pro Rata.

(a)    The Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of any Credit Party in respect of any Obligations of such Credit Party, it shall, except as otherwise provided in this Agreement, distribute such payment to the Lenders (other than any Lender that has consented in writing to waive its pro rata share of such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received. Each Rollover Term ~~B~~B-1 Lender and Additional Term B-~~1~~2 Loan Lender acknowledges and agrees that no proceeds of Additional Term B-~~1~~2 Loans will be applied to prepay or repay any Exchanged Term ~~B~~B-1 Loans or Additional Term B-~~1~~2 Loans.

(b)    Each of the Lenders agrees that, if it should receive any amount hereunder (whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker’s lien, by counterclaim or cross action, by the enforcement of any right under the Credit Documents, or otherwise) which is applicable to the payment of the principal of, or interest on, the Term Loans or Fees, of a sum which with respect to the related sum or sums received by other Lenders is in a greater proportion than the total of such Obligation then owed and due to such Lender bears to the total of such Obligation then owed and due to all of the Lenders immediately prior to such receipt, then such Lender receiving such excess payment shall purchase for cash without recourse or warranty from the other Lenders an interest in the Obligations of the respective Credit Party to such Lenders in such amount as shall result in a proportional participation by all of the Lenders in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Lender, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

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(c)    Notwithstanding anything to the contrary contained herein, the provisions of the preceding Sections 13.06(a) and (b) shall be subject to (x) the express provisions of this Agreement which require, or permit, differing payments to be made to Non-Defaulting Lenders as opposed to Defaulting Lenders, (y) the express provisions of this Agreement which permit disproportionate payments with respect to various of the Tranches as, and to the extent, provided herein, and (z) any other provisions which permit disproportionate payments with respect to the Term Loans as, and to the extent, provided therein.

13.07    Calculations; Computations.

(a)    The financial statements to be furnished to the Lenders pursuant hereto shall be made and prepared in accordance with U.S. GAAP consistently applied throughout the periods involved (except as set forth in the notes thereto); provided that to the extent expressly provided herein, certain calculations shall be made on a Pro Forma Basis; provided, further, that if Borrower notifies the Administrative Agent that Borrower wishes to amend any leverage calculation or any financial definition used therein to implement the effect of any change in U.S. GAAP or the application thereof occurring after the Closing Date on the operation thereof (or if the Administrative Agent notifies Borrower that the Required Lenders wish to amend any leverage test or any financial definition used therein for such purpose), then Borrower and the Administrative Agent shall negotiate in good faith to amend such leverage test or the definitions used therein (subject to the approval of the Required Lenders) to preserve the original intent thereof in light of such changes in U.S. GAAP; provided, further, that all determinations made pursuant to any applicable leverage test or any financial definition used therein shall be determined on the basis of U.S. GAAP as applied and in effect immediately before the relevant change in U.S. GAAP or the application thereof became effective, until such leverage test or such financial definition is amended. Notwithstanding any other provision contained herein, (i) all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made, without giving effect to Statement of Financial Accounting Standards 141R or ASC 805 (or any other financial accounting standard having a similar result or effect) and (ii) the accounting for any lease shall be based on U.S. GAAP as in effect on December 15, 2018 and without giving effect to any subsequent changes in U.S. GAAP (or the required implementation of any previously promulgated changes in U.S. GAAP) relating to the treatment of a lease as an operating lease or capitalized lease.

(b)    Notwithstanding anything to the contrary contained in this Agreement, Borrower (or any Parent Company) may elect to switch from maintaining its accounting records from U.S. GAAP to IFRS by written notice to the Administrative Agent, and thereafter may provide all required financial information in accordance with IFRS. In the event that Borrower (or any Parent Company) elects to prepare its financial statements in accordance with IFRS and such election results in a change in the method of calculation of financial covenants, standards or terms (collectively, the “Accounting Changes”) in this Agreement, Borrower and the Administrative Agent agree to enter into good faith negotiations in order to amend such provisions of this Agreement so as to reflect equitably the Accounting Changes (or if the Administrative Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), then Borrower and the Administrative Agent shall negotiate in good faith to enter into an amendment of the relevant affected provisions (without the payment of any amendment or similar fee to the Lenders), with the desired result that the criteria for evaluating Borrower’s (or any Parent Company’s) financial condition shall be substantially the same after such change as if such change had not been made. Until such time as such an amendment shall have been executed and delivered by Borrower and the Administrative Agent, all financial covenants, standards and terms in this Agreement shall continue to be calculated or construed in accordance with U.S. GAAP (as determined in good faith by a Responsible Officer of Borrower or such Parent Company, as applicable) as if such change had not occurred.

(c)    The calculation of any financial ratios under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-down if there is no nearest number).

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13.08    GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

(a)    THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN WITH RESPECT TO ANY CREDIT DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL, EXCEPT AS OTHERWISE PROVIDED IN THE RELEVANT SECURITY DOCUMENT, BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT (EXCEPT THAT, (X) IN THE CASE OF ANY MORTGAGE OR OTHER SECURITY DOCUMENT, PROCEEDINGS MAY ALSO BE BROUGHT BY THE ADMINISTRATIVE AGENT OR COLLATERAL AGENT IN THE STATE IN WHICH THE RELEVANT MORTGAGED PROPERTY OR COLLATERAL IS LOCATED OR ANY OTHER RELEVANT JURISDICTION AND (Y) IN THE CASE OF ANY BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS WITH RESPECT TO ANY CREDIT PARTY, ACTIONS OR PROCEEDINGS RELATED TO THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS MAY BE BROUGHT IN SUCH COURT HOLDING SUCH BANKRUPTCY, INSOLVENCY OR SIMILAR PROCEEDINGS) MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN EACH CASE WHICH ARE LOCATED IN THE COUNTY OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, EACH OF THE PARTIES HERETO OR THERETO HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. EACH PARTY HERETO HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER IT, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENTS BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER IT. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, SUCH PARTY, AS THE CASE MAY BE, AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH PARTY HERETO IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OTHER SUCH PARTY IN ANY OTHER JURISDICTION.

(b)    EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)    EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

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13.09    Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts and by the different parties hereto in different counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Credit Documents, and any separate letter agreements with respect to fees payable to the Administrative Agent, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as otherwise provided herein, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging means (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

13.10    [Reserved].

13.11    Headings Descriptive. The headings of the several Sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

13.12    Amendment or Waiver; etc.

(a)    Except as expressly contemplated hereby, neither this Agreement nor any other Credit Document nor any terms hereof or thereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Credit Parties party hereto or thereto, the Administrative Agent and the Required Lenders (although additional parties may be added to (and annexes may be modified to reflect such additions) the Guaranty Agreement and the Security Documents in accordance with the provisions hereof and thereof without the consent of the other Credit Parties party thereto or the Required Lenders) or the Administrative Agent with the written consent of the Required Lenders; provided that no such change, waiver, discharge or termination shall (i) without the prior written consent of each Lender directly and adversely affected thereby, extend the final scheduled maturity of any Term Loan, or reduce the rate or extend the time of payment of interest or fees thereon; except in connection with the waiver of the applicability of any post-default increase in interest rates, (ii) except as otherwise expressly provided in the Credit Documents, release all or substantially all of the Collateral without the prior written consent of each Lender, (iii) except as otherwise provided in the Credit Documents, release all or substantially all of the value of the Guaranty by the Guarantors without the prior written consent of each Lender, (iv) amend, modify or waive any provision of this Section 13.12(a) or Section 13.06 or Section 7.4 of the Security Agreement (except for technical amendments with respect to additional extensions of credit pursuant to this Agreement which afford the protections to such additional extensions of credit of the type provided to the Initial Term Loans on the Closing Date, to the Term B Loans on the Amendment No. 2 Effective Date ~~or~~, to the Term B-1 Loans on the Amendment No. 3 Effective Date or to the Term B-2 Loans on the Amendment No. 4 Effective Date), in each case, without the prior written consent of each Lender directly and adversely affected thereby, (v) (1) reduce the percentage specified in the definition of Required Lenders without the prior written consent of each Lender or (2) reduce the percentage specified in the definition of “Supermajority Lenders” without the prior written consent of each Lender (in each case, it being understood that, with the prior written consent of the Required Lenders or Supermajority Lenders, as applicable, additional extensions of credit pursuant to this Agreement that are permitted by the terms hereof or that have been consented to by the Required Lenders or Supermajority Lenders may be included in the determination of the Required Lenders or Supermajority Lenders, as applicable, on substantially the same basis as the extensions of Initial Term Loans are included on the Closing Date, the extensions of Term B Loans are included on the Amendment No. 2 Effective Date ~~or~~, the extensions of Term B-1 Loans are included on the Amendment No. 3 Effective Date or the extensions of Term B-2 Loans are included on the Amendment No. 4 Effective Date), (vi) except as permitted by Section 10.02(vi), consent to the assignment or transfer by Borrower of any of its rights and obligations under this Agreement without the consent of each Lender or (vii) amend Section 2.14 the effect of which is to extend the maturity of any Term Loan without the prior written consent of each Lender directly and adversely affected thereby; provided, further, that no such change, waiver, discharge or termination shall (1) increase the Commitments of any Lender over the amount thereof then in effect without the consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the Total Commitment shall not constitute an increase of the Commitment of any Lender, and that an increase in the available portion of any Commitment of any Lender shall not constitute an increase of the Commitment of such Lender), (2) without the consent of each Agent adversely affected thereby, amend, modify or waive any provision of Section 12 or any other provision of any Credit Document as the same relates to the rights or obligations of such Agent, (3) without the consent of Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent, (4) except in cases where additional extensions of term loans are being afforded substantially the same treatment afforded to the Term Loans

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pursuant to this Agreement as in effect on the Closing Date, without the consent of the Majority Lenders of each Tranche which is being allocated a lesser prepayment, repayment or commitment reduction, alter the required application of any prepayments or repayments (or commitment reduction), as between the various Tranches, pursuant to Section 5.01 or 5.02 (although (x) the Required Lenders may waive, in whole or in part, any such prepayment, repayment or commitment reduction, so long as the application, as amongst the various Tranches, of any such prepayment, repayment or commitment reduction which is still required to be made is not altered and (y) any conversion of any Tranche of Term Loans into another Tranche of Term Loans hereunder in like principal amount and any other conversion of any Tranche of Term Loans into Extended Term Loans pursuant to an Extension Amendment shall not be considered a “prepayment” or “repayment” for purposes of this clause (4)), (5) without the prior written consent of the Majority Lenders of the respective Tranche affected thereby, amend or change the definition of Majority Lenders (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Majority Lenders on substantially the same basis as the extensions of Term Loans and Commitments are included on the Closing Date) or (6) without the consent of the Supermajority Lenders of the relevant Tranche, reduce the amount of or extend the date of, ~~any~~the Scheduled Repayment (except that, if additional Term Loans are made pursuant to a given Tranche, the scheduled repayments of such Tranche may be increased on a proportionate basis without the consent otherwise required by this clause (6)), or amend the definition of “Supermajority Lenders” (it being understood that, with the consent of the Required Lenders, additional extensions of credit pursuant to this Agreement may be included in the determination of the Supermajority Lenders on substantially the same basis as the Initial Term Loans and Initial Term Loan Commitments are included on the Closing Date, as the Term B Loans and Term B Loan Commitments are included on the Amendment No. 2 Effective Date ~~and~~, as the Term B-1 Loans and Term B-1 Loan Commitments are included on the Amendment No. 3 Effective Date and as the Term B-2 Loans and Term B-2 Loan Commitments are included on the Amendment No. 4 Effective Date); and provided, further, that only the consent the Administrative Agent shall be necessary for amendments described in clause (y) of the first proviso contained in clause (vi) of the definition of “Permitted Junior Loans.”

(b)    If, in connection with any proposed change, waiver, discharge or termination of any of the provisions of this Agreement as contemplated by clauses (i) through (v), inclusive, of the first proviso to Section 13.12(a), the consent of the Required Lenders is obtained but the consent of one or more of such other Lenders whose consent is required is not obtained, then Borrower shall have the right, so long as all non-consenting Lenders whose individual consent is required are treated as described in either clause (A) or (B) below, to either (A) replace each such non-consenting Lender or Lenders with one or more Replacement Lenders pursuant to Section 2.13 so long as at the time of such replacement, each such Replacement Lender consents to the proposed change, waiver, discharge or termination or (B) terminate such non-consenting Lender’s Commitments and/or repay the outstanding Term Loans of each Tranche of such Lender in accordance with Section 5.01(b)(i); provided that, unless the Commitments that are terminated, and Term Loans repaid, pursuant to the preceding clause (B) are immediately replaced in full at such time through the addition of new Lenders or the increase of outstanding Term Loans of existing Lenders (who in each case must specifically consent thereto), then in the case of any action pursuant to preceding clause (B) the Required Lenders (determined after giving effect to the proposed action) shall specifically consent thereto; provided, further, that in any event Borrower shall not have the right to replace a Lender, terminate its Commitments or repay its Term Loans solely as a result of the exercise of such Lender’s rights (and the withholding of any required consent by such Lender) pursuant to the second proviso to Section 13.12(a).

(c)    Notwithstanding anything to the contrary contained in clause (a) of this Section 13.12, (i) Borrower, the Administrative Agent and each applicable Incremental Term Loan Lender may, without the consent of any other Lender, (i) in accordance with the provisions of Section 2.15, enter into an Incremental Term Loan Amendment; provided that after the execution and delivery by Borrower, the Administrative Agent and each such Incremental Term Loan Lender of such Incremental Term Loan Amendment, such Incremental Term Loan Amendment, may thereafter only be modified in accordance with the requirements of clause (a) above of this Section 13.12, and (ii) the Incremental Term Loan Amendment may, without the consent of any other Credit Party, Agent or Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and Borrower, to effect the provisions of Section 2.15 and the Lenders expressly authorize the Administrative Agent to enter into every such Incremental Term Loan Amendment, including any amendments that are not materially adverse to the interests of any Lender that amend this Agreement to increase the interest rate margin, increase the interest rate floor, increase, extend or add any prepayment premium, increase, extend or add any call protection or increase the amortization schedule with respect to any existing Tranche of Term Loans in order to cause any Incremental Term Loans to be fungible with such existing Tranche of Term Loans.

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(d)    Notwithstanding anything to the contrary in clause (a) above of this Section 13.12, this Agreement may be amended (or amended and restated) (i) with the written consent of the Required Lenders, the Administrative Agent and Borrower, (x) to add one or more additional credit facilities to this Agreement and to permit the extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Credit Documents with the Term Loan and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and (ii) with the written consent of the Administrative Agent, Borrower and the Refinancing Term Loan Lenders, this Agreement and the other Credit Documents shall be amended (or amended and restated) in connection with any refinancing facilities permitted pursuant to Section 2.18.

(e)    Notwithstanding anything to the contrary herein, any fee letter may be amended, or rights and privileges thereunder waived, in a writing executed only by the parties thereto.

(f)    Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender will not be entitled to vote in respect of amendments, waivers and consents hereunder and the Commitment and the outstanding Term Loans or other extensions of credit of such Lender hereunder will not be taken into account in determining whether the Majority Lenders, the Required Lenders or all of the Lenders, as required, have approved any such amendment, waiver or consent (and the definitions of “Majority Lenders”, “Required Lenders” and “Supermajority Lenders” will automatically be deemed modified accordingly for the duration of such period); provided that any such amendment or waiver that would increase or extend the term of the Commitment of such Defaulting Lender, extend the date fixed for the payment of principal or interest owing to such Defaulting Lender hereunder, reduce the principal amount of any obligation owing to such Defaulting Lender, reduce the amount of or the rate or amount of interest on any amount owing to such Defaulting Lender or of any fee payable to such Defaulting Lender hereunder, or alter the terms of this proviso, will require the consent of such Defaulting Lender.

(g)    Further, notwithstanding anything to the contrary contained in this Section 13.12, if following the Closing Date, (i) the Administrative Agent and/or the Collateral Agent and any Credit Party shall have jointly identified an obvious error or any error or omission of a technical or immaterial nature, in each case, in any provision of the Credit Documents, then the Administrative Agent and/or the Collateral Agent and the Credit Parties shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Credit Documents if the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof or (ii) solely in connection with the incurrence of any additional Indebtedness by Borrower or its Subsidiaries that would otherwise be permitted under this Agreement, any amendment is proposed by Borrower to add one or more provisions to this Agreement that is, (A) necessary in the judgment of Borrower to satisfy the requirements or conditions of such additional Indebtedness in order for it to be permitted hereunder, (B) consistent with the applicable provisions in the definitive documentation relating to such additional Indebtedness and (C) in the reasonable judgment of the Administrative Agent, more favorable to the Lenders (or to the applicable subset thereof) than the existing Agreement, then the Administrative Agent and Borrower shall be permitted to amend such provisions without any further action or consent of any other party if the same is not objected to in writing by the Required Lenders to the Administrative Agent within five business days following receipt of notice thereof.

(h)    Further, notwithstanding anything to the contrary in this Section 13.12, Borrower and the Administrative Agent shall be permitted to amend any provision of a Credit Document in order to (i) comply with local law or the advice of local counsel or (ii) to cause any Credit Document (other than this Agreement) to be consistent with this Agreement and the other Credit Documents, and, in each case, such amendment shall become effective without any further action or consent of any other party to any Credit Document.

(i)    Further, notwithstanding anything to the contrary contained in this Section 13.12, modifications to the Credit Documents may be made with the consent of Borrower and the Administrative Agent (and no other Person) to the extent necessary to make any amendments permitted by Section 13.07(b) to give effect to any election to adopt IFRS.

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(j)    Further, notwithstanding anything to the contrary contained in this Section 13.12, in connection with any determination as to whether the requisite Lenders have (A) consented (or not consented) to any amendment, modification or waiver of any provision of this Agreement or any other Credit Document or any departure by Holdings or any Restricted Subsidiary therefrom, (B) otherwise acted on any matter related to this Agreement or any Credit Document or (C) directed or required the Administrative Agent, Collateral Agent or any Lender to undertake any action (or refrain from taking any action) with respect to, or under, this Agreement or any Credit Document, in connection with any amendment or waiver, each Lender (or any Affiliate of such Person (provided further that for the purposes of this clause (j), Affiliates shall not include Persons that are subject to customary procedures to prevent the sharing of confidential information between such Lender and such Person and such Person is managed having independent fiduciary duties to the investors or other equityholders of such Person) (other than (i) any Lender that is a Regulated Bank and (ii) any Revolving Lender (as defined in the ABL Credit Agreement) or any Affiliates of such Regulated Bank or Revolving Lender) that, as a result of its (or its Affiliates’) interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to any of the Loans or Commitments, or with respect to any other tranche, class or series of Indebtedness for borrowed money incurred or issued by Holdings or any of its Restricted Subsidiaries (including commitments with respect to any revolving credit facility) (each such item of Indebtedness, including the Loan and Commitments, “Specified Indebtedness”), on the later of (x) the date such amendment or waiver is posted for review by Lenders generally and (y) the date, if any, that such Lender consents to such amendment or waiver (each such Lender, a “Net Short Lender”), shall be deemed to have voted its interest as a Lender in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders (including in any plan of reorganization). For purposes of determining whether a Lender (alone or together with its Affiliates) has a “net short position” on any date of determination: (i) derivative contracts with respect to any Specified Indebtedness and such contracts that are the functional equivalent thereof shall be counted at the notional amount of such contract in Dollars, (ii) notional amounts in other currencies shall be converted to the Dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes Holdings or any other Restricted Subsidiary or any instrument issued or guaranteed by Holdings or any other Restricted Subsidiary shall not be deemed to create a short position with respect to such Specified Indebtedness, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) Holdings and the other Restricted Subsidiaries and any instrument issued or guaranteed by Holdings or the other Restricted Subsidiaries, collectively, shall represent less than 5% of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivatives Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the relevant Specified Indebtedness if such Lender or its Affiliates is a protection buyer or the equivalent thereof for such derivative transaction and (x) the relevant Specified Indebtedness is a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the relevant Specified Indebtedness would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) Holdings or any other Restricted Subsidiary is designated as a “Reference Entity” under the terms of such derivative transaction and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to any Specified Indebtedness if such transactions offer the Lender or its Affiliates protection against a decline in the value of such Specified Indebtedness, or in the credit quality of Holdings or any other Restricted Subsidiary, in each case, other than as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) Holdings and the other Restricted Subsidiaries, and any instrument issued or guaranteed by Holdings or the other Restricted Subsidiaries, collectively, shall represent less than 5% of the components of such index. In connection with any amendment, modification or waiver of this Agreement or the other Credit Documents, each Lender (other than any Lender that is a Regulated Bank or Revolving Lender) will be deemed to have represented to Borrower and the Administrative Agent that it does not constitute a Net Short Lender, in each case, unless such Lender shall have notified Borrower and the Administrative Agent prior to the requested response date with respect to such amendment, modification or waiver that it constitutes a Net Short Lender (it being understood and agreed that Borrower and the Administrative Agent shall be entitled to rely on each such representation and deemed representation). In no event shall the Administrative Agent be obligated to ascertain, monitor or inquire as to whether any Lender is a Net Short Lender.

13.13    Survival. All indemnities set forth herein including, without limitation, in Sections 2.10, 2.11, 5.04, 12.07 and 13.01 shall survive the execution, delivery and termination of this Agreement and the Notes and the making and repayment of the Obligations.

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13.14    [Reserved].

13.15    Confidentiality.

(a)    Subject to the provisions of clause (b) of this Section 13.15, each Agent, Lead Arranger and Lender agrees that it will not disclose without the prior written consent, which may take the form of electronic mail, of Borrower (other than to its affiliates and its and their respective directors, officers, employees, auditors, advisors or counsel, or to another Lender if such Lender or such Lender’s holding or parent company in its reasonable discretion determines that any such party should have access to such information in connection with the transactions contemplated by this Agreement and such Agent’s, Lead Arranger’s or Lender’s role hereunder or investment in the Term Loans; provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender (or language substantially similar to this Section 13.15(a)) any non-public information with respect to Borrower or any of its Subsidiaries (other than, for the avoidance of doubt, information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry) which is now or in the future furnished by or on behalf of any Credit Party pursuant to this Agreement or any other Credit Document; provided that each Agent, Lead Arranger and Lender may disclose any such information (i) as has become generally available to the public other than by virtue of a breach of this Section 13.15(a) by such Agent, Lead Arranger or Lender, (ii) as may be required or appropriate in any report, statement or testimony submitted to any municipal, state or Federal or supranational regulatory body having or claiming to have jurisdiction over such Agent, Lead Arranger or Lender or to the Federal Reserve Board or other central banking authority or the Federal Deposit Insurance Corporation or similar organizations (whether in the United States or elsewhere) or their successors, (iii) as may be required or appropriate in respect to any summons or subpoena or in connection with any litigation, (iv) in order to comply with any law, order, regulation or ruling applicable to such Agent, Lead Arranger or Lender, (v) in the case of any Lead Arranger or Lender, to the Administrative Agent or the Collateral Agent, (vi) to any prospective or actual direct or indirect contractual counterparty (other than any Disqualified Lender except that the list of Disqualified Lenders may be furnished) in any swap, hedge or similar agreement (or to any such contractual counterparty’s professional advisor), so long as such contractual counterparty (or such professional advisor) agrees to be bound by the provisions of this Section 13.15 (or language substantially similar to this Section 13.15(a)), (vii) in the case of any Lender, to any prospective or actual transferee, pledgee or participant (other than any Disqualified Lender, to the extent that the list of Disqualified Lenders has been furnished, and any pledgee to whom disclosure is permitted pursuant to clause (ii) above) in connection with any contemplated transfer, pledge or participation of any of the Notes or Commitments or any interest therein by such Lender, (viii) has become available to any Agent, Lead Arranger, any Lender, or any of their respective Affiliates on a non-confidential basis from a source other than Holdings, Borrower or any Subsidiary thereof, and which source is not known by such Person to be subject to a confidentiality restriction in respect thereof in favor of Borrower or any Affiliate of Borrower, (ix) for purposes of establishing a “due diligence” defense, (x) to credit risk protection providers (or insurers, re-insurers and insurance brokers) and (xi) that has been independently developed by such Agent, Lead Arranger or Lender without the use of any other confidential information provided by Borrower or on Borrower’s behalf; provided that such prospective transferee, pledge or participant agrees to be bound by the confidentiality provisions contained in this Section 13.15 (or language substantially similar to this Section 13.15(a)); provided, further, that, to the extent permitted pursuant to any applicable law, order, regulation or ruling, and other than in connection with credit and other bank examinations conducted in the ordinary course with respect to such Agent, Lead Arranger or Lender, in the case of any disclosure pursuant to the foregoing clauses (ii), (iii) or (iv), such Agent, Lead Arranger or Lender will use its commercially reasonable efforts to notify Borrower in advance of such disclosure so as to afford Borrower the opportunity to protect the confidentiality of the information proposed to be so disclosed.

(b)    Borrower hereby acknowledges and agrees that each Lender may share with any of its affiliates, and such affiliates may share with such Lender, any information related to Holdings, Borrower or any of its Subsidiaries (including, without limitation, any non-public customer information regarding the creditworthiness of Holdings, Borrower and its Subsidiaries); provided such Persons shall be subject to the provisions of this Section 13.15 to the same extent as such Lender.

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13.16    Patriot Act Notice. Each Lender hereby notifies Holdings and Borrower that pursuant to the requirements of the USA PATRIOT Act Title III of Pub. 107-56 (signed into law October 26, 2001 and amended on March 9, 2009) (the “Patriot Act”) and the Beneficial Ownership Regulation, it is required to obtain, verify, and record information that identifies Holdings, Borrower and each Subsidiary Guarantor, which information includes the name of each Credit Party and other information that will allow such Lender to identify the Credit Party in accordance with the Patriot Act and the Beneficial Ownership Regulation, and each Credit Party agrees to provide such information from time to time to any Lender.

13.17    Waiver of Sovereign Immunity. Each of the Credit Parties, in respect of itself, its Subsidiaries, its process agents, and its properties and revenues, hereby irrevocably agrees that, to the extent that Holdings, Borrower, their respective Subsidiaries or any of their properties has or may hereafter acquire any right of immunity, whether characterized as sovereign immunity or otherwise, from any legal proceedings, whether in the United States or elsewhere, to enforce or collect upon the Term Loans or any Credit Document or any other liability or obligation of Holdings, Borrower or any of their respective Subsidiaries related to or arising from the transactions contemplated by any of the Credit Documents, including, without limitation, immunity from service of process, immunity from jurisdiction or judgment of any court or tribunal, immunity from execution of a judgment, and immunity of any of its property from attachment prior to any entry of judgment, or from attachment in aid of execution upon a judgment, Holdings and Borrower, for themselves and on behalf of their respective Subsidiaries, hereby expressly waive, to the fullest extent permissible under applicable law, any such immunity, and agree not to assert any such right or claim in any such proceeding, whether in the United States or elsewhere. Without limiting the generality of the foregoing, Holdings and Borrower further agree that the waivers set forth in this Section 13.17 shall have the fullest extent permitted under the Foreign Sovereign Immunities Act of 1976 of the United States and are intended to be irrevocable for purposes of such Act.

13.18    [Reserved].

13.19    INTERCREDITOR AGREEMENTS.

(a)    EACH LENDER PARTY HERETO UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) AND EACH OTHER LENDER (AND EACH OF THEIR SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE ABL INTERCREDITOR AGREEMENT, THE PARI PASSU INTERCREDITOR AGREEMENT AND, TO THE EXTENT REQUESTED BY BORROWER AFTER THE CLOSING DATE TO BE ENTERED INTO IN CONNECTION WITH INDEBTEDNESS PERMITTED AND/OR NOT PROHIBITED BY THIS AGREEMENT, ANY ADDITIONAL JUNIOR LIEN INTERCREDITOR AGREEMENT, ANY ADDITIONAL PARI PASSU INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR AGREEMENT, IN EACH CASE, TO THE EXTENT CONTEMPLATED BY THIS AGREEMENT, WHICH IN CERTAIN CIRCUMSTANCES MAY REQUIRE (AS MORE FULLY PROVIDED THEREIN) THE TAKING OF CERTAIN ACTIONS BY THE LENDERS, INCLUDING THE PURCHASE AND SALE OF PARTICIPATIONS BY VARIOUS LENDERS TO EACH OTHER IN ACCORDANCE WITH THE TERMS THEREOF.

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(b)    THE PROVISIONS OF THIS SECTION 13.19 ARE NOT INTENDED TO SUMMARIZE OR FULLY DESCRIBE THE PROVISIONS OF THE ABL INTERCREDITOR AGREEMENT, THE PARI PASSU INTERCREDITOR AGREEMENT AND, TO THE EXTENT REQUESTED BY BORROWER AFTER THE CLOSING DATE TO BE ENTERED INTO IN CONNECTION WITH INDEBTEDNESS PERMITTED AND/OR NOT PROHIBITED BY THIS AGREEMENT, ANY ADDITIONAL JUNIOR LIEN INTERCREDITOR AGREEMENT, ANY ADDITIONAL PARI PASSU INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR AGREEMENT, IN EACH CASE, TO THE EXTENT CONTEMPLATED BY THIS AGREEMENT. REFERENCE MUST BE MADE TO THE ABL INTERCREDITOR AGREEMENT, THE PARI PASSU INTERCREDITOR AGREEMENT AND, TO THE EXTENT REQUESTED BY BORROWER AFTER THE CLOSING DATE TO BE ENTERED INTO IN CONNECTION WITH INDEBTEDNESS PERMITTED AND/OR NOT PROHIBITED BY THIS AGREEMENT, ANY ADDITIONAL JUNIOR LIEN INTERCREDITOR AGREEMENT, ANY ADDITIONAL PARI PASSU INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR AGREEMENT CONTEMPLATED BY THIS AGREEMENT, ITSELF TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF. EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE ABL INTERCREDITOR AGREEMENT, THE PARI PASSU INTERCREDITOR AGREEMENT AND, TO THE EXTENT REQUESTED BY BORROWER AFTER THE CLOSING DATE TO BE ENTERED INTO IN CONNECTION WITH INDEBTEDNESS PERMITTED AND/OR NOT PROHIBITED BY THIS AGREEMENT, ANY ADDITIONAL JUNIOR LIEN INTERCREDITOR AGREEMENT, ANY ADDITIONAL PARI PASSU INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR AGREEMENT CONTEMPLATED BY THIS AGREEMENT, AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE ABL INTERCREDITOR AGREEMENT, THE PARI PASSU INTERCREDITOR AGREEMENT AND, TO THE EXTENT REQUESTED BY BORROWER AFTER THE CLOSING DATE TO BE ENTERED INTO IN CONNECTION WITH INDEBTEDNESS PERMITTED AND/OR NOT PROHIBITED BY THIS AGREEMENT, ANY ADDITIONAL JUNIOR LIEN INTERCREDITOR AGREEMENT, ANY ADDITIONAL PARI PASSU INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR AGREEMENT CONTEMPLATED BY THIS AGREEMENT. COPIES OF THE ABL INTERCREDITOR AGREEMENT AND THE PARI PASSU INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ADMINISTRATIVE AGENT.

(c)    EACH OF THE ABL INTERCREDITOR AGREEMENT, THE PARI PASSU INTERCREDITOR AGREEMENT AND, TO THE EXTENT REQUESTED BY BORROWER AFTER THE CLOSING DATE TO BE ENTERED INTO IN CONNECTION WITH INDEBTEDNESS PERMITTED AND/OR NOT PROHIBITED BY THIS AGREEMENT, ANY ADDITIONAL JUNIOR LIEN INTERCREDITOR AGREEMENT, ANY ADDITIONAL PARI PASSU INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR AGREEMENT CONTEMPLATED BY THIS AGREEMENT, IS AN AGREEMENT SOLELY AMONGST THE LENDERS (AND THEIR SUCCESSORS AND ASSIGNS) AND IS NOT AN AGREEMENT TO WHICH HOLDINGS OR ANY OF ITS SUBSIDIARIES IS PARTY. AS MORE FULLY PROVIDED THEREIN, THE ABL INTERCREDITOR AGREEMENT, THE PARI PASSU INTERCREDITOR AGREEMENT AND, TO THE EXTENT REQUESTED BY BORROWER AFTER THE CLOSING DATE TO BE ENTERED INTO IN CONNECTION WITH INDEBTEDNESS PERMITTED AND/OR NOT PROHIBITED BY THIS AGREEMENT, ANY ADDITIONAL JUNIOR LIEN INTERCREDITOR AGREEMENT, ANY ADDITIONAL PARI PASSU INTERCREDITOR AGREEMENT OR ANY OTHER INTERCREDITOR AGREEMENT CONTEMPLATED BY THIS AGREEMENT, CAN ONLY BE AMENDED BY THE PARTIES THERETO IN ACCORDANCE WITH THE PROVISIONS THEREOF.

13.20    Absence of Fiduciary Relationship. Notwithstanding any other provision of this Agreement or any provision of any other Credit Document, (i) none of the Lead Arrangers, any Lender or any of their respective Affiliates shall, solely by reason of this Agreement or any other Credit Document, have any fiduciary, advisory or agency relationship or duty in respect of any Lender or any other Person and (ii) Holdings and Borrower hereby waive, to the fullest extent permitted by law, any claims they may have against the Lead Arrangers, any Lender or any of their respective Affiliates for breach of fiduciary duty or alleged breach of fiduciary duty by reason of this Agreement, any other Credit Document or the transactions contemplated hereby or thereby. Each Agent, Lender and their Affiliates may have economic interests that conflict with those of the Credit Parties, their stockholders and/or their affiliates.

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13.21    Electronic Execution of Documents. Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Credit Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 13.03), certificate, request, statement, disclosure or authorization related to this Agreement, any other Credit Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Credit Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Credit Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Administrative Agent to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept any Electronic Signature, the Administrative Agent, each of the Lenders and each other party hereto shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of any other party hereto without further verification thereof and without any obligation to review the appearance or form of any such Electronic signature and (ii) upon the request of the Administrative Agent, any Lender or any other party hereto, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and the Credit Parties, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Credit Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) any party hereto may, at its option, create one or more copies of this Agreement, any other Credit Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Credit Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Credit Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against any Lender-Related Person or any other party hereto for any Liabilities arising solely from the Administrative Agent’s, any Lender’s or any other party hereto’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure any party hereto to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

13.22    Entire Agreement. This Agreement and the other Credit Documents represent the final agreement among the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements among the parties.

13.23    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)    the application of any Write-Down and Conversion Powers by an the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)    the effects of any Bail-In Action on any such liability, including, if applicable :

(i)    a reduction in full or in part or cancellation of any such liability;

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(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

13.24    Acknowledgement Regarding Any Supported QFCs.

(a)    To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Interest Rate Protection Agreements or Other Hedging Agreements or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States).

(b)    In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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